FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-191331-02

Prospectus Supplement to Prospectus dated January 15, 2014

$968,862,000 (Approximate)
GS Mortgage Securities Trust 2014-GC18
as Issuing Entity
GS Mortgage Securities Corporation II
as Depositor
Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Starwood Mortgage Funding I LLC
Cantor Commercial Real Estate Lending, L.P.
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2014-GC18

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC18 will consist of 18 classes of certificates, 11 of which GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement.  The Series 2014-GC18 certificates will represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2014-GC18.  The issuing entity’s main assets will be a pool of 74 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.
Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$ 56,812,000		1.298%	Fixed	January 2047
Class A-2	$ 116,213,000		2.924%	Fixed	January 2047
Class A-3	$ 216,747,000		3.801%	Fixed	January 2047
Class A-4	$ 301,979,000		4.074%	Fixed	January 2047
Class A-AB	$ 87,793,000		3.648%	Fixed	January 2047
Class X-A	$ 847,754,000	(3)	1.307%	Variable IO(4)	January 2047
Class X-B	$ 76,563,000	(3)	0.063%	Variable IO(4)	January 2047
Class A-S(5)	$ 68,210,000	(6)	4.383%	Fixed	January 2047
Class B(5)	$ 76,563,000	(6)	4.885%	Fixed(7)	January 2047
Class PEZ(5)	$ 189,318,000	(6)	(8)	(8)	January 2047
Class C(5)	$ 44,545,000	(6)	4.948%	Variable(9)	January 2047
(Footnotes to table begin on page S-13)
You should carefully consider the risk factors beginning on page S-55 of this prospectus supplement and page 4 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2014-GC18 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in February 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Goldman, Sachs & Co., Citigroup Global Markets Inc. and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about February 3, 2014.  GS Mortgage Securities Corporation II expects to receive from this offering approximately 109.7% of the aggregate principal balance of the offered certificates, plus accrued interest from January 1, 2014, before deducting expenses payable by the depositor.

Goldman, Sachs & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager
January 27, 2014

GS Mortgage Securities Trust 2014-GC18

Commercial Mortgage Pass-Through Certificates, Series 2014-GC18

Alaska
1 property
$18,750,000
1.7% of total
Nebraska
1 property
$197,557
0.02% of total
North Dakota
1 property
$3,830,000
0.3% of total
Missouri
1 property
$16,800,000
1.5% of total
Minnesota
4 properties
$16,750,000
1.5% of total
Illinois
7 properties
$24,925,169
2.2% of total
Indiana
2 properties
$7,483,066
0.7% of total
Michigan
10 properties
$143,839,117
12.9% of total
Pennsylvania
8 properties
$185,513,274
16.7% of total
New York
9 properties
$60,608,527
5.4% of total
Ohio
16 properties
$63,048,150
5.7% of total
Maine
1 property
$18,500,000
1.7% of total
West Virginia
1 property
$465,956
0.04% of total
Virginia
3 properties
$16,490,823
1.5% of total
North Carolina
8 properties
$57,516,829
5.2% of total
South Carolina
2 properties
$15,565,000
1.4% of total
Georgia
4 properties
$16,546,703
1.5% of total
Florida
4 properties
$25,164,918
2.3% of total
Nevada
5 properties
$25,895,935
2.3% of total
California
4 properties
$23,420,832
2.1% of total
Arizona
5 properties
$108,902,564
9.8% of total
New Mexico
1 property
$5,313,002
0.5% of total
Oklahoma
4 properties
$6,837,004
0.6% of total
Texas
29 properties
$111,129,150
10.0% of total
Arkansas
1 property
$2,830,000
0.3% of total
Louisiana
8 properties
$130,068,245
11.7% of total
Alabama
1 property
$7,243,307
0.7% of total
Mortgaged Properties by Property Type
Industrial 3.3%
Manufactured Housing 0.7%
Self Storage 6.0%
Hospitality 8.1%
Retail 40.5%
Multifamily 12.1%
Office 13.3%
Mixed Use 16.1%
>10.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.02 – 1.0% of Initial Pool Balance

SUMMARY OF PROSPECTUS		Concentrations Based on Property Type,
SUPPLEMENT	S-15	Geography, Related Borrowers and
RISK FACTORS	S-55	Other Factors May Disproportionately
The Offered Certificates May Not Be a		Increase Losses	S-71
Suitable Investment for You	S-55	Risks Relating to Enforceability of Cross-
The Offered Certificates Are Limited		Collateralization	S-72
Obligations	S-55	The Performance of a Mortgage Loan
The Volatile Economy, Credit Crisis and		and Its Related Mortgaged Property
Downturn in the Real Estate Market		Depends in Part on Who Controls the
Have Adversely Affected and		Borrower and Mortgaged Property	S-73
May Continue To Adversely Affect the		The Borrower’s Form of Entity
Value of CMBS	S-55	May Cause Special Risks	S-73
External Factors May Adversely Affect		A Bankruptcy Proceeding May Result in
the Value and Liquidity of Your		Losses and Delays in Realizing on the
Investment	S-56	Mortgage Loans	S-74
The Certificates May Have Limited		Mortgage Loans Are Non-recourse and
Liquidity and the Market Value of the		Are Not Insured or Guaranteed	S-75
Certificates May Decline	S-57	Adverse Environmental Conditions at or
There Are Risks Relating to the		Near Mortgaged Properties May Result
Exchangeable Certificates	S-58	in Losses	S-75
Subordination of Exchangeable		Risks Related to Redevelopment and
Certificates	S-59	Renovation at Mortgaged Properties	S-75
Limited Information Causes Uncertainty	S-59	Risks Relating to Costs of Compliance
Legal and Regulatory Provisions		with Applicable Laws and Regulations	S-76
Affecting Investors Could Adversely		Litigation Regarding the Mortgaged
Affect the Liquidity of the Offered		Properties or Borrowers May Impair
Certificates	S-60	Your Distributions	S-76
Your Yield May Be Affected by Defaults,		Other Financings or Ability To Incur Other
Prepayments and Other Factors	S-61	Financings Entails Risk	S-77
Nationally Recognized Statistical Rating		Borrower May Be Unable To Repay
Organizations May Assign Different		Remaining Principal Balance on
Ratings to the Certificates; Ratings of		Maturity Date; Longer Amortization
the Certificates Reflect Only the Views		Schedules and Interest-Only Provisions
of the Applicable Rating Agencies as of		Increase Risk	S-78
the Dates Such Ratings Were Issued;		Risks Relating to Interest on Advances
Ratings May Affect ERISA Eligibility;		and Special Servicing Compensation	S-79
Ratings May Be Downgraded	S-64	Increases in Real Estate Taxes
Commercial, Multifamily and		May Reduce Available Funds	S-79
Manufactured Housing Community		Some Mortgaged Properties May Not Be
Lending Is Dependent on Net		Readily Convertible to Alternative Uses	S-79
Operating Income	S-65	Risks Related to Zoning Non-Compliance
Underwritten Net Cash Flow Could Be		and Use Restrictions	S-80
Based On Incorrect or Failed		Risks Relating to Inspections of
Assumptions	S-67	Properties	S-81
The Mortgage Loans Have Not Been		Insurance May Not Be Available or
Reunderwritten by Us; Some Mortgage		Adequate	S-81
Loans May Not Have Complied With		Terrorism Insurance May Not Be
Another Originator’s Underwriting		Available for All Mortgaged Properties	S-82
Criteria	S-67	Risks Associated with Blanket Insurance
Static Pool Data Would Not Be Indicative		Policies or Self-Insurance	S-83
of the Performance of this Pool	S-68	State and Local Mortgage Recording
Appraisals May Not Reflect Current or		Taxes May Apply Upon a Foreclosure
Future Market Value of Each Property	S-68	or Deed in Lieu of Foreclosure and
Performance of the Certificates Will Be		Reduce Net Proceeds	S-83
Highly Dependent on the Performance		Risks Relating to a Bankruptcy of an
of Tenants and Tenant Leases	S-69	Originator, a Sponsor or the Depositor,

or a Receivership or Conservatorship		Non-recourse Carveout Limitations	S-136
of Goldman Sachs Bank USA	S-84	Real Estate and Other Tax
Interests and Incentives of the		Considerations	S-136
Originators, the Sponsors and Their		Certain Terms of the Mortgage Loans	S-137
Affiliates May Not Be Aligned With		The Whole Loans	S-147
Your Interests	S-85	Representations and Warranties	S-151
Interests and Incentives of the		Sale of Mortgage Loans; Mortgage File
Underwriter Entities May Not Be		Delivery	S-152
Aligned With Your Interests	S-86	Cures, Repurchases and Substitutions	S-153
Potential Conflicts of Interest of the		Additional Information	S-155
Master Servicer and the Special		TRANSACTION PARTIES	S-156
Servicer	S-87	The Sponsors	S-156
Potential Conflicts of Interest of the		Compensation of the Sponsors	S-166
Operating Advisor	S-89	The Depositor	S-166
Potential Conflicts of Interest of the		The Originators	S-167
Controlling Class Representative and		The Issuing Entity	S-185
the Companion Loan Holders	S-90	The Trustee	S-185
Potential Conflicts of Interest in the		The Certificate Administrator	S-187
Selection of the Underlying Mortgage		Trustee and Certificate Administrator Fee	S-190
Loans	S-90	The Operating Advisor	S-191
Other Potential Conflicts of Interest		Servicers	S-192
May Affect Your Investment	S-91	Servicing Compensation, Operating
Special Servicer May Be Directed To		Advisor Compensation and Payment of
Take Actions by an Entity That Has No		Expenses	S-198
Duty or Liability to Other		Affiliates and Certain Relationships	S-207
Certificateholders	S-92	DESCRIPTION OF THE OFFERED
Your Lack of Control Over the Issuing		CERTIFICATES	S-209
Entity and Servicing of the Mortgage		General	S-209
Loans Can Create Risks	S-92	Exchanges of Exchangeable Certificates	S-212
Rights of the Operating Advisor and the		Distributions	S-213
Controlling Class Representative Could		Subordination	S-228
Adversely Affect Your Investment	S-93	Appraisal Reductions	S-229
The Whole Loans Pose Special Risks	S-94	Voting Rights	S-233
Sponsors May Not Be Able To Make		Delivery, Form, Transfer and
Required Repurchases or Substitutions		Denomination	S-235
of Defective Mortgage Loans	S-95	Certificateholder Communication	S-238
Book-Entry Registration Will Mean You		YIELD, PREPAYMENT AND MATURITY
Will Not Be Recognized as a Holder of		CONSIDERATIONS	S-238
Record	S-95	Yield	S-238
Tax Matters and Changes in Tax Law		Yield on the Class X-A and Class X-B
May Adversely Impact the Mortgage		Certificates	S-242
Loans or Your Investment	S-95	Weighted Average Life of the Offered
Combination or “Layering” of Multiple		Certificates	S-242
Risks May Significantly Increase Risk		Price/Yield Tables	S-247
of Loss	S-97	THE POOLING AND SERVICING
DESCRIPTION OF THE MORTGAGE POOL .	S-98	AGREEMENT	S-252
General	S-98	General	S-252
Certain Calculations and Definitions	S-99	Servicing of the Whole Loans	S-252
Statistical Characteristics of the Mortgage		Assignment of the Mortgage Loans	S-252
Loans	S-106	Servicing of the Mortgage Loans	S-253
Environmental Considerations	S-120	Advances	S-257
Litigation Considerations	S-122	Accounts	S-261
Redevelopment and Renovation	S-122	Application of Penalty Charges and
Default History, Bankruptcy Issues and		Modification Fees	S-262
Other Proceedings	S-123	Withdrawals from the Collection Account	S-263
Tenant Issues	S-125	Enforcement of “Due-On-Sale” and “Due-
Insurance Considerations	S-135	On-Encumbrance” Clauses	S-264
Use Restrictions	S-135	Inspections	S-265
Appraised Value	S-136	Evidence as to Compliance	S-266

Certain Matters Regarding the Depositor,		ERISA CONSIDERATIONS	S-307
the Master Servicer, the Special		LEGAL INVESTMENT	S-310
Servicer and the Operating Advisor	S-267	CERTAIN LEGAL ASPECTS OF THE
Servicer Termination Events	S-268	MORTGAGE LOANS	S-310
Rights Upon Servicer Termination Event	S-270	RATINGS	S-312
Waivers of Servicer Termination Events	S-271	PLAN OF DISTRIBUTION (UNDERWRITER
Termination of the Special Servicer	S-271	CONFLICTS OF INTEREST)	S-314
Amendment	S-273	LEGAL MATTERS	S-315
Realization Upon Mortgage Loans	S-276	INDEX OF SIGNIFICANT DEFINITIONS	S-316
Controlling Class Representative	S-282
Operating Advisor	S-287	ANNEX A – STATISTICAL
Asset Status Reports	S-293	CHARACTERISTICS OF THE
Rating Agency Confirmations	S-294	MORTGAGE LOANS	A-1
Termination; Retirement of Certificates	S-296	ANNEX B – STRUCTURAL AND
Optional Termination; Optional Mortgage		COLLATERAL TERM SHEET	B-1
Loan Purchase	S-296	ANNEX C – MORTGAGE POOL
Reports to Certificateholders; Available		INFORMATION	C-1
Information	S-297	ANNEX D – FORM OF DISTRIBUTION
USE OF PROCEEDS	S-303	DATE STATEMENT	D-1
MATERIAL FEDERAL INCOME TAX		ANNEX E-1 – SPONSOR
CONSEQUENCES	S-303	REPRESENTATIONS AND
General	S-303	WARRANTIES	E-1-1
Tax Status of Offered Certificates	S-304	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Taxation of Offered Certificates	S-305	REPRESENTATIONS AND
Taxation of the Exchangeable		WARRANTIES	E-2-1
Certificates	S-306	ANNEX F – CLASS A-AB SCHEDULED
Further Information	S-307	PRINCIPAL BALANCE SCHEDULE	F-1
STATE AND LOCAL TAX
CONSIDERATIONS	S-307

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this prospectus supplement insofar as they relate to the certificates offered by this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2014-GC18 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, commencing on page S-13 of this prospectus supplement, which sets forth important statistical information relating to the Series 2014-GC18 certificates; and

●
the “Summary of Prospectus Supplement”, commencing on page S-15 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2014-GC18 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors”, commencing on page S-55 of this prospectus supplement, describes the material risks that apply to the Series 2014-GC18 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-316 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 114 of the prospectus.

In this prospectus supplement:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

THE YIELD TO MATURITY ON THE CLASS X-B CERTIFICATES WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF REDUCTIONS MADE TO THE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B TRUST COMPONENT, INCLUDING BY REASON OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS, PRINCIPAL PAYMENTS

(INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES AND REPURCHASES THEREOF, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME.  A RATE OF PRINCIPAL PAYMENTS AND LIQUIDATIONS ON THE MORTGAGE LOANS THAT IS MORE RAPID THAN EXPECTED BY INVESTORS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES AND MAY RESULT IN HOLDERS NOT FULLY RECOUPING THEIR INITIAL INVESTMENTS.  THE YIELD TO MATURITY OF THE CLASS X-B CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE PREPAYMENT OF MORTGAGE LOANS WITH HIGHER NET MORTGAGE LOAN RATES.  SEE “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.   ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE. FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE

BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Certificate Summary

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(10)	Expected Principal Window(10)
Offered Certificates
Class A-1	$ 56,812,000		30.000%	(11)	1.298%	Fixed	2.72	02/14 – 11/18
Class A-2	$116,213,000		30.000%	(11)	2.924%	Fixed	4.87	11/18 – 01/19
Class A-3	$216,747,000		30.000%	(11)	3.801%	Fixed	9.80	10/23 – 12/23
Class A-4	$301,979,000		30.000%	(11)	4.074%	Fixed	9.87	12/23 – 01/24
Class A-AB	$ 87,793,000		30.000%	(11)	3.648%	Fixed	7.40	01/19 – 10/23
Class X-A	$847,754,000	(3)	N/A		1.307%	Variable IO(4)	N/A	N/A
Class X-B	$ 76,563,000	(3)	N/A		0.063%	Variable IO(4)	N/A	N/A
Class A-S(5)	$ 68,210,000	(6)	23.875%		4.383%	Fixed	9.94	01/24 – 01/24
Class B(5)	$ 76,563,000	(6)	17.000%		4.885%	Fixed(7)	9.94	01/24 – 01/24
Class PEZ(5)	$189,318,000	(6)	13.000%	(12)	(8)	(8)	9.94	01/24 – 01/24
Class C(5)	$ 44,545,000	(6)	13.000%	(12)	4.948%	Variable(9)	9.94	01/24 – 01/24
Non-Offered Certificates
Class X-C	$ 22,273,000	(3)	N/A		1.226%	Variable IO(4)	N/A	N/A
Class X-D	$ 66,818,128	(3)	N/A		1.226%	Variable IO(4)	N/A	N/A
Class D	$ 55,682,000		8.000%		4.948%	Variable(9)	9.94	01/24 – 01/24
Class E	$ 22,273,000		6.000%		3.722%	Fixed	9.94	01/24 – 01/24
Class F	$ 12,528,000		4.875%		3.722%	Fixed	9.94	01/24 – 01/24
Class G	$ 54,290,128		0.000%		3.722%	Fixed	9.94	01/24 – 01/24
Class R(13)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
The Class X-A, Class X-B, Class X-C and Class X-D certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(4)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement.  The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this prospectus supplement. The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in this prospectus supplement.  The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in this prospectus supplement.

(5)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(6)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $68,210,000, $76,563,000 and $44,545,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(7)
For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(9)
For any distribution date, the pass-through rate of each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
Assuming no prepayments prior to the maturity date, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(11)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(12)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $44,545,000.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

          The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the GS Mortgage Securities Trust 2014-GC18, Commercial Mortgage Pass-Through Certificates, Series 2014-GC18. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through (i) DTC in the United States or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
GS Mortgage Securities Trust 2014-GC18, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
GS Mortgage Securities Corporation II, a Delaware corporation. As depositor, GS Mortgage Securities Corporation II will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902- 1000. See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Goldman Sachs Mortgage Company, a New York limited partnership (41.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Citigroup Global Markets Realty Corp., a New York corporation (29.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Starwood Mortgage Funding I LLC, a Delaware limited liability company (17.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Bangor Parkade, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Such amount will not be part of available funds to make distributions on the certificates. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses” in this prospectus supplement.

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	20	35.4%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	18	29.8
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	23	17.9
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	6	11.0
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	7	5.9
		74	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee
Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust office of Deutsche Bank Trust Company Americas is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-GS1418, and its telephone number is (714) 247-6000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Operating Advisor
Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC. At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement— Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform-level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required (if any mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then the controlling class representative may terminate all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the

Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement— Operating Advisor”, “Description of the Mortgage Pool—The Whole Loans” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086- 120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement. LNR Partners, LLC was appointed to be the special servicer at the request of the initial controlling class representative, LNR Securities Holdings, LLC, who is an affiliate of LNR Partners, LLC, Starwood Mortgage Capital LLC and Starwood Mortgage Funding I LLC and is expected to purchase the Class X-D certificates and approximately 75% of the Class E, Class F and Class G certificates on the closing date. In addition, LNR Partners, LLC is an affiliate of Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

● prior to the occurrence and continuance of a Control Termination Event, the special servicer may be replaced without cause at the direction of the controlling class representative; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose) vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer. In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal, and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), vote affirmatively to so replace. Further, in the case of each mortgage loan that is part of a whole loan structure as described in this prospectus supplement, if a servicer termination event on the part of the special servicer affects the related companion loan that is part of such whole loan, the holder of such companion loan or the rating on a class of securities backed by such companion loan, then, at the direction of the holder of such companion loan, the trustee will be required to terminate the special servicer solely with respect to the applicable whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a discussion of the whole loans and the companion loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Mortgage Capital LLC and Starwood Mortgage Funding I LLC, is expected to purchase the Class X-D certificates and approximately 75% of the Class E, Class F and Class G certificates and is expected to be the initial controlling class representative. Entities managed by Ellington Management Group, LLC are expected to purchase approximately 25% of the Class E, Class F and Class G certificates on the closing date.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans that could adversely affect the holders of some or all of the classes of certificates and (ii) the special servicer may be removed without cause by the controlling class representative. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by outstanding certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected loan prior to such acquisition until such mortgage loan becomes a corrected loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

● a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by outstanding certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders	The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as

CityScape – East Office/Retail and 1500 Spring Garden representing approximately 9.0% and 7.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of two pari passu mortgage loans secured by the same mortgage on the same mortgaged property: (i) the mortgage loan included in the issuing entity and (ii) a “companion loan” that is held outside the issuing entity and that is pari passu in right of payment to the related mortgage loan included in the issuing entity. Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan”.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the related mortgage loan and each holder of a related companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such whole loan with or without cause. The directing holder for each whole loan under the related co-lender agreement is the issuing entity as holder of the related mortgage loan, whose rights will be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing.

In addition, each co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to each related companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the related whole loan (within the same time frames such information would be provided to the controlling class representative and without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the related companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by each related companion loan holder (or its representative), as further described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” in this prospectus supplement.

The companion loans will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above). Neither the companion loan holders nor the companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders” and “The Pooling and Servicing Agreement— Controlling Class Representative” in this prospectus supplement.

Significant Affiliations
and Relationships
Goldman Sachs Mortgage Company and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates. In addition, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, are affiliated with each other. In addition, Wells Fargo Bank, National Association is the master servicer and the certificate administrator.

LNR Partners, LLC, the special servicer, LNR Securities Holdings, LLC, the purchaser on the closing date of the Class X-D certificates and approximately 75% of the Class E, Class F and Class G certificates, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Goldman Sachs Mortgage Company provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail and 1500 Spring Garden, representing approximately 9.0% and 7.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Citigroup Global Markets Realty Corp. will, as of the date of initial issuance of the offered certificates, hold the related companion loans.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, and each of the entities indicated below, Wells Fargo Bank, National Association, acts as interim servicer with respect to:

	●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator; and

	●	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor.

Wells Fargo Bank, National Association may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strip in the future.

Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Trust Company Americas who is acting as the trustee for this transaction) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of the date of this prospectus supplement, Deutsche Bank AG, Cayman Islands Branch is not the repurchase agreement counterparty with respect to the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor (although that could change prior to the issuance of the certificates).

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors— Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date
With respect to each mortgage loan, the due date in January 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in February 2014, the date that would have been its due date in January 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about February 3, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in February 2014, to the holders of record at the end of the previous month. The first distribution date will be February 12, 2014.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	November 2018
	Class A-2	January 2019
	Class A-3	December 2023
	Class A-4	January 2024
	Class A-AB	October 2023
	Class X-A	January 2024
	Class X-B	January 2024
	Class A-S	January 2024
	Class B	January 2024
	Class PEZ	January 2024
	Class C	January 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of either class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in January 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of January 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the companion loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 74 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,113,635,129. The mortgage loans are secured by first liens on 141 commercial, multifamily and manufactured housing community properties located in 27 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred thirty-seven (137) mortgaged properties, securing approximately 80.5% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut- off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entirety of those mortgaged properties. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property. With respect to three mortgaged properties, identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, Crowne Plaza Anchorage and Bangor Parkade, securing approximately 9.0%, 1.7% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, the related mortgage loans are each secured by the related borrower’s leasehold interest (and/or subleasehold interest) in the entirety of the applicable mortgaged property. With respect to one mortgaged property, identified on Annex A to this prospectus supplement as 1500 Spring Garden, securing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan is secured, in part, by the related borrower’s leasehold interest (and/or subleasehold interest) in a parking lot portion of the applicable mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” above, 2 of the mortgage loans included in the mortgage pool, secured by the mortgaged properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail and 1500 Spring Garden, representing approximately 9.0% and 7.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure comprised of a mortgage loan and a related companion loan, both of which are secured by the same mortgage on the same mortgaged property. The mortgage loan and the companion loan comprising each whole loan are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

	Certain information regarding the whole loans described above is identified in the following table:

	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Loan Pool Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance
	CityScape - East
	Office/Retail	$100,000,000	9.0%	$85,000,000	$185,000,000
	1500 Spring Garden	$80,000,000	7.2%	$69,500,000	$149,500,000

	Each whole loan will be serviced under the pooling and servicing agreement.

	For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	71	72.1%
	6	5(1)	1	9.97
	1	5	1	9.0
	4	2	1	9.0
	Total		74	100.0%

	(1) One (1) mortgage loan allows for a 5-day grace period permitted once over the life of the loan, other than the payment due on the maturity date.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest Only Mortgage Loans /
Amortizing Mortgage Loans
Four (4) mortgage loans, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for monthly payments of interest only until the related stated maturity date. The remaining 70 mortgage loans, representing approximately 88.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is longer (and, in the case of 69 of these mortgage loans, significantly longer) than the remaining term of the mortgage loan. Twenty (20) of these 70 mortgage loans, representing approximately 44.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 to 60 months following the related origination date.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,113,635,129
	Number of Mortgage Loans	74
	Number of Mortgaged Properties	141
	Average Cut-off Date Mortgage Loan Balance	$15,049,123
	Weighted Average Mortgage Loan Rate(2)	4.9732%
	Range of Mortgage Loan Rates(2)	4.3300%-5.8450%
	Weighted Average Cut-off Date Loan-to-Value
	Ratio(2)	67.2%
	Weighted Average Maturity Date Loan-to-Value
	Ratio(2)(3)	57.1%
	Weighted Average Cut-off Date Remaining
	Term to Maturity (months)	113
	Weighted Average Cut-off Date DSCR(2)	1.58x
	Full-Term Amortizing Balloon Mortgage Loans	44.1%
	Partial Interest-Only Balloon Mortgage Loans	44.2%
	Interest-Only Balloon Mortgage Loans	11.7%

	(1)	Subject to a permitted variance of plus or minus 5%.
	(2)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated. Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(3)	In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Loans
Five (5) of the mortgage loans, collectively representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Highland Plantation Apartments, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a discounted pay-off amount equal to 80% of the original principal balance of a prior mortgage loan secured by the related mortgaged property that was then in maturity default.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Aeroplex One, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay in full a prior mortgage loan that was then in maturity default.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Monterey Retail Center, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a discounted pay-off amount equal to 79.1% of the original principal balance of a prior mortgage loan secured by the related mortgaged property that was then in maturity default.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Regency Plaza, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan refinanced a discounted pay-off amount equal to 79.5% of the original principal balance of a prior mortgage loan secured by the related mortgaged property.

●
With respect to the mortgage loan secured in part by the mortgaged property identified on Annex A to this prospectus supplement as Brittany Knoll Apartments, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the proceeds of the mortgage loan were used to repay in full a prior mortgage loan secured by the Brittany Knoll Apartments mortgaged property that was then in maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Sixty-one (61) mortgage loans, representing approximately 79.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date (or, in the case of a whole loan, the earlier of (a) the second anniversary of the securitization of the entire whole loan and (b) the third anniversary of the origination of the whole loan) and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the related open prepayment period.

●
Twelve (12) mortgage loans, representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 27 payments following the origination date to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

●
One (1) mortgage loan, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of the CityScape – East Office/Retail whole loan, permits the related borrower after a lockout period ending on the earlier to occur of (a) 2 years following the securitization of the last portion of the CityScape – East Office/Retail whole loan, and (b) December 24, 2016, to prepay the mortgage loan in whole, but not in part, with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases and Substitution”, “—Voluntary Prepayments” and “—Due-on-Sale and Due-On-Encumbrance Provisions” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

	Prepayment Open Periods

	Open Periods	Number of	% of Initial
	(Payments)	Mortgage Loans	Pool Balance
	3	9	7.1%
	4	53	74.9
	5	9	16.0
	6	3	2.0
	Total	74	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

	Number of	Aggregate Cut-	% of Initial
	Mortgaged	off Date	Pool
Property Type	Properties	Balance	Balance
Retail	71	$451,258,514	40.5%
Mixed Use(2)	8	179,723,316	16.1
Office	9	148,192,045	13.3
Multifamily	16	134,290,477	12.1
Hospitality	8	89,718,638	8.1
Self Storage	19	66,697,785	6.0
Industrial	5	36,401,347	3.3
Manufactured Housing	5	7,353,006	0.7
Total	141	$1,113,635,129	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

	(2)	The mixed use properties include multifamily, retail and/or office.

Property Locations
The mortgaged properties are located in 27 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

	Number of	Aggregate
	Mortgaged	Cut-off Date	% of Initial
State	Properties	Balance	Pool Balance
Pennsylvania	8	$185,513,274	16.7%
Michigan	10	$143,839,117	12.9%
Louisiana	8	$130,068,245	11.7%
Texas	29	$111,129,150	10.0%
Arizona	5	$108,902,564	9.8%
Ohio	16	$63,048,150	5.7%
New York	9	$60,608,527	5.4%
North Carolina	8	$57,516,829	5.2%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations
and Definitions
The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary of Prospectus Supplement” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, representing in the aggregate approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted with each other.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail and 1500 Spring Garden, each of which also secures a companion loan not included in the trust fund.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.
Mortgaged Properties with
Limited or No Operating History
Two (2) of the mortgaged properties, securing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Four (4) mortgaged properties, securing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) mortgaged property, securing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is leased to a single tenant pursuant to a triple net lease where the tenant is responsible for all expenses and has no or limited prior operating history and/or lacks historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material
Lease Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the largest 20 mortgage loans, or group of crossed loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

	The Securities

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC18:

	● Class A-1

	● Class A-2

	● Class A-3

	● Class A-4

	● Class A-AB

	● Class X-A

	● Class X-B

	● Class A-S

	● Class B

	● Class PEZ

	● Class C

The Series 2014-GC18 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal Amounts
or Notional Amounts
The offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth below, subject to a variance of plus or minus 5%:

	Class A-1	$56,812,000
	Class A-2	$116,213,000
	Class A-3	$216,747,000
	Class A-4	$301,979,000
	Class A-AB	$87,793,000
	Class X-A	$847,754,000	(1)
	Class X-B	$76,563,000	(1)
	Class A-S	$68,210,000	(2)
	Class B	$76,563,000	(2)
	Class PEZ	$189,318,000	(2)
	Class C	$44,545,000	(2)

	(1)	Notional amount.

	(2)
The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of exchangeable certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date, if any.

	See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
The offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

	Class A-1	1.298%
	Class A-2	2.924%
	Class A-3	3.801%
	Class A-4	4.074%
	Class A-AB	3.648%
	Class X-A	1.307%(1)
	Class X-B	0.063%(1)
	Class A-S	4.383%
	Class B	4.885%(2)
	Class PEZ	(3)
	Class C	4.948%(4)

	(1)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this prospectus supplement.

	(2)
For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

	(3)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.

	(4)
For any distribution date, the pass-through rate of the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate and, if applicable, the CCRE Strip Rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Exchangeable Certificates /
Exchange Proportions
If you own exchangeable certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchanges of the Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—There are Risks Relating to the Exchangeable Certificates” and “—Subordination of Exchangeable Certificates” in this prospectus supplement.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class or trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates (other than the Class X-C and Class X-D certificates): in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B. Interest and Principal
Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate principal amounts of the Class A-S, Class B and Class C trust components). On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer. The master servicing fee for each distribution date is calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the master servicing fee rate, which includes any sub-servicing fee and primary servicing fee and ranges from 0.0100% to 0.0750% per annum (although with respect to the companion loans, the master servicing fee rate will be lower than the indicated rate). The special servicing fee for each distribution date is calculated based on the stated principal balance of each mortgage loan or whole loan that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted pay-off of a specially serviced mortgage loan or specially serviced whole loan and (b) workout fees from collections on the related mortgage loan or whole loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00121% per annum.

In addition, the master servicer will pay to the Commercial Real Estate Finance Counsel (CREFC®) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the stated principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00314% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the CREFC® intellectual property royalty license fee rate, the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan. The CREFC® intellectual property royalty license fee, the master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (but not the companion loans) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity or (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate). The master servicer also is not required to advance amounts deemed non-recoverable from related loan collections, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee or the CCRE Strip, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the whole loans, if applicable). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

The special servicer will have no obligation to make any property protection advances; provided that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, provided such advance is not determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Priority of Payments

A. Subordination / Allocation
of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC18 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or

Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class F and Class G certificates) and, therefore, the amount of interest they accrue.

	*	Class X-A, Class X-B, Class X-C and Class X-D certificates are interest only.
**
Reflects a trust component. Distributions and losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate principal amount of such trust component as described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.

	***	Other than the Class R, Class X-C and Class X-D certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)).

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payment on such classes of certificates and trust components.

Additional Aspects of the
Certificates

A. Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.

See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D. Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, in the case of the whole loans, defaulted whole loans) and REO properties and accept the first (and, if multiple bids are received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

If a mortgage loan that is part of a whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement. Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans—Sale of Defaulted Whole Loans” in this prospectus supplement.

Other Investment
Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the ownership of, or of interests in, any companion loans, subordinate loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

●
the decision or obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative or holder or at the direction or recommendation of a companion loan holder;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”,

“—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans (excluding the CCRE Strip) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

In addition, the portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components will be issued at a premium and the Class X-A and Class X-B certificates will be issued with original issue discount.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption (“PTE”) 89-88 (October 17, 1989), as amended by PTE 2013-08 (July 9, 2013), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of the interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, the rating agencies engaged by the depositor for the securitization of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and/or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates will not be entitled to receive principal distributions and generally will only be entitled to interest distributions. If mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates, Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage

Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by a borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus supplement.  Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement).

●
A certificateholder that does not own exchangeable certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

Subordination of Exchangeable Certificates

As described in this prospectus supplement, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates.  If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates and the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component).  If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, the Class A-S trust component (and correspondingly, the holders of the Class A-S certificates and the Class PEZ certificates, based on their respective percentage interests in the Class A-S trust component) and the Class B trust component (and correspondingly, the holders of the Class B certificates and the Class PEZ certificates, based on their respective percentage interests in the Class B trust component).  If you acquire Class PEZ certificates, then, to the extent the Class PEZ certificates represent an interest in the Class A-S, Class B or Class C trust components, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated in the same manner as the Class A-S, Class B or Class C certificates, as the case may be, as described above.  See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement and in the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor (or in the case of Starwood Mortgage Capital LLC, the applicable guarantor) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see

“Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates.  A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement) to vary substantially from the actual net operating income of a mortgaged property. See “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process”, “—Citigroup Global Markets Realty Corp.—Third Party Reports”, “—Starwood Mortgage Capital LLC—Assessments of Property Condition” and “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant

Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, mixed use, office, multifamily, hospitality and self storage properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors— Retail Properties Have Special Risks,” “—Mixed Use Properties Have Special Risks,” “—Office Properties Have Special Risks,” “—Multifamily Properties Have Special Risks,” “—Hospitality Properties Have Special Risks” and “—Self Storage Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Pennsylvania, Michigan, Louisiana, Texas, Arizona, Ohio, New York and North Carolina.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.  These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition   for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Except for 1 mortgage loan, representing approximately 0.3% of the Initial Pool Balance, all of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the trust either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any whole loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus supplement for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, restaurants, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Five (5) of the mortgaged properties, securing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss greater than 17%.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest 10 mortgage loans, or group of crossed loans, by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company's estate under the Bankruptcy Code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors and originators and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the companion loans related to their mortgage loans.  On the closing date, Citigroup Global Markets Realty Corp., an originator and a sponsor, will be the holder of each related companion loan related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as CityScape – East Office/Retail and 1500 Spring Garden, representing approximately 9.0% and 7.2%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date.  In its capacity as the holder of the companion loans, Citigroup Global Markets Realty Corp. (or its companion loan holder representative) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative.  Citigroup Global Markets Realty Corp. and/or its affiliates may retain such companion loans. These transactions may cause Citigroup Global Markets Realty Corp. and its affiliates or its clients or counterparties who purchase the companion loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the companion loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information about the rights of the holder of a companion loan.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

LNR Partners, LLC, the special servicer, LNR Securities Holdings, LLC, the purchaser on the closing date of the Class X-D certificates and approximately 75% of the Class E, Class F and Class G certificates, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity.  For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Affiliates and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and originator and warehouse lender to Starwood Mortgage Funding I LLC.  In addition, Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator.

See “Summary of Prospectus Supplement —Significant Affiliations and Relationships” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of the 2014-GC18 transaction, any companion loan or any companion loan securities, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase the Class X-D certificates and approximately 75% of the Class E, Class F and Class G certificates on the closing date, Starwood Mortgage Funding I LLC, a sponsor, and Starwood Mortgage Capital LLC, an originator.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2014-GC18 non-offered certificates, any companion loan holder or the holder of any companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator; and

●	all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a sponsor.

Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strip in the future.

Wells Fargo Bank, National Association, which is the master servicer and the certificate administrator, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Trust Company Americas who is acting as the trustee for this transaction) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of the date of this prospectus supplement, Deutsche Bank AG, Cayman Islands Branch is not the repurchase agreement counterparty with respect to the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor (although that could change prior to the issuance of the certificates).

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “Transaction Parties—The Operating Advisor” in this prospectus supplement.  After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may in the future service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders

It is expected that LNR Securities Holdings, LLC will be the initial controlling class representative.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be replaced without cause at the direction of the controlling class representative, for so long as a Control Termination Event does not exist.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The controlling class representative and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.  It is expected that Citigroup Global Markets Realty Corp. will be the initial holder of the CityScape – East Office/Retail companion loan and the 1500 Spring Garden companion loan, and in each such case the holder intends (but will not be required) to securitize the companion loan.  The special servicer, upon consultation with a companion loan holder or its representative, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that a companion loan holder (solely with respect to the related whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class X-D certificates and a majority of the Class E, Class F and Class G certificates, which is an affiliate of Starwood Mortgage Funding I LLC (a sponsor), Starwood Mortgage Capital LLC (an originator) and LNR Partners, LLC (the initial special servicer), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by re-sizing one of the mortgage loans.  In addition, the B-Piece Buyer may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and have no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class X-D certificates and a majority of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.  The controlling class representative will be controlled by the controlling class certificateholders.  The controlling class certificateholders and/or the controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be replaced without cause at the direction of the controlling class representative, for so long as a Control Termination Event does not exist.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal on such class, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or

Class C trust component as a single “class” for such purpose), vote affirmatively to so terminate and replace.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—Whole Loans” in this prospectus supplement.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans or whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That Are Part of a Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Companion Loan

If a whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related companion loan together with such defaulted mortgage loan.  We cannot assure you that such a required sale of a defaulted whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related whole loan.  Further, given that, pursuant to the co-lender agreement for each whole loan, the related companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to each whole loan, the related companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to a whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of a whole loan, the related companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer,

employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—Whole Loans” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of Starwood Mortgage Funding I LLC, a sponsor, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.  Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions.  In addition, the sponsors (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  No determination has been made whether any portion of the income from the Mortgaged Properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to original issue discount that may exceed distributions on the certificates in any given taxable year.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be GS Mortgage Securities Trust 2014-GC18 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 74 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the due date in January 2014 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in February 2014, the date that would have been its due date in January 2014 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,113,635,129 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, mixed use, office, multifamily, hospitality, self storage, industrial and manufactured housing community property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

With respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, on the Closing Date, each applicable Sponsor will remit to the Depositor for deposit into the distribution account a payment in an amount equal to the Interest Deposit Amount with respect to each applicable Mortgage Loan.  “Interest Deposit Amount” with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, means an amount equal to one day of interest at the related Net Mortgage Loan Rate on the related Cut-off Date Balance of such Mortgage Loan (or the aggregate of such interest for all such Mortgage Loans, as the context may require).

Of the Mortgage Loans to be included in the Issuing Entity:

●
Twenty (20) Mortgage Loans (together with the GS CRE Mortgage Loans the “GSMC Mortgage Loans”), representing approximately 35.4% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Eighteen (18) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 29.8% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Twenty-three (23) Mortgage Loans (the “SMF I Mortgage Loans”), representing approximately 17.9% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”);

●
Six (6) Mortgage Loans (the “CCRE Lending Mortgage Loans”), representing approximately 11.0% of the Initial Pool Balance, were originated by Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”); and

●
Seven (7) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 5.9% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC, GS CRE, CGMRC, SMC and CCRE Lending are referred to in this prospectus supplement as the “Originators”.  The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.  Starwood Mortgage Funding I LLC (“SMF I”) has acquired or will acquire the SMF I Mortgage Loans from SMC on or prior to the Closing Date.  GS Mortgage Securities Corporation II (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, SMF I and CCRE Lending (collectively, the “Sponsors”) on or about February 3, 2014 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC18 pooling and servicing agreement, dated as of January 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

 Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this prospectus supplement with respect to each Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each a “Third Party Report”) was prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of January 2014 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in February 2014, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2014); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A to this prospectus supplement or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than 7 months prior to the origination date of the related Mortgage Loan as described under “Appraisal Date” on Annex A to this prospectus supplement.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement.  For such Appraised Values and other values on a property-by-property basis, see, Annex A of this prospectus supplement and the related footnotes.  In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity”.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Companion Loan unless expressly stated otherwise;

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, the DSCR reflects one tenant under a master lease. There are 6 total master lease tenants at the related Mortgaged Property and the DSCR, assuming the 6 master lease tenants are no longer in occupancy and the master lease is not in place, is 1.61x (see “Structural and Collateral Term Sheet—The Crossroads” in Annex B to this prospectus supplement); and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Shops at Canal Place, representing approximately 9.97% of the Initial Pool Balance, the loan documents require the borrower to direct the tenants (other than certain tenants that are shared with an adjoining retail space owned by a borrower affiliate (the “Crossover Tenants”)) to pay their rents directly to a lender-controlled lockbox account and any revenues or other funds received by the borrower or property manager relating to the related Mortgaged Property (other than payments from Crossover Tenants) are required to be deposited into the lockbox account or a lender-controlled cash management account within one business day after receipt.  However, the property manager of the parking garage is permitted to deposit cash revenues from parking operations at the parking garage into an account controlled by such property manager and the portion of such cash revenues payable to borrower are required to be remitted to the lockbox account on a weekly basis. In addition, as it pertains to the Crossover Tenants, the applicable revenues are first deposited in a separate lockbox account created pursuant to an arrangement with the owner of Phase I at the Mortgaged Property and any such amounts to which the borrower is entitled are required to be subsequently transferred directly to the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

 “LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

●
with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
1500 Spring Garden(1)	7.2%	73.6%	$203,200,000	75.8%	$197,200,000
Wyoming Valley Mall	7.0%	50.8%	$131,000,000	54.6%	$122,000,000
Crowne Plaza Anchorage	1.7%	54.6%	$28,800,000	58.4%	$26,900,000
Hilton Garden Inn Pittsburgh – Cranberry	1.6%	62.2%	$25,800,000	65.3%	$24,600,000
Wyndham Garden Inn Long Island City	1.4%	42.7%	$30,000,000	45.7%	$28,000,000
246 Fifth Avenue	1.3%	58.0%	$23,000,000	59.1%	$22,600,000
Lakeway Commons	1.1%	64.2%	$16,950,000	65.4%	$16,650,000
7500 Bellaire Boulevard	0.9%	60.4%	$14,100,000	60.8%	$14,000,000
Best Western Premier Old Town Center	0.7%	51.6%	$12,600,000	56.6%	$11,500,000
Oliver Creek Shopping Center	0.7%	58.4%	$10,400,000	60.7%	$10,000,000
Regency Crossing	0.4%	51.1%	$8,000,000	56.0%	$7,300,000
Kilmer Plaza	0.4%	55.1%	$6,700,000	55.9%	$6,600,000
Brinks Self Storage	0.4%	55.1%	$7,170,000	55.2%	$7,160,000
Fairfield Inn – Indianapolis	0.4%	41.4%	$8,200,000	51.5%	$6,600,000

(1)	The Maturity Date LTV Ratio is calculated based on the aggregate balloon balance of the 1500 Spring Garden Whole Loan.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus supplement.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement.  In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 14 months (or, in the case of certain of the Mortgaged Properties securing the Mortgage Loan identified on Annex A to this prospectus supplement as Dollar General Portfolio, up to 43 months) past the Cut-off

Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units”, “Rooms” or “Pads”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,113,635,129
Number of Mortgage Loans	74
Number of Mortgaged Properties	141
Average Cut-off Date Mortgage Loan Balance	$15,049,123
Weighted Average Mortgage Loan Rate(2)	4.9732%
Range of Mortgage Loan Rates(2)	4.3300%-5.8450%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)	67.2%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)	57.1%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	113
Weighted Average Cut-off Date DSCR(2)	1.58x
Full-Term Amortizing Balloon Mortgage Loans	44.1%
Partial Interest-Only Balloon Mortgage Loans	44.2%
Interest-Only Balloon Mortgage Loans	11.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Mortgage Loan that is part of a Whole Loan, the related Companion Loan is included for the purposes of calculating the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Mortgage Loan Rate, Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and Cut-Off Date DSCR information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)	In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes 50 Mortgage Loans, representing approximately 44.1% of the Initial Pool Balance which pay principal and interest for their entire terms, 20 Mortgage Loans, representing approximately 44.2% of the Initial Pool Balance, that pay interest only for a portion of their respective terms and 4 Mortgage Loans, representing approximately 11.7% of the Initial Pool Balance, that pay interest only for their entire term through maturity.

The issuing entity will include 19 Mortgage Loans, representing approximately 22.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Seventy-one (71) retail properties, securing approximately 40.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 21 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Fifty-six (56) of the retail Mortgaged Properties, securing approximately 33.8% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant”.  Five (5) of the retail Mortgaged Properties, securing approximately 2.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored”.  Ten (10) of the retail Mortgaged Properties, securing approximately 4.5% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, conference centers, medical and dental offices, urgent care facilities, fitness centers, health clubs, gas stations, billboards, night clubs, comedy clubs and/or restaurants, as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—Retail Properties Have Special Risks” in the prospectus.

Mixed Use Properties

Eight (8) mixed use properties, securing approximately 16.1% of the Initial Pool Balance by allocated loan amount, secure 8 of the Mortgage Loans.

Each of the mixed use Mortgaged Properties has one or more retail, office and/or multifamily components.  To the extent a mixed use Mortgaged Property has a retail, office or multifamily component, such Mortgaged Property is subject to the risks relating to that property type described in “Risk Factors—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks,” as applicable, in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use Mortgaged Properties may have tenants occupying specialty use space, such as fitness centers, billboards, classrooms, ballroom event spaces, medical offices, parking garages, night clubs, social clubs/bathhouses, theatres, churches and/or restaurants, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Office Properties

Nine (9) office properties, securing approximately 13.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—Office Properties Have Special Risks” in the prospectus.

With respect to the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as AmeriCenter Portfolio, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, each of the related Mortgaged Properties is primarily occupied by office tenants pursuant to short term or month-to-month lease agreements.  Additionally, such portfolio of Mortgaged Properties derives approximately 20.7% of its underwritten revenue from tenant servicing operations, including information technology support and a copy center.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, long-term care facilities, schools, restaurants, fitness centers, warehouses, data centers and/or parking garages, as part of the Mortgaged Property.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Multifamily Properties

Sixteen (16) multifamily properties, securing approximately 12.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, fourteen of the Mortgage Loans.

Certain of the multifamily Mortgaged Properties also derive a portion of the Underwritten Revenue from rent derived from a cell tower lease or leases.

Certain of the multifamily properties may have specific tenant mixes or other considerations, such as:

●
Three (3) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Highland Plantation Apartments, Legends at Weatherford and Legends at Canyon, securing approximately 2.4% of the Initial Pool Balance, by allocated loan amount, are primarily occupied by student tenants.

●
One (1) Mortgaged Property identified on Annex A to this prospectus supplement as Raeford Crossing, representing approximately 1.6% of the Initial Pool Balance, derives a substantial portion of its revenues from tenants employed at a local military base.  Cutbacks at that military base could materially adversely affect property performance.

●
The Mortgaged Property securing the Mortgage Loan identified on Annex A to this prospectus supplement as Sullivan Apartments, securing approximately 0.3%, of the Initial Pool Balance by allocated loan amount, is leased to a single tenant, Sanjel (USA) Inc. (“Sanjel”), a privately owned energy service company, which leases the units located in the multifamily apartment building located at the Mortgaged Property for the benefit of its employees located in the region.  The Mortgaged Property benefits from an increase in the drilling, mining and extraction of shale oil from the North Dakota Bakken oil formation.  We cannot assure you that market fluctuations in the supply and/or demand of shale oil, or a decline in the production levels of the Bakken oil formation, will not adversely affect the value of the Mortgaged Property.

●
Tenants at certain of the Mortgaged Properties may rely on federal subsidies through programs that provide rental assistance to low income householders. We cannot assure you that such programs will be continued in their present forms or that the level of assistance provided will be sufficient to generate enough revenues for each of the related borrowers to meet their obligations under the related Mortgage Loans.

These and a large number of other factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—Multifamily Properties Have Special Risks” in the prospectus.

Hospitality Properties

Eight (8) hospitality properties, securing approximately 8.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans.  All of the hospitality Mortgaged Properties are flagged hotel properties that are affiliated with any franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan and the expiration date of such agreement.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgage Loan Name	Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Wyndham Garden Inn Long Island City	$16,000,000	1.4%	April 2022(1)	January 2024
Best Western Premier Old Town Center	$7,900,000	0.7%	September 2014(2)	January 2024
Holiday Inn Express Tucumcari	$5,313,002	0.5%	April 2017	December 2023
Fairfield Inn – Indianapolis	$4,486,135	0.4%	July 2020	November 2023

(1)
The franchisor may terminate the franchise agreement in 2022 upon six months’ notice, in which case the Mortgage Loan would become full recourse to the borrower and non-recourse carveout guarantor.  In the event that the termination option is not exercised, the franchise agreement is scheduled to expire in April 2032.

(2)	Best Western Membership Agreement is automatically renewed yearly per conditions set forth in that agreement.

In each case described above, we cannot assure you the related franchise or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality Mortgaged Properties may have a parking garage as part of the collateral or include restaurants (either as part of the hotel or as tenants).  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

With respect to one (1) of the hospitality Mortgaged Properties, identified on Annex A to this prospectus supplement as Holiday Inn Express Tucumcari, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the related borrower is affiliated with the owner of a La Quinta hotel located adjacent to the Mortgaged Property.  The Mortgage Loan documents include an anti-poaching negative covenant, the violation of which results in an event of default and recourse liability for the related borrower and guarantor.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—Hospitality Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in the prospectus.

Self Storage Properties

Nineteen (19) self storage properties, securing approximately 6.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—Self Storage Properties Have Special Risks” in the prospectus.

Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from rent derived from truck rentals located at the related Mortgaged Property.

Industrial Properties

Five (5) industrial properties, securing approximately 3.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties; see “Risk Factors—Industrial Properties Have Special Risks” in the prospectus.

Certain industrial Mortgaged Properties also derive a portion of the Underwritten Revenues from revenue from rent derived from the leasing of office space at the Mortgaged Property.

Manufactured Housing Community Properties

Five (5) manufactured housing community properties, securing approximately 0.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—Manufactured Housing Community Properties Have Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account only those Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at each related Mortgaged Property, the Mortgaged Properties identified on Annex A to this prospectus supplement as The Shops at Canal Place and Smith Brothers Hardware Building, which secure approximately 11.5%, in the aggregate, of the Initial Pool Balance, have one or more parking garages or parking decks as part of the collateral and such parking garages or parking decks account for approximately 48.9% and 6.9%, respectively, of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as The Shops at Canal Place and Quorum II Plaza, which secure Mortgage

Loans representing approximately 11.0%, in the aggregate, of the Initial Pool Balance, each has a theater as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as The Shops at Canal Place, which secures a Mortgage Loan representing approximately 9.97% of the Initial Pool Balance, contains space leased to a tenant which is operated as a conference center.

The Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, which secures a Mortgage Loan representing approximately 9.0% of the Initial Pool Balance, also derives approximately 1.2% of the Underwritten Revenue from (a) billboards at the related Mortgaged Property, and (b) exterior building-wrap signs at the related Mortgaged Property.  With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wrigleyville Retail Portfolio, representing approximately 0.9% of the Initial Pool Balance, the individual Mortgaged Property identified on Annex A to this prospectus supplement as 947-959 West Addison Street, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, derives approximately 42.2% of the Underwritten Revenue from a billboard at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Katella Corporate Center, Monterey Retail Center, Gateway Commerce Center, Lovejoy Station, Mansfield Crossing, Hillcrest Medical Park and Alice Shopping Center, which secure Mortgage Loans representing approximately 4.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy, urgent care, veterinary offices, research or diagnostic laboratories and/or health professional schools as part of the Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Monroe Street Portfolio, Columbia Square, Monroe Street Market Square and Gateway Commerce Center, securing approximately 3.1%, in the aggregate, of the Initial Pool Balance, have a gym, fitness center or a health club as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as The Haier Building, which secures a Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, contains space leased to a tenant which is operated as an event hall, with ballroom and mezzanine level space available for rent for private events.

One (1) of the office Mortgaged Properties identified on Annex A to this prospectus supplement as 121 Hillpointe & 130 Technology, which secures a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, has warehouse spaces representing approximately 37.1% of net rentable area and approximately 26.0% of the base rent at the Mortgaged Property.  Properties with warehouse space may be adversely affected by reduced demand for such space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and warehouse space that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

The Mortgaged Property identified on Annex A to this prospectus supplement as Regency Plaza, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, contains space leased to a tenant which is operated as a banquet hall and event center.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Loan	$ 111,000,000	9.97%
Top 5 Loans	$ 468,878,765	42.1%
Top 10 Loans or Group of Cross-Collateralized Mortgage Loans	$ 579,006,265	52.0%
Largest Related‑Borrower Concentration(1)	$ 30,087,500	2.7%
Next Largest Related‑Borrower Concentration(1)	$ 16,171,840	1.5%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest 10 Mortgage Loans or Crossed Group, each of the other Mortgage Loans represents no more than approximately 1.6% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest 20 Mortgage Loans or Crossed Group.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, representing in the aggregate approximately 2.3% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

 The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 8.0% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 2.7% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Toledo Retail Portfolio	$ 24,087,500	2.2%
Great Lakes Plaza	6,000,000	0.5
Subtotal	$ 30,087,500	2.7%

Blue Doors Carolinas(1)	$ 13,990,000	1.3%
Blue Doors Tallahassee(1)	8,970,000	0.8
Blue Doors Bentonville(1)	2,830,000	0.3
Subtotal	$ 25,790,000	2.3%

LV II Self Storage Portfolio	$ 8,745,935	0.8%
LS Portfolio	7,425,905	0.7
Subtotal	$ 16,171,840	1.5%

Pine Aire Apartments	$ 8,979,277	0.8%
Pines Apartments	1,297,123	0.1
Subtotal	$ 10,276,400	0.9%

Kilmer Plaza	$ 4,870,000	0.4%
Golden Triangle	2,325,000	0.2
Subtotal	$ 7,195,000	0.6%

Total	$ 89,520,740	8.0%

(1)	These Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Pennsylvania	8	$ 185,513,274	16.7%
Michigan	10	$ 143,839,117	12.9%
Louisiana	8	$ 130,068,245	11.7%
Texas	29	$ 111,129,150	10.0%
Arizona	5	$ 108,902,564	9.8%
Ohio	16	$ 63,048,150	5.7%
New York	9	$ 60,608,527	5.4%
North Carolina	8	$ 57,516,829	5.2%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●	Mortgaged Properties located in Alaska and California are more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Alabama, Florida, Georgia, Louisiana, New York, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 24.6% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Alabama, Florida, Louisiana or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hilton Garden Inn Pittsburgh – Cranberry and Kilmer Plaza, representing approximately 2.0%, of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Four (4) of the Mortgage Loans secured in whole or in part by 4 Mortgaged Properties identified on Annex A to this prospectus supplement as 246 Fifth Avenue, Gateway Commerce Center, Shops at Franklin Place and Sullivan Apartments, representing approximately 2.9% of the Initial Pool Balance by allocated loan amount, are each secured in whole or in part by Mortgaged Properties that were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brake Parts, representing approximately 0.4% of the Initial Pool Balance, is secured by a Mortgaged Property that is leased to a single tenant pursuant to a triple net lease where the tenant is responsible for all expenses and that has no or limited prior operating history and/or lacks historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.

Tenancies-in-Common

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement Raeford Crossing, Regency Plaza and Best Western Premier Old Town Center, representing approximately 1.6%, 0.7% and 0.7%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

Furthermore, in the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Quorum II Plaza, representing approximately 1.0% of the Initial Pool Balance, the related Mortgage Loan documents allow the related borrower to convert its ownership structure into a tenancy-in-common, and permits the transfer of a portion of the tenant-in-common interests to an entity controlled by certain pre-approved persons then in control of the borrower and the day-to-day operations of the Mortgaged Property (including the non-recourse carveout guarantors), such that legal and/or beneficial title to the related Mortgaged Property may be owned by two tenants-in-common. The related Mortgage Loan documents require a waiver of the right to partition in connection with the conversion to a tenancy-in-common ownership structure.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as The Shops at Canal Place and 141 South Meridian Street, representing approximately 9.97% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Shops at Canal Place, representing approximately 9.97% of the Initial Pool Balance, the parking garage and the portion of the retail mall that comprise the related Mortgaged Property are 2 units of a 3-unit condominium regime. The third unit is a hotel that is adjacent to the Mortgaged Property but is not collateral for the related Mortgage Loan.  As owner of the Mortgaged Property, the related borrower has a 30% share of the common elements of the condominium.  The condominium board consists of 3 members, 2 of which may be elected by the borrower as owner of 2 of the condominium units. Votes by the condominium board require unanimous approval.  The condominium is part of a mixed-use development called Canal Place.  A joint use agreement governs the relationship between the condominium owners and the owners of the remaining portion of Canal Place (an office building and retail space that is not collateral for the Mortgage Loan), and provides that each owner pay its share of Canal Place common area expenses and the costs of Canal Place common area capital improvements.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 141 South Meridian Street, representing approximately 0.3% of the Initial Pool Balance, the building in which the Mortgaged Property is located is a six-story, 24 unit condominium comprised of the Mortgaged Property, two additional commercial units, 20 residential units, and 43 basement parking spaces for the residential unit owners.  The two retail units comprising the Mortgaged Property collectively represent a minority share of approximately 14.48% of the condominium regime.  The borrower is required to pay, on a monthly basis, its pro rata share of repairs to the common elements, insurance for the structural components and the unit interiors, and comprehensive liability insurance, among other expenses.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease and/or under a sublease secures the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as CityScape — East Office/Retail, Crowne Plaza Anchorage and Bangor Parkade, representing approximately 9.0%, 1.7% and 1.7%, respectively, of the Initial Pool Balance.  For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance, is secured by (i) the borrower’s leasehold interest in the office space, ground floor retail space, and the five-story subterranean parking structure, and (ii) the borrower’s subleasehold interest in 600 bays in an adjacent retail parking structure.  The related borrower maintains the option to purchase the fee interest in the office/retail component of the Mortgaged Property at any time for $5,000, and the option to purchase the fee interest in the underground parking garage for $5,000 in March 2035.  The subleasehold interest in the adjacent parking structure is not, however, subject to an option to purchase by the borrower.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 7.2% of the Initial Pool Balance, is secured by (i) the borrower’s leasehold interest in a parking lot and (ii) the borrower’s fee interest in an office building and a separate parking lot.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan DSCR
CityScape – East Office/Retail	$100,000,000	$85,000,000	$185,000,000	4.91000%	67.5%	1.34x
1500 Spring Garden	$ 80,000,000	$69,500,000	$149,500,000	4.33000%	75.8%	2.11x

See “— The Whole Loans” below for more information regarding each Companion Loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgage Loans with Existing Mezzanine or Other Financing
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut- off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
CityScape – East Office/Retail(1)	$100,000,000	$25,000,000	$85,000,000	$210,000,000	5.69452%(2)	67.5%	76.6%	1.34x	1.07x
Gateway Commerce Center(3)	$7,500,000	$3,605,998	N/A	$11,105,998	5.26391%(4)	72.8%	107.8%	1.66x	1.66x

(1)	The related mezzanine loan is currently held by GV CityScape Mezz Lender, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.
(2)
The CityScape – East Office/Retail mezzanine loan has a fixed interest rate of 11.50000% from the origination date to December 31, 2018 and has a fixed interest rate of 13.50000% from January 1, 2019 to the related maturity date.

(3)	The related mezzanine loan is initially held by York Investments LP, an affiliate of the mortgage borrower, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.
(4)	The Gateway Commerce Center mezzanine loan has a fixed interest rate of 6.00000% until the related maturity date.

The mezzanine loan related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  An affiliate of the related borrower, however, is permitted to purchase the mezzanine loan from the holder of the mezzanine loan at any time, and upon doing so, the intercreditor agreement provides that the rights and remedies of such mezzanine lender under the intercreditor agreement (including those rights enumerated in this paragraph; and including the right to enforce the mezzanine loan documents) become inapplicable.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Gateway Commerce Center, representing approximately 0.7% of the Initial Pool Balance, in lieu of an intercreditor agreement the mortgage lender and mezzanine lender have entered into a subordination and standstill agreement, which subordination and standstill agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) no monthly payments will be made and the full amount of the mezzanine loan plus accrued interest will be due on the maturity date of the related Mortgage Loan, (c) the related mezzanine loan lender may accept payments of the related mezzanine loan only to the extent that such monies used for the prepayment are not generated from the Mortgaged Property, (d) the related mezzanine loan lender may not amend or modify the related mezzanine loan without the consent of the related Mortgage Loan lender and (e) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-

Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Regency Plaza, representing approximately 0.7% of the Initial Pool Balance, the borrower is comprised of two tenants-in-common.  In connection with the acquisition of the Mortgaged Property, TBM Properties, LLC (“TBM” ), one tenant-in-common entered into two promissory notes with Capital Commercial Holdings, LLC (“Capital” ), the second tenant-in-common, in the aggregate amount of $178,788, which amount is not due and payable until such time as the Mortgaged Property is sold.  Upon a sale of the Mortgaged Property, Capital is to credit such amount to TBM.  The debt evidenced by the two promissory notes is fully subordinate to the Mortgage Loan and each of TBM and Capital has agreed not to modify or transfer such obligations.  In addition, the two promissory notes are included in the collateral securing the Mortgage Loan.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
The Crossroads	$99,878,765	62.5%	1.81x	NAP	Yes
1500 Spring Garden	$80,000,000	80.0%	1.30x	8.5%	Yes
Blue Doors Carolinas(1)	$13,990,000	75.0%	1.25x	8.5%	Yes
Blue Doors Tallahassee(1)	$8,970,000	75.0%	1.25x	8.5%	Yes
Blue Doors Bentonville(1)	$2,830,000	75.0%	1.25x	8.5%	Yes
Minnesota Self Storage Portfolio(2)	$16,750,000	65.0%	1.30x	10.0%	Yes
Highland Plantation Apartments	$16,500,000	80.0%	1.10x	NAP	Yes
Gessner Estates Apartments	$15,000,000	75.0%	1.20x	NAP	Yes
246 Fifth Avenue	$15,000,000	80.0%	1.25x	8.0%	Yes
Maitland Concourse(3)(4)	$11,250,000	69.2%	1.72x	NAP	Yes
Legends at Canyon & Weatherford	$10,500,000	69.5%	1.47x	10.2%	Yes
Columbia Square(4)	$9,490,208	75.0%	1.30x	NAP	Yes
Regency Crossing	$4,944,918	75.0%	1.25x	NAP
Sullivan Apartments(5)	$3,830,000	72.0%	1.45x	15.0%	Yes

(1)	These Mortgage Loans are cross-collateralized and cross-defaulted with each other.

(2)	The Mortgage Loan must have a minimum debt yield of 11.55%.

(3)	The net operating income of the Mortgaged Property is required to be at least $1,249,205.

(4)	Future mezzanine debt is permitted only after a permitted transfer of the Mortgaged Property and assumption of the debt in accordance with the loan documents.

(5)
In connection with a permitted transfer of the Mortgaged Property and assumption of the Mortgage Loan, the non-managing members of the transferee may incur future mezzanine indebtedness, subject to the satisfaction of certain conditions contained in the loan agreement.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

A Mortgage Loan may permit an equity owner in the related borrower to pledge, without lender consent, any equity interest that it could otherwise transfer without lender consent or if the transfer from the enforcement of that pledge would otherwise be permitted without lender consent.

Some Mortgage Loans permit loans to be made to the related borrower to the extent that collection of such loans may not be enforced until the related Mortgage Loan is paid in full, and provided that such loans are not secured by the Mortgaged Property.

In addition, borrowers under certain of the Mortgage Loans may be permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance, in connection with the development of the Mortgaged Property and the adjacent properties ground leased by affiliates of the related borrower, NMTC 22 CityScape, LLC (“NMTC CityScape”), the sole member of the borrower, incurred certain indebtedness (which indebtedness is in addition to the mezzanine loan described above) to facilitate new market tax credit financing (“NMTC”) under the U.S. tax code.  As of the Cut-off Date, the following indebtedness remained outstanding under the NMTC facility: (i) one interest-only note made by  NMTC CityScape with an approximate outstanding balance of $5,338,000 and a maturity date of November 3, 2016 (the “NMTC Note C-1”), and (ii) one interest-only note made by NMTC CityScape to the borrower-affiliated developer of the Mortgaged Property, with an approximate outstanding balance of $14,462,000 and a maturity date of November 3, 2016 (the “NMTC Note C-2”), which note is subordinate to the NMTC Note C-1.  The NMTC Note C-1 is beneficially owned by a third party investor and the NMTC Note C-2 is beneficially owned by an affiliate of the related borrower.  The NMTC Note C-1 and the NMTC Note C-2 are each secured by a pledge of the cash distributions to NMTC CityScape from the related Mortgaged Property, but are not secured by any equity interest in either NMTC CityScape or the related borrower.  The interest rate of the NMTC Note C-1 is 3.6% per annum and the interest rate of the NMTC Note C-2 is 1.0% per annum, with interest on each such note payable on a quarterly basis.  The CityScape – East Office/Retail Whole Loan provides for the collection of a monthly reserve to be applied to the payment in full of NMTC C-1 Note on the maturity date of the NMTC C-1 Note.  The NMTC Note C-2 is beneficially owned by an affiliate of the related borrower and it is expected that on the maturity date of the NMTC Note C-2, such note will be cancelled or forgiven or otherwise redeemed.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Legends at Canyon & Weatherford, representing approximately 0.9% of the Initial Pool Balance, the loan documents permit limited partnership interests in the related borrower to be issued as preferred equity interests, subject to certain conditions, including, without limitation, the following:  (i) no change of control of the related borrower; (ii) such preferred interests may not exceed 80% of the equity interests of such borrower; (iii) the preferred equity investment have to be unsecured and payable only out of the cash flow of the borrower from the property after the payment of all property expenses, debt service and required loan payments; and (iv) a rating agency confirmation.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 7 months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations and on site spills.  In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the Mortgaged Properties; see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Litigation Considerations

 Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Regency Crossing, representing approximately 0.4% of the Initial Pool Balance, the related sponsor of the borrower and non-recourse carveout guarantor of the Mortgage Loan reported that he served a short jail sentence in 2007 in connection with low income housing and fire code violations that occurred at a property formerly owned by such sponsor and non-recourse carveout guarantor in Los Angeles, California.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brake Parts, representing approximately 0.4% of the Initial Pool Balance, the SEC brought action against the related non-recourse carveout guarantor of the Mortgage Loan, Jay Rappaport, alleging that he was involved with inflating online advertising revenue in his role as a senior business affairs officer with AOL Inc. (formerly known as America Online) between 2000 and 2002. Mr. Rappaport settled with the SEC in 2008 without admitting wrongdoing and was penalized through disgorgement and fines totaling approximately $743,629.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or non-recourse carveout guarantors under, the related Mortgage Loans.

See Sponsor Representations and Warranties No. 13 (Actions Concerning Mortgage Loan) on Annex E-1 to this prospectus supplement and any related exceptions on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to prospectus supplement).

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation, including with respect to hospitality properties, property improvement plans (“PIPs”), required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, a tenant at the Mortgaged Property has the right, pursuant to its lease, to require the related borrower, as landlord, to construct additional third floor space of approximately 80,000 square feet, at the portion of the Mortgaged Property demised to such tenant, if at the time of such election there are not less than 15 years remaining under such lease.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 121 Hillpointe & 130 Technology, representing approximately 0.8% of the Initial Pool Balance, the borrower is permitted to construct additional improvements at the Mortgaged Property or expand existing improvements, which improvements will become part of the collateral for the Mortgage Loan, subject to the lender’s approval and the satisfaction of certain conditions, such as the borrower obtaining appropriate permits and insurance and possessing sufficient equity to pay for the improvements without incurring any debt.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fairfield Inn - Indianapolis, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is undergoing certain physical improvement plan work, scheduled to be completed in mid-2014, including a comprehensive PIP as a condition to the extension of the existing franchise agreement with Marriott International Inc. through 2025.  The renovation work includes (i) expenditures for labor and materials for guestroom improvements, including new floor coverings, paint and wall coverings, plumbing, fixtures, and other miscellaneous items, (ii) new floor and wall coverings in the corridors, fitness room, and meeting room, (iii) guest room furniture, fixtures and equipment, (iv) new pool furniture, (v) additional purchases of business center equipment and operating equipment and (vi) expenditures for interior design and project management fees.  In connection with the origination of the related Mortgage Loan, a reserve was established with the lender in the amount of $800,000, which is estimated to be 110% of the cost to complete the PIP work.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans or Crossed Group.

Default History, Bankruptcy Issues and Other Proceedings

Five (5) of the Mortgage Loans, representing in the aggregate approximately 4.6% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Highland Plantation Apartments, representing approximately 1.5% of the Initial Pool Balance, proceeds from the related Mortgage Loan refinanced a discounted pay-off amount equal to 80% of the original principal balance of a prior mortgage loan secured by the related Mortgaged Property that was then in maturity default.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aeroplex One, representing approximately 0.9% of the Initial Pool Balance, the proceeds of the Mortgage Loan used to repay in full a mortgage loan that was then in maturity default.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Monterey Retail Center, representing approximately 0.8% of the Initial Pool Balance, proceeds from the related Mortgage Loan refinanced a discounted pay-off amount equal to 79.1% of the original principal balance of a prior mortgage loan secured by the related Mortgaged Property that was then in maturity default.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Regency Plaza, representing approximately 0.7% of the Initial

Pool Balance, the related Mortgage Loan refinanced a discounted pay-off amount equal to 79.5% of the original principal balance of a prior mortgage loan secured by the related Mortgaged Property.

●
With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Brittany Knoll Apartments, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, the proceeds of the Mortgage Loan were used to repay in full a prior mortgage loan secured by the Brittany Knoll Apartments Mortgaged Property that was then in maturity default.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts in addition to the bankruptcy related litigation issues discussed above in “—Litigation Considerations”.  For example, with respect to the 20 largest Mortgage Loans or Crossed Group (and any related Mortgage Loans under common borrower sponsorship):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, General Growth Properties, Inc., which owns a 100% equity interest in the related non-recourse carveout guarantor, filed for Chapter 11 Bankruptcy on April 16, 2009. General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 7.2% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate investment firm, which is the parent of the borrower-affiliated property manager of the Mortgaged Property.  Since 2007, such entity, either directly or through one or more subsidiary entities, defaulted on 3 loans secured by commercial real estate unrelated to the Mortgaged Property and is currently involved with 1 loan which has been transferred to special servicing due to economic difficulties at the property securing such loan.  In the first instance, after defaulting on the mortgage loan, the borrower negotiated the purchase of the mortgage note from the special servicer at a discount for approximately 65% of the initial principal balance of the loan.  In the second instance, the mortgage was foreclosed upon by the special servicer of the loan after a default thereunder and litigation between the parties ensued.  The property was sold at a discount and the related litigation was settled as of September 2012. With respect to the third financing, comprised of a portfolio mortgage loan and mezzanine loan component, in anticipation of a payment default under the mortgage loan, the borrower purchased the mezzanine note at a discounted price in order to reduce monthly debt service obligations.  The borrower then defaulted on the mortgage loan component, and the special servicer foreclosed on the related properties in August 2012.  In the case of the fourth loan referenced above, due to economic difficulties encountered at the related property and tenants vacating their space, the borrower indicated that it was unable to make debt service payments beginning in May 2013 and the loan has been placed into special servicing.  The non-recourse carveout guarantors have advised the lender that negotiations relating to a modification of the affected loan are ongoing and they anticipate resolution in the near term, however, such outcome cannot be assured.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

On November 20, 2013, J.C. Penney reported a net loss of $401 million for the third fiscal quarter of 2013.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, the related Mortgaged Property is a portion of a regional mall. J.C. Penney is an anchor tenant at the mall, but is not part of the collateral for the related Mortgage Loan.  Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if J.C. Penney terminates its lease or goes dark.  In addition, J.C. Penney is the largest tenant at the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, which secures a Mortgage Loan representing approximately 7.0% of the Initial Pool Balance.  We cannot assure you that J.C. Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●
Forty-seven (47) of the Mortgaged Properties, securing, in whole or in part, 4 Mortgage Loans, representing in the aggregate approximately 3.5% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.6% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 1.5% or more of the Initial Pool Balance, as set forth below:

●
Office Depot, Inc. (formed by the merger of Office Depot and OfficeMax on November 5th, 2013) is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 7.9% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Wells Fargo is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.7% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Big Lots is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.3% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Cato is a tenant at each of five (5) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.0% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●
Dollar General is a tenant at each of forty-four (44) Mortgaged Properties, and such Mortgaged Properties secure approximately 1.6% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●
With respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Dollar General Portfolio, Brake Parts and 2427-2429 North Lincoln Avenue, representing approximately 1.6%, 0.4% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to the scheduled maturity of the related Mortgage Loan.

●
With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring	Calendar Year of Expiration	Maturity Date
Wyoming Valley Mall	7.0%	56.5%	2017	December 2023
Smith Brothers Hardware Building	1.5%	52.4%	2018	December 2023
7500 Bellaire Boulevard(1)	0.9%	84.8%	MTM	November 2023
Aeroplex One	0.9%	65.0%	2016	January 2024
Lovejoy Station	0.7%	68.9%	2015	December 2023
Southport Industrial Complex	0.6%	63.7%	2018	December 2023
Regency Crossing	0.4%	51.6%	2021	December 2023
Kilmer Plaza	0.4%	55.5%	2023	January 2024
228 East 58th Street	0.4%	100.0%(2)	2020	December 2023

(1)	Property has been 100% leased for the past 10 years, with 85% of the square footage having been in occupancy for an average of 15 years.

(2)	Mixed use property comprised of retail and multifamily components; the percentage represents the sole tenant that occupies the retail component.

●
With respect to certain other Mortgaged Properties, leases representing a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or shortly after, the maturity year of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant's use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant's use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.  For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance, (i) the largest tenant, United Healthcare Services, representing approximately 16.8% of the net rentable square footage at the related Mortgaged Property, may terminate its lease as to all or a portion of its space anytime on or after January 1, 2017, with at least 12 months prior written notice and the payment of an early termination fee equal to the unamortized costs with respect to the space being surrendered, and (ii) the second largest tenant, Squire Sanders (US) LLP, representing approximately 11.5% of the net rentable square footage at the related Mortgaged Property, has the right to reduce its space by no more than 12,000 rentable square feet any time prior to June 1, 2014, provided such reduction won’t be effective until June 1, 2015 and such tenant is to pay a termination fee equal to the unamortized costs with respect to the space being surrendered.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 7.2% of the Initial Pool Balance, the second largest tenant, Day & Zimmermann Group Inc., representing approximately 12.6% of the net rentable area at the related Mortgaged Property maintains a termination option for the first and fifth floor and for the storage space, effective as of April 2018 upon 9 months prior written notice and payment of unamortized base rent.  In addition, the third largest tenant, Thomson Reuters, representing approximately 11.6% of the net rentable area at the related Mortgaged Property, may terminate its lease effective June 30, 2018, upon 15 months prior written notice and payment of a $5,543,662 fee.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Haier Building, representing approximately 2.1% of the Initial Pool Balance, an affiliate of the related borrower (i) leases approximately 52.8% of net rentable area, which represents approximately 39.0% of the net revenue at the Mortgaged Property under a space lease, and (ii) maintains the naming rights of the building at the Mortgaged Property under a branding/sign agreement, which represents approximately 14.4% of the net revenue at the Mortgaged Property.  The borrower affiliate may terminate its lease at any time upon 60 days’ notice.  In the event the borrower affiliate was to terminate its lease, the naming rights on the building would survive such termination.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Danville Towne Centre, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Cannon Cochran Management, representing approximately 28.1% of the net rentable square footage at the related Mortgaged Property, may at any time after December 31, 2019 (i) terminate its lease, with 12 months’ notice and payment of a termination fee equal to the unamortized costs with respect to the space being surrendered, and (ii) exercise a one-time contraction option with respect to any portion of its space, with 12 months’ notice and payment of a termination fee equal to the unamortized costs with respect to the space being surrendered.

Certain of the tenant leases permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Toledo Retail Portfolio, representing approximately 2.2% of the Initial Pool Balance, the second largest tenant (Gabriel Brothers) at the Shops at Franklin Place Mortgaged Property, representing approximately 30.2% of net rentable area at such Mortgaged Property, has a termination option based on failure to meet certain sales targets.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.  For example, among the 5 largest tenants (based on net rentable area) at the 20 largest Mortgage Loans or Crossed Group or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance, Squire Sanders (US) LLP, the second largest tenant at the Mortgaged Property, representing approximately 11.5% of the net rentable area, subleases, approximately 13,070 rentable square feet to Alliance Bank, and Squire Sanders (US) LLP’s lease is set to expire on August 31, 2021, exclusive of any renewal rights.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, J.C. Penney, the largest tenant at the Mortgaged Property, representing approximately 19.0% of the net rentable area, subleases approximately 14,114 rentable square feet to Firestone Tire.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 246 Fifth Avenue, representing approximately 1.3% of the Initial Pool Balance, the related borrower reported that the borrower affiliated tenant intends to sublease its ground floor retail space at the Mortgaged Property.  The borrower reported that such sublease is expected to be in place by the end of February 2014.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the  Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Shops at Canal Place, representing approximately 9.97% of the Initial Pool Balance, two of the five largest tenants (Anthropologie and Banana Republic), collectively representing approximately 10.4% of the net rentable area at such Mortgaged Property, may pay reduced rent or terminate its lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, four of the five largest tenants (Gap/Gap Kids/Baby Gap, Express, Victoria's Secret and Finish Line), collectively representing approximately 10.7% of the net rentable area at such Mortgaged Property, may either pay reduced rent or terminate its lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, three of the five largest tenants (Bon-Ton Department Stores, Macy’s and OfficeMax), collectively representing approximately 36.3% of the net rentable area at such Mortgaged Property, may pay reduced rent or terminate its lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Toledo Retail Portfolio, representing approximately 2.2% of the Initial Pool Balance, two of the three tenants (Gabriel Brothers and Golf Galaxy) at the Shops at Franklin Place Mortgaged Property, representing approximately 39.1% of net rentable area at such Mortgaged Property, may terminate its lease if a specified number of co-tenants at the Mortgaged Property go dark.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bangor Parkade, representing approximately 1.7% of the Initial Pool Balance, three of the five largest tenants (Big Lots, AC Moore and Old Navy), collectively representing approximately 29.7% of the net rentable area at such Mortgaged Property, may pay reduced rent or terminate its lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

Certain of the tenant leases may permit a tenant to go dark at any time.  For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans or Crossed Group by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Shops at Canal Place, representing approximately 9.97% of the Initial Pool Balance, the fourth largest tenant, Anthropologie, representing approximately 6.3% of the net rentable square footage at such Mortgaged Property, may go dark at any time with 30 days prior notice.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, each of the five largest tenants (J.C. Penney, Bon-Ton Department Stores, Macy’s, Sears and OfficeMax), collectively representing approximately 68.2% of the net rentable area at such Mortgaged Property, have leases which contain go dark provisions or otherwise permit the tenant to cease operations.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Toledo Retail Portfolio, representing approximately 2.2% of the Initial Pool Balance, the largest tenant (Hobby Lobby) at the Monroe Street Market Square Mortgaged Property, representing approximately 43.8% of net rentable area at such Mortgaged Property, may go dark at any time with 60 days prior notice; two of the three tenants (Gabriel Brothers and Golf Galaxy) at the Shops at Franklin Place Mortgaged Property, representing approximately 39.1% of net rentable area at such Mortgaged Property, may go dark at any time; and the second largest tenant (Office Depot) at the Monroe Street Portfolio Mortgaged Property, representing approximately 18.1% of net rentable area at such Mortgaged Property, may go dark at any time with 15 days prior notice.  Additionally, the fourth largest tenant

(Pier 1 Imports) at the Monroe Street Portfolio Mortgaged Property, representing approximately 8.9% of net rentable area at such Mortgaged Property, may go dark at any time.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bangor Parkade, representing approximately 1.7% of the Initial Pool Balance, four of the five largest tenants (Big Lots, AC Moore, Old Navy and LL Bean), representing approximately 35.3% of the net rentable square footage at such Mortgaged Property, have leases which contain go dark provisions or otherwise permit the tenant to cease operations.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.
Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
121 Hillpointe & 130 Technology(1)	0.8%	U.S. General Services Administration	8.8%	14.6%

(1)	The tenant may terminate at any time after October 25, 2018 with 180 days’ notice.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material termination options relating to the largest 20 Mortgage Loans or Crossed Group.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to single tenant properties or tenants that are one of the top 5 tenants at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 246 Fifth Avenue, representing approximately 1.3% of the Initial Pool Balance, the borrower affiliated tenant, which is the sole tenant at the Mortgaged Property, has executed two (2) leases, one with respect to the retail space, which space represents approximately 9.0% of the net rentable square footage of the related Mortgaged Property, and one with respect to the office space, which space represents approximately 91.0% of the net rentable square footage of the related Mortgaged Property. The borrower affiliated tenant is in the process of building out both the retail and office spaces and has not yet taken occupancy of either portion of its leased premises. The related borrower reported that the borrower affiliated tenant is expected to take occupancy of the office space in May 2014. In addition, the related borrower reported that such tenant intends to sublease the retail space at the Mortgaged Property which sublease is expected to be in place by the end of February 2014.

●
With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 947-959 West Addison Street, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, tenant Dunkin’ Donuts, representing approximately 26.1% of the net rentable square footage at the Mortgaged Property, has executed a 10-year lease and built out its space but has not yet taken occupancy.  The tenant is anticipated to take occupancy shortly.

●
With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 2427-2429 North Lincoln Avenue, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, Pizano’s, the sole tenant at the Mortgaged Property, has executed a 10-year lease and built out its space but has not yet taken occupancy.  The tenant is anticipated to take occupancy shortly.

We cannot assure you that any of the tenants described above will execute leases, commence paying rent or take occupancy at the related Mortgaged Property.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 20 Mortgage Loans or Crossed Group.

 Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, 2 anchor tenants at the related Mortgaged Property maintain purchase options with respect to their portion of the Mortgaged Property.  The first purchase option, in favor of The Bon-Ton Department Stores, Inc., permits the tenant to purchase the entire space demised pursuant to their lease plus a contiguous parking area sufficient for 5 parking spaces per 1,000 square feet of gross leasable area within such tenant’s demised premises, exercisable upon 90 days’ prior written notice, any time after January 31, 1995. The purchase price will be calculated as the sum of: the gross rental revenues for the 12 months immediately preceding the sale, capitalized at the interest rate for 10 year U.S. Treasuries on the date the option is exercised, and the present value of future percentage rent through the term of the related lease and all option periods that will be eliminated as a result of the sale, using a 3% annual sales growth factor, and discounted to present value using the same 10 year U.S. Treasuries interest rate. The second purchase option, in favor of Macy’s Retail Holdings, Inc., permits such tenant to purchase a 7.89 acre portion of the Mortgaged Property for $3,500,000. The related tenant may exercise such option until the earliest of (a) January 31, 2015; (b) the date of expiration or sooner termination of such tenant’s lease; or (c) the date which is 10 days after such tenant ceases operation in the demised premises of a permitted retail store for 45 consecutive days. The Mortgage Loan documents permit the exercise of such purchase options in connection with a partial release of the lien of the Mortgage Loan in accordance with the Mortgage Loan documents.  See “Description of the Mortgage Pool—Partial Releases and Substitution” in this prospectus supplement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Toledo Retail Portfolio, representing approximately 2.2% of the Initial Pool Balance, Pier 1 Imports, the fourth largest tenant at the Monroe Street Portfolio Mortgaged Property, has a right of first refusal to purchase its leased portion of the related Mortgaged Property.  In the event that the borrower receives a bona fide offer from a third party to purchase the premises, then the borrower will be required to present the offer in writing to the tenant.  The tenant will have the option to purchase the premises pursuant to the same terms as the third party offer by written notice within 30 days of receiving notice of such offer from the borrower.  The tenant’s right of first offer is subordinate to the related Mortgage and is inapplicable to a foreclosure or deed in lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Haier Building, representing approximately 2.1% of the Initial Pool Balance, each of the recourse carveout guarantors of the Mortgage Loan maintains the right to purchase the Mortgaged Property at any time prior to April 1, 2035.  Such right is fully subordinated to the lien of the Mortgage Loan, and in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender, such purchase right will extinguish and be of no further force and/or effect.  Additionally, one of the tenants at the Mortgaged Property, Gotham Hall LLC, maintains a right of first offer to purchase the Mortgaged Property in the event the borrower wishes to sell or otherwise transfer the Mortgaged Property.  Such right does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender, nor does it apply in connection with any subsequent sale by the lender to a third party.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyndham Garden Inn Long Island City, representing approximately 1.4% of the Initial Pool Balance, the franchisor, Wyndham Hotels and Resorts, LLC, has a right of first refusal to purchase the Mortgaged Property.  In the event that the borrower as franchisee receives from a third party a bona-fide offer for the sale of the Mortgaged Property, then the borrower must deliver to the franchisor written notice of such offer along with the terms and relevant documents.  The franchisor has the option to purchase the Mortgaged Property pursuant to the same terms as the third party offer by written notice within 30 days of receiving notice of such offer from the borrower.  A comfort letter was executed and such right of first refusal does not apply in connection with foreclosure or deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A of this prospectus supplement as Regency Crossing, representing approximately 0.4% of the Initial Pool Balance, tenant Publix has a right of first refusal to purchase its leased portion of the Mortgaged Property.  In the event that the landlord receives from a third party or tenders to a third party an acceptable bona fide, arm’s length offer for the sale of the Mortgaged Property, then the landlord must deliver to Publix written  notice of such offer along with the terms and relevant documents.  Publix has the option to purchase its leased portion of the Mortgaged Property pursuant to the same terms as the third party offer by written notice within 30 days of receiving notice of such offer from the landlord.  A subordination, non-disturbance and attornment agreement was executed and such right of first refusal does not apply in connection with foreclosure or deed-in-lieu of foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 228 East 58th Street, representing approximately 0.4% of the Initial Pool Balance, commercial tenant Interieurs has a one-time right of first refusal to purchase its leased space in the event that (i)  the landlord receives a bona fide offer to purchase the Mortgaged Property from a third party or (ii) the Mortgaged Property is converted into a condominium and the leased premises are a separate condominium unit and the landlord receives a bona fide offer to purchase the commercial unit.  A subordination, non-disturbance and attornment agreement was executed and such right of first refusal does not apply in connection with foreclosure or deed-in-lieu of foreclosure.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, the borrower has entered into a master lease that covers the space currently occupied by six tenants. Five of those tenants, representing approximately 5.1% of the total underwritten base rent at the related Mortgaged Property, are subject to leases that are scheduled to expire in January 2014, and the other tenant, representing approximately 0.7% of the total underwritten base rent at the related Mortgaged Property, is subject to a lease that is scheduled to expire in February 2014. The annual rent under the master lease is $776,964, which may be reduced in connection with re-leasing of the space and increases in net operating income at the related Mortgaged Property. The master lease will remain in effect until either (i) leases are executed for the entire space with terms of at least 24 months and an aggregate rent of at least $776,964 or (ii) the rent payable under the master lease is reduced to $0 for 2 consecutive quarters.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Haier Building, representing approximately 2.1% of the Initial Pool Balance, an affiliate of the related borrower (i) leases approximately 52.8% of net rentable area, which represents approximately 39.0% of the net revenue at the Mortgaged Property under a space lease, and (ii) maintains the naming rights on the building at the Mortgaged Property under a branding/sign agreement, which represents approximately 14.4% of the net revenue at the Mortgaged Property.  The borrower affiliate may terminate its lease at any time upon 60 days’ notice.  In the event such borrower affiliate was to terminate its lease, the naming rights on the building would survive such termination.  Additionally, in the event such borrower affiliate were to terminate its lease, which lease covers space on the sixth floor and the basement of the Mortgaged Property, (i) the borrower has entered into a lease agreement with an office tenant, also affiliated with the related borrower, to lease the space on the sixth floor, which lease is conditioned upon the exercise of the applicable termination option and such space being vacated by the current borrower affiliate occupying such space and (ii) the borrower maintains the right to require one of the other current tenants at the Mortgaged Property to occupy the basement space and pay additional rent on such space pursuant to the terms of such tenant’s lease.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 246 Fifth Avenue, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property is leased, pursuant to an office lease and a retail lease, to a single sponsor-owned tenant, Idea Nuova Inc., a distributor of indoor and outdoor bedding and lifestyle products.  Both Idea Nuova Inc. leases are scheduled to expire in December 2028, 5 years beyond the maturity date of the Mortgage Loan.  Rental payments under the office lease are guaranteed by Nathan Accad, the non-recourse carve-out guarantor of the Mortgage Loan, Benjamin Akkad and Idea Nuova Inc. Rental payments under the retail lease are guaranteed by Idea Nuova Inc.

●
With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 947-949 West Wellington Avenue, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, City Dough Kitchen, occupying approximately 70.7% of the net rentable square footage at the Mortgaged Property, is a restaurant that is affiliated with the borrower.  City Dough Kitchen’s lease expires after the term of the Mortgage Loan.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area at the related Mortgaged Property.

Insurance Considerations

In the case of 73 Mortgaged Properties which secure in whole or in part 44 Mortgage Loans, representing approximately 77.1% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self insurance on the part of, a sole or significant tenant or the property manager.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyndham Garden Inn Long Island City, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is located in Flood Zone AE.  The Mortgaged Property sustained flooding damage as a result of Superstorm Sandy. The related borrower reported that the cost of the damage to the Mortgaged Property was approximately $126,000 and operations at the Mortgaged Property were impacted during the subsequent four months due to property damage and loss of power to the neighborhood.  Flood insurance in the maximum amount available under the national flood insurance program was obtained at origination.  The lender required the related borrower to obtain excess flood insurance coverage within 10 business days following the origination date of the Mortgage Loan, which such excess flood insurance has been obtained by the related borrower.  In the event that the related borrower fails to obtain such excess flood insurance coverage the lender may force place such insurance at the borrower’s sole cost and expense.  At origination of the Mortgage Loan the lender established a reserve in the amount of $2,650,000, which amount is equal to approximately six (6) months of business income generated at the Mortgaged Property and which reserve has been released to the borrower in connection with the borrower having obtained the required excess flood insurance coverage.  In addition, the terms of the Mortgage Loan provide that in the event that business interruption insurance coverage is exhausted, the guarantor is responsible for any losses in excess of the greater of $2,650,000 or six months of business income generated at the Mortgaged Property (calculated as the trailing six months of business income generated immediately prior to such loss).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Heilig Levine, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is designated as a historic building.  In connection with this designation, the related borrower’s ability to make certain repairs and alterations to the Mortgaged Property will be subject, in some instances, to approval from the relevant local historic authority.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

●
With respect to the loan-to-value ratios at maturity of 14 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as identified in the definition of “Maturity Date LTV Ratio”, the related LTV Ratio at Maturity, reflected in this prospectus supplement, is calculated using an “as stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  For example, with respect to the Mortgage Loan securing the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, recourse for a transfer of the Mortgaged Property in violation of the Mortgage Loan documents is limited to actual damages.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex E-2 to this prospectus supplement for additional information.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of any such guarantor.  For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified as Willow Crest, representing approximately 0.3% of the Initial Pool Balance, the related non-recourse carveout guarantor is a Vietnamese citizen.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.  Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus supplement.

The mortgaged property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, which secures a mortgage loan that represents approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is subject to two ground leases (one for the office/retail building, and one for the subterranean parking structure) with the City of Phoenix in order to facilitate the Government Property Lease Excise Tax (“GPLET”) real estate tax abatement program.  Under the GPLET program, the mortgaged property is assessed an excise tax in lieu of the assessment of ad valorem or other leasehold or real property taxes.  Furthermore, the mortgaged property is subject to a total abatement of GPLET excise taxes for the first eight years following issuance of a final shell certificate of occupancy (or its equivalent) by the City of Phoenix as to buildings constructed pursuant to such ground leases (expiring in February, 2018).  Thereafter, the mortgaged property will be assessed a flat rate for years nine through ten of approximately $1,304,658.  During years 11 through 20, the tax obligation then decreases to 80% of such amount, and then during years 21 through 30, the tax obligation decreases to 60% of such amount, decreasing every ten years thereafter by 20% until the obligation reaches zero at the end of year 50.  We cannot assure you that any such taxes that are not currently being assessed will not be assessed against the related mortgaged property in the future.  In addition, in the event that the fee interest is sold by the City of Phoenix to a third party, there may be an increased risk that the mortgaged property would no longer be subject to the GPLET Program and the City of Phoenix would assess real estate taxes on such mortgaged property based on the full assessed value of the land and improvements.  The related borrower maintains the option to purchase the fee interest in the office/retail component of the mortgaged property at any time for $5,000, and the option to purchase the fee interest in the underground parking garage for $5,000 in March 2035. If either option to purchase is exercised, the applicable portion purchased would no longer be enrolled in the GPLET program and would be subject to the full assessment of real estate taxes.

 Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Loan Pool Balance
6	0	71	72.1%
6	5(1)	1	9.97
1	5	1	9.0
4	2	1	9.0
		74	100.0%

(1)	One (1) Mortgage Loan allows for a 5-day grace period permitted once over the life of the loan, other than the payment due on the maturity date.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Four (4) of the Mortgage Loans, representing approximately 11.7% of the Initial Pool Balance, provide for monthly payments of interest only until the related stated maturity date (the “Interest Only Mortgage Loans”).  Except as described below, the remaining 70 Mortgage Loans, representing approximately 88.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer (and, in the case of 69 of these Mortgage Loans, significantly longer) than the remaining terms of such Mortgage Loans (together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).  Twenty (20) of these 70 Balloon Mortgage Loans, representing approximately 44.2% of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 60 months following the related origination date.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this prospectus supplement.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period

(ranging from approximately 3 to 6 payments) up to and including the stated maturity date.  See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases and Substitution” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest 20 Mortgage Loans or Crossed Group.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative and any consultation rights of any related Companion Loan Holder or its representative, as applicable, to any waiver of any such clause.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 61 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 79.0% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of these Mortgage Loans may permit prepayments and partial releases as described under “—Voluntary Prepayments” and “—Partial Releases and Substitution” below.    With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release

Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

For additional information on Mortgage Loans that permit partial defeasance, as well as Mortgage Loans that permit partial substitution of real property, see “—Partial Releases and Substitution” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Twelve (12) of the Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, permit the related borrower after a lockout period of 11 to 27 payments following the origination date to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

One (1) Mortgage Loan, representing approximately 9.0% of the Initial Pool Balance, which is part of the CityScape – East Office/Retail Whole Loan, permits the related borrower after a lockout period ending on the earlier to occur of (a) 2 years following the securitization of the last portion of the CityScape – East Office/Retail Whole Loan, and (b) December 24, 2016, to prepay the mortgage loan in whole, but not in part, with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	9	7.1%
4	53	74.9
5	9	16.0
6	3	2.0
Total	74	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Substitution

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any Mortgage Loan document, or the value, net operating income, use or possession of the Mortgaged Property, (iv) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted and (v) delivery of Rating Agency Confirmation. In addition, the Mortgage Loan documents permit the borrower to obtain the release of certain vacant, non-income producing parcels in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to the satisfaction of certain conditions, including among others: (a) no continuing event of default, (b) a determination that certain REMIC requirements will be met, (c) no material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, or the value, net operating income, use or possession of the Mortgaged Property, and (d) delivery of Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 7.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a parking parcel of the Mortgaged Property at any time after the second anniversary of the Closing Date, if the borrower defeases a portion of the Mortgage Loan, subject to satisfaction of certain conditions, including that: (i) the borrower defeases an amount equal to 115% of the allocated loan amount for the parcel to be released, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio calculated under the related Mortgage Loan documents based on the remaining portion of the Mortgaged Property is greater than the greater of (a) the debt service coverage ratio based on the Mortgaged Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 1.40x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio calculated under the related Mortgage Loan documents based on the remaining portion of the Mortgaged Property is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio based on the Mortgaged Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, (iv) borrower’s delivery of a REMIC opinion, and (v) borrower’s delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wyoming Valley Mall, representing approximately 7.0% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or both of certain specified portions of the related Mortgaged Property that are subject to purchase options in favor of the tenants currently occupying such space in connection with the exercise by such tenant of its applicable purchase option (see “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement), subject to the satisfaction of certain conditions, including, without limitation, that: (i) the borrower prepays the related Mortgage Loan in an amount equal to 120% of the allocated loan amount with respect to such individual parcel being released, together with yield maintenance due under the Mortgage Loan documents (provided that yield maintenance is only required in connection with a release occurring prior to the second anniversary of the Closing Date) and (ii) if the remainder of the Mortgaged Property following any such release has a loan to value ratio greater than 125%, then either (a) the borrower must deliver a tax counsel opinion acceptable to lender providing that the release is permitted pursuant to REMIC requirements, or (b) a qualified pay-down of the Mortgage Loan must be made.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, collectively representing approximately 2.3% of the Initial Pool Balance, the Mortgage Loan documents permit the termination of the cross-default and cross-collateralization structure at any time following the second anniversary of the origination of the related Mortgage Loans, provided no default or event of default exists and is continuing and the following conditions, among others, are satisfied by all three Mortgage Loans:  (i) the debt yield for each individual Mortgaged Property for two consecutive, non-overlapping twelve-month periods is not less than 9.5%, (ii) delivery of a REMIC opinion, (iii) delivery of an updated title report or commitment and endorsement to the title policy, (iv) delivery of a Rating Agency Confirmation and (v) delivery of any other documents or instruments as the lender may reasonably require.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Toledo Retail Portfolio, representing approximately 2.2% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of any one (but only one) of the individual Mortgaged Properties in connection with a bona fide third-party sale, subject to the satisfaction of certain conditions, including (i) payment of an amount equal to 115% of the allocated loan amount for the Mortgaged Property to be released, together with a prepayment fee equal the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid, (ii) the debt service coverage ratio (as calculated under the related Mortgage Loan documents) for the remaining Mortgaged Properties is equal to the greater of (a) the debt service coverage ratio for the Mortgaged Properties without giving effect to the release and (b) 1.64x, (iii) delivery of a REMIC opinion, (iv) the receipt of Rating Agency Confirmation and (v) the Monroe Street Market Square Mortgaged Property and the Monroe Street Portfolio Mortgaged Property may only be released after either (1) the Target tenant enters a renewal or extension of its lease for at least 5 years and is in occupancy, paying rent and open for business or (2) the Target space is subject to one or more substitute leases that provide for rent equal to or greater than the market rate.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Dollar General Portfolio, representing approximately 1.6% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more of the individual Mortgaged Properties at any time after the second anniversary of the Closing Date, subject to the satisfaction of certain conditions, including that: (i) as of each of the release notice date and the consummation of the release, the debt yield based on the remaining Mortgaged Properties immediately following the release is greater than the greater of (A) 12% and (B) the debt yield based on all individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), (ii) as of each of the release notice date and the consummation of the release, the debt service coverage ratio (as calculated under the related Mortgage Loan documents) is greater than the greater of (A) the debt service coverage ratio based on all individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), and (B) 1.45x, (iii) as of each of the release notice date and the consummation of the release, the loan to value ratio (as calculated under the related Mortgage Loan documents) is no greater than the lesser of (A) 58.38% and (B) the loan to value ratio based on all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), (iv) the borrower prepays the Mortgage Loan in an amount equal to the greater of (A) 125% of the allocated loan amount with respect to such individual Mortgaged Property(ies) being released and (B) 100% of the net sales proceeds applicable to such individual Mortgaged Property(ies), in addition to paying any interest shortfall and yield maintenance due under the Mortgage Loan documents, (v) the borrower submits evidence that the tenants operating as a “Dollar General” store at more the 50% of the individual Mortgaged Properties remaining subject to the Mortgage Loan after consummation of the release are reporting sales for such applicable individual Mortgaged Property on an ongoing basis from and after such date, (vi) lender receives a Rating Agency Confirmation, (vii) such release is permitted under REMIC requirements, and (viii) borrower delivers a REMIC opinion with respect to such release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Minnesota Self Storage Portfolio, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any one or more of the individual Mortgaged Properties at any time after the second anniversary of the Closing Date, if the borrower defeases a portion of the Mortgage Loan, subject to satisfaction of certain conditions, including that: (i) the borrower defeases an amount equal to 120% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio calculated under the related Mortgage Loan documents based on the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio based on the Mortgaged Properties (inclusive of the released Mortgaged Property) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 1.86x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio calculated under the related Mortgage Loan documents based on the remaining portion of the Mortgaged Properties is not greater than the lesser of (a) 51.8% and (b) the loan-to-value ratio based on the Mortgaged Properties (inclusive of the released Mortgaged Property) immediately prior to the partial defeasance notice date and the date of partial defeasance, as applicable, (iv) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt yield calculated under the related Mortgage Loan documents based on the remaining Mortgaged Properties is greater than the greater of (a) the debt yield based on the Mortgaged Properties (inclusive of the released Mortgaged Property) immediately prior to the partial defeasance notice date or the date of partial defeasance, as applicable, and (b) 11.55%, (v) borrower’s delivery of a REMIC opinion, and (vi) borrower’s delivery of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 246 Fifth Avenue, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit, in connection with a sale to a third party, the release of the air rights associated with the Mortgaged Property; provided that the following conditions, among others, are satisfied:  (i) delivery of defeasance collateral in an amount equal to the greater of (a) 100% of the net sales proceeds and (b) $3,400,000, (ii) the delivery of a pledge and security agreement, in form and substance acceptable to lender in its sole discretion, perfecting the lender’s first priority security interest in the defeasance collateral, (iii) delivery of a REMIC opinion, (iv) delivery of a Rating Agency Confirmation; and (v) delivery of any other documents or instruments as the lender may reasonably require.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wal-Mart Shadow Anchored Texas Portfolio, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of individual Mortgaged Properties in connection with a bona fide third-party sale, subject to the satisfaction of certain conditions, including (i) payment of an amount equal to 120% of the allocated loan amount for the Mortgaged Property to be released, together with a prepayment fee equal the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid, (ii) the debt service coverage ratio (as calculated under the related Mortgage Loan documents) for the remaining Mortgaged Properties is equal to the greater of (a) the debt service coverage ratio for the Mortgaged Properties without giving effect to the release and (b) 1.74x, (iii) delivery of a REMIC opinion, (iv) the receipt of Rating Agency Confirmation and (v) in no event may more than 2 of the Mortgaged Properties be subject to a release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as the LV II Self Storage Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any of one or more of the individual Mortgaged Properties identified on Annex A to this prospectus supplement as LV II Self Storage Portfolio – AAA Quality and LV II Self Storage Portfolio – Beltway in connection with a bona fide third-party sale at any time after the second anniversary of the Closing Date if the related borrower prepays a portion of such Mortgage Loan subject to satisfaction of certain conditions, including that:  (i) the debt yield based on the remaining Mortgaged Properties immediately following the release is equal to or greater than (a) 10% and (b) the debt yield as of the date immediately prior to the proposed release, (ii) as of each of the release notice date and the consummation of the release, the debt service coverage ratio (as calculated under the related Mortgage Loan documents) is greater than the greater of (a) the debt service coverage ratio based on all individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), and (b) 1.20x, (iii) as of each of the release notice date and the consummation of the release, the loan to value ratio (as calculated under the related Mortgage Loan documents) is no greater than the lesser of (a) the loan to value ratio at the origination of the Mortgage Loan and (b) the loan to value ratio based on the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), (iv) the borrower prepays in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual Mortgaged Property(ies) being released and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property(ies), in addition to any interest shortfall and yield maintenance due under the Mortgage Loan documents, (v) lender receives a Rating Agency Confirmation, (vi) such release is permitted under REMIC requirements, and (vii) borrower delivers a REMIC opinion with respect to such release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as the LS Portfolio, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any one or more of the individual Mortgaged Properties identified on Annex A to this prospectus supplement as LS Portfolio – Buckingham and LS Portfolio – Pell in connection with a bona fide third-party sale at any time after the second anniversary of the Closing Date if the related borrower prepays a portion of such Mortgage Loan subject to satisfaction of certain conditions, including that: (i) the debt yield based on the remaining Mortgaged Properties immediately following the release is equal to or greater than (a) 9.5% and (b) the debt yield as of the date immediately prior to the proposed release, (ii) as of each of the release notice date and the consummation of the release, the debt service coverage ratio (as calculated under the related Mortgage Loan Documents) is greater than the greater of (a) the debt service coverage ratio based on all individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), and (b) 1.20x, (iii) as of each of the release notice date and the consummation of the release, the loan to value ratio (as calculated under the related Mortgage Loan documents) is no greater than the lesser of (a) the loan to value ratio at the origination of the Mortgage Loan and (b) the loan to value ratio based on the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable), (iv) the borrower prepays in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual Mortgaged Property(ies) being released and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property(ies), in addition to paying any interest shortfall and yield maintenance due under the Mortgage Loan documents, (v) the lender receives a Rating Agency Confirmation, (vi) such release is permitted under REMIC requirements, and (vii) the borrower delivers a REMIC opinion with respect to such release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lovejoy Station, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit the release of an unimproved portion of the Mortgaged Property, without any principal prepayment, provided that if, immediately following a release of such unimproved portion of the Mortgaged Property, the loan to value ratio would exceed 125%, then such release will not be permitted unless the related borrower either (i) prepays the Mortgage Loan in an amount equal to the net sales proceeds of the released property, and pays (A) any applicable interest shortfall pursuant to the terms of the loan documents in connection with such released property and (B) the yield maintenance amount to the extent that such prepayment occurs at any time prior to the open prepayment date or (ii) delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Great Lakes Plaza, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a certain parcel that is part of the parking lot and that was given no value at origination, without the payment of a release price, subject to certain conditions, including: (i) the immediately adjacent real property is owned by an affiliate of the borrower and the release is undertaken as a result of the desire of the Giant Eagle tenant at the adjoining property to expand its leased premises and (ii) borrower delivers a REMIC opinion with respect to such release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Phoenix MHC Portfolio, representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loan documents permit, at any time after 60 days from the Closing Date, the release of a portion of the Mortgaged Property that was given no value at origination, without payment of a release price, provided that the following conditions, among others, are satisfied:  (i) delivery of a Rating Agency Confirmation; (ii) delivery of a REMIC opinion with respect to such release and (iii) after giving effect to the release, the loan to value ratio does not exceed 125%, unless lender receives an acceptable tax opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Town Center & Druid Hills Self Storage, representing approximately 0.3% of the Initial Pool Balance, the Mortgage Loan documents permit, after the second anniversary of the Closing Date, the release of an individual property or properties, provided that the following conditions, among others, are satisfied:  (i) delivery of defeasance collateral in an amount equal to the greatest of (a) with respect to the property to be defeased, 125% of the allocated loan amount for such individual Mortgaged Property, (b) an amount which would result in a debt service coverage ratio for the remaining Mortgaged Property, after giving effect to the release, being not less than 1.25x, (c) an amount which would result in the loan to value ratio for the remaining Mortgaged Property or Mortgaged Properties, after giving effect to the release, being not greater than 75% and (d) if, following the partial release, the loan to value ratio of the remaining property is greater than 125%, the related borrower pays down the remaining principal balance of the Mortgage Loan such that the Mortgage Loan maintains its REMIC compliant status; (ii) the delivery of a pledge and security agreement, in form and substance acceptable to lender in its sole discretion, perfecting the lender’s first priority security interest in the defeasance collateral; (iii) delivery of a REMIC opinion; (iv) delivery of a Rating Agency Confirmation; and (iv) delivery of any other documents or instruments as the lender may reasonably require.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Addition of Real Property to the Mortgaged Property

In addition to the substitution of collateral discussed under “—Defeasance; Collateral Substitution” and “—Partial Releases and Substitution” above, the following Mortgage Loans provide for the addition of real property to the Mortgaged Property:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as The Crossroads, representing approximately 9.0% of the Initial

Pool Balance, the Mortgage Loan documents permit the borrower to acquire certain parcels of land to be added to the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) no material adverse effect on the ability of the borrower to perform or lender to enforce any material provision of any loan document, or the value, net operating income, use or possession of the Mortgaged Property, and (iv) delivery of Rating Agency Confirmation.

Escrows

Seventy-one (71) of the Mortgage Loans, representing approximately 88.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-seven (37) of the Mortgage Loans, representing approximately 82.1% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Seventy (70) of the Mortgage Loans, representing approximately 80.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-nine (59) of the Mortgage Loans, representing approximately 54.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the 10 largest Mortgage Loans or Crossed Group in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

The Whole Loans

General

Two (2) of the Mortgage Loans, representing approximately 16.2% of the Initial Pool Balance, are each part of a whole loan structure where each such Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Mortgage Loan.  Each companion loan will be held outside the Issuing Entity and is also referred to in this prospectus supplement as a “Companion Loan” and, together with the related Mortgage Loan, a “Whole Loan”), and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as CityScape – East Office/Retail, representing approximately 9.0% of the Initial Pool Balance (the “CityScape – East Office/Retail Mortgage Loan”), the related Mortgaged Property (the “CityScape – East Office/Retail Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the CityScape – East Office/Retail Mortgage Loan (the “CityScape – East

Office/Retail Companion Loan” and, together with the CityScape – East Office/Retail Mortgage Loan, the “CityScape – East Office/Retail Whole Loan”).  The CityScape – East Office/Retail Companion Loan has a principal balance as of the Cut-off Date of approximately $85,000,000.  Only the CityScape – East Office/Retail Mortgage Loan is included in the Issuing Entity.  The CityScape – East Office/Retail Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1500 Spring Garden, representing approximately 7.2% of the Initial Pool Balance (the “1500 Spring Garden Mortgage Loan”), the related Mortgaged Property (the “1500 Spring Garden Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the 1500 Spring Garden Mortgage Loan (the “1500 Spring Garden Companion Loan” and, together with the 1500 Spring Garden Mortgage Loan, the “1500 Spring Garden Whole Loan”).  The 1500 Spring Garden Companion Loan has a principal balance as of the Cut-off Date of approximately $69,500,000.  Only the 1500 Spring Garden Mortgage Loan is included in the Issuing Entity.  The 1500 Spring Garden Companion Loan is not an asset of the Issuing Entity.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Issuing Entity, as holder of the related Mortgage Loan, and the Companion Loan holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Cut-off Date Whole Loan DSCR
CityScape – East Office/Retail	$100,000,000	$85,000,000	$185,000,000	4.91000%	67.5%	1.34x
1500 Spring Garden	$80,000,000	$69,500,000	$149,500,000	4.33000%	75.8%	2.11x

Servicing of the Whole Loans

Each Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement.  In servicing each Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement, and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the related Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments under the Co-Lender Agreements

The Co-Lender Agreement with respect to each of the Whole Loans sets forth the respective rights of the holder of the related Mortgage Loan and the related Companion Loan Holder with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
the Mortgage Loan and the related Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of such Whole Loan or the related Mortgaged Property will be applied to the Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of such Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to such Whole Loan will be allocated, on a pro rata and pari passu basis, to the Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that Companion Loan or from general collections with respect to the securitization of that Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to each Whole Loan, as of any date of determination, will be the Issuing Entity, as holder of the related Mortgage Loan;  provided that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Whole Loans.  In its capacity as representative of the directing holder under each Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement with respect to the related Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Whole Loan will require the approval of the Controlling Class Representative as and to the extent described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement.  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Whole Loans as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of each Co-Lender Agreement, the holder of the related Companion Loan (or its representative which, at any time such Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of such Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan.  The consultation right of a Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and such Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of a Companion Loan (or its representative, including, if such Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by a Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights of a Companion Loan Holder (or its representative) described above, pursuant to the terms of each Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related Whole Loan.

Application of Penalty Charges

Each Co-Lender Agreement provides that Penalty Charges paid on the related Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the related Companion Loan, if any, for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the related Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the related Whole Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the related Companion Loan, be paid, (x) prior to the securitization of the related Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the related Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Whole Loans

Pursuant to the terms of each Co-Lender Agreement, if the related Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if such Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to each Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to each Whole Loan (which, as of any date of determination, will be the Issuing Entity as holder of the related Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to such Whole Loan and appoint a replacement Special Servicer without the consent of the related Companion Loan Holder.  The right of the Issuing Entity described in the preceding sentence will be exercised by the Controlling Class Representative, as representative of the directing holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to each Whole Loan and appoint a replacement Special Servicer, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated January 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or SMC, as a guarantor of the repurchase or substitution obligation of SMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to a document custodian (on behalf of the Trustee), which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i)(A) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note) and (B) in the case of a Whole Loan, a copy of the executed promissory note for the related Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office) or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form or a copy of such assignment (if the related Sponsor or its designee, rather than the Trustee or Certificate Administrator, is responsible for the recording of such assignment); (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Whole Loan, as applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or the related Whole Loan, as applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan (or the related Whole Loan, as applicable), if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, an original or copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Whole Loan, as applicable), or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements (if the related Sponsor or its designee, rather than the Trustee or the Certificate Administrator, is responsible for the filing of such assignment financing statements); (xviii) an original or copy of any mezzanine/subordinate loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such letter of credit (with the original to be delivered to the Master Servicer) and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan (or the related Whole Loan, as applicable) and any related assignment of such agreement or letters.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i)      the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)     all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)     all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)     all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)     to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)     if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC (“SMC”), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property); provided that, subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; and provided, further, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate and, if applicable, the CCRE Strip Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect).  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC18 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the SMF I Mortgage Loans, SMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in January 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Starwood Mortgage Funding I LLC and Cantor Commercial Real Estate Lending, L.P. are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of the Depositor, an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion.  As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the

GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  The Depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—The Shops at Canal Place,” “—The Crossroads,” “—Toledo Retail Portfolio,” “—Crowne Plaza Anchorage,” “—Raeford Crossing,” “—Hilton Garden Inn Pittsburgh – Cranberry,” “—Smith Brothers Hardware Building” and “—Park Meadows” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on November 14, 2013.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including September 30, 2013, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2013.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, “Starwood”).  SMF I is affiliated with LNR Partners, LLC, the special servicer.  SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina and New York, New York.

GSMC provides short-term warehousing of mortgage loans originated by SMF I through a master repurchase facility.  The SMF I Mortgage Loans are subject to such master repurchase facility.  SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Starwood’s Securitization Program

This is the seventeenth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $2.26 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.  SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this prospectus supplement regarding the SMF I Mortgage Loans.  These procedures included:

●	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

●	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the SMF I Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Blue Doors Storage Portfolio,” “—Highland Plantation Apartments,” “—Wyndham Garden Inn Long Island City” and “—246 Fifth Avenue” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below.  See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this prospectus supplement is accurate in all material respects.  Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria.  SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS 15G on January 21, 2014.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Lending Mortgage Loans”) into, the securitization described in this prospectus supplement.  CCRE Lending is a Delaware limited partnership.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.9 billion, total liabilities of approximately $1.2 billion and total partners’ equity of approximately $761 million.  As of September 30, 2013, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $ 1.025 billion of master repurchase facilities.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 591 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $10.9 billion and has acted as a sponsor and mortgage loan seller on 19 commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.

CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Lending Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Affiliates and Certain Relationships” in this prospectus supplement.

Review of CCRE Lending Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Lending Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the CCRE Lending Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Lending Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Lending Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Lending Deal Team created a data tape (the “CCRE Lending Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Lending Mortgage Loan.  The CCRE Lending Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Lending Deal Team updated the information in the CCRE Lending Data Tape with respect to the CCRE Lending Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Lending Deal Team.  The CCRE Lending Data Tape was used by the CCRE Lending Deal Team in providing the numerical information regarding the CCRE Lending Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Lending Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Lending Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Lending Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Lending Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Lending Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Lending Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Lending Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Lending Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Lending Mortgage Loans.  Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Lending Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Lending Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Lending Mortgage Loans included in the 10 largest Mortgage Loans or Crossed Group in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Lending Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Structure and Collateral Term Sheet” in this prospectus supplement.

Other Review Procedures.  In connection with the origination of each CCRE Lending Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Lending Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Lending Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Lending Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Lending Mortgage Loans originated by CCRE Lending, the CCRE Lending Deal Team also consulted with the applicable CCRE Lending Mortgage Loan origination team to confirm that the CCRE Lending Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below.  See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Lending Mortgage Loans in this prospectus supplement is accurate in all material respects.  CCRE Lending also determined that the CCRE Lending Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on July 30, 2013.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including January 1, 2011 to and including December 31, 2013, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)     the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)     the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The sole shareholder of the Depositor is The Goldman Sachs Group, Inc. (NYSE:GS).  The Depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  The Depositor will not have any material assets.  The Depositor is an affiliate of GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman, Sachs & Co., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., Starwood Mortgage Capital LLC, CCRE Lending and GS Commercial Real Estate LP are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

The Goldman Originators

Overview.  Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the Depositor.  GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.  In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.  None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Starwood Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●
Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●
Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

●
However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●
Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●
Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Cantor Commercial Real Estate Lending, L.P.

Overview.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CCRE Lending for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of CCRE Lending’s origination procedures and underwriting criteria is not intended as a representation that every CCRE Lending Mortgage Loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of particular CCRE Lending Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Lending Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE

Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan,

(iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Lending Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  The CCRE Lending Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Servicing.  Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a division of PNC Bank, National Association.  However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

The Issuing Entity

The Issuing Entity, GS Mortgage Securities Trust 2014-GC18, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—The Operating Advisor”, “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement (the “Trustee”).

DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – GS1418, and its telephone number is (714) 247-6000.  DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions.  As of December 16, 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 65 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $58.7 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information has been provided by DBTCA.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations of the Trustee to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A” by Fitch and “A2” by Moody’s, and (b) its unsecured short-term debt of at least “P-1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first 2 paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Servicer Termination Event has occurred and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator (in that capacity, the “Certificate Administrator”), the custodian and the paying agent under the Pooling and Servicing Agreement.  Wells Fargo Bank is also the Master Servicer.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.4 trillion in assets and 275,000 employees as of June 30, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $276 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2013, Wells Fargo Bank was acting as custodian of more than 65,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of such Sponsor, one or more of which mortgage loans may be included in the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2012, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2012 Wells Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, with respect to certain RMBS transactions in its platform, there were (i) payment errors that occurred during the period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(i)(B) of Regulation AB (“Payment Errors”), and (ii) reporting errors that occurred during the period that, when considered in the aggregate, led to Wells Fargo Bank’s determination that there was a material instance of noncompliance for its platform with respect to Item 1122(d)(3)(ii) of Regulation AB (“Reporting Errors”).

The 2012 Wells Assessment discloses that the identified Payment Errors and Reporting Errors that contributed to management’s determination that there were material instances of noncompliance for the platform were limited to certain RMBS transactions in the platform.  There were no identified payment errors or reporting errors for CMBS transactions like the transaction described in this prospectus supplement that contributed to management’s determination that there were material instances of noncompliance for the platform.

The 2012 Wells Assessment further discloses that the identified Payment Errors and Reporting Errors on such RMBS transactions were attributable to certain failures in processes relating to waterfall calculations and reporting that, although adapted over time, still insufficiently addressed the impact of the unprecedented levels of collateral degradation in RMBS transactions on the calculation of principal and interest payments and losses and associated investor reporting.

The 2012 Wells Assessment also discloses that (i) appropriate actions have been taken or are in the process of being taken to remediate the identified Payment Errors and Reporting Errors, and (ii) adjustments have been or will be made to the waterfall calculations and other operational processes and quality control measures applied to the RMBS transactions in Wells Fargo Bank’s platform to minimize the risk of future payment and reporting errors.

The 2012 Wells Assessment was attached to Form 10-K filings for certain transactions in Wells Fargo Bank’s platform that were subject to the reporting requirements of the Securities Exchange Act of 1934.

The foregoing information has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim custodial agreement, Wells Fargo Bank is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P.

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to the Depositor, the Master Servicer and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement; provided that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all the Certificates as provided in the preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Certificate Administrator to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on (a) its unsecured long term debt of at least “A” by Fitch and “A2” by Moody’s, and (b) its unsecured short-term debt of at least “P-1” by Moody’s, or have such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Trustee, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00314% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Operating Advisor

Park Bridge Lender Services LLC (the “Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments.  These engagements have included:  mortgage brokerage, loan syndication, equity private placements, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

All private placements, merger and acquisition transactions and fairness opinions are executed through Park Bridge Securities LLC, a direct, wholly-owned, broker-dealer subsidiary of Park Bridge Financial.  Park Bridge Securities LLC is a member of FINRA and SIPC.

Park Bridge Lender Services is acting as operating advisor or trust advisor for approximately $25.3 billion of commercial mortgage-backed securities issued in 24 transactions since March 2012.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information under this heading has been provided by Park Bridge Lender Services.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans and the Companion Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the Companion Loan Holders for the servicing and administering of the Mortgage Loans and the Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank will act as the master servicer for the Mortgage Loans and the Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also the Certificate Administrator. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013
By Approximate Number:	39,125	38,132	35,189	33,354
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$434.37

Within this portfolio, as of December 31, 2013, are approximately 23,971 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $357.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Companion Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Companion Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Companion Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information has been provided by Wells Fargo Bank.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or

any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Pursuant to an interim servicing agreement between Wells Fargo Bank and CGMRC, a Sponsor and an Originator, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo Bank and SMF I, a Sponsor, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, including, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization by SMF I.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans (in such capacity, the “Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 137 as of August 31, 2013.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and (m) 137 domestic CMBS pools as of

August 31, 2013 with a then current face value in excess of $131 billion.  Additionally, LNR Partners has resolved approximately $50.1 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $4.5 billion for the 8 months ended August 31, 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of December 2013, LNR Partners had approximately 226 employees responsible for the special servicing of commercial real estate assets.  As of August 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included over 10,200 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $131.5 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans backing the Certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the Servicing Standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Starwood Mortgage Funding I LLC), any Originator (other than Starwood Mortgage Capital LLC) or any significant obligor.  LNR Partners, however, is an affiliate of Starwood Mortgage Funding I LLC, one of the Sponsors, Starwood Mortgage Capital LLC, an Originator and LNR Securities Holdings, LLC, which entity is expected to purchase the Class X-D Certificates and approximately 75% of the Class E, Class F and Class G Certificates on the Closing Date.

Except for LNR Partners acting as special servicer for this securitization transaction, an affiliate of LNR Partners is purchasing the Class X-D Certificates and approximately 75% of the Class E, Class F and Class G Certificates, SMF I being one of the Sponsors and SMC being an Originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee, the Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee, the Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding the Special Servicer set forth in this section entitled “—The Special Servicer” has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans (or Whole Loans, as applicable), without cause by the applicable Certificateholders if a Control Termination Event has occurred and is continuing.  For so long as a Control Termination Event does not exist, the Special Servicer may be replaced without cause at the direction of the Controlling Class Representative, as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of LNR Partners as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses”, “—Inspections”, and “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement. LNR Partners’ ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Companion Loan (including a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each such Mortgage Loan and Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Companion Loan and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans and the Companion Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan and Companion Loan (which may be zero) and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Companion Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan (or Whole Loan) documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan (or Whole Loan) documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise) with respect to such Mortgage Loan (or Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the Mortgage Loan (or Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final pay-off or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.  Within any 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account the offset described above) with respect to any Mortgage Loan will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan after giving effect to such transaction, subject to a minimum fee of $25,000 as a result of the imposition of the cap.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan (or Whole Loan) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, but excluding any amounts allocable to a Companion Loan pursuant to the related Co-Lender Agreement.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Companion Loan Holder) with respect to such Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected

Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loans that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted pay-off (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to 1.0% with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan by a mezzanine loan holder, if any, within 90 days of when each such related purchase option first becomes exercisable or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest in the Mortgage Loans and REO Properties) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Companion Loan or Mortgaged Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (or Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan or Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee,  Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC® Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Companion Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00121% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to each Mortgage Loan	from time to time	the related fee/ investment income

	– 100% of assumption application fees on non-Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable)	from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
with respect to any Specially Serviced Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loans (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan and prorated for partial periods)
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Work-out Fee / Special Servicer
with some limited exceptions, calculated at (a) 1.0% with respect to any Corrected Loan or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest) on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
with some limited exceptions, an amount equal to the greater of: (a) 1.0% of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted, each Specially Serviced Loan and each REO Property; and (b) $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
accrues at a per annum rate equal to 0.00314% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
accrues at a per annum rate equal to 0.00121% (which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate and the Trustee/Certificate Administrator Fee Rate, is equal to the Administrative Fee Rate with respect to each Mortgage Loan) on the Stated Principal Balance of the Mortgage Loans (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		from time to time	paid by related borrower

Type/Recipient	Amount	Frequency	Source of Funds

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor,  the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		from time to time	general collections

Under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip, which is not part of Available Funds, on each Mortgage Loan in the CCRE Strip Pool on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strip with respect to the related Collection Period.  The CCRE Strip will be subordinate to the Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Affiliates and Certain Relationships

The Depositor is an affiliate of Goldman Sachs Mortgage Company, a Sponsor and an Originator, GS Commercial Real Estate LP, an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Citigroup Global Markets Realty Corp., a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters, are affiliated with each other.  In addition, Wells Fargo Bank, National Association is both the Certificate Administrator and the Master Servicer.

LNR Partners, LLC, the Special Servicer, Starwood Mortgage Funding I LLC, a Sponsor, and Starwood Mortgage Capital LLC, an Originator, are affiliated with each other and LNR Securities Holdings, LLC, the purchaser on the closing date of the Class X-D Certificates and approximately 75% of the Class E, Class F and Class G Certificates and the initial controlling class representative.

Citigroup Global Markets Realty Corp. will, as of the date of issuance of the Offered Certificates, hold the CityScape – East Office/Retail Companion Loan and the 1500 Spring Garden Companion Loan.

Pursuant to interim servicing agreements between Wells Fargo Bank, which is the Master Servicer and the Certificate Administrator, and each of the entities indicated below, Wells Fargo Bank acts as interim servicer with respect to:

●	certain of the Mortgage Loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a Sponsor and an Originator; and

●	all of the Mortgage Loans to be contributed to this securitization by Starwood Mortgage Funding I LLC, a Sponsor.

Wells Fargo Bank, which is the Master Servicer and the Certificate Administrator, may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

Wells Fargo Bank, which is the Master Servicer and the Certificate Administrator, is also acting as the interim custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and Cantor Commercial Real Estate Lending, L.P.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Trust Company Americas who is acting as the Trustee) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Some or all of the Mortgage Loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the Depositor, are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of the date of this prospectus supplement, Deutsche Bank AG, Cayman Islands Branch is not the repurchase agreement counterparty with respect to the Mortgage Loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the Depositor (although that could change prior to the issuance of the Certificates).

In addition, Goldman Sachs Mortgage Company, a Sponsor and an Originator, and an affiliate of the Depositor, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to Starwood Mortgage Funding I LLC through a repurchase facility.  All of the Mortgage Loans that Starwood Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding I LLC in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates are referred to as the “Class X Certificates” in this prospectus supplement.  The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this prospectus supplement.  The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strip), (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Whole Loan, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$56,812,000
Class A-2	$116,213,000
Class A-3	$216,747,000
Class A-4	$301,979,000
Class A-AB	$87,793,000
Class X-A	$847,754,000
Class X-B	$76,563,000
Class X-C	$22,273,000
Class X-D	$66,818,128
Class A-S(1)	$68,210,000	(2)
Class B(1)	$76,563,000	(2)
Class PEZ(1)	$189,318,000	(2)
Class C(1)	$44,545,000	(2)
Class D	$55,682,000
Class E	$22,273,000
Class F	$12,528,000
Class G	$54,290,128

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $68,210,000, $76,563,000 and $44,545,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each of the Class A-S, Class B, Class PEZ and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components.  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates.  The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange.  The actual Certificate Principal Amount of any Class of Exchangeable Certificates issued on the Closing Date may be less than the maximum Certificate Principal Amount of that Class and may be zero.  The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date.  The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class PEZ Certificates.

The “Certificate Principal Amount” of any Class of Certificates or Trust Component outstanding at any time represents the maximum amount to which its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of the related Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component immediately prior to the related Distribution Date.  The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates.  The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates immediately prior to the related Distribution Date.  The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class F and Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component.  As of the Closing Date, the Class A-S Percentage Interest will be 100.0%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to 4.383% per annum.  The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.  The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest.  As of the Closing Date, the Class A-S-PEZ Percentage Interest will be 0.0%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be 100.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the lesser of 4.885% per annum and the WAC Rate.  The Class B

Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be 0.0%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be 100.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be 0.0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ

Certificate, the principal amount of the component of such Certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below.  In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate.  None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in February 2014.  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.  For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

 The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)   the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(A)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(B)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries received after the related Determination Date;

(C)   all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)   with respect to the Distribution Date in February 2014, the aggregate Interest Deposit Amount for the Mortgage Pool remitted by the Depositor to the Distribution Account;

(E)   with respect to each Mortgage Loan that accrued interest on an Actual/360 Basis and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(F)   the CCRE Strip;

(G)   all yield maintenance charges and prepayment premiums;

(H)   all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(I)    any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)  all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(iii)  with respect to the Distribution Date in March 2014, the aggregate Interest Deposit Amount for the Mortgage Pool remitted by the Depositor to the Distribution Account; and

(iv)  for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Companion Loan (other than any REO Mortgage Loan and/or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan or REO Companion Loan or (ii) any Mortgage Loan or Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in February 2014, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in February 2014.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall)  on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Lending Mortgage Loan (other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Bangor Parkade, representing approximately 1.7% of the Initial Pool Balance).

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates and Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates and any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 1.298%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 2.924%.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 3.801%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.074%.

The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 3.648%.

The Pass-Through Rate on the Class A-S Certificates is a per annum rate equal to 4.383%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the lesser of 4.885% and the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 3.722%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 3.722%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 3.722%.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date.  The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The approximate initial Pass-Through Rate on each Class of the Class X Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  However, for purposes of calculating Pass-Through Rates and the WAC

Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts; provided that, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and with respect to the Distribution Date in March 2014, the Interest Deposit Amount will be included in determining the Net Mortgage Loan Rate.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for each Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Companion Loan equal to the Servicing Fee Rate for such Companion Loan.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Companion Loan (including REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of related principal payments received by the Issuing Entity or advanced for such Distribution Date.  The “Stated Principal Balance” of each Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Companion Loan that are received by the holder thereof in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or Companion Loan is paid in full or such Mortgage Loan or Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any related Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Companion Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Whole

Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Companion Loan.

 The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)  the sum, without duplication, of:

(1)   the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if received or (other than balloon payments) advanced by the Master Servicer or Trustee, in respect of such Distribution Date);

(2)   the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)   Unscheduled Payments on the Mortgage Loans (including the REO Mortgage Loans) on deposit in the Collection Account as of the related Determination Date; and

(4)   the Principal Shortfall, if any, for such Distribution Date, less

(b)  the sum, without duplication, of the amount of any reimbursements of:

(1)   Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)   Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable one-month period ending on the related Determination Date, whether in the form of Liquidation Proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan”  is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)       to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)      to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)      to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)      to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)       to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)      to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage

Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) and the Class PEZ Certificates is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class  A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group of (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, based upon the aggregate amount of principal distributed to the Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) in each YM Group in the following manner: (i) each Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and Trust Components in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions to the applicable Class(es) of Sequential Pay Certificates and/or Trust Component(s) will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either

YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G or Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”, “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and, if applicable, the related Co-Lender Agreement; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related

Whole Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property (and, if applicable, except as expressly forth in the related Co-Lender Agreement)) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and therefore, the Exchangeable Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero:  first, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components (and therefore, the Exchangeable Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and/or default interest and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.  Excess Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Regular Certificates and the Trust Components), on the other hand, on the basis of the amount accrued in respect of the CCRE Strip, on the one hand, and in respect of interest on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans or Companion Loans (other than a Specially Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum with respect to each Mortgage Loan (and related REO Mortgage Loan) and Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates.  The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates.  The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates.  The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; then, to the Class F Certificates; then, to the Class E Certificates; then, to the Class D Certificates; then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reductions.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (or Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Whole Loan, interest on the related Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Whole Loan will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component (and correspondingly to the applicable Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly notify in writing the holders of each class of Control Eligible Certificates of the determination of any such Appraisal Reduction.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A, Class X-B, Class X-C and Class X-D Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  The Voting Rights of any Class of Certificates are required to be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component of the Class PEZ Certificates that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or a Companion Loan Holder or its representative and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or to a Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B)  such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “-Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the

Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Starwood Mortgage Capital LLC, in the case of Starwood Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates).  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-A Certificates.  Any reduction of the Certificate Principal Amount of the Class B Trust Component as a result of the application of Realized Losses will also reduce the Notional Amount of the Class X-B Certificates.  Realized Losses will be allocated to the respective Classes of the Certificates (other than the Class X, Class R and Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, provisions requiring a partial principal prepayment in connection with a partial release of real estate collateral, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—

Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any underlying Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates and/or Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates).  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A and Class X-B certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the applicable Exchangeable Certificates) (which, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates or the Class A-S Trust Component will also reduce the Notional Amount of the Class X-A Certificates and in the case of the Class B Trust Component will also reduce the Notional Amount of the Class X-B Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate and, if applicable, the CCRE Strip Rate for each Mortgage Loan is the respective rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate” and “Additional Strip”, respectively, with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in February 2014, (x) the Certificates will be issued on February 3, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiii) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount and (xiv) the initial Certificate Principal Amounts or Notional Amounts (or, in the case of Exchangeable

Certificates, the maximum Certificate Principal Amounts) of the Certificates are as set forth in the table and the footnotes to the table under “Certificate Summary” in this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	86%	86%	86%	86%	86%
January 10, 2016	69%	69%	69%	69%	69%
January 10, 2017	50%	50%	50%	50%	50%
January 10, 2018	22%	22%	22%	22%	22%
January 10, 2019	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.72	2.72	2.72	2.71	2.70
First Principal Payment Date	Feb 2014	Feb 2014	Feb 2014	Feb 2014	Feb 2014
Last Principal Payment Date	Nov 2018	Sep 2018	Sep 2018	Sep 2018	Jun 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.87	4.86	4.84	4.82	4.62
First Principal Payment Date	Nov 2018	Sep 2018	Sep 2018	Sep 2018	Jun 2018
Last Principal Payment Date	Jan 2019	Jan 2019	Jan 2019	Jan 2019	Jan 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.80	9.76	9.71	9.67	9.54
First Principal Payment Date	Oct 2023	May 2023	May 2023	May 2023	May 2023
Last Principal Payment Date	Dec 2023	Dec 2023	Nov 2023	Nov 2023	Sep 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.87	9.86	9.85	9.83	9.60
First Principal Payment Date	Dec 2023	Dec 2023	Nov 2023	Nov 2023	Sep 2023
Last Principal Payment Date	Jan 2024	Jan 2024	Dec 2023	Dec 2023	Sep 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	81%	81%	81%	81%	81%
January 10, 2021	60%	60%	60%	60%	60%
January 10, 2022	39%	39%	39%	39%	39%
January 10, 2023	16%	16%	16%	16%	16%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.40	7.40	7.40	7.40	7.40
First Principal Payment Date	Jan 2019	Jan 2019	Jan 2019	Jan 2019	Jan 2019
Last Principal Payment Date	Oct 2023	Oct 2023	Oct 2023	Oct 2023	Sep 2023

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.93	9.86	9.64
First Principal Payment Date	Jan 2024	Jan 2024	Dec 2023	Dec 2023	Sep 2023
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.93	9.91	9.67
First Principal Payment Date	Jan 2024	Jan 2024	Dec 2023	Dec 2023	Sep 2023
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums—
otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
January 10, 2015	100%	100%	100%	100%	100%
January 10, 2016	100%	100%	100%	100%	100%
January 10, 2017	100%	100%	100%	100%	100%
January 10, 2018	100%	100%	100%	100%	100%
January 10, 2019	100%	100%	100%	100%	100%
January 10, 2020	100%	100%	100%	100%	100%
January 10, 2021	100%	100%	100%	100%	100%
January 10, 2022	100%	100%	100%	100%	100%
January 10, 2023	100%	100%	100%	100%	100%
January 10, 2024	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023
Last Principal Payment Date	Jan 2024	Jan 2024	Jan 2024	Jan 2024	Oct 2023

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including January 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Sequential Pay Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.248%	3.251%	3.252%	3.254%	3.262%
96-00	2.845%	2.847%	2.848%	2.849%	2.856%
97-00	2.447%	2.449%	2.449%	2.451%	2.455%
98-00	2.056%	2.056%	2.057%	2.058%	2.061%
99-00	1.670%	1.670%	1.670%	1.671%	1.672%
100-00	1.289%	1.289%	1.289%	1.289%	1.289%
101-00	0.914%	0.914%	0.914%	0.913%	0.912%
102-00	0.545%	0.544%	0.543%	0.542%	0.539%
103-00	0.180%	0.179%	0.178%	0.177%	0.172%
104-00	-0.179%	-0.181%	-0.182%	-0.184%	-0.190%
105-00	-0.534%	-0.536%	-0.537%	-0.539%	-0.547%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.075%	4.077%	4.081%	4.086%	4.130%
96-00	3.840%	3.842%	3.844%	3.848%	3.883%
97-00	3.607%	3.608%	3.610%	3.613%	3.639%
98-00	3.377%	3.378%	3.379%	3.381%	3.398%
99-00	3.150%	3.150%	3.151%	3.152%	3.160%
100-00	2.926%	2.925%	2.925%	2.925%	2.925%
101-00	2.704%	2.703%	2.702%	2.701%	2.692%
102-00	2.484%	2.483%	2.482%	2.480%	2.462%
103-00	2.267%	2.266%	2.264%	2.261%	2.234%
104-00	2.053%	2.051%	2.048%	2.044%	2.009%
105-00	1.840%	1.838%	1.835%	1.830%	1.787%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.459%	4.461%	4.464%	4.466%	4.474%
96-00	4.328%	4.330%	4.332%	4.334%	4.339%
97-00	4.199%	4.200%	4.201%	4.203%	4.207%
98-00	4.071%	4.071%	4.073%	4.073%	4.076%
99-00	3.944%	3.945%	3.945%	3.946%	3.947%
100-00	3.819%	3.819%	3.819%	3.819%	3.819%
101-00	3.696%	3.696%	3.695%	3.694%	3.693%
102-00	3.574%	3.573%	3.572%	3.571%	3.568%
103-00	3.453%	3.452%	3.451%	3.449%	3.445%
104-00	3.334%	3.333%	3.330%	3.328%	3.323%
105-00	3.216%	3.214%	3.212%	3.209%	3.202%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.741%	4.742%	4.742%	4.743%	4.755%
96-00	4.609%	4.609%	4.610%	4.611%	4.620%
97-00	4.478%	4.479%	4.479%	4.480%	4.487%
98-00	4.349%	4.349%	4.350%	4.350%	4.355%
99-00	4.222%	4.222%	4.222%	4.222%	4.224%
100-00	4.096%	4.096%	4.096%	4.096%	4.096%
101-00	3.972%	3.971%	3.971%	3.971%	3.968%
102-00	3.849%	3.848%	3.848%	3.848%	3.843%
103-00	3.727%	3.727%	3.726%	3.726%	3.718%
104-00	3.607%	3.607%	3.606%	3.605%	3.595%
105-00	3.488%	3.488%	3.487%	3.486%	3.474%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	4.472%	4.472%	4.472%	4.472%	4.472%
96-00	4.306%	4.306%	4.306%	4.306%	4.306%
97-00	4.142%	4.142%	4.142%	4.142%	4.142%
98-00	3.980%	3.980%	3.980%	3.980%	3.980%
99-00	3.820%	3.820%	3.820%	3.820%	3.820%
100-00	3.661%	3.661%	3.661%	3.661%	3.661%
101-00	3.505%	3.505%	3.505%	3.505%	3.505%
102-00	3.351%	3.351%	3.351%	3.351%	3.351%
103-00	3.198%	3.198%	3.198%	3.198%	3.198%
104-00	3.047%	3.047%	3.047%	3.047%	3.047%
105-00	2.898%	2.898%	2.898%	2.898%	2.898%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6-12	12.368%	12.336%	12.294%	12.236%	11.895%
6-16	11.780%	11.748%	11.706%	11.647%	11.302%
6-20	11.212%	11.178%	11.136%	11.076%	10.728%
6-24	10.661%	10.627%	10.584%	10.523%	10.171%
6-28	10.126%	10.092%	10.048%	9.987%	9.631%
7-00	9.608%	9.573%	9.529%	9.467%	9.108%
7-04	9.104%	9.069%	9.024%	8.961%	8.599%
7-08	8.615%	8.580%	8.534%	8.471%	8.105%
7-12	8.140%	8.104%	8.058%	7.993%	7.625%
7-16	7.677%	7.641%	7.595%	7.529%	7.157%
7-20	7.227%	7.190%	7.143%	7.078%	6.702%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
0-12	40.270%	40.284%	40.304%	40.334%	40.403%
0-16	29.078%	29.092%	29.111%	29.141%	29.102%
0-20	21.968%	21.982%	22.000%	22.030%	21.898%
0-24	16.897%	16.910%	16.928%	16.957%	16.749%
0-28	13.016%	13.029%	13.047%	13.075%	12.803%
1-00	9.904%	9.917%	9.934%	9.961%	9.635%
1-04	7.323%	7.336%	7.353%	7.380%	7.006%
1-08	5.129%	5.142%	5.158%	5.185%	4.770%
1-12	3.228%	3.240%	3.257%	3.283%	2.831%
1-16	1.556%	1.568%	1.584%	1.610%	1.124%
1-20	0.066%	0.077%	0.093%	0.119%	-0.396%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.061%	5.061%	5.062%	5.065%	5.077%
96-00	4.928%	4.928%	4.928%	4.931%	4.940%
97-00	4.796%	4.796%	4.796%	4.798%	4.805%
98-00	4.665%	4.665%	4.665%	4.667%	4.671%
99-00	4.537%	4.537%	4.537%	4.537%	4.539%
100-00	4.409%	4.409%	4.409%	4.409%	4.409%
101-00	4.284%	4.284%	4.284%	4.283%	4.280%
102-00	4.159%	4.159%	4.159%	4.158%	4.153%
103-00	4.037%	4.037%	4.037%	4.034%	4.027%
104-00	3.915%	3.915%	3.915%	3.912%	3.903%
105-00	3.795%	3.795%	3.795%	3.792%	3.780%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.588%	5.588%	5.588%	5.588%	5.601%
96-00	5.451%	5.451%	5.451%	5.451%	5.461%
97-00	5.315%	5.315%	5.315%	5.315%	5.323%
98-00	5.182%	5.182%	5.182%	5.182%	5.187%
99-00	5.050%	5.050%	5.050%	5.050%	5.052%
100-00	4.919%	4.919%	4.919%	4.919%	4.919%
101-00	4.790%	4.790%	4.790%	4.790%	4.787%
102-00	4.663%	4.663%	4.663%	4.663%	4.657%
103-00	4.537%	4.537%	4.537%	4.537%	4.529%
104-00	4.413%	4.413%	4.413%	4.413%	4.402%
105-00	4.290%	4.290%	4.290%	4.290%	4.277%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.438%	5.438%	5.438%	5.440%	5.452%
96-00	5.302%	5.302%	5.302%	5.304%	5.313%
97-00	5.167%	5.167%	5.167%	5.169%	5.176%
98-00	5.034%	5.034%	5.035%	5.036%	5.040%
99-00	4.903%	4.903%	4.903%	4.904%	4.906%
100-00	4.774%	4.774%	4.774%	4.775%	4.774%
101-00	4.646%	4.646%	4.646%	4.646%	4.643%
102-00	4.520%	4.520%	4.520%	4.520%	4.514%
103-00	4.395%	4.395%	4.395%	4.395%	4.387%
104-00	4.271%	4.271%	4.271%	4.271%	4.260%
105-00	4.149%	4.149%	4.149%	4.149%	4.136%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.757%	5.757%	5.757%	5.757%	5.770%
96-00	5.618%	5.619%	5.619%	5.619%	5.629%
97-00	5.482%	5.482%	5.482%	5.482%	5.490%
98-00	5.347%	5.347%	5.348%	5.348%	5.353%
99-00	5.214%	5.214%	5.214%	5.215%	5.217%
100-00	5.083%	5.083%	5.083%	5.083%	5.083%
101-00	4.953%	4.953%	4.953%	4.953%	4.950%
102-00	4.825%	4.825%	4.825%	4.825%	4.820%
103-00	4.698%	4.698%	4.698%	4.698%	4.690%
104-00	4.573%	4.573%	4.573%	4.573%	4.563%
105-00	4.449%	4.449%	4.449%	4.449%	4.436%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The servicing of the Mortgage Loans, the Companion Loans and any REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, the Companion Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans, Companion Loans and any REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire Whole Loan was a part of the Mortgage Pool.  With respect to each Whole Loan, if the related Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in the Mortgage Loan to the Trustee, as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Certificate Administrator, in its capacity as custodian, as soon as available.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Certificate Administrator, or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  SMC is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of SMC in respect of SMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and Whole Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans and the Whole Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and the Companion Loan Holders for the servicing and administering of the Mortgage Loans (or Whole Loans, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Whole Loans, and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Whole Loans) and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.      with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Whole Loans

●	with a view to—

1.      the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans and Whole Loans; or

2.      in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Whole Loan is involved, with a view to the maximization of recovery on such Whole Loan to the Certificateholders and the related Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.      any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.      the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer;

3.      the obligation, if any, of the Master Servicer to make Advances;

4.      the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.      the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan —

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan or Whole Loan (including an REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)      the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)      there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders in such Mortgage Loan (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in such Whole Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder); or

(c)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Whole Loan (or REO Mortgage Loan or REO Companion Loan) be transferred to special servicing); or

(d)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)      the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)      the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)      the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan (or, in the case of a Whole Loan, the interests of the Certificateholders or the related Companion Loan Holder in such Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole Loan).

An “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) occurs if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (or Whole Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan or Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, the CCRE Strip) on a Mortgage Loan (but not the related Companion Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on any Mortgage Loan that is subject to an Appraisal Reduction will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect of delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Whole Loan) and related REO Property to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance; provided, that in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance), provided such Advance is not determined by the Master Servicer, in its reasonable judgment, to be nonrecoverable, within a specified number of days as set forth in the Pooling and Servicing Agreement.  Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.  Any such advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as are Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Penalty Charges on the related Mortgage Loan, a shortfall will result which may adversely affect distributions on the Certificates and possibly cause a Realized Loss.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  Any such non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made), will not be ultimately recoverable, as described in the first sentence of this paragraph.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if advanced, be a Non-Recoverable Advance, if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master

Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and/or the related Companion Loan Holder constituted a single lender).

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to each Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer, Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account” ) with respect to each Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Whole Loan in the related Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges received as of the related Determination Date.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, an amount equal to one day’s interest at the related Net Mortgage Loan Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied, first, to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates and/or Trust Components after application of the Available Funds for such Distribution Date, and then, to the extent such gains exceed amounts reasonably anticipated to be required to offset possible future Realized Losses (as determined by the Special Servicer), to make payments to the Class R Certificates.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and any Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)), on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and any Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will be payable to the Certificate Administrator.

If with respect to any Mortgage Loan (or Whole Loan) the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Whole Loan) upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under the related Co-Lender Agreement and as provided below) all Penalty Charges and Modification Fees received with respect to a Mortgage Loan or Whole Loan (subject to the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan  or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—Application of Penalty Charges” in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges distributable on the related Distribution Date and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement or otherwise, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate

Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Whole Loan, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Companion Loan Holder.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Special Servicer, or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans”, the Special Servicer will be required to (a) with respect to Specially Serviced Loans, determine, in a manner consistent with the Servicing Standard, or (b) with respect to non-Specially Serviced Loans, determine (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  However, the Special Servicer or the Master Servicer, as applicable, may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Special Servicer or the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, the principal balance of any applicable Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator are required to cause (or, in the case of a sub-servicer that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause) any sub-servicer (required under Regulation AB) retained by it to deliver) annually to the Certificate Administrator, the Depositor and (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) the Operating Advisor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the related sub-servicing agreement in the case of a sub-servicer, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause each servicing function participant (or, in the case of each servicing function participant that a Sponsor requires the Master Servicer to retain, to use commercially reasonable efforts to cause such servicing function participant) to furnish), annually, to the Certificate Administrator, the Trustee, the Companion Loan Holders (or, in the case of a Companion Loan that is part of a securitization, the applicable depositor and any other applicable reporting parties), the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than certain excess servicing fees that may be retained by the Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective obligations or duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Companion Loan Holder on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account, any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing

Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable to such Class (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) or, if affected thereby, by the Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)      any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities or (ii) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)      the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; and

(h)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Companion Loan (or a portion of or interest in a Companion Loan).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of the related Whole Loan only, subject to the discussion below, upon the written direction of the affected Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Companion Loan, the related Companion Loan Holder or the rating on a class of the related Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Companion Loan, the related Companion Loan Holder or the rating on a class of related Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” above only has an adverse effect on a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Companion Loan Holder may terminate the Special Servicer with respect to the related Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Whole Loan only, by the related Companion Loan Holder).  Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Companion Loan Holder affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Whole Loan, the related Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be replaced without cause at the direction of the Controlling Class Representative; and

(b)      if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of

Certificates (other than the Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates (other than the Class R Certificates) evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, the Certificate Administrator will be required to obtain a Rating Agency Confirmation from each Rating Agency, and the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-

pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)      to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)      to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)      to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus) or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)      to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement;

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(h)      in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement.

Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Companion Loan Holder in its capacity as such without its consent or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).  Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request, and will be entitled to rely conclusively upon, an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) of the first paragraph of this section entitled “—Amendment” (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable), then at the expense of the Issuing Entity) stating that the execution of the amendment is authorized or permitted by the Pooling and Servicing Agreement.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid directly out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity paid directly out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative (and the related Companion Loan Holder with respect to a Whole Loan).

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the related Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or any Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the related Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, the related Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing

Entity and, if applicable, the related Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Companion Loan Holder.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to

Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, constituted a single lender) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Whole Loan, the related Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest bidder is an Interested Person (provided that the Trustee may not be a bidder), then the Trustee will be required to determine whether the cash bid constitutes a fair price unless (i) the bid is equal to or greater than the applicable Repurchase Price, (ii) the bid is the highest bid received and (iii) at least two other bids are received from independent third parties; provided, however, that no bid from an Interested Person will constitute a fair price unless (A) it is the highest bid received and (B) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to each Whole Loan, pursuant to the terms of the related Co-Lender Agreement, if such Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if such  Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—Sale of a Defaulted Whole Loan” above in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists) and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Companion Loan, the related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor, the consent or consultation rights of the Controlling Class Representative, and the consultation rights of any related Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to any non-Specially Serviced Loan, the Master Servicer’s determination to consent to or approve a request by a borrower with respect any Special Servicer Decision will be subject to the Special Servicer’s processing and consent, or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request subject to the consent of the Special Servicer as further described below. “Special Servicer Decision” means each of the following:

(i)        approving leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)       approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)      approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)       any requests for the disbursement of earnouts or holdback amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties identified in the Pooling and Servicing Agreement;

(vi)      in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan documents have been satisfied, any request to incur additional debt in accordance with the terms of the Mortgage Loan documents; and

(vii)     approving material easements.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) or any Special Servicer Decision will be required to refer the request to the Special Servicer, which will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Whole Loan may be subject to the consultation rights of the related Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan Holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and the date of the modification and deliver a copy to the Trustee, the related Companion Loan Holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable, and subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Whole Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of a Mortgage Loan or Whole Loan or any extension of the maturity date of such Mortgage Loan or Whole Loan;

(C)      any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)      any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(H)      releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(I)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Whole Loan and for which there is no lender discretion;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      following a default or an event of default with respect to a Mortgage Loan or Whole Loan, any acceleration of the Mortgage Loan or Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)     any determination of an Acceptable Insurance Default;

(N)      any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Whole Loan (if applicable), the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling

Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, or any related Co-Lender Agreement or any intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Principal Amount of the Controlling Class as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.

The initial Controlling Class Representative is expected to be LNR Securities Holdings LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of LNR Securities Holdings LLC, as holder (or beneficial owner) of a majority of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative or (b) notice that LNR Securities Holdings LLC is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination

Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class and (2) confirmation as to whether a Control Termination Event has occurred in the previous calendar year preceding any such request.  The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided, and will be entitled to assume that the identity of the Controlling Class Representative has not changed absent notice of a replacement of the Controlling Class Representative by a majority of the Controlling Class, or the resignation of the then-current Controlling Class Representative.

A “Control Termination Event” will (i) occur when there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) be deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard) and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time the initial Controlling Class Certificateholder, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Principal Amount), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Whole Loan, the Special Servicer will be required (i) to provide to the related Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative (without regard to the occurrence of a Control Termination Event or a Consultation Termination Event), and (ii) upon request, to consult with the related Companion Loan Holder (or its representative) on a strictly non-

binding basis and consider alternative actions recommended by the related Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans—Consultation and Control” in this prospectus supplement.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)      may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any related Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement and set forth in the Pooling and Servicing Agreement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult on a non-binding basis with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing

Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or sub-servicer, and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor's review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report.  Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to a Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Holder(s), constitute a single lender), and not solely any particular Class of Certificateholders or any Companion Loan Holder (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Whole Loan, the related Companion Loan Holder (or its representative)) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or any related Companion Loan Holder (or its representative) under any related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative or any related Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative and/or related Companion Loan Holder (or its representative), with respect to such Specially Serviced Loan or Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or any related Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” in this prospectus supplement, subject to Companion Loan Holder consent as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)      the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause”, the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, DBRS, Inc. (“DBRS”), Standard & Poor’s Ratings Services (“S&P”) and/or Morningstar Credit Ratings, LLC (“Morningstar”) but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, DBRS, S&P and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, Controlling Class Representative or an affiliate of the Special Servicer or Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the

Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.  Notwithstanding the foregoing, if there are no classes of Sequential Pay Certificates or Class PEZ Certificates outstanding other than the Class E, Class F and Class G Certificates, then the Controlling Class Representative may terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) without the payment of any termination fee, provided, however, that the Operating Advisor will continue to receive the Operating Advisor Fee until the termination of the trust fund.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Whole Loan, the related Companion Loan Holder.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Companion Loan Holder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and any related Companion Loan Holder, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to a Whole Loan, the related Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, any related Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either Trust REMIC or the loss of REMIC status, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and if there is no response to either such Rating Agency Confirmation request within 5 business days of such second request, as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then:

(x)
with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) or (z)  below), the

Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing) (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be deemed given if such Controlling Class Representative does not respond within 7 business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard whether such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in accordance with the Servicing Standard, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Mortgage Loans and non-Specially Serviced Loans if the Special Servicer is processing the action requiring Rating Agency Confirmation with respect to such non-Specially Serviced Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied));

(y)	with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)
with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to  be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not  cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y) or (z), or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Companion Loan as to which there exist Companion Loan Securities, if any action relating to the servicing and administration of the related Mortgage Loan, the related Whole Loan, or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer for the related Whole Loan) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of the Companion Loan to assign a rating to such Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of a Whole Loan, subject to certain rights of the related Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such party, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class R Certificates) for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information”, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification and corrected loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending June 30, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available (and, in the case of the SEC Edgar filings referred to below, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC) to any Privileged Person (provided that the final prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)  the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)  the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)  the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)  the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)  the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)  the “Investor Q&A Forum”; and

(G)  solely to Certificateholders and Certificate Owners, the “Investor Registry”.

●
The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the

Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to those parties);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

USE OF PROCEEDS

GS Mortgage Securities Corporation II expects to receive from this offering approximately 109.7% of the aggregate principal balance of the Offered Certificates, plus accrued interest from  January 1, 2014, before deducting expenses payable by the Depositor.  The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust

REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the CCRE Strip), the proceeds of the Mortgage Loans and any foreclosure property that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of such Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.  For the purposes of the following discussion, the Offered Certificates other than the Exchangeable Certificates are referred to as the “Offered Regular Certificates”.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement, and (3)  compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a)  the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-S Certificates will represent a undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, 15 Mortgage Loans are secured, in whole or in part, by multifamily properties representing approximately 12.5% of the Initial Pool Balance by allocated loan amount.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.  For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to the Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Original Issue Discount

Holders of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Regular Certificates.  See “Material Federal Income Tax Consequence—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and each of the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate (other than an Exchangeable Certificate) and a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price”.  The issue price of a class of Offered Regular Certificates or a Trust Component is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components.  The stated redemption price at maturity of an Offered Regular Certificate or a Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or a Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A or Class X-B Certificates) or Trust

Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Offered Certificates (other than the Class X-A and Class X-B Certificates) will not be issued with original issue discount.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Classes, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences For REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S, Class B and Class C Trust Components will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this prospectus supplement.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this prospectus supplement. See “—Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Certificateholder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted an administrative exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

●	The acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

●
The Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) that meets the requirements of the Exemption (an “Exemption Rating Agency”).

●
The Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they be rated in one of the four highest generic rating categories.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the general conditions set forth above will be satisfied with respect to the related Offered Certificate, including whether the Offered Certificates are appropriately rated by an NRSRO that meets the criteria to be an Exemption Rating Agency.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO, to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Pennsylvania, Michigan, Louisiana and Texas and representing approximately 16.7%, 12.9%, 11.7% and 10.0%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings.  Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers.  Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction.  The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage.  After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor.  There is no right of redemption after foreclosure sale in Pennsylvania.  In certain circumstances, deficiency judgments may be obtained.  The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan.  Sometimes a separate assignment of leases and rents is also used.  Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well.  Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of “waste” as a result of failure to pay property taxes or insurance premiums.  A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default.  Typically, the mortgage will obtain the mortgagor’s consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval.  Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff’s sale after the requisite publication.  The latter is much quicker -- perhaps 90 to 120 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances.  In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration.  An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed.  A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender’s counsel constructs the waiver language.  Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan’s assignment of rents statute.  Both foreclosure remedies allow for deficiencies to be established; however, a separate action on the debt that is in process prior to foreclosure cannot be separately maintained but must be consolidated with the foreclosure once instituted.

Commercial mortgage loans in Louisiana are secured by mortgages. Under Louisiana law, all mortgages must be foreclosed through the court system. Louisiana provides for two separate methods of foreclosure, (i) ordinary process and (ii) executory process. Ordinary process involves bringing a suit in court against the mortgagor and requires that the mortgagee prove its case to the court whereupon the court will issue a judgment recognizing the lien of the mortgage. Thereafter, a writ of fieri facias is issued and the property is sold at public auction with the mortgagee being paid on a priority basis out of the remaining proceeds after costs and expenses are reimbursed. Ordinary process entails the delays normally associated with litigation. Executory process may be used to foreclose on a property only if (i) the mortgage was executed before a notary with two witnesses attesting to the mortgage, (ii) the terms of the mortgage contain certain specific grants and acknowledgments, and (iii) all evidence required by Louisiana statutes authorizing executory process is presented to the court at filing in the exact form and substance required by the statutes. To foreclose on a property using executory process, the mortgagee must file a petition in the parish where the property is located or where the mortgagor is domiciled attaching the original note and a certified copy of the mortgage. The court will issue an order of executory process and notice of demand is then served on the mortgagor. If payment is not made within three days, a writ of seizure and sale addressed to the sheriff is issued and the property is seized. The sheriff is then required to follow specific requirements for the sale of the property, which may be accomplished in 30 days at a public sale. In the event the mortgage contains a waiver of the mortgagor’s right of appraisal and the mortgagee enforces that waiver, if the proceeds from the sale are insufficient to discharge the indebtedness, the mortgagee is prohibited from subsequently bringing an action to seek recovery of the deficiency.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m.

and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, address the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which payments might differ from those originally contemplated.  In addition, a rating does not address the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of payment of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component.  The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and provide ongoing rating surveillance with respect to the Offered Certificates.  Although the Depositor may prepay fees for ongoing rating surveillance by the Rating Agencies, the Depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Goldman, Sachs & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts or Notional Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%.  Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners with respect to approximately 64.7% and 35.3%, respectively, of the total principal balance of the Offered Certificates.  Drexel Hamilton, LLC is acting as co-manager.

Class	Goldman, Sachs & Co.	Citigroup Global Markets Inc.	Drexel Hamilton, LLC
Class A-1	$ 36,749,179	$ 20,062,821	$ —
Class A-2	$ 75,173,068	$ 41,039,932	$ —
Class A-3	$ 140,204,082	$ 76,542,918	$ —
Class A-4	$ 195,336,907	$ 106,642,093	$ —
Class A-AB	$ 56,789,423	$ 31,003,577	$ —
Class X-A	$ 548,374,701	$ 299,379,299	$ —
Class X-B	$ 49,525,230	$ 27,037,770	$ —
Class A-S	$ 44,122,043	$ 24,087,957	$ —
Class B	$ 49,525,230	$ 27,037,770	$ —
Class PEZ	$ —	$ —	$ —
Class C	$ 28,814,197	$ 15,730,803	$ —

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,400,000.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice.  We cannot assure you as to the liquidity of the trading market for the Offered Certificates or that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the Certificate Principal Amount or Notional Amount of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman, Sachs & Co., one of the underwriters, is an affiliate of the Depositor, GSMC (a Sponsor and an Originator) and GS CRE (an Originator).  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CGMRC (a Sponsor and an Originator).  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests

and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering and (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering.  That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans and (ii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans.  See “Transaction Parties—Compensation of the Sponsors” in this prospectus supplement.

Additionally, proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make the applicable payments to, GSMC, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty.  As result of the circumstances described above, Goldman, Sachs & Co. and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Kaye Scholer LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2012 Wells Assessment	S-188	Class A-S-PEZ Percentage Interest	S-211
Acceptable Insurance Default	S-256	Class B Percentage Interest	S-211
Acting General Counsel’s Opinion	S-84	Class B Trust Component	S-211
Actual/360 Basis	S-137	Class B-PEZ Percentage Interest	S-212
Administrative Fee Rate	S-191, S-218	Class C Percentage Interest	S-212
ADR	S-99	Class C Trust Component	S-212
Advance Rate	S-258	Class C-PEZ Percentage Interest	S-212
Advances	S-258	Class PEZ Component	S-212
Ancillary Fees	S-200	Class PEZ Component A-S	S-212
Annual Debt Service	S-99	Class PEZ Component B	S-212
Appraisal Reduction	S-230	Class PEZ Component C	S-212
Appraisal Reduction Event	S-229	Class X Certificates	S-209
Appraised Value	S-99	Class X Strip Rate	S-217
Appraised-Out Class	S-232	Clearstream	S-235
Appraiser	S-231	Clearstream Participants	S-237
Assessment of Compliance	S-266	Closing Date	S-99
Assumption Fees	S-200	CMBS	S-55
Attestation Report	S-266	Code	S-51, S-96, S-303
Available Funds	S-214	Co-Lender Agreement	S-148
Balloon Balance	S-100	Collection Account	S-261
Balloon Mortgage Loans	S-138	Collection Period	S-215
Bankruptcy Code	S-56	Companion Loan	S-147
Base Interest Fraction	S-224	Companion Loan Holder	S-147
Borrower Delayed Reimbursements	S-200	Companion Loan Securities	S-269
B-Piece Buyer	S-90	Compensating Interest Payment	S-228
Capital	S-119	Condemnation Proceeds	S-215
CBE	S-247	Consent Fees	S-199
CCRE Depositor	S-165	Consultation Termination Event	S-18, S-284
CCRE Lending	S-98, S-163	Control Eligible Certificates	S-233
CCRE Lending Data Tape	S-164	Control Termination Event	S-17, S-285
CCRE Lending Deal Team	S-164	Controlling Class	S-284
CCRE Lending Mortgage Loans	S-98, S-163	Controlling Class Certificateholder	S-284
CCRE Strip	S-16, S-215	Controlling Class Representative	S-284
CCRE Strip Pool	S-216	Corrected Loan	S-256
CCRE Strip Rate	S-215	CPR	S-242
Certificate Administrator	S-187	CREFC®	S-297
Certificate Owners	S-236	CREFC® Intellectual Property Royalty
Certificate Principal Amount	S-211	License Fee	S-218
Certificate Registrar	S-235	CREFC® Reports	S-297
Certificateholder	S-234	Cross Over Date	S-223
Certificates	S-209	Crossed Group	S-100
Certifying Certificateholder	S-238	Crossover Tenants	S-101
CGMRC	S-98, S-158	CRR	S-60
CGMRC Data File	S-160	Cut-off Date	S-98
CGMRC Mortgage Loans	S-98	Cut-off Date Balance	S-98
CGMRC Securitization Database	S-159	Cut-off Date DSCR	S-101
Class	S-209	Cut-off Date Loan-to-Value Ratio	S-100
Class A-AB Scheduled Principal		Cut-off Date LTV Ratio	S-100
Balance	S-220	DBRS	S-292
Class A-S Percentage Interest	S-211	DBTCA	S-185
Class A-S Trust Component	S-211	Debt Service Coverage Ratio	S-101

Debt Yield on Underwritten NCF	S-100	GS CRE	S-98
Debt Yield on Underwritten Net Cash		GS CRE Mortgage Loans	S-98
Flow	S-100	GSMC	S-98, S-156
Debt Yield on Underwritten Net		GSMC Data Tape	S-157
Operating Income	S-100	GSMC Deal Team	S-156
Debt Yield on Underwritten NOI	S-100	GSMC Mortgage Loans	S-98
Defaulted Mortgage Loan	S-202	Hard Lockbox	S-101
Defeasance Deposit	S-141	Indirect Participants	S-235
Defeasance Loans	S-140	Initial Pool Balance	S-98
Defeasance Lock-Out Period	S-140	In-Place Cash Management	S-101
Defeasance Option	S-140	Interest Accrual Amount	S-216
Definitive Certificate	S-235	Interest Accrual Period	S-216
Depositaries	S-235	Interest Deposit Amount	S-98
Depositor	S-99, S-166	Interest Distribution Amount	S-216
Determination Date	S-215	Interest Only Mortgage Loans	S-137
Disclosable Special Servicer Fees	S-203	Interest Reserve Account	S-261
Distribution Accounts	S-261	Interest Shortfall	S-216
Distribution Date	S-213	Interested Person	S-280
Dollar General	S-144	Investor Certification	S-234
DSCR	S-101, S-180	Investor Q&A Forum	S-300
DTC	S-235	Investor Registry	S-301
DTC Participants	S-235	IRS	S-96
Due Date	S-137	Issuing Entity	S-98
Due Diligence Requirement	S-60	KBRA	S-269
EEA	S-60	Largest Tenant	S-101
Eligible Operating Advisor	S-292	Largest Tenant Lease Expiration	S-101
ERISA	S-308	Liquidation Fee	S-201
ERISA Plan	S-308	Liquidation Fee Rate	S-202
Euroclear	S-235	Liquidation Proceeds	S-202
Euroclear Operator	S-237	LNR Partners	S-195
Euroclear Participants	S-237	Loan Per Unit	S-101
Excess Liquidation Proceeds Reserve		Lower-Tier Distribution Account	S-261
Account	S-261	Lower-Tier Regular Interests	S-304
Excess Modification Fees	S-199	Lower-Tier REMIC	S-50, S-303
Excess Penalty Charges	S-200	LTV	S-180
Excess Prepayment Interest Shortfall	S-228	LTV Ratio at Maturity	S-102
Exchange Act	S-155	MAI	S-230
Exchange Date	S-213	Major Decision	S-282
Exchangeable Certificates	S-209	Master Servicer	S-192
Exchangeable Distribution Account	S-262	Master Servicer Remittance Date	S-257
Exchangeable Proportion	S-212	Material Breach	S-154
Excluded Plan	S-309	Material Document Defect	S-154
Exemption	S-308	Maturity Date Loan-to-Value Ratio	S-102
Exemption Rating Agency	S-308	Maturity Date LTV Ratio	S-102
FDIA	S-84	Modeling Assumptions	S-242
FDIC	S-84	Modification Fees	S-200
FDIC Safe Harbor	S-84	Monthly Payment	S-215
Final Asset Status Report	S-289	Moody’s	S-269
Fitch	S-269	Morningstar	S-292
Form 8-K	S-155	Mortgage	S-98
FSMA	S-9	Mortgage File	S-152
Goldman Originators	S-167	Mortgage Loan Purchase Agreement	S-151
GPLET	S-137	Mortgage Loan Rate	S-218
Grantor Trust	S-304	Mortgage Loan Schedule	S-252
Groups	S-223	Mortgage Loans	S-98
GS Bank	S-84	Mortgage Note	S-98

Mortgage Pool	S-98	PTE	S-51
Mortgaged Property	S-98	Public Documents	S-299
Most Recent NOI	S-102	Qualified Substitute Mortgage Loan	S-154
Net Cash Flow	S-104	Rated Final Distribution Date	S-155
Net Condemnation Proceeds	S-215	Rating Agencies	S-312
Net Mortgage Loan Rate	S-217	Rating Agency Confirmation	S-296
NMTC	S-120	Rating Agency Declination	S-296
NMTC CityScape	S-120	Realized Loss	S-227
NMTC Note C-1	S-120	Record Date	S-214
NMTC Note C-2	S-120	Regular Certificates	S-209
Non-Recoverable Advance	S-259	Related Group	S-103
Non-Reduced Certificates	S-233	Release Date	S-140
Notional Amount	S-211	REMIC	S-303
NRSRO	S-308	REO Account	S-209
Occupancy	S-103	REO Companion Loan	S-219
Occupancy Date	S-103	REO Mortgage Loan	S-219
Offered Certificates	S-209	REO Property	S-209
Offered Regular Certificates	S-304	Reporting Errors	S-188
OID Regulations	S-305	Repurchase Price	S-153
OLA	S-84	Requesting Holders	S-232
Operating Advisor	S-191	Requesting Party	S-294
Operating Advisor Consulting Fee	S-203	Restricted Group	S-308
Operating Advisor Fee	S-203	Restricted Party	S-289
Operating Advisor Fee Rate	S-203	Retention Requirement	S-60
Operating Advisor Standard	S-289	RevPAR	S-103
Operating Advisor Termination Event	S-291	Rooms	S-105
Original Balance	S-103	Rule 17g-5	S-273
Originators	S-98, S-167	Rules	S-236
P&I Advance	S-257	S&P	S-292
Pads	S-105	Sanjel	S-108
Park Bridge Financial	S-191	SEC	S-156
Park Bridge Lender Services	S-191	SEL	S-172, S-182
Participants	S-235	Sequential Pay Certificates	S-210
Pass-Through Rate	S-216	Servicer Termination Events	S-268
Payment Errors	S-188	Servicing Fee	S-198
PCR	S-172, S-175	Servicing Fee Rate	S-198
Penalty Charges	S-200	Servicing Standard	S-253
Percentage Interest	S-214	Servicing Transfer Event	S-255
Permitted Special Servicer/Affiliate	Fees S-203	Similar Law	S-308
PIPs	S-76, S-122	Similar Requirements	S-60
Plan	S-308	SMC	S-98, S-154
PML	S-172, S-182	SMF I	S-99, S-161
Pooling and Servicing Agreement	S-99	SMF I Data Tape	S-162
Prepayment Assumption	S-306	SMF I Mortgage Loans	S-98
Prepayment Interest Excess	S-228	Soft Lockbox	S-103
Prepayment Interest Shortfall	S-228	Soft Springing Lockbox	S-103
Prepayment Penalty Description	S-103	Special Servicer	S-195
Prepayment Provision	S-103	Special Servicer Decision	S-280
Prime Rate	S-259	Special Servicing Fee	S-200
Principal Balance Certificates	S-210	Special Servicing Fee Rate	S-200
Principal Distribution Amount	S-219	Specially Serviced Loan	S-255
Principal Shortfall	S-219	Sponsors	S-99, S-156
Privileged Information	S-289	Springing Cash Management	S-103
Privileged Information Exception	S-289	Springing Lockbox	S-104
Privileged Person	S-301	Starwood	S-161
Property Advances	S-258	Starwood Review Team	S-162

Stated Principal Balance	S-218	Underwritten Net Operating Income	S-104
TBM	S-119	Underwritten NOI	S-104
Terms and Conditions	S-237	Underwritten Revenues	S-104
Third Party Report	S-99	Units	S-105
TIA Applicability Determination	S-274	Unscheduled Payments	S-219
Trailing 12 NOI	S-102	Updated Appraisal	S-276
Tranche Percentage Interest	S-212	Upper-Tier Distribution Account	S-261
TRIA	E-1- 9	Upper-Tier REMIC	S-50, S-303
TRIPRA	S-82	Voting Rights	S-233
Trust Component	S-212	WAC Rate	S-217
Trust REMIC	S-50	Wachovia	S-192
Trust REMICs	S-304	Weighted Average Mortgage Loan Rate	S-105
Trustee	S-185	Wells Fargo Bank	S-187
Trustee/Certificate Administrator Fee	S-190	Whole Loan	S-147
Trustee/Certificate Administrator Fee		Whole Loan Custodial Account	S-261
Rate	S-190	Withheld Amounts	S-261
Underwriter Entities	S-86	Workout Fee	S-200
Underwritten EGI	S-104	Workout Fee Rate	S-201
Underwritten Expenses	S-104	Workout-Delayed Reimbursement
Underwritten NCF	S-104	Amount	S-260
Underwritten NCF DSCR	S-101	YM Group A	S-223
Underwritten Net Cash Flow	S-104	YM Group B	S-223

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
1	Loan	8	GSMC	The Shops at Canal Place	NAP	NAP	301-333 Canal Street	New Orleans	Louisiana	70130	Retail	Regional Mall	1982	2006	216,938
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	NAP	NAP	1 East Washington Street	Phoenix	Arizona	85004	Mixed Use	Office/Retail	2007-2010	NAP	641,935
3	Loan		GSMC	The Crossroads	NAP	NAP	6650 South Westnedge Avenue	Portage	Michigan	49024	Retail	Regional Mall	1980	2001	348,810
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	NAP	NAP	1500 Spring Garden Street	Philadelphia	Pennsylvania	19130	Office	CBD	1947	2000	1,068,125
5	Loan	18, 19	CCRE	Wyoming Valley Mall	NAP	NAP	29 Wyoming Valley Mall Road	Wilkes-Barre	Pennsylvania	18702	Retail	Super Regional Mall	1971	1995, 2007	909,757
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	Group 2	Group A									240,776
6.01	Property			930 Retail Drive			930 Retail Drive	Fort Mill	South Carolina	29715	Self Storage	Self Storage	2006	NAP	70,040
6.02	Property			2527 Little Rock Road			2527 Little Rock Road	Charlotte	North Carolina	28214	Self Storage	Self Storage	2008	NAP	65,010
6.03	Property			4023 East Franklin Boulevard			4023 East Franklin Boulevard	Gastonia	North Carolina	28056	Self Storage	Self Storage	2007	NAP	65,370
6.04	Property			935 North New Hope Road			935 North New Hope Road	Gastonia	North Carolina	28054	Self Storage	Self Storage	2006	NAP	40,356
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	Group 2	Group A									159,615
7.01	Property			5600 Roanoke Trail			5600 Roanoke Trail	Tallahassee	Florida	32312	Self Storage	Self Storage	2005	NAP	66,630
7.02	Property			5086 Tennessee Capital Boulevard			5086 Tennessee Capital Boulevard	Tallahassee	Florida	32303	Self Storage	Self Storage	1988	2006	92,985
8	Loan	21, 22	SMF I	Blue Doors Bentonville	Group 2	Group A	2110 Southeast J Street	Bentonville	Arkansas	72712	Self Storage	Self Storage	2004	NAP	81,680
9	Loan		GSMC	Toledo Retail Portfolio	Group 1	NAP									403,616
9.01	Property			Monroe Street Portfolio			5107-5115 and 5135-5203 Monroe Street	Toledo	Ohio	43623	Retail	Anchored	1971, 2005	NAP	110,504
9.02	Property			Monroe Street Market Square			5329-5333 Monroe Street	Toledo	Ohio	43623	Retail	Anchored	1970, 1990	NAP	125,654
9.03	Property			Shops at Franklin Place			5223-5225 Monroe Street	Toledo	Ohio	43623	Retail	Anchored	1990	NAP	167,458
10	Loan		CGMRC	The Haier Building	NAP	NAP	1356 Broadway	New York	New York	10018	Mixed Use	Office/Retail	1924	2005	63,500
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	NAP	NAP	109 West International Airport Road	Anchorage	Alaska	99518	Hospitality	Full Service	2009	NAP	165
12	Loan	24, 25	CCRE	Bangor Parkade	NAP	NAP	482-534 Stillwater Avenue	Bangor	Maine	04401	Retail	Anchored	2005	NAP	232,381
13	Loan		CGMRC	Dollar General Portfolio	NAP	NAP									399,268
13.01	Property			3518 Highway 70 South			3518 Highway 70 South	Pierre Part	Louisiana	70339	Retail	Single Tenant Retail	2007	NAP	9,014
13.02	Property			615 West 2nd Avenue			615 West 2nd Avenue	Corsicana	Texas	75110	Retail	Single Tenant Retail	2006	NAP	9,100
13.03	Property			1704 La Salle Avenue			1704 La Salle Avenue	Waco	Texas	76706	Retail	Single Tenant Retail	2006	NAP	9,014
13.04	Property			100 East 2nd Street			100 East 2nd Street	Big Lake	Texas	76932	Retail	Single Tenant Retail	2007	NAP	9,100
13.05	Property			95 East State			95 East State	Sherrill	New York	13461	Retail	Single Tenant Retail	1955	2006	12,000
13.06	Property			903 North Greer Boulevard			903 North Greer Boulevard	Pittsburg	Texas	75686	Retail	Single Tenant Retail	2007	NAP	9,014
13.07	Property			701 East Criner Street			701 East Criner Street	Grandview	Texas	76050	Retail	Single Tenant Retail	2007	NAP	9,014
13.08	Property			1318 West Main Street			1318 West Main Street	Olney	Texas	76374	Retail	Single Tenant Retail	2008	NAP	9,100
13.09	Property			2855 Mahoning Avenue Northwest			2855 Mahoning Avenue Northwest	Warren	Ohio	44483	Retail	Single Tenant Retail	2006	NAP	9,014
13.10	Property			10270 State Route 550			10270 State Route 550	Vincent	Ohio	45784	Retail	Single Tenant Retail	2006	NAP	9,014
13.11	Property			12 Alta Drive			12 Alta Drive	Alderson	West Virginia	24910	Retail	Single Tenant Retail	2005	NAP	9,014
13.12	Property			1301 North Sewell Drive			1301 North Sewell Drive	Pawnee	Oklahoma	74058	Retail	Single Tenant Retail	2005	NAP	9,014
13.13	Property			1502 North Main Street			1502 North Main Street	Andrews	Texas	79714	Retail	Single Tenant Retail	2007	NAP	9,100
13.14	Property			610 North Broadway			610 North Broadway	Beggs	Oklahoma	74421	Retail	Single Tenant Retail	2005	NAP	9,014
13.15	Property			403 West South Street			403 West South Street	Shreve	Ohio	44676	Retail	Single Tenant Retail	2005	NAP	9,014
13.16	Property			10217 Highway 182 East			10217 Highway 182 East	Amelia	Louisiana	70380	Retail	Single Tenant Retail	2006	NAP	9,014
13.17	Property			1808 West Water Street			1808 West Water Street	Elmira	New York	14905	Retail	Single Tenant Retail	1966	2006	10,300
13.18	Property			113 Utica Street			113 Utica Street	Hamilton	New York	13346	Retail	Single Tenant Retail	2005	NAP	9,014
13.19	Property			16418 US Highway 70			16418 US Highway 70	Lone Grove	Oklahoma	73443	Retail	Single Tenant Retail	2005	NAP	9,014
13.20	Property			325 South Front Street			325 South Front Street	Oak Hill	Ohio	45656	Retail	Single Tenant Retail	2005	NAP	9,014
13.21	Property			49840 East Park Drive			49840 East Park Drive	Tuppers Plains	Ohio	45783	Retail	Single Tenant Retail	2005	NAP	9,014
13.22	Property			210 Bobbitt Avenue			210 Bobbitt Avenue	Lynchburg	Ohio	45142	Retail	Single Tenant Retail	2005	NAP	9,014
13.23	Property			101 East State Highway 276			101 East State Highway 276	West Tawakoni	Texas	75474	Retail	Single Tenant Retail	2002	NAP	9,014
13.24	Property			33 West Main Street			33 West Main Street	Salineville	Ohio	43945	Retail	Single Tenant Retail	2005	NAP	9,014
13.25	Property			7269 Ridge Road			7269 Ridge Road	Sodus	New York	14551	Retail	Single Tenant Retail	2005	NAP	9,014
13.26	Property			7365 Highway 105			7365 Highway 105	Beaumont	Texas	77713	Retail	Single Tenant Retail	2004	NAP	9,014
13.27	Property			2100 Thistle Hill Drive			2100 Thistle Hill Drive	Spring Grove	Pennsylvania	17362	Retail	Single Tenant Retail	2003	NAP	8,125
13.28	Property			519 Park Avenue			519 Park Avenue	Abbeville	Louisiana	70510	Retail	Single Tenant Retail	2006	NAP	9,014
13.29	Property			1410 Harrisburg Pike			1410 Harrisburg Pike	Columbus	Ohio	43223	Retail	Single Tenant Retail	2005	NAP	9,014
13.30	Property			120 East Franklin Street			120 East Franklin Street	Bellbrook	Ohio	45305	Retail	Single Tenant Retail	2005	NAP	9,014
13.31	Property			1140 Church Point Highway			1140 Church Point Highway	Rayne	Louisiana	70578	Retail	Single Tenant Retail	2004	NAP	9,014
13.32	Property			8829 Cameron Street			8829 Cameron Street	Duson	Louisiana	70529	Retail	Single Tenant Retail	2005	NAP	9,014
13.33	Property			1812 Highway 71 South			1812 Highway 71 South	LeCompte	Louisiana	71346	Retail	Single Tenant Retail	2005	NAP	9,014
13.34	Property			618 Seventh Avenue			618 Seventh Avenue	Beaver Falls	Pennsylvania	15010	Retail	Single Tenant Retail	2005	NAP	9,014
13.35	Property			411 4th Street			411 4th Street	Ralls	Texas	79357	Retail	Single Tenant Retail	2006	NAP	9,014
13.36	Property			4665 Tuscarawas Road			4665 Tuscarawas Road	Beaver	Pennsylvania	15009	Retail	Single Tenant Retail	2005	NAP	8,125
13.37	Property			8557 Main Street			8557 Main Street	Honeoye	New York	14471	Retail	Single Tenant Retail	2005	NAP	9,014
13.38	Property			300 East Central Avenue			300 East Central Avenue	Nixon	Texas	78140	Retail	Single Tenant Retail	2005	NAP	9,014
13.39	Property			210 OSR East			210 OSR East	Normangee	Texas	77871	Retail	Single Tenant Retail	2005	NAP	9,014
13.40	Property			231 State Highway 147			231 State Highway 147	Zavalla	Texas	75980	Retail	Single Tenant Retail	2005	NAP	9,014
13.41	Property			800 West Military Highway			800 West Military Highway	Brackettville	Texas	78832	Retail	Single Tenant Retail	2006	NAP	9,014
13.42	Property			465 Donner Avenue			465 Donner Avenue	Monessen	Pennsylvania	15062	Retail	Single Tenant Retail	2005	NAP	8,000
13.43	Property			106 M Street			106 M Street	St. Paul	Nebraska	68873	Retail	Single Tenant Retail	1984	2000	11,520
13.44	Property			716 North Brinton Avenue			716 North Brinton Avenue	Dixon	Illinois	61021	Retail	Single Tenant Retail	1970	1999	7,336
14	Loan	26	GSMC	Raeford Crossing	NAP	NAP	6452 Raeford Road	Fayetteville	North Carolina	28304	Multifamily	Garden	2012	NAP	291
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	NAP	NAP	2000 Garden View Lane	Cranberry Township	Pennsylvania	16066	Hospitality	Limited Service	2012	NAP	136
16	Loan		GSMC	Smith Brothers Hardware Building	NAP	NAP	580 North Fourth Street	Columbus	Ohio	43215	Office	CBD	1926	1998	190,949
17	Loan	52	GSMC	Park Meadows	NAP	NAP	398 Enchanted Parkway	Manchester	Missouri	63021	Multifamily	Garden	1970	2009-2013	280
18	Loan		CGMRC	Minnesota Self Storage Portfolio	NAP	NAP									229,410
18.01	Property			Edina Mini Storage			7225 Bush Lake Road	Edina	Minnesota	55439	Self Storage	Self Storage	1967	2002	72,035
18.02	Property			Bloomington Self Storage			150 81st Street West	Bloomington	Minnesota	55420	Self Storage	Self Storage	1970	2004	70,888
18.03	Property			Minneapolis Self Storage			425 Washington Avenue North	Minneapolis	Minnesota	55401	Self Storage	Self Storage	1892	2006	34,746
18.04	Property			Lakeville Premier Self Storage			21002 Heron Way	Lakeville	Minnesota	55044	Self Storage	Self Storage	2002	NAP	51,741
19	Loan		SMF I	Highland Plantation Apartments	NAP	NAP	5151 Highland Road	Baton Rouge	Louisiana	70808	Multifamily	Student Housing	1967	2008	420
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	NAP	NAP	44-21 9th Street	Long Island City	New York	11101	Hospitality	Limited Service	2012	NAP	128
21	Loan		CGMRC	Gessner Estates Apartments	NAP	NAP	8701 Town Park Drive	Houston	Texas	77036	Multifamily	Garden	1979	NAP	659
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	NAP	NAP	246 Fifth Avenue	New York	New York	10001	Mixed Use	Office/Retail	1890	2002	28,041
23	Loan	18	CGMRC	Lakeway Commons	NAP	NAP	900 Ranch Road 620 South	Lakeway	Texas	78734	Mixed Use	Retail/Office	1998	NAP	63,844

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
24	Loan		GSMC	Maitland Concourse	NAP	NAP	800, 850, 875 Concourse Parkway South	Maitland	Florida	32751	Office	General Suburban	1999, 2000 and 2002	NAP	133,607
25	Loan		CGMRC	Quorum II Plaza	NAP	NAP	4900 Belt Line Road	Dallas	Texas	75254	Retail	Unanchored	1981	NAP	77,813
26	Loan		SMF I	Katella Corporate Center	NAP	NAP	4281 Katella Avenue	Los Alamitos	California	90720	Office	General Suburban	1987	NAP	80,764
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	NAP	NAP									83,108
27.01	Property			Lubbock Shopping Center			1803 7th Street	Lubbock	Texas	79401	Retail	Shadow Anchored	2006	NAP	19,900
27.02	Property			Bay City Shopping Center			4500 7th Street	Bay City	Texas	77414	Retail	Shadow Anchored	2008	NAP	23,084
27.03	Property			Uvalde Shopping Center			3250 East Main Street	Uvalde	Texas	78801	Retail	Shadow Anchored	2005	NAP	24,160
27.04	Property			Alice Shopping Center			2611 East Main Street	Alice	Texas	78332	Retail	Shadow Anchored	2008	NAP	15,964
28	Loan	33	CCRE	Legends at Canyon & Weatherford	NAP	NAP									692
28.01	Property	33		Legends at Weatherford			601 West Oklahoma Avenue	Weatherford	Oklahoma	73096	Multifamily	Student Housing	2006	NAP	356
28.02	Property	33		Legends at Canyon			47 Valley View Road	Canyon	Texas	79015	Multifamily	Student Housing	2006	NAP	336
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	NAP	NAP	7500 Bellaire Boulevard	Houston	Texas	77036	Office	General Suburban	1962	NAP	113,851
30	Loan	37	SMF I	Holiday Inn Columbia Airport	NAP	NAP	110 McSwain Drive	West Columbia	South Carolina	29169	Hospitality	Full Service	2010	NAP	122
31	Loan		CGMRC	Stratford Place Apartments	NAP	NAP	21901 Kings Pointe Boulevard	Brownstown Township	Michigan	48183	Multifamily	Garden	2003	NAP	180
32	Loan		SMF I	Wrigleyville Retail Portfolio	NAP	NAP									17,502
32.01	Property	38		947-959 West Addison Street			947-959 West Addison Street	Chicago	Illinois	60613	Retail	Shadow Anchored	1902	2013	5,882
32.02	Property			947-949 West Wellington Avenue			947-949 West Wellington Avenue	Chicago	Illinois	60657	Retail	Shadow Anchored	1907	1991	7,500
32.03	Property	39		2427-2429 North Lincoln Avenue			2427-2429 North Lincoln Avenue	Chicago	Illinois	60614	Retail	Single Tenant Retail	1901	2004	4,120
33	Loan		SMF I	Aeroplex One	NAP	NAP	10049 Harrison Road	Romulus	Michigan	48174	Industrial	Warehouse/Distribution	2001	NAP	300,000
34	Loan		GSMC	South Elm Business Park	NAP	NAP	101-211 Creek Ridge Road and 3012 South Elm Eugene Street	Greensboro	North Carolina	27406	Industrial	Flex	1981-1988	NAP	332,934
35	Loan		GSMC	Columbia Square	NAP	NAP	3505-3549 Columbia Parkway	Cincinnati	Ohio	45226	Mixed Use	Office/Retail	2007-2009	NAP	73,798
36	Loan	40	GSMC	Residence Inn College Station	NAP	NAP	720 University Drive East	College Station	Texas	77840	Hospitality	Limited Service	2008	NAP	84
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	NAP	NAP									169
37.01	Property	41		Brittany Knoll Apartments			Various	Stuarts Draft	Virginia	24477	Multifamily	Garden	1990, 2001	NAP	156
37.02	Property			Abbey Rose Townhomes			10 Abbey Court	Fishersville	Virginia	22939	Multifamily	Garden	2006	NAP	13
38	Loan		GSMC	Pine Aire Apartments	Group 4	NAP	26090 West 12 Mile Road	Southfield	Michigan	48034	Multifamily	Garden	1972-1978	NAP	334
39	Loan		SMF I	Heilig Levine	NAP	NAP	131-137 South Wilmington Street & 111-117 East Hargett Street	Raleigh	North Carolina	27601	Mixed Use	Office/Retail	1870-1920	2005	51,565
40	Loan		SMF I	Monterey Retail Center	NAP	NAP	6830-6870 South Rainbow Boulevard	Las Vegas	Nevada	89118	Retail	Shadow Anchored	2008	NAP	41,770
41	Loan		CGMRC	LV II Self Storage Portfolio	Group 3	NAP									193,805
41.01	Property			LV II Self Storage Portfolio - Sure Save			5555 South Fort Apache Road	Las Vegas	Nevada	89148	Self Storage	Self Storage	2004	NAP	73,620
41.02	Property			LV II Self Storage Portfolio - AAA Quality			4480 Berg Street	North Las Vegas	Nevada	89081	Self Storage	Self Storage	2005	NAP	58,415
41.03	Property			LV II Self Storage Portfolio - Beltway			6590 West Warm Springs Road	Las Vegas	Nevada	89118	Self Storage	Self Storage	2004	NAP	61,770
42	Loan		GSMC	Arbor on Richmond	NAP	NAP	3401 Ocee Street	Houston	Texas	77063	Multifamily	Garden	1979	2011	304
43	Loan		GSMC	121 Hillpointe & 130 Technology	NAP	NAP	121 Hillpointe Drive and 130 Technology Drive	Canonsburg	Pennsylvania	15317	Office	Flex	1996, 1998	NAP	81,163
44	Loan	42	SMF I	Regency Plaza	NAP	NAP	348, 352, 354 & 380 North Nellis Boulevard	Las Vegas	Nevada	89110	Retail	Shadow Anchored	1978, 1984, 1985, 1998	2010	69,152
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	NAP	NAP	1920 Austins Colony Parkway	Bryan	Texas	77802	Hospitality	Limited Service	2009	NAP	100
46	Loan	45, 46	SMF I	Gateway Commerce Center	NAP	NAP	7478 Limestone Drive	Gainesville	Virginia	20155	Retail	Shadow Anchored	2005	NAP	55,820
47	Loan		CGMRC	LS Portfolio	Group 3	NAP									124,381
47.01	Property			LS Portfolio - Buckingham			500 Buckingham Road	Richardson	Texas	75081	Self Storage	Self Storage	2000-2001	NAP	71,041
47.02	Property			LS Portfolio - Pell			4161 Pell Drive	Sacramento	California	95838	Self Storage	Self Storage	2003	NAP	53,340
48	Loan	47	SMF I	Lovejoy Station	NAP	NAP	11155 Tara Boulevard	Hampton	Georgia	30228	Retail	Anchored	1995	NAP	77,133
49	Loan	18	SMF I	Oliver Creek Shopping Center	NAP	NAP	6543 Atlanta Highway	Montgomery	Alabama	36117	Retail	Anchored	2002	NAP	94,744
50	Loan		GSMC	Stonesthrow Apartments	NAP	NAP	3207 Stones Throw Lane	Durham	North Carolina	27713	Multifamily	Garden	1979	2013	144
51	Loan		GSMC	Southport Industrial Complex	NAP	NAP	2928, 2934 & 2940 Ramco Street	West Sacramento	California	95691	Industrial	Warehouse/Distribution	2001	NAP	191,652
52	Loan		CGMRC	Danville Towne Centre	NAP	NAP	2 East Main Street	Danville	Illinois	61832	Mixed Use	Retail/Office	1981-1983	1986	189,191
53	Loan	48	SMF I	AmeriCenter Portfolio	NAP	NAP									42,598
53.01	Property			AmeriCenter - Novi			28175 Haggerty Road	Novi	Michigan	48377	Office	General Suburban	2002	NAP	20,520
53.02	Property			AmeriCenter - Dublin			5650 Blazer Parkway	Dublin	Ohio	43017	Office	General Suburban	2002	NAP	22,078
54	Loan		GSMC	Great Lakes Plaza	Group 1	NAP	7900 Plaza Boulevard	Mentor	Ohio	44060	Retail	Anchored	1977	1996	81,622
55	Loan		GSMC	Abbey Lake Apartments	NAP	NAP	2005 East Pinetree Boulevard	Thomasville	Georgia	31792	Multifamily	Garden	1974, 1979, 2008	NAP	152
56	Loan		GSMC	Whitehall Tech Center 4 & 5	NAP	NAP	2430 and 2440 Whitehall Park Drive	Charlotte	North Carolina	28273	Industrial	Flex	2002	NAP	87,329
57	Loan	49	GSMC	Mansfield Crossing	NAP	NAP	1301 & 1401 East Debbie Lane	Mansfield	Texas	76063	Retail	Shadow Anchored	2000, 2011	NAP	28,617
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	NAP	NAP	2624 South Adams Street	Tucumcari	New Mexico	88401	Hospitality	Limited Service	2007	NAP	80
59	Loan	18	SMF I	Regency Crossing	NAP	NAP	8601 Regency Park Boulevard	Port Richey	Florida	34668	Retail	Anchored	1985, 2001	NAP	85,864
60	Loan	18, 34	GSMC	Kilmer Plaza	Group 5	NAP	435-507 East Big Beaver Road	Troy	Michigan	48083	Retail	Unanchored	2013	NAP	18,447
61	Loan		GSMC	Brake Parts	NAP	NAP	4400 Prime Parkway and 1380 Corporate Drive	McHenry	Illinois	60050	Industrial	Warehouse/Office	1990, 1995	NAP	288,000
62	Loan	18	CGMRC	Brinks Self Storage	NAP	NAP	6900 East Thomas Road	Scottsdale	Arizona	85281	Self Storage	Self Storage	1994	2005	50,208
63	Loan	51	SMF I	228 East 58th Street	NAP	NAP	228 East 58th Street	New York	New York	10022	Mixed Use	Multifamily/Retail	1892	2008	6
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	NAP	NAP	5905 West 86th Street	Indianapolis	Indiana	46278	Hospitality	Limited Service	2000	2011-2013	78
65	Loan		CGMRC	Phoenix MHC Portfolio	NAP	NAP									261
65.01	Property			Sierra Vista			22036 North Black Canyon Highway	Phoenix	Arizona	85027	Manufactured Housing	Manufactured Housing	1970	NAP	90
65.02	Property			Alta Vista			3124 West Buckeye Road	Phoenix	Arizona	85009	Manufactured Housing	Manufactured Housing	1950	NAP	97
65.03	Property			Loma Vista			2144 West Broadway Road	Phoenix	Arizona	85041	Manufactured Housing	Manufactured Housing	1959	NAP	74
66	Loan		SMF I	Hillcrest Medical Park	NAP	NAP	4500 Hillcrest Road	Frisco	Texas	75035	Office	Medical	2002	NAP	31,703
67	Loan		CCRE	Sullivan Apartments	NAP	NAP	2301, 2317 and 2319 11th Avenue West	Williston	North Dakota	58801	Multifamily	Garden	2012	NAP	36

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
68	Loan		CGMRC	Orchard Grove Shopping Center	NAP	NAP	1330 North Orchard Road	Aurora	Illinois	60506	Retail	Unanchored	2003	NAP	14,920
69	Loan		CCRE	Willow Crest	NAP	NAP	65568 Acoma Avenue	Desert Hot Springs	California	92240	Multifamily	Garden	2009	NAP	50
70	Loan		CGMRC	Douglas Estates & Johnson Village	NAP	NAP									176
70.01	Property			Douglas Estates			3000 Blue Star Highway	Douglas	Michigan	49406	Manufactured Housing	Manufactured Housing	1970	NAP	99
70.02	Property			Johnson Village			6832 Maple Lane	Fennville	Michigan	49408	Manufactured Housing	Manufactured Housing	1965	1990	77
71	Loan		SMF I	Town Center & Druid Hills Self Storage	NAP	NAP									97,025
71.01	Property			Town Center Self Storage			1515 Cobb Parkway North	Marietta	Georgia	30062	Self Storage	Self Storage	1987, 1995	NAP	59,375
71.02	Property			Druid Hills Self Storage			3391 North Druid Hills Road	Decatur	Georgia	30033	Self Storage	Self Storage	1985	NAP	37,650
72	Loan		CGMRC	141 South Meridian Street	NAP	NAP	141 South Meridian Street	Indianapolis	Indiana	46225	Retail	Unanchored	1922	2004, 2011	13,110
73	Loan		GSMC	Golden Triangle	Group 5	NAP	3355 University Drive	Auburn Hills	Michigan	48326	Retail	Unanchored	2010	NAP	10,025
74	Loan		GSMC	Pines Apartments	Group 4	NAP	29500 Franklin Road	Southfield	Michigan	48034	Multifamily	Garden	1974-1975	NAP	100

GSMS 2014-GC18 Annex A

										Allocated Cut-off							Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Additional	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Strip (%)	Loan Rate (%)	Service ($) (2)	Service ($)
1	Loan	8	GSMC	The Shops at Canal Place	SF	511.67	Fee Simple	111,000,000	111,000,000	111,000,000	9.97%	98,306,424	5.030000%	0.014850%	0.000000%	5.015150%	597,908.82	7,174,905.84
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	SF	288.19	Leasehold	100,000,000	100,000,000	100,000,000	9.0%	88,332,406	4.910000%	0.014850%	0.000000%	4.895150%	531,334.71	6,376,016.52
3	Loan		GSMC	The Crossroads	SF	286.34	Fee Simple	100,000,000	99,878,765	99,878,765	9.0%	80,628,842	4.423580%	0.014850%	0.000000%	4.408730%	502,154.75	6,025,857.00
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	SF	139.96	Both Fee/Leasehold	80,000,000	80,000,000	80,000,000	7.2%	80,000,000	4.330000%	0.014850%	0.000000%	4.315150%	292,675.93	3,512,111.16
5	Loan	18, 19	CCRE	Wyoming Valley Mall	SF	85.74	Fee Simple	78,000,000	78,000,000	78,000,000	7.0%	66,607,584	5.172000%	0.014850%	0.020000%	5.137150%	426,958.32	5,123,499.84
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	SF	58.10		13,990,000	13,990,000	13,990,000	1.3%	12,420,907	5.145000%	0.014850%	0.000000%	5.130150%	76,345.98	916,151.76
6.01	Property			930 Retail Drive	SF		Fee Simple			5,265,000
6.02	Property			2527 Little Rock Road	SF		Fee Simple			3,820,000
6.03	Property			4023 East Franklin Boulevard	SF		Fee Simple			3,435,000
6.04	Property			935 North New Hope Road	SF		Fee Simple			1,470,000
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	SF	56.20		8,970,000	8,970,000	8,970,000	0.8%	7,963,941	5.145000%	0.014850%	0.000000%	5.130150%	48,950.92	587,411.04
7.01	Property			5600 Roanoke Trail	SF		Fee Simple			5,730,000
7.02	Property			5086 Tennessee Capital Boulevard	SF		Fee Simple			3,240,000
8	Loan	21, 22	SMF I	Blue Doors Bentonville	SF	34.65	Fee Simple	2,830,000	2,830,000	2,830,000	0.3%	2,512,592	5.145000%	0.014850%	0.000000%	5.130150%	15,443.83	185,325.96
9	Loan		GSMC	Toledo Retail Portfolio	SF	59.68		24,087,500	24,087,500	24,087,500	2.2%	20,428,024	5.161000%	0.054850%	0.000000%	5.106150%	131,687.36	1,580,248.32
9.01	Property			Monroe Street Portfolio	SF		Fee Simple			10,350,000
9.02	Property			Monroe Street Market Square	SF		Fee Simple			7,700,000
9.03	Property			Shops at Franklin Place	SF		Fee Simple			6,037,500
10	Loan		CGMRC	The Haier Building	SF	362.20	Fee Simple	23,000,000	23,000,000	23,000,000	2.1%	23,000,000	4.880000%	0.014850%	0.000000%	4.865150%	94,832.41	1,137,988.92
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	Rooms	113,636.36	Leasehold	18,750,000	18,750,000	18,750,000	1.7%	15,711,724	5.608000%	0.014850%	0.000000%	5.593150%	107,734.41	1,292,812.92
12	Loan	24, 25	CCRE	Bangor Parkade	SF	79.61	Leasehold	18,500,000	18,500,000	18,500,000	1.7%	16,022,971	5.039500%	0.044850%	0.000000%	4.994650%	99,759.08	1,197,108.96
13	Loan		CGMRC	Dollar General Portfolio	SF	45.48		18,200,000	18,159,308	18,159,308	1.6%	11,556,541	5.190000%	0.014850%	0.000000%	5.175150%	122,030.41	1,464,364.92
13.01	Property			3518 Highway 70 South	SF		Fee Simple			580,699
13.02	Property			615 West 2nd Avenue	SF		Fee Simple			575,710
13.03	Property			1704 La Salle Avenue	SF		Fee Simple			552,761
13.04	Property			100 East 2nd Street	SF		Fee Simple			515,844
13.05	Property			95 East State	SF		Fee Simple			502,873
13.06	Property			903 North Greer Boulevard	SF		Fee Simple			496,887
13.07	Property			701 East Criner Street	SF		Fee Simple			488,904
13.08	Property			1318 West Main Street	SF		Fee Simple			487,907
13.09	Property			2855 Mahoning Avenue Northwest	SF		Fee Simple			480,922
13.10	Property			10270 State Route 550	SF		Fee Simple			471,942
13.11	Property			12 Alta Drive	SF		Fee Simple			465,956
13.12	Property			1301 North Sewell Drive	SF		Fee Simple			461,965
13.13	Property			1502 North Main Street	SF		Fee Simple			456,976
13.14	Property			610 North Broadway	SF		Fee Simple			448,994
13.15	Property			403 West South Street	SF		Fee Simple			446,001
13.16	Property			10217 Highway 182 East	SF		Fee Simple			434,027
13.17	Property			1808 West Water Street	SF		Fee Simple			431,034
13.18	Property			113 Utica Street	SF		Fee Simple			429,039
13.19	Property			16418 US Highway 70	SF		Fee Simple			426,045
13.20	Property			325 South Front Street	SF		Fee Simple			420,059
13.21	Property			49840 East Park Drive	SF		Fee Simple			418,063
13.22	Property			210 Bobbitt Avenue	SF		Fee Simple			418,063
13.23	Property			101 East State Highway 276	SF		Fee Simple			416,068
13.24	Property			33 West Main Street	SF		Fee Simple			406,090
13.25	Property			7269 Ridge Road	SF		Fee Simple			402,099
13.26	Property			7365 Highway 105	SF		Fee Simple			397,110
13.27	Property			2100 Thistle Hill Drive	SF		Fee Simple			395,115
13.28	Property			519 Park Avenue	SF		Fee Simple			394,117
13.29	Property			1410 Harrisburg Pike	SF		Fee Simple			392,121
13.30	Property			120 East Franklin Street	SF		Fee Simple			391,124
13.31	Property			1140 Church Point Highway	SF		Fee Simple			389,128
13.32	Property			8829 Cameron Street	SF		Fee Simple			386,135
13.33	Property			1812 Highway 71 South	SF		Fee Simple			384,139
13.34	Property			618 Seventh Avenue	SF		Fee Simple			361,191
13.35	Property			411 4th Street	SF		Fee Simple			357,200
13.36	Property			4665 Tuscarawas Road	SF		Fee Simple			356,202
13.37	Property			8557 Main Street	SF		Fee Simple			350,215
13.38	Property			300 East Central Avenue	SF		Fee Simple			345,226
13.39	Property			210 OSR East	SF		Fee Simple			329,262
13.40	Property			231 State Highway 147	SF		Fee Simple			329,262
13.41	Property			800 West Military Highway	SF		Fee Simple			316,291
13.42	Property			465 Donner Avenue	SF		Fee Simple			294,340
13.43	Property			106 M Street	SF		Fee Simple			197,557
13.44	Property			716 North Brinton Avenue	SF		Fee Simple			158,645
14	Loan	26	GSMC	Raeford Crossing	Units	61,855.67	Fee Simple	18,000,000	18,000,000	18,000,000	1.6%	15,880,923	4.854000%	0.014850%	0.000000%	4.839150%	95,028.18	1,140,338.16
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	Rooms	128,676.47	Fee Simple	17,500,000	17,500,000	17,500,000	1.6%	16,056,603	4.670000%	0.014850%	0.000000%	4.655150%	90,446.33	1,085,355.96
16	Loan		GSMC	Smith Brothers Hardware Building	SF	88.93	Fee Simple	17,000,000	16,981,416	16,981,416	1.5%	13,919,761	4.879000%	0.059850%	0.000000%	4.819150%	90,006.68	1,080,080.16
17	Loan	52	GSMC	Park Meadows	Units	60,000.00	Fee Simple	16,800,000	16,800,000	16,800,000	1.5%	15,452,113	4.824500%	0.044850%	0.000000%	4.779650%	88,392.74	1,060,712.88
18	Loan		CGMRC	Minnesota Self Storage Portfolio	SF	73.01		16,750,000	16,750,000	16,750,000	1.5%	16,750,000	4.660000%	0.014850%	0.000000%	4.645150%	65,949.25	791,391.00
18.01	Property			Edina Mini Storage	SF		Fee Simple			6,300,000
18.02	Property			Bloomington Self Storage	SF		Fee Simple			5,100,000
18.03	Property			Minneapolis Self Storage	SF		Fee Simple			2,750,000
18.04	Property			Lakeville Premier Self Storage	SF		Fee Simple			2,600,000
19	Loan		SMF I	Highland Plantation Apartments	Units	39,285.71	Fee Simple	16,500,000	16,500,000	16,500,000	1.5%	13,707,392	5.330000%	0.014850%	0.000000%	5.315150%	91,932.90	1,103,194.80
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	Rooms	125,000.00	Fee Simple	16,000,000	16,000,000	16,000,000	1.4%	12,797,416	5.700000%	0.014850%	0.000000%	5.685150%	96,862.04	1,162,344.48
21	Loan		CGMRC	Gessner Estates Apartments	Units	22,761.76	Fee Simple	15,000,000	15,000,000	15,000,000	1.3%	13,902,918	5.340000%	0.039850%	0.000000%	5.300150%	83,668.69	1,004,024.28
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	SF	534.93	Fee Simple	15,000,000	15,000,000	15,000,000	1.3%	13,350,949	5.260000%	0.014850%	0.000000%	5.245150%	82,923.49	995,081.88
23	Loan	18	CGMRC	Lakeway Commons	SF	197.36	Fee Simple	12,600,000	12,600,000	12,600,000	1.1%	10,888,358	4.950000%	0.014850%	0.000000%	4.935150%	67,255.02	807,060.24

GSMS 2014-GC18 Annex A

										Allocated Cut-off							Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Additional	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Strip (%)	Loan Rate (%)	Service ($) (2)	Service ($)
24	Loan		GSMC	Maitland Concourse	SF	84.20	Fee Simple	11,250,000	11,250,000	11,250,000	1.0%	9,509,636	5.044000%	0.054850%	0.000000%	4.989150%	60,695.32	728,343.84
25	Loan		CGMRC	Quorum II Plaza	SF	141.36	Fee Simple	11,000,000	11,000,000	11,000,000	1.0%	11,000,000	4.700000%	0.034850%	0.000000%	4.665150%	43,681.71	524,180.52
26	Loan		SMF I	Katella Corporate Center	SF	134.20	Fee Simple	10,850,000	10,838,600	10,838,600	1.0%	8,933,424	5.048000%	0.014850%	0.000000%	5.033150%	58,563.85	702,766.20
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	SF	129.65		10,800,000	10,774,869	10,774,869	1.0%	8,842,625	4.879000%	0.059850%	0.000000%	4.819150%	57,180.71	686,168.52
27.01	Property			Lubbock Shopping Center	SF		Fee Simple			3,217,495
27.02	Property			Bay City Shopping Center	SF		Fee Simple			2,880,781
27.03	Property			Uvalde Shopping Center	SF		Fee Simple			2,544,066
27.04	Property			Alice Shopping Center	SF		Fee Simple			2,132,526
28	Loan	33	CCRE	Legends at Canyon & Weatherford	Units	15,173.41		10,500,000	10,500,000	10,500,000	0.9%	8,829,169	5.295000%	0.014850%	0.020000%	5.260150%	60,973.94	731,687.28
28.01	Property	33		Legends at Weatherford	Units		Fee Simple			5,500,000
28.02	Property	33		Legends at Canyon	Units		Fee Simple			5,000,000
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	SF	91.14	Fee Simple	10,400,000	10,375,859	10,375,859	0.9%	8,518,495	4.891000%	0.014850%	0.000000%	4.876150%	55,138.70	661,664.40
30	Loan	37	SMF I	Holiday Inn Columbia Airport	Rooms	84,426.23	Fee Simple	10,300,000	10,300,000	10,300,000	0.9%	9,242,708	5.523000%	0.014850%	0.000000%	5.508150%	63,392.56	760,710.72
31	Loan		CGMRC	Stratford Place Apartments	Units	55,555.56	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%	8,281,225	5.230000%	0.059850%	0.000000%	5.170150%	55,096.56	661,158.72
32	Loan		SMF I	Wrigleyville Retail Portfolio	SF	571.36		10,000,000	10,000,000	10,000,000	0.9%	8,265,892	5.172000%	0.014850%	0.000000%	5.157150%	54,738.25	656,859.00
32.01	Property	38		947-959 West Addison Street	SF		Fee Simple			5,656,934
32.02	Property			947-949 West Wellington Avenue	SF		Fee Simple			2,883,212
32.03	Property	39		2427-2429 North Lincoln Avenue	SF		Fee Simple			1,459,854
33	Loan		SMF I	Aeroplex One	SF	32.50	Fee Simple	9,750,000	9,750,000	9,750,000	0.9%	8,071,620	5.220000%	0.014850%	0.000000%	5.205150%	53,658.84	643,906.08
34	Loan		GSMC	South Elm Business Park	SF	28.83	Fee Simple	9,600,000	9,600,000	9,600,000	0.9%	8,034,534	5.568000%	0.014850%	0.000000%	5.553150%	54,918.02	659,016.24
35	Loan		GSMC	Columbia Square	SF	128.60	Fee Simple	9,500,000	9,490,208	9,490,208	0.9%	7,842,416	5.129000%	0.054850%	0.000000%	5.074150%	51,749.65	620,995.80
36	Loan	40	GSMC	Residence Inn College Station	Rooms	112,732.15	Fee Simple	9,500,000	9,469,501	9,469,501	0.9%	7,109,760	5.031000%	0.054850%	0.000000%	4.976150%	55,707.77	668,493.24
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	Units	53,200.14		9,000,000	8,990,823	8,990,823	0.8%	7,440,411	5.174000%	0.014850%	0.000000%	5.159150%	49,275.53	591,306.36
37.01	Property	41		Brittany Knoll Apartments	Units		Fee Simple			7,706,420
37.02	Property			Abbey Rose Townhomes	Units		Fee Simple			1,284,403
38	Loan		GSMC	Pine Aire Apartments	Units	26,884.06	Fee Simple	9,000,000	8,979,277	8,979,277	0.8%	7,381,248	4.930000%	0.059850%	0.000000%	4.870150%	47,929.65	575,155.80
39	Loan		SMF I	Heilig Levine	SF	171.71	Fee Simple	8,875,000	8,854,437	8,854,437	0.8%	7,271,546	4.900000%	0.014850%	0.000000%	4.885150%	47,102.00	565,224.00
40	Loan		SMF I	Monterey Retail Center	SF	210.68	Fee Simple	8,800,000	8,800,000	8,800,000	0.8%	5,695,605	5.676000%	0.014850%	0.000000%	5.661150%	61,412.17	736,946.04
41	Loan		CGMRC	LV II Self Storage Portfolio	SF	45.13		8,775,000	8,745,935	8,745,935	0.8%	7,223,219	5.040000%	0.014850%	0.000000%	5.025150%	47,320.85	567,850.20
41.01	Property			LV II Self Storage Portfolio - Sure Save	SF		Fee Simple			4,781,625
41.02	Property			LV II Self Storage Portfolio - AAA Quality	SF		Fee Simple			1,983,893
41.03	Property			LV II Self Storage Portfolio - Beltway	SF		Fee Simple			1,980,417
42	Loan		GSMC	Arbor on Richmond	Units	28,453.95	Fee Simple	8,650,000	8,650,000	8,650,000	0.8%	7,481,073	4.980500%	0.054850%	0.000000%	4.925650%	46,332.04	555,984.48
43	Loan		GSMC	121 Hillpointe & 130 Technology	SF	106.04	Fee Simple	8,625,000	8,606,427	8,606,427	0.8%	7,147,253	5.250000%	0.014850%	0.000000%	5.235150%	47,627.57	571,530.84
44	Loan	42	SMF I	Regency Plaza	SF	120.75	Fee Simple	8,350,000	8,350,000	8,350,000	0.7%	6,910,415	5.210000%	0.014850%	0.000000%	5.195150%	45,902.35	550,828.20
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	Rooms	79,000.00	Fee Simple	7,900,000	7,900,000	7,900,000	0.7%	6,503,463	5.045500%	0.014850%	0.020000%	5.010650%	42,628.86	511,546.32
46	Loan	45, 46	SMF I	Gateway Commerce Center	SF	134.36	Fee Simple	7,500,000	7,500,000	7,500,000	0.7%	6,398,020	4.910000%	0.014850%	0.000000%	4.895150%	39,850.10	478,201.20
47	Loan		CGMRC	LS Portfolio	SF	59.70		7,445,000	7,425,905	7,425,905	0.7%	6,801,554	4.400000%	0.014850%	0.000000%	4.385150%	37,281.65	447,379.80
47.01	Property			LS Portfolio - Buckingham	SF		Fee Simple			4,511,538
47.02	Property			LS Portfolio - Pell	SF		Fee Simple			2,914,367
48	Loan	47	SMF I	Lovejoy Station	SF	95.29	Fee Simple	7,350,000	7,350,000	7,350,000	0.7%	6,390,269	5.190000%	0.014850%	0.000000%	5.175150%	40,314.26	483,771.12
49	Loan	18	SMF I	Oliver Creek Shopping Center	SF	76.45	Fee Simple	7,250,000	7,243,307	7,243,307	0.7%	6,070,572	5.580000%	0.014850%	0.000000%	5.565150%	41,529.34	498,352.08
50	Loan		GSMC	Stonesthrow Apartments	Units	45,092.04	Fee Simple	6,500,000	6,493,254	6,493,254	0.6%	5,360,844	5.100000%	0.014850%	0.000000%	5.085150%	35,291.74	423,500.88
51	Loan		GSMC	Southport Industrial Complex	SF	33.49	Fee Simple	6,425,000	6,417,865	6,417,865	0.6%	5,248,998	4.811000%	0.079850%	0.000000%	4.731150%	33,752.48	405,029.76
52	Loan		CGMRC	Danville Towne Centre	SF	33.22	Fee Simple	6,300,000	6,285,403	6,285,403	0.6%	5,161,774	4.900000%	0.014850%	0.000000%	4.885150%	33,435.78	401,229.36
53	Loan	48	SMF I	AmeriCenter Portfolio	SF	144.23		6,150,000	6,143,909	6,143,909	0.6%	5,103,925	5.295000%	0.014850%	0.000000%	5.280150%	34,132.14	409,585.68
53.01	Property			AmeriCenter - Novi	SF		Fee Simple			3,499,269
53.02	Property			AmeriCenter - Dublin	SF		Fee Simple			2,644,640
54	Loan		GSMC	Great Lakes Plaza	SF	73.51	Fee Simple	6,000,000	6,000,000	6,000,000	0.5%	5,191,686	4.999500%	0.054850%	0.000000%	4.944650%	32,207.46	386,489.52
55	Loan		GSMC	Abbey Lake Apartments	Units	39,473.68	Fee Simple	6,000,000	6,000,000	6,000,000	0.5%	5,204,852	5.100000%	0.079850%	0.000000%	5.020150%	32,576.99	390,923.88
56	Loan		GSMC	Whitehall Tech Center 4 & 5	SF	66.92	Fee Simple	5,850,000	5,844,137	5,844,137	0.5%	4,847,406	5.246000%	0.014850%	0.000000%	5.231150%	32,289.42	387,473.04
57	Loan	49	GSMC	Mansfield Crossing	SF	202.19	Fee Simple	5,800,000	5,786,141	5,786,141	0.5%	4,728,487	4.750000%	0.014850%	0.000000%	4.735150%	30,255.55	363,066.60
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	Rooms	66,412.53	Fee Simple	5,320,000	5,313,002	5,313,002	0.5%	4,097,583	5.845000%	0.014850%	0.000000%	5.830150%	33,774.55	405,294.60
59	Loan	18	SMF I	Regency Crossing	SF	57.59	Fee Simple	4,950,000	4,944,918	4,944,918	0.4%	4,088,417	5.145000%	0.014850%	0.000000%	5.130150%	27,013.05	324,156.60
60	Loan	18, 34	GSMC	Kilmer Plaza	SF	264.00	Fee Simple	4,870,000	4,870,000	4,870,000	0.4%	3,688,835	5.367500%	0.079850%	0.000000%	5.287650%	29,521.94	354,263.28
61	Loan		GSMC	Brake Parts	SF	16.63	Fee Simple	4,800,000	4,789,344	4,789,344	0.4%	3,959,232	5.105500%	0.079850%	0.000000%	5.025650%	26,077.81	312,933.72
62	Loan	18	CGMRC	Brinks Self Storage	SF	95.39	Fee Simple	4,800,000	4,789,242	4,789,242	0.4%	3,953,407	5.060000%	0.014850%	0.000000%	5.045150%	25,943.74	311,324.88
63	Loan	51	SMF I	228 East 58th Street	Units	748,877.88	Fee Simple	4,500,000	4,493,267	4,493,267	0.4%	3,383,781	5.160000%	0.014850%	0.000000%	5.145150%	26,727.74	320,732.88
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	Rooms	57,514.56	Fee Simple	4,500,000	4,486,135	4,486,135	0.4%	3,398,088	5.280000%	0.014850%	0.000000%	5.265150%	27,045.85	324,550.20
65	Loan		CGMRC	Phoenix MHC Portfolio	Pads	15,759.85		4,119,000	4,113,322	4,113,322	0.4%	3,145,883	5.600000%	0.014850%	0.000000%	5.585150%	25,540.84	306,490.08
65.01	Property			Sierra Vista	Pads		Fee Simple			1,864,064
65.02	Property			Alta Vista	Pads		Fee Simple			1,320,665
65.03	Property			Loma Vista	Pads		Fee Simple			928,593
66	Loan		SMF I	Hillcrest Medical Park	SF	126.04	Fee Simple	4,000,000	3,995,834	3,995,834	0.4%	3,297,381	5.085000%	0.014850%	0.000000%	5.070150%	21,681.14	260,173.68
67	Loan		CCRE	Sullivan Apartments	Units	106,388.89	Fee Simple	3,830,000	3,830,000	3,830,000	0.3%	1,657,720	5.348000%	0.014850%	0.020000%	5.313150%	30,986.23	371,834.76

GSMS 2014-GC18 Annex A

										Allocated Cut-off							Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Additional	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Strip (%)	Loan Rate (%)	Service ($) (2)	Service ($)
68	Loan		CGMRC	Orchard Grove Shopping Center	SF	247.44	Fee Simple	3,700,000	3,691,777	3,691,777	0.3%	3,051,366	5.100000%	0.064850%	0.000000%	5.035150%	20,089.14	241,069.68
69	Loan		CCRE	Willow Crest	Units	65,000.00	Fee Simple	3,250,000	3,250,000	3,250,000	0.3%	2,717,806	5.541500%	0.014850%	0.020000%	5.506650%	18,537.85	222,454.20
70	Loan		CGMRC	Douglas Estates & Johnson Village	Pads	18,407.29		3,250,000	3,239,684	3,239,684	0.3%	2,438,374	5.100000%	0.059850%	0.000000%	5.040150%	19,189.01	230,268.12
70.01	Property			Douglas Estates	Pads		Fee Simple			1,653,050
70.02	Property			Johnson Village	Pads		Fee Simple			1,586,633
71	Loan		SMF I	Town Center & Druid Hills Self Storage	SF	32.95		3,200,000	3,196,703	3,196,703	0.3%	2,641,741	5.130000%	0.054850%	0.000000%	5.075150%	17,433.43	209,201.16
71.01	Property			Town Center Self Storage	SF		Fee Simple			2,122,810
71.02	Property			Druid Hills Self Storage	SF		Fee Simple			1,073,892
72	Loan		CGMRC	141 South Meridian Street	SF	228.60	Fee Simple	3,000,000	2,996,931	2,996,931	0.3%	2,479,022	5.160000%	0.014850%	0.000000%	5.145150%	16,399.28	196,791.36
73	Loan		GSMC	Golden Triangle	SF	231.92	Fee Simple	2,325,000	2,325,000	2,325,000	0.2%	1,761,097	5.367500%	0.079850%	0.000000%	5.287650%	14,094.15	169,129.80
74	Loan		GSMC	Pines Apartments	Units	12,971.23	Fee Simple	1,300,000	1,297,123	1,297,123	0.1%	1,072,794	5.120000%	0.079850%	0.000000%	5.040150%	7,074.33	84,891.96

GSMS 2014-GC18 Annex A

					Companion Loan	Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date
1	Loan	8	GSMC	The Shops at Canal Place			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/19/2013	6
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	451,634.50	5,419,614.04	Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/24/2013	1
3	Loan		GSMC	The Crossroads			Amortizing	Actual/360	1	0	0	120	119	360	359	11/12/2013	4
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	254,262.21	3,051,146.52	Interest Only	Actual/360	1	60	59	60	59	0	0	11/15/2013	6
5	Loan	18, 19	CCRE	Wyoming Valley Mall			Interest Only, Then Amortizing	Actual/360	1	15	14	120	119	360	360	12/5/2013	6
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/13/2013	6
6.01	Property			930 Retail Drive
6.02	Property			2527 Little Rock Road
6.03	Property			4023 East Franklin Boulevard
6.04	Property			935 North New Hope Road
7	Loan	21, 22	SMF I	Blue Doors Tallahassee			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/13/2013	6
7.01	Property			5600 Roanoke Trail
7.02	Property			5086 Tennessee Capital Boulevard
8	Loan	21, 22	SMF I	Blue Doors Bentonville			Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	12/13/2013	6
9	Loan		GSMC	Toledo Retail Portfolio			Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	12/20/2013	6
9.01	Property			Monroe Street Portfolio
9.02	Property			Monroe Street Market Square
9.03	Property			Shops at Franklin Place
10	Loan		CGMRC	The Haier Building			Interest Only	Actual/360	0	120	120	120	120	0	0	12/18/2013	6
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage			Amortizing	Actual/360	0	0	0	120	120	360	360	12/18/2013	6
12	Loan	24, 25	CCRE	Bangor Parkade			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360	360	12/12/2013	6
13	Loan		CGMRC	Dollar General Portfolio			Amortizing	Actual/360	1	0	0	120	119	240	239	11/21/2013	6
13.01	Property			3518 Highway 70 South
13.02	Property			615 West 2nd Avenue
13.03	Property			1704 La Salle Avenue
13.04	Property			100 East 2nd Street
13.05	Property			95 East State
13.06	Property			903 North Greer Boulevard
13.07	Property			701 East Criner Street
13.08	Property			1318 West Main Street
13.09	Property			2855 Mahoning Avenue Northwest
13.10	Property			10270 State Route 550
13.11	Property			12 Alta Drive
13.12	Property			1301 North Sewell Drive
13.13	Property			1502 North Main Street
13.14	Property			610 North Broadway
13.15	Property			403 West South Street
13.16	Property			10217 Highway 182 East
13.17	Property			1808 West Water Street
13.18	Property			113 Utica Street
13.19	Property			16418 US Highway 70
13.20	Property			325 South Front Street
13.21	Property			49840 East Park Drive
13.22	Property			210 Bobbitt Avenue
13.23	Property			101 East State Highway 276
13.24	Property			33 West Main Street
13.25	Property			7269 Ridge Road
13.26	Property			7365 Highway 105
13.27	Property			2100 Thistle Hill Drive
13.28	Property			519 Park Avenue
13.29	Property			1410 Harrisburg Pike
13.30	Property			120 East Franklin Street
13.31	Property			1140 Church Point Highway
13.32	Property			8829 Cameron Street
13.33	Property			1812 Highway 71 South
13.34	Property			618 Seventh Avenue
13.35	Property			411 4th Street
13.36	Property			4665 Tuscarawas Road
13.37	Property			8557 Main Street
13.38	Property			300 East Central Avenue
13.39	Property			210 OSR East
13.40	Property			231 State Highway 147
13.41	Property			800 West Military Highway
13.42	Property			465 Donner Avenue
13.43	Property			106 M Street
13.44	Property			716 North Brinton Avenue
14	Loan	26	GSMC	Raeford Crossing			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	11/14/2013	6
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry			Amortizing	Actual/360	0	0	0	60	60	360	360	12/12/2013	6
16	Loan		GSMC	Smith Brothers Hardware Building			Amortizing	Actual/360	1	0	0	120	119	360	359	11/26/2013	6
17	Loan	52	GSMC	Park Meadows			Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	12/2/2013	6
18	Loan		CGMRC	Minnesota Self Storage Portfolio			Interest Only	Actual/360	2	120	118	120	118	0	0	11/5/2013	6
18.01	Property			Edina Mini Storage
18.02	Property			Bloomington Self Storage
18.03	Property			Minneapolis Self Storage
18.04	Property			Lakeville Premier Self Storage
19	Loan		SMF I	Highland Plantation Apartments			Amortizing	Actual/360	0	0	0	120	120	360	360	12/18/2013	6
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City			Amortizing	Actual/360	0	0	0	120	120	324	324	12/30/2013	6
21	Loan		CGMRC	Gessner Estates Apartments			Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	12/9/2013	6
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue			Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/4/2013	6
23	Loan	18	CGMRC	Lakeway Commons			Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	10/22/2013	6

GSMS 2014-GC18 Annex A

					Companion Loan	Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date
24	Loan		GSMC	Maitland Concourse			Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	12/6/2013	6
25	Loan		CGMRC	Quorum II Plaza			Interest Only	Actual/360	1	120	119	120	119	0	0	11/26/2013	6
26	Loan		SMF I	Katella Corporate Center			Amortizing	Actual/360	1	0	0	120	119	360	359	11/26/2013	6
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio			Amortizing	Actual/360	2	0	0	120	118	360	358	10/15/2013	6
27.01	Property			Lubbock Shopping Center
27.02	Property			Bay City Shopping Center
27.03	Property			Uvalde Shopping Center
27.04	Property			Alice Shopping Center
28	Loan	33	CCRE	Legends at Canyon & Weatherford			Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	324	324	12/12/2013	6
28.01	Property	33		Legends at Weatherford
28.02	Property	33		Legends at Canyon
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard			Amortizing	Actual/360	2	0	0	120	118	360	358	11/6/2013	6
30	Loan	37	SMF I	Holiday Inn Columbia Airport			Amortizing	Actual/360	0	0	0	60	60	300	300	12/20/2013	6
31	Loan		CGMRC	Stratford Place Apartments			Amortizing	Actual/360	0	0	0	120	120	360	360	12/18/2013	6
32	Loan		SMF I	Wrigleyville Retail Portfolio			Amortizing	Actual/360	0	0	0	120	120	360	360	12/20/2013	6
32.01	Property	38		947-959 West Addison Street
32.02	Property			947-949 West Wellington Avenue
32.03	Property	39		2427-2429 North Lincoln Avenue
33	Loan		SMF I	Aeroplex One			Amortizing	Actual/360	0	0	0	120	120	360	360	12/16/2013	6
34	Loan		GSMC	South Elm Business Park			Amortizing	Actual/360	0	0	0	120	120	360	360	12/20/2013	6
35	Loan		GSMC	Columbia Square			Amortizing	Actual/360	1	0	0	120	119	360	359	11/26/2013	6
36	Loan	40	GSMC	Residence Inn College Station			Amortizing	Actual/360	2	0	0	120	118	300	298	10/23/2013	6
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes			Amortizing	Actual/360	1	0	0	120	119	360	359	11/19/2013	6
37.01	Property	41		Brittany Knoll Apartments
37.02	Property			Abbey Rose Townhomes
38	Loan		GSMC	Pine Aire Apartments			Amortizing	Actual/360	2	0	0	120	118	360	358	10/31/2013	6
39	Loan		SMF I	Heilig Levine			Amortizing	Actual/360	2	0	0	120	118	360	358	10/30/2013	6
40	Loan		SMF I	Monterey Retail Center			Amortizing	Actual/360	0	0	0	120	120	240	240	12/11/2013	6
41	Loan		CGMRC	LV II Self Storage Portfolio			Amortizing	Actual/360	3	0	0	120	117	360	357	10/2/2013	6
41.01	Property			LV II Self Storage Portfolio - Sure Save
41.02	Property			LV II Self Storage Portfolio - AAA Quality
41.03	Property			LV II Self Storage Portfolio - Beltway
42	Loan		GSMC	Arbor on Richmond			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	11/22/2013	6
43	Loan		GSMC	121 Hillpointe & 130 Technology			Amortizing	Actual/360	2	0	0	120	118	360	358	10/29/2013	6
44	Loan	42	SMF I	Regency Plaza			Amortizing	Actual/360	0	0	0	120	120	360	360	12/17/2013	6
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center			Amortizing	Actual/360	0	0	0	120	120	360	360	12/10/2013	6
46	Loan	45, 46	SMF I	Gateway Commerce Center			Interest Only, Then Amortizing	Actual/360	2	18	16	120	118	360	360	10/23/2013	6
47	Loan		CGMRC	LS Portfolio			Amortizing	Actual/360	2	0	0	60	58	360	358	10/23/2013	6
47.01	Property			LS Portfolio - Buckingham
47.02	Property			LS Portfolio - Pell
48	Loan	47	SMF I	Lovejoy Station			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	12/6/2013	6
49	Loan	18	SMF I	Oliver Creek Shopping Center			Amortizing	Actual/360	1	0	0	120	119	360	359	11/22/2013	6
50	Loan		GSMC	Stonesthrow Apartments			Amortizing	Actual/360	1	0	0	120	119	360	359	11/7/2013	6
51	Loan		GSMC	Southport Industrial Complex			Amortizing	Actual/360	1	0	0	120	119	360	359	11/26/2013	6
52	Loan		CGMRC	Danville Towne Centre			Amortizing	Actual/360	2	0	0	120	118	360	358	11/1/2013	6
53	Loan	48	SMF I	AmeriCenter Portfolio			Amortizing	Actual/360	1	0	0	120	119	360	359	11/25/2013	6
53.01	Property			AmeriCenter - Novi
53.02	Property			AmeriCenter - Dublin
54	Loan		GSMC	Great Lakes Plaza			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	11/21/2013	6
55	Loan		GSMC	Abbey Lake Apartments			Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	11/19/2013	6
56	Loan		GSMC	Whitehall Tech Center 4 & 5			Amortizing	Actual/360	1	0	0	120	119	360	359	11/22/2013	6
57	Loan	49	GSMC	Mansfield Crossing			Amortizing	Actual/360	2	0	0	120	118	360	358	10/31/2013	6
58	Loan	50	SMF I	Holiday Inn Express Tucumcari			Amortizing	Actual/360	1	0	0	120	119	300	299	11/21/2013	6
59	Loan	18	SMF I	Regency Crossing			Amortizing	Actual/360	1	0	0	120	119	360	359	12/2/2013	6
60	Loan	18, 34	GSMC	Kilmer Plaza			Amortizing	Actual/360	0	0	0	120	120	300	300	12/19/2013	6
61	Loan		GSMC	Brake Parts			Amortizing	Actual/360	2	0	0	120	118	360	358	10/22/2013	6
62	Loan	18	CGMRC	Brinks Self Storage			Amortizing	Actual/360	2	0	0	120	118	360	358	10/18/2013	6
63	Loan	51	SMF I	228 East 58th Street			Amortizing	Actual/360	1	0	0	120	119	300	299	11/12/2013	6
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis			Amortizing	Actual/360	2	0	0	120	118	300	298	10/10/2013	6
65	Loan		CGMRC	Phoenix MHC Portfolio			Amortizing	Actual/360	1	0	0	120	119	300	299	11/21/2013	6
65.01	Property			Sierra Vista
65.02	Property			Alta Vista
65.03	Property			Loma Vista
66	Loan		SMF I	Hillcrest Medical Park			Amortizing	Actual/360	1	0	0	120	119	360	359	11/22/2013	6
67	Loan		CCRE	Sullivan Apartments			Amortizing	Actual/360	0	0	0	120	120	180	180	12/23/2013	6

GSMS 2014-GC18 Annex A

					Companion Loan	Companion Loan		Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Monthly Debt	Annual Debt		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due
Number	Property Flag	Footnotes	Loan Seller	Property Name	Service ($)	Service ($)	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date
68	Loan		CGMRC	Orchard Grove Shopping Center			Amortizing	Actual/360	2	0	0	120	118	360	358	11/1/2013	6
69	Loan		CCRE	Willow Crest			Amortizing	Actual/360	0	0	0	120	120	360	360	12/31/2013	6
70	Loan		CGMRC	Douglas Estates & Johnson Village			Amortizing	Actual/360	2	0	0	120	118	300	298	10/30/2013	6
70.01	Property			Douglas Estates
70.02	Property			Johnson Village
71	Loan		SMF I	Town Center & Druid Hills Self Storage			Amortizing	Actual/360	1	0	0	120	119	360	359	12/3/2013	6
71.01	Property			Town Center Self Storage
71.02	Property			Druid Hills Self Storage
72	Loan		CGMRC	141 South Meridian Street			Amortizing	Actual/360	1	0	0	120	119	360	359	11/19/2013	6
73	Loan		GSMC	Golden Triangle			Amortizing	Actual/360	0	0	0	120	120	300	300	12/19/2013	6
74	Loan		GSMC	Pines Apartments			Amortizing	Actual/360	2	0	0	120	118	360	358	10/31/2013	6

GSMS 2014-GC18 Annex A

											Grace	Grace		Third	Third
Control	Loan /		Mortgage		First	Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date
1	Loan	8	GSMC	The Shops at Canal Place	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No		5 days grace, once per calendar year	5 days grace, one time over the life of the loan, other than the payment due on the Maturity Date	Lockout/24_Defeasance/91_0%/5	6,540,173	12/31/2011
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	2/1/2014	1/1/2017	2/1/2017	1/1/2024	No		0	5	Lockout/24_>YM or 1%/92_0%/4	3,865,554	12/31/2011
3	Loan		GSMC	The Crossroads	1/6/2014		1/6/2014	12/6/2023	No		2	2	Lockout/25_Defeasance/91_0%/4	9,834,843	12/31/2011
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	1/6/2014	12/6/2018		12/6/2018	No		0	0	Lockout/25_Defeasance/31_0%/4	13,154,694	12/31/2011
5	Loan	18, 19	CCRE	Wyoming Valley Mall	1/6/2014	3/6/2015	4/6/2015	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	8,775,531	12/31/2011
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
6.01	Property			930 Retail Drive										N/A	N/A
6.02	Property			2527 Little Rock Road										N/A	N/A
6.03	Property			4023 East Franklin Boulevard										N/A	N/A
6.04	Property			935 North New Hope Road										N/A	N/A
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	856,841	12/31/2011
7.01	Property			5600 Roanoke Trail										537,324	12/31/2011
7.02	Property			5086 Tennessee Capital Boulevard										319,517	12/31/2011
8	Loan	21, 22	SMF I	Blue Doors Bentonville	2/6/2014	1/6/2017	2/6/2017	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	205,781	12/31/2011
9	Loan		GSMC	Toledo Retail Portfolio	2/6/2014	1/6/2015	2/6/2015	1/6/2024	No		0	0	Lockout/23_>YM or 1%/93_0%/4	1,960,977	12/31/2011
9.01	Property			Monroe Street Portfolio										1,020,121	12/31/2011
9.02	Property			Monroe Street Market Square										940,856	12/31/2011
9.03	Property			Shops at Franklin Place										N/A	N/A
10	Loan		CGMRC	The Haier Building	2/6/2014	1/6/2024		1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,849,789	12/31/2011
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	2/6/2014		2/6/2014	1/6/2024	No		5 days grace, once per calendar year, following written notice from lender	0	Lockout/24_Defeasance/92_0%/4	1,969,712	12/31/2011
12	Loan	24, 25	CCRE	Bangor Parkade	2/6/2014	1/6/2016	2/6/2016	1/6/2024	No		0	0	Lockout/49_Defeasance/68_0%/3	1,937,540	12/31/2011
13	Loan		CGMRC	Dollar General Portfolio	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_>YM or 1%/91_0%/4	2,437,783	12/31/2011
13.01	Property			3518 Highway 70 South										77,186	12/31/2011
13.02	Property			615 West 2nd Avenue										73,455	12/31/2011
13.03	Property			1704 La Salle Avenue										71,093	12/31/2011
13.04	Property			100 East 2nd Street										70,088	12/31/2011
13.05	Property			95 East State										46,979	12/31/2011
13.06	Property			903 North Greer Boulevard										66,682	12/31/2011
13.07	Property			701 East Criner Street										65,884	12/31/2011
13.08	Property			1318 West Main Street										67,071	12/31/2011
13.09	Property			2855 Mahoning Avenue Northwest										61,062	12/31/2011
13.10	Property			10270 State Route 550										62,709	12/31/2011
13.11	Property			12 Alta Drive										57,999	12/31/2011
13.12	Property			1301 North Sewell Drive										67,166	12/31/2011
13.13	Property			1502 North Main Street										60,169	12/31/2011
13.14	Property			610 North Broadway										62,988	12/31/2011
13.15	Property			403 West South Street										55,560	12/31/2011
13.16	Property			10217 Highway 182 East										53,522	12/31/2011
13.17	Property			1808 West Water Street										54,338	12/31/2011
13.18	Property			113 Utica Street										59,192	12/31/2011
13.19	Property			16418 US Highway 70										64,849	12/31/2011
13.20	Property			325 South Front Street										56,190	12/31/2011
13.21	Property			49840 East Park Drive										53,069	12/31/2011
13.22	Property			210 Bobbitt Avenue										55,238	12/31/2011
13.23	Property			101 East State Highway 276										57,199	12/31/2011
13.24	Property			33 West Main Street										55,881	12/31/2011
13.25	Property			7269 Ridge Road										58,137	12/31/2011
13.26	Property			7365 Highway 105										53,480	12/31/2011
13.27	Property			2100 Thistle Hill Drive										51,410	12/31/2011
13.28	Property			519 Park Avenue										50,444	12/31/2011
13.29	Property			1410 Harrisburg Pike										53,956	12/31/2011
13.30	Property			120 East Franklin Street										61,105	12/31/2011
13.31	Property			1140 Church Point Highway										47,452	12/31/2011
13.32	Property			8829 Cameron Street										47,554	12/31/2011
13.33	Property			1812 Highway 71 South										48,681	12/31/2011
13.34	Property			618 Seventh Avenue										50,449	12/31/2011
13.35	Property			411 4th Street										50,094	12/31/2011
13.36	Property			4665 Tuscarawas Road										48,444	12/31/2011
13.37	Property			8557 Main Street										60,292	12/31/2011
13.38	Property			300 East Central Avenue										46,870	12/31/2011
13.39	Property			210 OSR East										42,057	12/31/2011
13.40	Property			231 State Highway 147										43,671	12/31/2011
13.41	Property			800 West Military Highway										42,797	12/31/2011
13.42	Property			465 Donner Avenue										43,557	12/31/2011
13.43	Property			106 M Street										30,205	12/31/2011
13.44	Property			716 North Brinton Avenue										31,559	12/31/2011
14	Loan	26	GSMC	Raeford Crossing	1/6/2014	12/6/2016	1/6/2017	12/6/2023	No		15	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	2/6/2014		2/6/2014	1/6/2019	No		0	0	Lockout/24_Defeasance/32_0%/4	N/A	N/A
16	Loan		GSMC	Smith Brothers Hardware Building	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	2,504,845	12/31/2011
17	Loan	52	GSMC	Park Meadows	1/6/2014	12/6/2018	1/6/2019	12/6/2023	No		0	0	Lockout/11_>YM or 1%/105_0%/4	1,340,826	12/31/2011
18	Loan		CGMRC	Minnesota Self Storage Portfolio	12/6/2013	11/6/2023		11/6/2023	No		0	0	Lockout/26_Defeasance/91_0%/3	1,501,664	12/31/2011
18.01	Property			Edina Mini Storage										532,019	12/31/2011
18.02	Property			Bloomington Self Storage										513,306	12/31/2011
18.03	Property			Minneapolis Self Storage										220,750	12/31/2011
18.04	Property			Lakeville Premier Self Storage										235,588	12/31/2011
19	Loan		SMF I	Highland Plantation Apartments	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,313,367	12/31/2011
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
21	Loan		CGMRC	Gessner Estates Apartments	2/6/2014	1/6/2019	2/6/2019	1/6/2024	No		0	0	Lockout/24_>YM or 1%/92_0%/4	1,175,285	12/25/2011
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	1/6/2014	12/6/2016	1/6/2017	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
23	Loan	18	CGMRC	Lakeway Commons	12/6/2013	11/6/2015	12/6/2015	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,238,354	12/31/2011

GSMS 2014-GC18 Annex A

											Grace	Grace		Third	Third
Control	Loan /		Mortgage		First	Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date
24	Loan		GSMC	Maitland Concourse	1/6/2014	12/6/2014	1/6/2015	12/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	976,547	12/31/2011
25	Loan		CGMRC	Quorum II Plaza	1/6/2014	12/6/2023		12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,267,123	12/31/2011
26	Loan		SMF I	Katella Corporate Center	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	996,009	12/31/2011
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	12/6/2013		12/6/2013	11/6/2023	No		5 days grace, once per calendar year	0	Lockout/23_>YM or 1%/93_0%/4	1,281,128	12/31/2011
27.01	Property			Lubbock Shopping Center										388,847	12/31/2011
27.02	Property			Bay City Shopping Center										334,477	12/31/2011
27.03	Property			Uvalde Shopping Center										301,472	12/31/2011
27.04	Property			Alice Shopping Center										256,332	12/31/2011
28	Loan	33	CCRE	Legends at Canyon & Weatherford	2/6/2014	1/6/2016	2/6/2016	1/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	663,862	12/31/2011
28.01	Property	33		Legends at Weatherford										459,954	12/31/2011
28.02	Property	33		Legends at Canyon										203,908	12/31/2011
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,374,166	12/31/2011
30	Loan	37	SMF I	Holiday Inn Columbia Airport	2/6/2014		2/6/2014	1/6/2019	No		0	0	Lockout/24_Defeasance/32_0%/4	573,057	12/31/2011
31	Loan		CGMRC	Stratford Place Apartments	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/93_0%/3	898,528	12/31/2011
32	Loan		SMF I	Wrigleyville Retail Portfolio	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_>YM or 1%/92_0%/4	711,228	12/31/2011
32.01	Property	38		947-959 West Addison Street										351,089	12/31/2011
32.02	Property			947-949 West Wellington Avenue										295,660	12/31/2011
32.03	Property	39		2427-2429 North Lincoln Avenue										64,479	12/31/2011
33	Loan		SMF I	Aeroplex One	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/91_0%/5	1,700,974	12/31/2011
34	Loan		GSMC	South Elm Business Park	2/6/2014		2/6/2014	1/6/2024	No		5 days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	1,164,030	12/31/2011
35	Loan		GSMC	Columbia Square	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	81,685	12/31/2011
36	Loan	40	GSMC	Residence Inn College Station	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	1,230,609	12/31/2011
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	1,076,077	12/31/2011
37.01	Property	41		Brittany Knoll Apartments										981,742	12/31/2011
37.02	Property			Abbey Rose Townhomes										94,335	12/31/2011
38	Loan		GSMC	Pine Aire Apartments	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/89_0%/5	1,066,490	12/31/2011
39	Loan		SMF I	Heilig Levine	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	839,886	12/31/2011
40	Loan		SMF I	Monterey Retail Center	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	1,055,855	12/31/2011
41	Loan		CGMRC	LV II Self Storage Portfolio	11/6/2013		11/6/2013	10/6/2023	No		0	0	Lockout/27_>YM or 1%/87_0%/6	839,422	12/31/2011
41.01	Property			LV II Self Storage Portfolio - Sure Save										512,711	12/31/2011
41.02	Property			LV II Self Storage Portfolio - AAA Quality										124,479	12/31/2011
41.03	Property			LV II Self Storage Portfolio - Beltway										202,232	12/31/2011
42	Loan		GSMC	Arbor on Richmond	1/6/2014	12/6/2015	1/6/2016	12/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A
43	Loan		GSMC	121 Hillpointe & 130 Technology	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	815,798	12/31/2011
44	Loan	42	SMF I	Regency Plaza	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	584,777	12/31/2011
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	879,953	12/31/2011
46	Loan	45, 46	SMF I	Gateway Commerce Center	12/6/2013	5/6/2015	6/6/2015	11/6/2023	No		0	0	Lockout/26_Defeasance/89_0%/5	N/A	N/A
47	Loan		CGMRC	LS Portfolio	12/6/2013		12/6/2013	11/6/2018	No		0	0	Lockout/26_>YM or 1%/28_0%/6	588,590	12/31/2011
47.01	Property			LS Portfolio - Buckingham										362,038	12/31/2011
47.02	Property			LS Portfolio - Pell										226,551	12/31/2011
48	Loan	47	SMF I	Lovejoy Station	1/6/2014	12/6/2015	1/6/2016	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	740,425	12/31/2011
49	Loan	18	SMF I	Oliver Creek Shopping Center	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	827,417	12/31/2011
50	Loan		GSMC	Stonesthrow Apartments	1/6/2014		1/6/2014	12/6/2023	No		15	0	Lockout/11_>YM or 1%/105_0%/4	513,647	12/31/2011
51	Loan		GSMC	Southport Industrial Complex	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	508,828	12/31/2011
52	Loan		CGMRC	Danville Towne Centre	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_>YM or 1%/91_0%/3	962,586	12/31/2011
53	Loan	48	SMF I	AmeriCenter Portfolio	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/89_0%/6	723,649	12/31/2011
53.01	Property			AmeriCenter - Novi										437,644	12/31/2011
53.02	Property			AmeriCenter - Dublin										286,005	12/31/2011
54	Loan		GSMC	Great Lakes Plaza	1/6/2014	12/6/2015	1/6/2016	12/6/2023	No		0	0	Lockout/23_>YM or 1%/93_0%/4	679,298	12/31/2011
55	Loan		GSMC	Abbey Lake Apartments	1/6/2014	12/6/2015	1/6/2016	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	559,820	12/31/2011
56	Loan		GSMC	Whitehall Tech Center 4 & 5	1/6/2014		1/6/2014	12/6/2023	No		15	0	Lockout/25_Defeasance/91_0%/4	311,426	12/31/2011
57	Loan	49	GSMC	Mansfield Crossing	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	328,879	12/31/2011
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	643,040	12/31/2011
59	Loan	18	SMF I	Regency Crossing	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	624,976	12/31/2011
60	Loan	18, 34	GSMC	Kilmer Plaza	2/6/2014		2/6/2014	1/6/2024	No		5 days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
61	Loan		GSMC	Brake Parts	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
62	Loan	18	CGMRC	Brinks Self Storage	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/91_0%/3	401,958	12/31/2011
63	Loan	51	SMF I	228 East 58th Street	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/11_>YM or 1%/105_0%/4	333,077	12/31/2011
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/91_0%/3	419,315	12/31/2011
65	Loan		CGMRC	Phoenix MHC Portfolio	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/92_0%/3	476,644	12/31/2011
65.01	Property			Sierra Vista										173,603	12/31/2011
65.02	Property			Alta Vista										172,826	12/31/2011
65.03	Property			Loma Vista										130,214	12/31/2011
66	Loan		SMF I	Hillcrest Medical Park	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	472,550	12/31/2011
67	Loan		CCRE	Sullivan Apartments	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A

GSMS 2014-GC18 Annex A

											Grace	Grace		Third	Third
Control	Loan /		Mortgage		First	Last IO	First P&I		ARD	Final	Period-	Period-		Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date
68	Loan		CGMRC	Orchard Grove Shopping Center	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/91_0%/3	374,231	12/31/2011
69	Loan		CCRE	Willow Crest	2/6/2014		2/6/2014	1/6/2024	No		0	0	Lockout/24_Defeasance/92_0%/4	256,527	12/31/2011
70	Loan		CGMRC	Douglas Estates & Johnson Village	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/90_0%/4	450,119	12/31/2011
70.01	Property			Douglas Estates										241,271	12/31/2011
70.02	Property			Johnson Village										208,848	12/31/2011
71	Loan		SMF I	Town Center & Druid Hills Self Storage	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/90_0%/5	359,250	12/31/2011
71.01	Property			Town Center Self Storage										215,181	12/31/2011
71.02	Property			Druid Hills Self Storage										144,069	12/31/2011
72	Loan		CGMRC	141 South Meridian Street	1/6/2014		1/6/2014	12/6/2023	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
73	Loan		GSMC	Golden Triangle	2/6/2014		2/6/2014	1/6/2024	No		5 days grace, once per calendar year	0	Lockout/24_Defeasance/92_0%/4	136,346	12/31/2011
74	Loan		GSMC	Pines Apartments	12/6/2013		12/6/2013	11/6/2023	No		0	0	Lockout/26_Defeasance/89_0%/5	207,536	12/31/2011

GSMS 2014-GC18 Annex A

					Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)
1	Loan	8	GSMC	The Shops at Canal Place	7,375,631	12/31/2012	12,452,364	4,354,177	8,098,187	10/31/2013	12	Trailing 12	13,542,506	4,511,227	9,031,279
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	10,323,308	12/31/2012	18,475,819	4,993,396	13,482,423	9/30/2013	12	Trailing 12	23,129,972	5,964,787	17,165,185
3	Loan		GSMC	The Crossroads	9,407,513	12/31/2012	14,426,871	4,156,637	10,270,234	10/31/2013	12	Trailing 12	14,976,152	4,160,794	10,815,358
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	13,149,456	12/31/2012	21,619,637	8,492,537	13,127,100	8/31/2013	12	Trailing 12	23,956,145	9,308,337	14,647,808
5	Loan	18, 19	CCRE	Wyoming Valley Mall	8,719,413	12/31/2012	14,230,428	5,504,185	8,726,243	9/30/2013	12	Trailing 12	13,985,507	5,737,785	8,247,722
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	709,861	12/31/2012	1,826,462	741,875	1,084,587	10/31/2013	12	Trailing 12	1,954,411	791,532	1,162,879
6.01	Property			930 Retail Drive	359,930	12/31/2012	703,210	236,664	466,546	10/31/2013	12	Trailing 12	743,365	274,944	468,421
6.02	Property			2527 Little Rock Road	143,220	12/31/2012	460,798	172,102	288,696	10/31/2013	12	Trailing 12	515,396	191,372	324,024
6.03	Property			4023 East Franklin Boulevard	129,024	12/31/2012	407,220	191,615	215,605	10/31/2013	12	Trailing 12	434,446	191,429	243,017
6.04	Property			935 North New Hope Road	77,687	12/31/2012	255,233	141,493	113,740	10/31/2013	12	Trailing 12	261,203	133,786	127,417
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	894,373	12/31/2012	1,587,630	607,014	980,616	10/31/2013	12	Trailing 12	1,640,712	677,287	963,425
7.01	Property			5600 Roanoke Trail	567,598	12/31/2012	928,392	304,337	624,055	10/31/2013	12	Trailing 12	981,011	332,782	648,229
7.02	Property			5086 Tennessee Capital Boulevard	326,775	12/31/2012	659,238	302,677	356,561	10/31/2013	12	Trailing 12	659,701	344,505	315,196
8	Loan	21, 22	SMF I	Blue Doors Bentonville	286,765	12/31/2012	509,935	188,334	321,601	10/31/2013	12	Trailing 12	522,081	188,397	333,683
9	Loan		GSMC	Toledo Retail Portfolio	1,920,035	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available	3,662,579	1,073,293	2,589,286
9.01	Property			Monroe Street Portfolio	1,012,358	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available	1,440,400	455,895	984,505
9.02	Property			Monroe Street Market Square	907,677	12/31/2012	N/A	N/A	N/A	N/A	N/A	Not Available	1,213,467	318,422	895,045
9.03	Property			Shops at Franklin Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,008,712	298,976	709,736
10	Loan		CGMRC	The Haier Building	2,000,664	12/31/2012	3,169,685	700,502	2,469,183	8/31/2013	8	Annualized	3,912,014	1,065,770	2,846,244
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	2,348,785	12/31/2012	7,500,868	5,216,342	2,284,526	10/31/2013	12	Trailing 12	7,500,868	5,227,892	2,272,976
12	Loan	24, 25	CCRE	Bangor Parkade	1,835,290	12/31/2012	3,325,500	1,280,765	2,044,735	9/30/2013	12	Trailing 12	3,367,055	1,418,102	1,948,954
13	Loan		CGMRC	Dollar General Portfolio	2,446,570	12/31/2012	3,032,036	476,901	2,555,135	6/30/2013	6	Annualized	3,104,355	802,721	2,301,635
13.01	Property			3518 Highway 70 South	74,176	12/31/2012	103,126	17,126	86,000	6/30/2013	6	Annualized	101,330	28,723	72,607
13.02	Property			615 West 2nd Avenue	74,925	12/31/2012	79,800	4,596	75,204	6/30/2013	6	Annualized	90,304	18,348	71,957
13.03	Property			1704 La Salle Avenue	71,325	12/31/2012	74,400	2,808	71,592	6/30/2013	6	Annualized	92,458	23,758	68,700
13.04	Property			100 East 2nd Street	69,191	12/31/2012	88,930	19,109	69,821	6/30/2013	6	Annualized	77,723	11,541	66,181
13.05	Property			95 East State	64,840	12/31/2012	73,086	16,135	56,951	6/30/2013	6	Annualized	84,733	30,318	54,415
13.06	Property			903 North Greer Boulevard	66,284	12/31/2012	79,174	7,670	71,504	6/30/2013	6	Annualized	84,289	21,506	62,782
13.07	Property			701 East Criner Street	64,394	12/31/2012	67,954	4,359	63,595	6/30/2013	6	Annualized	78,503	16,351	62,152
13.08	Property			1318 West Main Street	64,874	12/31/2012	69,000	2,580	66,420	6/30/2013	6	Annualized	79,858	18,115	61,742
13.09	Property			2855 Mahoning Avenue Northwest	60,634	12/31/2012	90,116	30,118	59,998	6/30/2013	6	Annualized	79,084	20,265	58,819
13.10	Property			10270 State Route 550	62,411	12/31/2012	69,016	5,454	63,562	6/30/2013	6	Annualized	75,134	16,736	58,399
13.11	Property			12 Alta Drive	61,058	12/31/2012	70,800	14,294	56,506	6/30/2013	6	Annualized	68,499	11,442	57,057
13.12	Property			1301 North Sewell Drive	66,555	12/31/2012	79,946	9,400	70,546	6/30/2013	6	Annualized	75,186	16,294	58,892
13.13	Property			1502 North Main Street	59,775	12/31/2012	88,904	22,743	66,161	6/30/2013	6	Annualized	78,024	19,469	58,554
13.14	Property			610 North Broadway	61,792	12/31/2012	62,746	2,555	60,191	6/30/2013	6	Annualized	67,296	8,882	58,414
13.15	Property			403 West South Street	54,599	12/31/2012	63,184	5,306	57,878	6/30/2013	6	Annualized	69,939	13,092	56,847
13.16	Property			10217 Highway 182 East	52,830	12/31/2012	76,994	13,659	63,335	6/30/2013	6	Annualized	77,704	25,368	52,336
13.17	Property			1808 West Water Street	58,690	12/31/2012	68,752	13,348	55,404	6/30/2013	6	Annualized	71,570	17,391	54,179
13.18	Property			113 Utica Street	61,218	12/31/2012	81,788	17,667	64,121	6/30/2013	6	Annualized	87,858	30,148	57,710
13.19	Property			16418 US Highway 70	62,027	12/31/2012	75,550	4,511	71,039	6/30/2013	6	Annualized	69,181	14,553	54,627
13.20	Property			325 South Front Street	56,152	12/31/2012	62,766	3,838	58,928	6/30/2013	6	Annualized	71,637	18,154	53,482
13.21	Property			49840 East Park Drive	52,823	12/31/2012	68,790	12,013	56,777	6/30/2013	6	Annualized	65,285	12,400	52,885
13.22	Property			210 Bobbitt Avenue	55,232	12/31/2012	65,220	6,844	58,376	6/30/2013	6	Annualized	70,099	17,373	52,727
13.23	Property			101 East State Highway 276	56,605	12/31/2012	58,954	2,379	56,575	6/30/2013	6	Annualized	65,786	12,076	53,710
13.24	Property			33 West Main Street	54,481	12/31/2012	67,386	7,585	59,801	6/30/2013	6	Annualized	70,573	19,397	51,176
13.25	Property			7269 Ridge Road	57,558	12/31/2012	79,680	17,939	61,741	6/30/2013	6	Annualized	79,093	25,457	53,637
13.26	Property			7365 Highway 105	53,871	12/31/2012	85,362	33,515	51,847	6/30/2013	6	Annualized	68,395	18,012	50,384
13.27	Property			2100 Thistle Hill Drive	51,572	12/31/2012	60,614	6,706	53,908	6/30/2013	6	Annualized	66,577	16,145	50,432
13.28	Property			519 Park Avenue	49,613	12/31/2012	52,200	3,204	48,996	6/30/2013	6	Annualized	55,755	7,877	47,877
13.29	Property			1410 Harrisburg Pike	54,514	12/31/2012	63,138	6,460	56,678	6/30/2013	6	Annualized	77,800	26,800	51,000
13.30	Property			120 East Franklin Street	63,992	12/31/2012	72,436	7,127	65,309	6/30/2013	6	Annualized	73,999	23,888	50,111
13.31	Property			1140 Church Point Highway	48,068	12/31/2012	50,400	2,408	47,992	6/30/2013	6	Annualized	55,832	8,658	47,175
13.32	Property			8829 Cameron Street	47,937	12/31/2012	65,470	10,444	55,026	6/30/2013	6	Annualized	65,859	19,222	46,637
13.33	Property			1812 Highway 71 South	47,561	12/31/2012	63,880	16,940	46,940	6/30/2013	6	Annualized	56,880	10,251	46,629
13.34	Property			618 Seventh Avenue	48,139	12/31/2012	67,682	13,417	54,265	6/30/2013	6	Annualized	65,937	20,095	45,842
13.35	Property			411 4th Street	46,692	12/31/2012	52,354	1,647	50,707	6/30/2013	6	Annualized	57,531	11,765	45,766
13.36	Property			4665 Tuscarawas Road	48,509	12/31/2012	72,050	16,357	55,693	6/30/2013	6	Annualized	75,282	30,389	44,893
13.37	Property			8557 Main Street	51,463	12/31/2012	77,846	14,667	63,179	6/30/2013	6	Annualized	74,409	25,908	48,501
13.38	Property			300 East Central Avenue	46,344	12/31/2012	59,952	7,991	51,961	6/30/2013	6	Annualized	61,053	16,525	44,528
13.39	Property			210 OSR East	42,020	12/31/2012	72,660	22,506	50,154	6/30/2013	6	Annualized	61,530	19,648	41,882
13.40	Property			231 State Highway 147	42,259	12/31/2012	70,080	22,100	47,980	6/30/2013	6	Annualized	59,105	17,353	41,752
13.41	Property			800 West Military Highway	44,084	12/31/2012	46,354	3,127	43,227	6/30/2013	6	Annualized	54,256	12,579	41,677
13.42	Property			465 Donner Avenue	54,100	12/31/2012	63,000	18,660	44,340	6/30/2013	6	Annualized	60,165	22,941	37,224
13.43	Property			106 M Street	29,804	12/31/2012	35,856	2,657	33,199	6/30/2013	6	Annualized	37,728	11,640	26,088
13.44	Property			716 North Brinton Avenue	31,579	12/31/2012	34,640	2,933	31,707	6/30/2013	6	Annualized	45,115	15,867	29,248
14	Loan	26	GSMC	Raeford Crossing	1,205,210	12/31/2012	2,433,423	916,190	1,517,233	9/30/2013	12	Trailing 12	2,607,934	900,980	1,706,954
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	N/A	N/A	5,526,236	3,374,298	2,151,938	10/27/2013	12	Trailing 12	5,541,418	3,390,456	2,150,962
16	Loan		GSMC	Smith Brothers Hardware Building	2,461,077	12/31/2012	3,240,229	1,526,812	1,713,417	8/31/2013	12	Trailing 12	3,695,398	1,581,563	2,113,834
17	Loan	52	GSMC	Park Meadows	1,510,932	12/31/2012	2,818,305	1,206,206	1,612,099	10/31/2013	12	Trailing 12	2,823,275	1,210,559	1,612,716
18	Loan		CGMRC	Minnesota Self Storage Portfolio	1,802,395	12/31/2012	3,280,925	1,336,550	1,944,375	9/30/2013	12	Trailing 12	3,310,318	1,352,095	1,958,223
18.01	Property			Edina Mini Storage	646,545	12/31/2012	1,202,588	458,912	743,676	9/30/2013	12	Trailing 12	1,199,606	471,490	728,116
18.02	Property			Bloomington Self Storage	573,647	12/31/2012	1,016,987	432,648	584,339	9/30/2013	12	Trailing 12	1,023,585	432,443	591,142
18.03	Property			Minneapolis Self Storage	304,974	12/31/2012	544,809	220,723	324,086	9/30/2013	12	Trailing 12	557,212	222,880	334,332
18.04	Property			Lakeville Premier Self Storage	277,229	12/31/2012	516,541	224,266	292,275	9/30/2013	12	Trailing 12	529,915	225,281	304,634
19	Loan		SMF I	Highland Plantation Apartments	1,503,749	12/31/2012	3,398,838	1,758,913	1,639,925	11/30/2013	12	Trailing 12	3,413,838	1,780,673	1,633,165
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	1,296,165	12/31/2012	5,677,110	3,886,970	1,790,140	11/30/2013	12	Trailing 12	6,088,689	4,166,590	1,922,099
21	Loan		CGMRC	Gessner Estates Apartments	1,423,348	12/25/2012	4,035,885	2,393,413	1,642,472	9/25/2013	12	Trailing 12	4,035,885	2,358,695	1,677,190
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,788,198	468,267	1,319,931
23	Loan	18	CGMRC	Lakeway Commons	1,217,923	12/31/2012	1,719,732	518,297	1,201,434	8/31/2013	12	Trailing 12	1,735,318	522,507	1,212,811

GSMS 2014-GC18 Annex A

					Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)
24	Loan		GSMC	Maitland Concourse	276,492	12/31/2012	1,768,265	1,033,608	734,657	9/30/2013	12	Trailing 12	2,308,501	1,004,785	1,303,715
25	Loan		CGMRC	Quorum II Plaza	1,310,277	12/31/2012	2,118,506	705,682	1,412,824	8/31/2013	8	Annualized	2,024,783	756,391	1,268,392
26	Loan		SMF I	Katella Corporate Center	969,578	12/31/2012	1,797,663	736,080	1,061,583	10/31/2013	12	Trailing 12	1,868,814	740,081	1,128,733
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	1,226,737	12/31/2012	1,540,431	307,382	1,233,049	8/31/2013	8	Annualized	1,564,871	336,630	1,228,243
27.01	Property			Lubbock Shopping Center	341,525	12/31/2012	453,555	67,431	386,124	8/31/2013	8	Annualized	458,895	96,279	362,616
27.02	Property			Bay City Shopping Center	327,026	12/31/2012	417,280	91,769	325,511	8/31/2013	8	Annualized	426,516	87,148	339,369
27.03	Property			Uvalde Shopping Center	306,471	12/31/2012	388,621	85,979	302,642	8/31/2013	8	Annualized	376,595	86,564	290,032
27.04	Property			Alice Shopping Center	251,715	12/31/2012	280,975	62,203	218,772	8/31/2013	8	Annualized	302,865	66,639	236,226
28	Loan	33	CCRE	Legends at Canyon & Weatherford	1,039,592	12/31/2012	3,143,230	1,769,203	1,374,027	10/31/2013	12	Trailing 12	3,098,489	1,911,735	1,186,754
28.01	Property	33		Legends at Weatherford	575,547	12/31/2012	1,532,262	838,454	693,808	10/31/2013	12	Trailing 12	1,501,005	886,936	614,068
28.02	Property	33		Legends at Canyon	464,045	12/31/2012	1,610,968	930,749	680,219	10/31/2013	12	Trailing 12	1,597,485	1,024,798	572,686
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	1,421,693	12/31/2012	2,587,630	1,163,726	1,423,905	9/30/2013	12	Trailing 12	2,507,258	1,277,041	1,230,217
30	Loan	37	SMF I	Holiday Inn Columbia Airport	984,832	12/31/2012	3,675,430	2,473,214	1,202,216	9/30/2013	12	Trailing 12	3,675,430	2,474,465	1,200,965
31	Loan		CGMRC	Stratford Place Apartments	1,006,471	12/31/2012	1,940,912	870,703	1,070,209	9/30/2013	12	Trailing 12	1,940,912	926,345	1,014,567
32	Loan		SMF I	Wrigleyville Retail Portfolio	647,189	12/31/2012	883,041	228,919	654,122	10/31/2013	12	Trailing 12	1,202,942	249,765	953,177
32.01	Property	38		947-959 West Addison Street	286,344	12/31/2012	578,339	119,828	458,511	10/31/2013	12	Trailing 12	667,631	103,055	564,576
32.02	Property			947-949 West Wellington Avenue	264,454	12/31/2012	121,201	81,641	39,560	10/31/2013	12	Trailing 12	357,273	101,823	255,450
32.03	Property	39		2427-2429 North Lincoln Avenue	96,391	12/31/2012	183,501	27,450	156,051	10/31/2013	12	Trailing 12	178,038	44,887	133,151
33	Loan		SMF I	Aeroplex One	972,798	12/31/2012	1,658,011	590,086	1,067,925	9/30/2013	9	Annualized	1,828,522	614,682	1,213,840
34	Loan		GSMC	South Elm Business Park	1,150,228	12/31/2012	1,473,516	444,197	1,029,319	10/31/2013	12	Trailing 12	1,457,340	434,124	1,023,216
35	Loan		GSMC	Columbia Square	928,633	12/31/2012	1,547,932	555,218	992,714	10/31/2013	12	Trailing 12	1,564,707	602,275	962,432
36	Loan	40	GSMC	Residence Inn College Station	1,238,944	12/31/2012	3,411,345	1,878,808	1,532,537	11/30/2013	12	Trailing 12	3,411,345	1,898,351	1,512,994
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	1,037,694	12/31/2012	1,532,475	475,107	1,057,368	7/31/2013	12	Trailing 12	1,532,475	512,010	1,020,465
37.01	Property	41		Brittany Knoll Apartments	848,482	12/31/2012	1,304,044	373,888	930,156	7/31/2013	12	Trailing 12	1,304,044	415,086	888,958
37.02	Property			Abbey Rose Townhomes	189,212	12/31/2012	228,431	101,219	127,212	7/31/2013	12	Trailing 12	228,431	96,924	131,507
38	Loan		GSMC	Pine Aire Apartments	1,115,388	12/31/2012	2,976,547	1,657,711	1,318,836	9/30/2013	12	Trailing 12	2,859,671	1,643,312	1,216,359
39	Loan		SMF I	Heilig Levine	718,985	12/31/2012	989,134	236,617	752,517	9/30/2013	12	Trailing 12	1,101,755	230,579	871,176
40	Loan		SMF I	Monterey Retail Center	869,045	12/31/2012	1,210,929	193,219	1,017,710	11/30/2013	12	Trailing 12	1,263,563	180,450	1,083,113
41	Loan		CGMRC	LV II Self Storage Portfolio	874,667	12/31/2012	1,474,169	587,596	886,573	7/31/2013	12	Trailing 12	1,458,772	569,088	889,684
41.01	Property			LV II Self Storage Portfolio - Sure Save	482,817	12/31/2012	725,161	238,964	486,197	7/31/2013	12	Trailing 12	725,161	246,627	478,534
41.02	Property			LV II Self Storage Portfolio - AAA Quality	180,721	12/31/2012	402,349	208,391	193,958	7/31/2013	12	Trailing 12	386,952	184,228	202,724
41.03	Property			LV II Self Storage Portfolio - Beltway	211,129	12/31/2012	346,659	140,241	206,418	7/31/2013	12	Trailing 12	346,659	138,233	208,426
42	Loan		GSMC	Arbor on Richmond	390,917	12/31/2012	1,960,011	1,163,722	796,289	10/31/2013	12	Trailing 12	2,054,952	1,206,992	847,960
43	Loan		GSMC	121 Hillpointe & 130 Technology	829,843	12/31/2012	1,101,327	310,566	790,761	9/30/2013	12	Trailing 12	1,265,589	307,330	958,259
44	Loan	42	SMF I	Regency Plaza	400,422	12/31/2012	1,011,458	296,966	714,492	9/30/2013	9	Annualized	1,305,175	271,285	1,033,890
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	950,688	12/31/2012	3,405,237	2,045,617	1,359,621	8/31/2013	12	Trailing 12	3,402,000	2,061,461	1,340,539
46	Loan	45, 46	SMF I	Gateway Commerce Center	N/A	N/A	1,154,027	328,725	825,302	8/31/2013	12	Trailing 12	1,168,414	325,151	843,263
47	Loan		CGMRC	LS Portfolio	656,165	12/31/2012	1,218,659	521,805	696,854	8/31/2013	12	Trailing 12	1,218,659	521,779	696,880
47.01	Property			LS Portfolio - Buckingham	409,866	12/31/2012	696,347	306,403	389,945	8/31/2013	12	Trailing 12	696,347	274,189	422,158
47.02	Property			LS Portfolio - Pell	246,300	12/31/2012	522,312	215,403	306,909	8/31/2013	12	Trailing 12	522,312	247,590	274,722
48	Loan	47	SMF I	Lovejoy Station	679,336	12/31/2012	992,810	336,588	656,222	10/31/2013	12	Trailing 12	1,030,151	328,675	701,476
49	Loan	18	SMF I	Oliver Creek Shopping Center	846,846	12/31/2012	933,633	250,896	682,737	8/31/2013	12	Trailing 12	1,078,974	255,664	823,310
50	Loan		GSMC	Stonesthrow Apartments	551,306	12/31/2012	1,235,054	619,533	615,521	8/31/2013	12	Trailing 12	1,223,696	604,338	619,358
51	Loan		GSMC	Southport Industrial Complex	584,365	12/31/2012	932,442	299,226	633,216	9/30/2013	12	Trailing 12	1,064,147	314,330	749,817
52	Loan		CGMRC	Danville Towne Centre	985,996	12/31/2012	1,806,567	818,535	988,033	8/31/2013	12	Trailing 12	1,749,530	847,606	901,924
53	Loan	48	SMF I	AmeriCenter Portfolio	801,975	12/31/2012	1,330,529	464,708	865,821	9/30/2013	12	Trailing 12	1,299,939	479,425	820,514
53.01	Property			AmeriCenter - Novi	476,230	12/31/2012	723,918	214,733	509,185	9/30/2013	12	Trailing 12	677,000	225,279	451,721
53.02	Property			AmeriCenter - Dublin	325,745	12/31/2012	606,611	249,975	356,636	9/30/2013	12	Trailing 12	622,939	254,146	368,793
54	Loan		GSMC	Great Lakes Plaza	806,276	12/31/2012	955,125	145,155	809,970	6/30/2013	12	Trailing 12	947,294	270,667	676,627
55	Loan		GSMC	Abbey Lake Apartments	556,976	12/31/2012	1,001,822	421,747	580,075	8/31/2013	12	Trailing 12	1,012,561	429,679	582,882
56	Loan		GSMC	Whitehall Tech Center 4 & 5	596,148	12/31/2012	867,900	197,237	670,663	9/30/2013	12	Trailing 12	847,122	226,373	620,749
57	Loan	49	GSMC	Mansfield Crossing	396,817	12/31/2012	771,881	236,613	535,268	8/31/2013	12	Trailing 12	892,103	263,765	628,337
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	831,811	12/31/2012	1,917,196	1,071,990	845,206	9/30/2013	12	Trailing 12	1,917,196	1,147,824	769,372
59	Loan	18	SMF I	Regency Crossing	625,802	12/31/2012	807,098	274,359	532,739	9/30/2013	12	Trailing 12	821,483	295,933	525,550
60	Loan	18, 34	GSMC	Kilmer Plaza	N/A	N/A	307,801	89,915	217,886	10/31/2013	12	Trailing 12	659,415	143,313	516,103
61	Loan		GSMC	Brake Parts	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	752,539	22,576	729,962
62	Loan	18	CGMRC	Brinks Self Storage	436,624	12/31/2012	710,626	243,046	467,580	8/31/2013	12	Trailing 12	710,626	240,798	469,828
63	Loan	51	SMF I	228 East 58th Street	399,649	12/31/2012	531,816	97,072	434,744	10/31/2013	10	Annualized	545,193	109,505	435,688
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	621,275	12/31/2012	1,638,308	1,100,807	537,501	7/31/2013	12	Trailing 12	1,638,308	1,096,643	541,664
65	Loan		CGMRC	Phoenix MHC Portfolio	518,635	12/31/2012	1,027,621	398,711	628,910	8/31/2013	12	Trailing 12	1,027,621	437,713	589,908
65.01	Property			Sierra Vista	200,397	12/31/2012	402,742	135,656	267,086	8/31/2013	12	Trailing 12	402,742	145,412	257,330
65.02	Property			Alta Vista	177,036	12/31/2012	357,617	151,178	206,439	8/31/2013	12	Trailing 12	357,617	171,871	185,746
65.03	Property			Loma Vista	141,202	12/31/2012	267,262	111,877	155,385	8/31/2013	12	Trailing 12	267,262	120,430	146,832
66	Loan		SMF I	Hillcrest Medical Park	476,165	12/31/2012	655,812	188,024	467,788	9/30/2013	12	Trailing 12	669,377	194,547	474,830
67	Loan		CCRE	Sullivan Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	697,680	142,936	554,744

GSMS 2014-GC18 Annex A

					Second	Second
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI ($)	NOI Date	EGI (if past 2012) ($)	Expenses (if past 2012) ($)	NOI (if past 2012) ($)	NOI Date (if past 2012)	# of months	Description	EGI ($)	Expenses ($)	Operating Income ($)
68	Loan		CGMRC	Orchard Grove Shopping Center	378,178	12/31/2012	513,021	136,475	376,546	9/30/2013	12	Trailing 12	509,661	145,105	364,556
69	Loan		CCRE	Willow Crest	256,577	12/31/2012	505,353	218,093	287,260	10/31/2013	12	Trailing 12	512,513	213,064	299,449
70	Loan		CGMRC	Douglas Estates & Johnson Village	486,484	12/31/2012	673,729	215,295	458,434	7/31/2013	12	Trailing 12	665,088	290,601	374,486
70.01	Property			Douglas Estates	253,451	12/31/2012	379,266	136,629	242,637	7/31/2013	12	Trailing 12	373,644	186,200	187,444
70.02	Property			Johnson Village	233,033	12/31/2012	294,463	78,666	215,797	7/31/2013	12	Trailing 12	291,444	104,401	187,043
71	Loan		SMF I	Town Center & Druid Hills Self Storage	359,679	12/31/2012	704,729	343,910	360,819	9/30/2013	12	Trailing 12	704,729	351,761	352,968
71.01	Property			Town Center Self Storage	233,868	12/31/2012	427,561	185,770	241,791	9/30/2013	12	Trailing 12	427,561	190,400	237,161
71.02	Property			Druid Hills Self Storage	125,811	12/31/2012	277,168	158,140	119,028	9/30/2013	12	Trailing 12	277,168	161,361	115,807
72	Loan		CGMRC	141 South Meridian Street	341,736	12/31/2012	471,100	129,363	341,737	6/30/2013	12	Trailing 12	579,966	231,998	347,967
73	Loan		GSMC	Golden Triangle	235,093	12/31/2012	411,833	124,520	287,313	10/31/2013	12	Trailing 12	385,312	129,779	255,533
74	Loan		GSMC	Pines Apartments	247,894	12/31/2012	857,728	542,429	315,299	9/30/2013	12	Trailing 12	841,088	575,201	265,887

GSMS 2014-GC18 Annex A

					Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
1	Loan	8	GSMC	The Shops at Canal Place	8.1%	39,049	134,576	8,857,654	1.23	8.0%	170,400,000	11/25/2013	NAP	NAP	65.1%
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	9.3%	128,387	1,244,693	15,792,105	1.34	8.5%	274,000,000	10/2/2013	NAP	NAP	67.5%
3	Loan		GSMC	The Crossroads	10.8%	129,060	267,181	10,419,117	1.73	10.4%	152,000,000	10/18/2013	NAP	NAP	65.7%
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	9.8%	213,625	571,504	13,862,680	2.11	9.3%	197,200,000	10/10/2013	203,200,000	11/1/2014	75.8%
5	Loan	18, 19	CCRE	Wyoming Valley Mall	10.6%	218,342	909,757	7,119,623	1.39	9.1%	122,000,000	7/31/2013	131,000,000	8/1/2015	63.9%
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	9.5%	24,077	0	1,138,802	1.43	9.4%	20,110,000	11/15/2013	NAP	NAP	66.7%
6.01	Property			930 Retail Drive		7,004	0	461,417			7,510,000	11/15/2013	NAP	NAP
6.02	Property			2527 Little Rock Road		6,501	0	317,523			5,640,000	11/15/2013	NAP	NAP
6.03	Property			4023 East Franklin Boulevard		6,537	0	236,480			4,580,000	11/15/2013	NAP	NAP
6.04	Property			935 North New Hope Road		4,036	0	123,381			2,380,000	11/15/2013	NAP	NAP
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	9.5%	15,962	0	947,464	1.43	9.4%	14,030,000	11/18/2013	NAP	NAP	66.7%
7.01	Property			5600 Roanoke Trail		6,663	0	641,566			8,730,000	11/18/2013	NAP	NAP
7.02	Property			5086 Tennessee Capital Boulevard		9,299	0	305,898			5,300,000	11/18/2013	NAP	NAP
8	Loan	21, 22	SMF I	Blue Doors Bentonville	9.5%	8,168	0	325,515	1.43	9.4%	4,500,000	11/6/2013	NAP	NAP	66.7%
9	Loan		GSMC	Toledo Retail Portfolio	10.7%	62,816	198,819	2,327,651	1.47	9.7%	33,050,000	10/21/2013	NAP	NAP	72.9%
9.01	Property			Monroe Street Portfolio		28,186	66,798	889,520			13,800,000	10/21/2013	NAP	NAP
9.02	Property			Monroe Street Market Square		27,930	71,806	795,309			11,200,000	10/21/2013	NAP	NAP
9.03	Property			Shops at Franklin Place		6,700	60,215	642,822			8,050,000	10/21/2013	NAP	NAP
10	Loan		CGMRC	The Haier Building	12.4%	14,717	139,729	2,691,798	2.37	11.7%	57,000,000	12/12/2013	NAP	NAP	40.4%
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	12.1%	300,035	0	1,972,941	1.53	10.5%	26,900,000	8/14/2013	28,800,000	8/14/2015	69.7%
12	Loan	24, 25	CCRE	Bangor Parkade	10.5%	45,018	65,465	1,838,470	1.54	9.9%	27,350,000	10/20/2013	NAP	NAP	67.6%
13	Loan		CGMRC	Dollar General Portfolio	12.7%	81,999	96,138	2,123,498	1.45	11.7%	31,195,000	Various	NAP	NAP	58.2%
13.01	Property			3518 Highway 70 South		1,000	2,667	68,940			980,000	6/24/2013	NAP	NAP
13.02	Property			615 West 2nd Avenue		1,500	2,024	68,433			1,010,000	7/1/2013	NAP	NAP
13.03	Property			1704 La Salle Avenue		1,000	2,013	65,687			980,000	6/25/2013	NAP	NAP
13.04	Property			100 East 2nd Street		1,500	3,325	61,356			870,000	7/3/2013	NAP	NAP
13.05	Property			95 East State		2,317	0	52,098			810,000	7/3/2013	NAP	NAP
13.06	Property			903 North Greer Boulevard		1,000	2,735	59,047			810,000	7/1/2013	NAP	NAP
13.07	Property			701 East Criner Street		2,125	1,863	58,165			890,000	6/29/2013	NAP	NAP
13.08	Property			1318 West Main Street		1,125	2,593	58,024			810,000	7/1/2013	NAP	NAP
13.09	Property			2855 Mahoning Avenue Northwest		1,738	2,264	54,818			810,000	6/25/2013	NAP	NAP
13.10	Property			10270 State Route 550		1,700	2,240	54,458			815,000	7/1/2013	NAP	NAP
13.11	Property			12 Alta Drive		1,650	1,639	53,767			700,000	7/1/2013	NAP	NAP
13.12	Property			1301 North Sewell Drive		2,267	1,834	54,791			700,000	7/1/2013	NAP	NAP
13.13	Property			1502 North Main Street		2,433	1,844	54,277			780,000	6/21/2013	NAP	NAP
13.14	Property			610 North Broadway		2,417	2,584	53,414			690,000	6/27/2013	NAP	NAP
13.15	Property			403 West South Street		2,038	2,301	52,508			740,000	6/25/2013	NAP	NAP
13.16	Property			10217 Highway 182 East		1,000	0	51,336			740,000	6/24/2013	NAP	NAP
13.17	Property			1808 West Water Street		5,021	0	49,159			710,000	7/3/2013	NAP	NAP
13.18	Property			113 Utica Street		2,137	5,209	50,363			750,000	7/3/2013	NAP	NAP
13.19	Property			16418 US Highway 70		2,292	1,756	50,580			760,000	7/1/2013	NAP	NAP
13.20	Property			325 South Front Street		1,625	2,301	49,557			740,000	7/1/2013	NAP	NAP
13.21	Property			49840 East Park Drive		1,550	2,301	49,034			740,000	7/1/2013	NAP	NAP
13.22	Property			210 Bobbitt Avenue		1,875	2,301	48,551			740,000	7/1/2013	NAP	NAP
13.23	Property			101 East State Highway 276		1,500	2,712	49,498			700,000	7/1/2013	NAP	NAP
13.24	Property			33 West Main Street		2,095	2,301	46,780			740,000	6/25/2013	NAP	NAP
13.25	Property			7269 Ridge Road		1,888	5,126	46,623			710,000	7/3/2013	NAP	NAP
13.26	Property			7365 Highway 105		901	2,212	47,270			740,000	6/19/2013	NAP	NAP
13.27	Property			2100 Thistle Hill Drive		1,600	1,956	46,876			750,000	7/1/2013	NAP	NAP
13.28	Property			519 Park Avenue		1,000	0	46,877			670,000	6/24/2013	NAP	NAP
13.29	Property			1410 Harrisburg Pike		1,700	3,581	45,719			600,000	6/27/2013	NAP	NAP
13.30	Property			120 East Franklin Street		2,250	4,048	43,813			610,000	7/1/2013	NAP	NAP
13.31	Property			1140 Church Point Highway		901	0	46,273			720,000	6/24/2013	NAP	NAP
13.32	Property			8829 Cameron Street		901	0	45,736			650,000	6/24/2013	NAP	NAP
13.33	Property			1812 Highway 71 South		901	0	45,727			660,000	6/24/2013	NAP	NAP
13.34	Property			618 Seventh Avenue		1,929	3,098	40,815			640,000	6/30/2013	NAP	NAP
13.35	Property			411 4th Street		1,500	1,850	42,416			660,000	7/3/2013	NAP	NAP
13.36	Property			4665 Tuscarawas Road		1,912	2,528	40,453			650,000	7/1/2013	NAP	NAP
13.37	Property			8557 Main Street		2,800	5,182	40,520			740,000	7/3/2013	NAP	NAP
13.38	Property			300 East Central Avenue		1,667	1,953	40,909			600,000	7/2/2013	NAP	NAP
13.39	Property			210 OSR East		901	1,902	39,079			580,000	6/25/2013	NAP	NAP
13.40	Property			231 State Highway 147		1,000	1,893	38,859			560,000	6/25/2013	NAP	NAP
13.41	Property			800 West Military Highway		901	3,187	37,589			490,000	7/2/2013	NAP	NAP
13.42	Property			465 Donner Avenue		1,667	2,834	32,724			570,000	7/1/2013	NAP	NAP
13.43	Property			106 M Street		1,900	2,358	21,830			250,000	6/28/2013	NAP	NAP
13.44	Property			716 North Brinton Avenue		8,875	1,622	18,751			330,000	7/3/2013	NAP	NAP
14	Loan	26	GSMC	Raeford Crossing	9.5%	72,750	0	1,634,204	1.43	9.1%	25,750,000	10/10/2013	NAP	NAP	69.9%
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	12.3%	221,657	0	1,929,305	1.78	11.0%	24,600,000	10/30/2013	25,800,000	11/1/2016	71.1%
16	Loan		GSMC	Smith Brothers Hardware Building	12.4%	38,190	157,963	1,917,681	1.78	11.3%	26,200,000	11/6/2013	NAP	NAP	64.8%
17	Loan	52	GSMC	Park Meadows	9.6%	83,720	0	1,528,996	1.44	9.1%	22,690,000	10/15/2013	NAP	NAP	74.0%
18	Loan		CGMRC	Minnesota Self Storage Portfolio	11.7%	45,882	6,349	1,905,993	2.41	11.4%	32,305,000	Various	NAP	NAP	51.8%
18.01	Property			Edina Mini Storage		14,407	0	713,709			12,380,000	10/7/2013	NAP	NAP
18.02	Property			Bloomington Self Storage		14,178	6,349	570,616			9,650,000	10/7/2013	NAP	NAP
18.03	Property			Minneapolis Self Storage		6,949	0	327,383			5,475,000	10/10/2013	NAP	NAP
18.04	Property			Lakeville Premier Self Storage		10,348	0	294,286			4,800,000	10/7/2013	NAP	NAP
19	Loan		SMF I	Highland Plantation Apartments	9.9%	136,938	0	1,496,227	1.36	9.1%	22,500,000	10/25/2013	NAP	NAP	73.3%
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	12.0%	304,241	0	1,617,858	1.39	10.1%	28,000,000	10/14/2013	30,000,000	1/1/2016	57.1%
21	Loan		CGMRC	Gessner Estates Apartments	11.2%	164,750	0	1,512,440	1.51	10.1%	20,750,000	10/10/2013	NAP	NAP	72.3%
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	8.8%	12,912	14,021	1,292,998	1.30	8.6%	22,600,000	11/7/2013	23,000,000	11/1/2014	66.4%
23	Loan	18	CGMRC	Lakeway Commons	9.6%	9,577	86,452	1,116,782	1.38	8.9%	16,650,000	10/1/2013	16,950,000	4/1/2014	75.7%

GSMS 2014-GC18 Annex A

					Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
24	Loan		GSMC	Maitland Concourse	11.6%	32,066	127,742	1,143,908	1.57	10.2%	16,250,000	10/17/2013	NAP	NAP	69.2%
25	Loan		CGMRC	Quorum II Plaza	11.5%	11,672	83,000	1,173,720	2.24	10.7%	20,640,000	10/24/2013	NAP	NAP	53.3%
26	Loan		SMF I	Katella Corporate Center	10.4%	12,115	80,764	1,035,854	1.47	9.6%	17,900,000	11/13/2013	NAP	NAP	60.6%
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	11.4%	12,467	60,447	1,155,330	1.68	10.7%	14,400,000	Various	NAP	NAP	74.8%
27.01	Property			Lubbock Shopping Center		2,985	18,905	340,726			4,300,000	9/5/2013	NAP	NAP
27.02	Property			Bay City Shopping Center		3,463	15,014	320,892			3,850,000	9/1/2013	NAP	NAP
27.03	Property			Uvalde Shopping Center		3,624	15,732	270,676			3,400,000	9/1/2013	NAP	NAP
27.04	Property			Alice Shopping Center		2,395	10,796	223,036			2,850,000	9/1/2013	NAP	NAP
28	Loan	33	CCRE	Legends at Canyon & Weatherford	11.3%	112,860	0	1,073,894	1.47	10.2%	15,100,000	10/30/2013	NAP	NAP	69.5%
28.01	Property	33		Legends at Weatherford		59,400	0	554,668			7,900,000	10/30/2013	NAP	NAP
28.02	Property	33		Legends at Canyon		53,460	0	519,226			7,200,000	10/30/2013	NAP	NAP
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	11.9%	22,770	53,510	1,153,937	1.74	11.1%	14,000,000	10/4/2013	14,100,000	10/4/2013	74.1%
30	Loan	37	SMF I	Holiday Inn Columbia Airport	11.7%	147,017	0	1,053,948	1.39	10.2%	14,800,000	9/26/2013	NAP	NAP	69.6%
31	Loan		CGMRC	Stratford Place Apartments	10.1%	61,920	0	952,647	1.44	9.5%	14,300,000	9/27/2013	NAP	NAP	69.9%
32	Loan		SMF I	Wrigleyville Retail Portfolio	9.5%	3,500	36,715	912,962	1.39	9.1%	13,700,000	10/31/2013	NAP	NAP	73.0%
32.01	Property	38		947-959 West Addison Street		1,176	13,991	549,409			7,750,000	10/31/2013	NAP	NAP
32.02	Property			947-949 West Wellington Avenue		1,500	13,922	240,028			3,950,000	10/31/2013	NAP	NAP
32.03	Property	39		2427-2429 North Lincoln Avenue		824	8,802	123,525			2,000,000	10/31/2013	NAP	NAP
33	Loan		SMF I	Aeroplex One	12.4%	45,000	82,593	1,086,247	1.69	11.1%	13,000,000	10/21/2013	NAP	NAP	75.0%
34	Loan		GSMC	South Elm Business Park	10.7%	86,563	68,070	868,584	1.32	9.0%	13,400,000	12/17/2013	NAP	NAP	71.6%
35	Loan		GSMC	Columbia Square	10.1%	14,760	59,969	887,704	1.43	9.4%	12,700,000	10/16/2013	NAP	NAP	74.7%
36	Loan	40	GSMC	Residence Inn College Station	16.0%	136,454	0	1,376,540	2.06	14.5%	13,400,000	6/24/2013	NAP	NAP	70.7%
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	11.4%	56,264	0	964,201	1.63	10.7%	14,000,000	10/11/2013	NAP	NAP	64.2%
37.01	Property	41		Brittany Knoll Apartments		52,728	0	836,230			12,000,000	10/11/2013	NAP	NAP
37.02	Property			Abbey Rose Townhomes		3,536	0	127,971			2,000,000	10/11/2013	NAP	NAP
38	Loan		GSMC	Pine Aire Apartments	13.5%	130,233	0	1,086,126	1.89	12.1%	15,100,000	9/11/2013	NAP	NAP	59.5%
39	Loan		SMF I	Heilig Levine	9.8%	10,313	46,690	814,173	1.44	9.2%	12,000,000	9/25/2013	NAP	NAP	73.8%
40	Loan		SMF I	Monterey Retail Center	12.3%	8,354	20,885	1,053,874	1.43	12.0%	11,900,000	11/6/2013	NAP	NAP	73.9%
41	Loan		CGMRC	LV II Self Storage Portfolio	10.2%	28,924	0	860,760	1.52	9.8%	14,320,000	9/23/2013	NAP	NAP	61.1%
41.01	Property			LV II Self Storage Portfolio - Sure Save		11,043	0	467,491			7,650,000	9/23/2013	NAP	NAP
41.02	Property			LV II Self Storage Portfolio - AAA Quality		8,762	0	193,962			3,500,000	9/23/2013	NAP	NAP
41.03	Property			LV II Self Storage Portfolio - Beltway		9,119	0	199,307			3,170,000	9/23/2013	NAP	NAP
42	Loan		GSMC	Arbor on Richmond	9.8%	76,000	0	771,960	1.39	8.9%	12,300,000	10/17/2013	NAP	NAP	70.3%
43	Loan		GSMC	121 Hillpointe & 130 Technology	11.1%	37,335	41,574	879,350	1.54	10.2%	11,500,000	8/13/2013	NAP	NAP	74.8%
44	Loan	42	SMF I	Regency Plaza	12.4%	13,830	69,152	950,908	1.73	11.4%	11,750,000	9/25/2013	NAP	NAP	71.1%
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	17.0%	136,080	0	1,204,459	2.35	15.2%	11,500,000	10/17/2013	12,600,000	10/17/2015	68.7%
46	Loan	45, 46	SMF I	Gateway Commerce Center	11.2%	13,955	36,283	793,025	1.66	10.6%	10,300,000	9/21/2013	NAP	NAP	72.8%
47	Loan		CGMRC	LS Portfolio	9.4%	15,906	0	680,974	1.52	9.2%	11,300,000	Various	NAP	NAP	65.7%
47.01	Property			LS Portfolio - Buckingham		8,439	0	413,719			6,600,000	10/11/2013	NAP	NAP
47.02	Property			LS Portfolio - Pell		7,468	0	267,255			4,700,000	10/10/2013	NAP	NAP
48	Loan	47	SMF I	Lovejoy Station	9.5%	19,283	19,283	662,909	1.37	9.0%	11,400,000	11/7/2013	NAP	NAP	64.5%
49	Loan	18	SMF I	Oliver Creek Shopping Center	11.4%	19,896	47,372	756,042	1.52	10.4%	10,000,000	9/27/2013	10,400,000	12/1/2014	72.4%
50	Loan		GSMC	Stonesthrow Apartments	9.5%	47,808	0	571,550	1.35	8.8%	9,725,000	9/25/2013	NAP	NAP	66.8%
51	Loan		GSMC	Southport Industrial Complex	11.7%	45,996	34,448	669,373	1.65	10.4%	9,630,000	10/31/2013	NAP	NAP	66.6%
52	Loan		CGMRC	Danville Towne Centre	14.3%	37,838	110,283	753,802	1.88	12.0%	9,800,000	9/9/2013	NAP	NAP	64.1%
53	Loan	48	SMF I	AmeriCenter Portfolio	13.4%	11,382	25,859	783,274	1.91	12.7%	9,130,000	Various	NAP	NAP	67.3%
53.01	Property			AmeriCenter - Novi		5,449	12,509	433,763			5,200,000	10/4/2013	NAP	NAP
53.02	Property			AmeriCenter - Dublin		5,933	13,349	349,510			3,930,000	10/8/2013	NAP	NAP
54	Loan		GSMC	Great Lakes Plaza	11.3%	26,935	42,650	607,042	1.57	10.1%	8,350,000	10/11/2013	NAP	NAP	71.9%
55	Loan		GSMC	Abbey Lake Apartments	9.7%	50,312	0	532,570	1.36	8.9%	8,100,000	9/27/2013	NAP	NAP	74.1%
56	Loan		GSMC	Whitehall Tech Center 4 & 5	10.6%	32,312	39,419	549,018	1.42	9.4%	7,990,000	10/15/2013	NAP	NAP	73.1%
57	Loan	49	GSMC	Mansfield Crossing	10.9%	7,154	25,173	596,011	1.64	10.3%	8,800,000	9/28/2013	NAP	NAP	65.8%
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	14.5%	76,688	0	692,684	1.71	13.0%	7,600,000	9/23/2013	NAP	NAP	69.9%
59	Loan	18	SMF I	Regency Crossing	10.6%	21,283	46,687	457,580	1.41	9.3%	7,300,000	11/7/2013	8,000,000	9/1/2015	67.7%
60	Loan	18, 34	GSMC	Kilmer Plaza	10.6%	2,497	14,670	498,936	1.41	10.2%	6,600,000	10/6/2013	6,700,000	1/1/2014	73.8%
61	Loan		GSMC	Brake Parts	15.2%	43,200	51,840	634,922	2.03	13.3%	8,000,000	9/23/2013	NAP	NAP	59.9%
62	Loan	18	CGMRC	Brinks Self Storage	9.8%	8,535	0	461,293	1.48	9.6%	7,160,000	9/17/2013	7,170,000	1/17/2014	66.9%
63	Loan	51	SMF I	228 East 58th Street	9.7%	1,528	3,000	431,160	1.34	9.6%	9,650,000	10/3/2013	NAP	NAP	46.6%
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	12.1%	65,532	0	476,132	1.47	10.6%	6,600,000	8/22/2013	8,200,000	9/1/2015	68.0%
65	Loan		CGMRC	Phoenix MHC Portfolio	14.3%	15,050	0	574,858	1.88	14.0%	5,980,000	9/18/2013	NAP	NAP	68.8%
65.01	Property			Sierra Vista		4,500	0	252,830			2,710,000	9/18/2013	NAP	NAP
65.02	Property			Alta Vista		6,850	0	178,896			1,920,000	9/18/2013	NAP	NAP
65.03	Property			Loma Vista		3,700	0	143,132			1,350,000	9/18/2013	NAP	NAP
66	Loan		SMF I	Hillcrest Medical Park	11.9%	7,154	20,086	447,590	1.72	11.2%	6,600,000	10/24/2013	NAP	NAP	60.5%
67	Loan		CCRE	Sullivan Apartments	14.5%	10,800	0	543,944	1.46	14.2%	5,350,000	6/19/2013	NAP	NAP	71.6%

GSMS 2014-GC18 Annex A

					Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
68	Loan		CGMRC	Orchard Grove Shopping Center	9.9%	3,282	15,672	345,601	1.43	9.4%	5,440,000	10/14/2013	NAP	NAP	67.9%
69	Loan		CCRE	Willow Crest	9.2%	12,500	0	286,949	1.29	8.8%	5,000,000	10/1/2013	NAP	NAP	65.0%
70	Loan		CGMRC	Douglas Estates & Johnson Village	11.6%	8,750	0	365,736	1.59	11.3%	4,390,000	9/6/2013	NAP	NAP	73.8%
70.01	Property			Douglas Estates		4,900	0	182,544			2,240,000	9/6/2013	NAP	NAP
70.02	Property			Johnson Village		3,850	0	183,193			2,150,000	9/6/2013	NAP	NAP
71	Loan		SMF I	Town Center & Druid Hills Self Storage	11.0%	9,703	0	343,266	1.64	10.7%	4,320,000	10/3/2013	NAP	NAP	74.0%
71.01	Property			Town Center Self Storage		5,938	0	231,224			2,850,000	10/3/2013	NAP	NAP
71.02	Property			Druid Hills Self Storage		3,765	0	112,042			1,470,000	10/3/2013	NAP	NAP
72	Loan		CGMRC	141 South Meridian Street	11.6%	1,967	17,009	328,992	1.67	11.0%	4,200,000	9/3/2013	NAP	NAP	71.4%
73	Loan		GSMC	Golden Triangle	11.0%	1,504	9,223	244,806	1.45	10.5%	3,100,000	10/10/2013	NAP	NAP	75.0%
74	Loan		GSMC	Pines Apartments	20.5%	37,033	0	228,854	2.70	17.6%	3,500,000	9/11/2013	NAP	NAP	37.1%

GSMS 2014-GC18 Annex A

														Second
Control	Loan /		Mortgage		LTV Ratio						Largest Tenant	Largest Tenant	Second	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	8	GSMC	The Shops at Canal Place	57.7%	97.8%	12/31/2013	NAP	NAP	Saks Fifth Avenue	106,682	1/31/2019	The Theaters at Canal Place	21,734
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	59.6%	95.5%	9/30/2013	NAP	NAP	United Healthcare Services	107,558	8/31/2018	Squire Sanders (US) LLP	73,962
3	Loan		GSMC	The Crossroads	53.0%	96.9%	11/30/2013	NAP	NAP	Burlington Coat Factory	82,000	1/31/2020	Gap/Gap Kids/Baby Gap	11,578
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	73.6%	87.5%	8/31/2013	NAP	NAP	Sunguard Availability Serv LP	135,083	8/31/2020	Day & Zimmermann Group Inc.	134,296
5	Loan	18, 19	CCRE	Wyoming Valley Mall	50.8%	96.3%	9/30/2013	NAP	NAP	J.C. Penney	172,860	4/30/2017	Bon-Ton Stores	155,392
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	59.3%	87.0%		NAP	NAP
6.01	Property			930 Retail Drive		89.8%	11/8/2013	NAP	NAP	NAP			NAP
6.02	Property			2527 Little Rock Road		91.9%	11/8/2013	NAP	NAP	NAP			NAP
6.03	Property			4023 East Franklin Boulevard		81.9%	11/8/2013	NAP	NAP	NAP			NAP
6.04	Property			935 North New Hope Road		82.3%	11/8/2013	NAP	NAP	NAP			NAP
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	59.3%	77.8%		NAP	NAP
7.01	Property			5600 Roanoke Trail		90.8%	11/8/2013	NAP	NAP	NAP			NAP
7.02	Property			5086 Tennessee Capital Boulevard		68.6%	11/8/2013	NAP	NAP	NAP			NAP
8	Loan	21, 22	SMF I	Blue Doors Bentonville	59.3%	95.4%	11/8/2013	NAP	NAP	NAP			NAP
9	Loan		GSMC	Toledo Retail Portfolio	61.8%	92.1%		NAP	NAP
9.01	Property			Monroe Street Portfolio		92.8%	12/16/2013	NAP	NAP	Bed Bath & Beyond	32,154	1/31/2021	Office Depot	20,000
9.02	Property			Monroe Street Market Square		81.1%	12/16/2013	NAP	NAP	Hobby Lobby	55,000	5/31/2029	Toledo Bier Stube	6,000
9.03	Property			Shops at Franklin Place		100.0%	12/16/2013	NAP	NAP	Target	101,909	1/31/2016	Gabriel Brothers	50,514
10	Loan		CGMRC	The Haier Building	40.4%	100.0%	12/13/2013	NAP	NAP	Haier America Trading	33,500	12/31/2021	Gotham Hall Events	30,000
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	54.6%	78.1%	10/31/2013	127.88	99.84	NAP			NAP
12	Loan	24, 25	CCRE	Bangor Parkade	58.6%	99.7%	10/31/2013	NAP	NAP	Kohl's	88,904	1/1/2026	Big Lots	27,905
13	Loan		CGMRC	Dollar General Portfolio	37.0%	100.0%		NAP	NAP
13.01	Property			3518 Highway 70 South		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2022	NAP
13.02	Property			615 West 2nd Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,100	3/31/2021	NAP
13.03	Property			1704 La Salle Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	8/31/2022	NAP
13.04	Property			100 East 2nd Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,100	1/31/2018	NAP
13.05	Property			95 East State		100.0%	1/6/2014	NAP	NAP	Dollar General	12,000	12/31/2021	NAP
13.06	Property			903 North Greer Boulevard		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	9/30/2017	NAP
13.07	Property			701 East Criner Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	10/31/2022	NAP
13.08	Property			1318 West Main Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,100	1/31/2018	NAP
13.09	Property			2855 Mahoning Avenue Northwest		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	5/31/2021	NAP
13.10	Property			10270 State Route 550		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	2/28/2021	NAP
13.11	Property			12 Alta Drive		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2020	NAP
13.12	Property			1301 North Sewell Drive		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	3/31/2020	NAP
13.13	Property			1502 North Main Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,100	6/30/2022	NAP
13.14	Property			610 North Broadway		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2020	NAP
13.15	Property			403 West South Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	11/30/2020	NAP
13.16	Property			10217 Highway 182 East		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	1/31/2022	NAP
13.17	Property			1808 West Water Street		100.0%	1/6/2014	NAP	NAP	Dollar General	10,300	7/31/2019	NAP
13.18	Property			113 Utica Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2015	NAP
13.19	Property			16418 US Highway 70		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	10/31/2020	NAP
13.20	Property			325 South Front Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	5/31/2020	NAP
13.21	Property			49840 East Park Drive		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	11/30/2020	NAP
13.22	Property			210 Bobbitt Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	4/30/2020	NAP
13.23	Property			101 East State Highway 276		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	8/31/2016	NAP
13.24	Property			33 West Main Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	11/30/2020	NAP
13.25	Property			7269 Ridge Road		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	9/30/2015	NAP
13.26	Property			7365 Highway 105		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	8/31/2019	NAP
13.27	Property			2100 Thistle Hill Drive		100.0%	1/6/2014	NAP	NAP	Dollar General	8,125	11/20/2020	NAP
13.28	Property			519 Park Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	7/31/2021	NAP
13.29	Property			1410 Harrisburg Pike		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	9/30/2015	NAP
13.30	Property			120 East Franklin Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	3/31/2015	NAP
13.31	Property			1140 Church Point Highway		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	3/31/2020	NAP
13.32	Property			8829 Cameron Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	3/31/2020	NAP
13.33	Property			1812 Highway 71 South		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	11/30/2020	NAP
13.34	Property			618 Seventh Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/4/2016	NAP
13.35	Property			411 4th Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2021	NAP
13.36	Property			4665 Tuscarawas Road		100.0%	1/6/2014	NAP	NAP	Dollar General	8,125	7/31/2015	NAP
13.37	Property			8557 Main Street		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	6/30/2015	NAP
13.38	Property			300 East Central Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	10/31/2020	NAP
13.39	Property			210 OSR East		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	4/30/2020	NAP
13.40	Property			231 State Highway 147		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	8/31/2020	NAP
13.41	Property			800 West Military Highway		100.0%	1/6/2014	NAP	NAP	Dollar General	9,014	7/31/2016	NAP
13.42	Property			465 Donner Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	8,000	6/30/2015	NAP
13.43	Property			106 M Street		100.0%	1/6/2014	NAP	NAP	Dollar General	11,520	10/31/2017	NAP
13.44	Property			716 North Brinton Avenue		100.0%	1/6/2014	NAP	NAP	Dollar General	7,336	3/31/2014	NAP
14	Loan	26	GSMC	Raeford Crossing	61.7%	95.2%	10/1/2013	NAP	NAP	NAP			NAP
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	62.2%	74.7%	10/27/2013	126.48	94.43	NAP			NAP
16	Loan		GSMC	Smith Brothers Hardware Building	53.1%	89.1%	12/1/2013	NAP	NAP	Time Warner	42,349	8/31/2018	Venue at Smith Bros.	16,673
17	Loan	52	GSMC	Park Meadows	68.1%	95.0%	11/21/2013	NAP	NAP	NAP			NAP
18	Loan		CGMRC	Minnesota Self Storage Portfolio	51.8%	83.8%		NAP	NAP
18.01	Property			Edina Mini Storage		84.6%	9/17/2013	NAP	NAP	NAP			NAP
18.02	Property			Bloomington Self Storage		79.6%	9/17/2013	NAP	NAP	NAP			NAP
18.03	Property			Minneapolis Self Storage		82.7%	9/17/2013	NAP	NAP	NAP			NAP
18.04	Property			Lakeville Premier Self Storage		89.1%	9/17/2013	NAP	NAP	NAP			NAP
19	Loan		SMF I	Highland Plantation Apartments	60.9%	96.2%	12/11/2013	NAP	NAP	NAP			NAP
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	42.7%	80.6%	11/30/2013	148.03	119.36	NAP			NAP
21	Loan		CGMRC	Gessner Estates Apartments	67.0%	95.3%	11/11/2013	NAP	NAP	NAP			NAP
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	58.0%	100.0%	12/4/2013	NAP	NAP	Idea Nuova Office	25,506	12/3/2028	Idea Nuova Retail	2,535
23	Loan	18	CGMRC	Lakeway Commons	64.2%	85.6%	10/1/2013	NAP	NAP	Wells Fargo	7,000	12/31/2023	Lakeway Fore, LP	6,684

GSMS 2014-GC18 Annex A

														Second
Control	Loan /		Mortgage		LTV Ratio						Largest Tenant	Largest Tenant	Second	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
24	Loan		GSMC	Maitland Concourse	58.5%	91.2%	10/1/2013	NAP	NAP	Consulate Management	45,414	5/31/2017	BB&T Insurance Services	25,972
25	Loan		CGMRC	Quorum II Plaza	53.3%	89.6%	11/20/2013	NAP	NAP	Dip In, Inc.	9,225	9/30/2019	Salons of Addison, Inc.	6,237
26	Loan		SMF I	Katella Corporate Center	49.9%	100.0%	11/18/2013	NAP	NAP	Discovery Practice Management, Inc.	12,458	12/31/2017	HealthCare Partners, Ltd.	7,533
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	61.4%	100.0%		NAP	NAP
27.01	Property			Lubbock Shopping Center		100.0%	10/9/2013	NAP	NAP	Cato	4,160	1/31/2017	Payless	2,800
27.02	Property			Bay City Shopping Center		100.0%	10/9/2013	NAP	NAP	King Buffet	4,800	5/31/2018	Hibbett Sports	4,800
27.03	Property			Uvalde Shopping Center		100.0%	10/9/2013	NAP	NAP	Lin's Garden	6,000	2/28/2015	Shoe Show	4,800
27.04	Property			Alice Shopping Center		100.0%	10/9/2013	NAP	NAP	Hibbett Sports	9,200	2/28/2018	Wingstop	1,564
28	Loan	33	CCRE	Legends at Canyon & Weatherford	58.5%	95.7%		NAP	NAP
28.01	Property	33		Legends at Weatherford		96.1%	12/10/2013	NAP	NAP	NAP			NAP
28.02	Property	33		Legends at Canyon		95.2%	12/10/2013	NAP	NAP	NAP			NAP
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	60.4%	100.0%	10/1/2013	NAP	NAP	Jewelry Exchange Center	10,202	MTM	Goldman Wholesale, Inc.	4,963
30	Loan	37	SMF I	Holiday Inn Columbia Airport	62.5%	71.6%	9/30/2013	88.56	63.44	NAP			NAP
31	Loan		CGMRC	Stratford Place Apartments	57.9%	97.2%	9/30/2013	NAP	NAP	NAP			NAP
32	Loan		SMF I	Wrigleyville Retail Portfolio	60.3%	100.0%		NAP	NAP
32.01	Property	38		947-959 West Addison Street		100.0%	11/1/2013	NAP	NAP	Wrigleyville Sports	3,346	1/31/2025	Dunkin' Donuts	1,536
32.02	Property			947-949 West Wellington Avenue		100.0%	11/1/2013	NAP	NAP	City Dough Kitchen	5,300	12/31/2026	Hot Diggity Dog	1,100
32.03	Property	39		2427-2429 North Lincoln Avenue		100.0%	11/1/2013	NAP	NAP	Pizano's	4,120	9/30/2023	NAP
33	Loan		SMF I	Aeroplex One	62.1%	100.0%	9/20/2013	NAP	NAP	CEVA Freight	195,000	9/30/2016	Morse Moving	75,000
34	Loan		GSMC	South Elm Business Park	60.0%	68.3%	12/1/2013	NAP	NAP	EISAG North America	21,250	5/31/2014	Specialty Products	16,800
35	Loan		GSMC	Columbia Square	61.8%	87.9%	10/31/2013	NAP	NAP	Ipsos Qualitative, LLC	33,284	2/28/2018	Ritter Daniher	6,724
36	Loan	40	GSMC	Residence Inn College Station	53.1%	84.7%	11/30/2013	129.32	109.52	NAP			NAP
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	53.1%	94.1%		NAP	NAP
37.01	Property	41		Brittany Knoll Apartments		94.2%	11/7/2013	NAP	NAP	NAP			NAP
37.02	Property			Abbey Rose Townhomes		92.3%	11/7/2013	NAP	NAP	NAP			NAP
38	Loan		GSMC	Pine Aire Apartments	48.9%	97.6%	10/17/2013	NAP	NAP	NAP			NAP
39	Loan		SMF I	Heilig Levine	60.6%	97.9%	10/22/2013	NAP	NAP	Cherokee Investment Partners	10,771	4/30/2015	Sitti (Neomonde Empire)	7,184
40	Loan		SMF I	Monterey Retail Center	47.9%	86.6%	12/6/2013	NAP	NAP	Best Mattress	4,500	10/31/2018	Urgent Care	4,273
41	Loan		CGMRC	LV II Self Storage Portfolio	50.4%	79.3%		NAP	NAP
41.01	Property			LV II Self Storage Portfolio - Sure Save		78.8%	8/31/2013	NAP	NAP	NAP			NAP
41.02	Property			LV II Self Storage Portfolio - AAA Quality		65.3%	8/31/2013	NAP	NAP	NAP			NAP
41.03	Property			LV II Self Storage Portfolio - Beltway		93.1%	8/31/2013	NAP	NAP	NAP			NAP
42	Loan		GSMC	Arbor on Richmond	60.8%	90.5%	10/29/2013	NAP	NAP	NAP			NAP
43	Loan		GSMC	121 Hillpointe & 130 Technology	62.2%	100.0%	9/30/2013	NAP	NAP	Strata Worldwide	30,000	5/1/2018	Noble Energy	16,074
44	Loan	42	SMF I	Regency Plaza	58.8%	97.0%	11/30/2013	NAP	NAP	Goodwill Industries of Southern NV	24,000	5/31/2023	Chuck E. Cheese	14,651
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	51.6%	72.6%	8/31/2013	112.02	81.36	NAP			NAP
46	Loan	45, 46	SMF I	Gateway Commerce Center	62.1%	97.9%	10/22/2013	NAP	NAP	Onelife Fitness	14,953	10/28/2022	George Mason Mortgage	8,966
47	Loan		CGMRC	LS Portfolio	60.2%	92.7%		NAP	NAP
47.01	Property			LS Portfolio - Buckingham		92.1%	9/30/2013	NAP	NAP	NAP			NAP
47.02	Property			LS Portfolio - Pell		93.6%	9/30/2013	NAP	NAP	NAP			NAP
48	Loan	47	SMF I	Lovejoy Station	56.1%	98.2%	9/30/2013	NAP	NAP	Publix	47,955	12/31/2015	Cyrius & Tina Labady (Furniture Store)	4,783
49	Loan	18	SMF I	Oliver Creek Shopping Center	58.4%	85.6%	8/30/2013	NAP	NAP	Big Lots	31,794	1/31/2021	Dollar Tree	12,000
50	Loan		GSMC	Stonesthrow Apartments	55.1%	94.4%	10/10/2013	NAP	NAP	NAP			NAP
51	Loan		GSMC	Southport Industrial Complex	54.5%	91.2%	11/1/2013	NAP	NAP	CHEP	52,800	2/28/2018	Pak Rat	33,181
52	Loan		CGMRC	Danville Towne Centre	52.7%	92.1%	11/1/2013	NAP	NAP	Cannon Cochran Management	53,213	12/31/2021	Covington Food Inc.	41,414
53	Loan	48	SMF I	AmeriCenter Portfolio	55.9%	82.2%		NAP	NAP
53.01	Property			AmeriCenter - Novi		83.5%	10/21/2013	NAP	NAP	Stratacom, LLC	1,881	MTM	Hitachi Metals	1,706
53.02	Property			AmeriCenter - Dublin		80.9%	10/21/2013	NAP	NAP	Oracle America	1,875	1/31/2014	Pioneer Auto	1,789
54	Loan		GSMC	Great Lakes Plaza	62.2%	100.0%	8/31/2013	NAP	NAP	HH Gregg	33,133	7/31/2020	Michael's	17,875
55	Loan		GSMC	Abbey Lake Apartments	64.3%	94.1%	11/12/2013	NAP	NAP	NAP			NAP
56	Loan		GSMC	Whitehall Tech Center 4 & 5	60.7%	100.0%	10/1/2013	NAP	NAP	Joerns Health Care, LLC	26,771	9/30/2018	Circle K Stores, LLC	13,000
57	Loan	49	GSMC	Mansfield Crossing	53.7%	91.9%	10/21/2013	NAP	NAP	Dollar Spree	4,200	9/30/2016	Palm Beach Tan	2,800
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	53.9%	62.9%	9/30/2013	104.26	65.58	NAP			NAP
59	Loan	18	SMF I	Regency Crossing	51.1%	74.5%	10/28/2013	NAP	NAP	Publix	44,270	2/28/2021	Phillips Korean Martial Arts	4,292
60	Loan	18, 34	GSMC	Kilmer Plaza	55.1%	88.2%	11/1/2013	NAP	NAP	Dibella's Subs	3,696	4/30/2023	Sleep Number	3,344
61	Loan		GSMC	Brake Parts	49.5%	100.0%	10/1/2013	NAP	NAP	Brake Parts, Inc.	288,000	10/31/2021	NAP
62	Loan	18	CGMRC	Brinks Self Storage	55.1%	91.8%	8/31/2013	NAP	NAP	NAP			NAP
63	Loan	51	SMF I	228 East 58th Street	35.1%	100.0%	11/5/2013	NAP	NAP	Interieurs	3,000	4/30/2020	NAP
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	41.4%	70.1%	7/31/2013	80.64	56.54	NAP			NAP
65	Loan		CGMRC	Phoenix MHC Portfolio	52.6%	91.6%		NAP	NAP
65.01	Property			Sierra Vista		98.9%	10/1/2013	NAP	NAP	NAP			NAP
65.02	Property			Alta Vista		85.6%	10/1/2013	NAP	NAP	NAP			NAP
65.03	Property			Loma Vista		90.5%	10/1/2013	NAP	NAP	NAP			NAP
66	Loan		SMF I	Hillcrest Medical Park	50.0%	77.1%	9/30/2013	NAP	NAP	Pediatric Allergy & Immunology	3,031	5/31/2015	Anu Bhargava	2,938
67	Loan		CCRE	Sullivan Apartments	31.0%	100.0%	1/6/2014	NAP	NAP	NAP			NAP

GSMS 2014-GC18 Annex A

														Second
Control	Loan /		Mortgage		LTV Ratio						Largest Tenant	Largest Tenant	Second	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
68	Loan		CGMRC	Orchard Grove Shopping Center	56.1%	100.0%	10/15/2013	NAP	NAP	Panera Bread	4,416	8/31/2018	FedEx Kinko's	3,942
69	Loan		CCRE	Willow Crest	54.4%	98.0%	11/15/2013	NAP	NAP	NAP			NAP
70	Loan		CGMRC	Douglas Estates & Johnson Village	55.5%	86.9%		NAP	NAP
70.01	Property			Douglas Estates		84.8%	8/31/2013	NAP	NAP	NAP			NAP
70.02	Property			Johnson Village		89.6%	8/31/2013	NAP	NAP	NAP			NAP
71	Loan		SMF I	Town Center & Druid Hills Self Storage	61.2%	77.0%		NAP	NAP
71.01	Property			Town Center Self Storage		83.5%	10/7/2013	NAP	NAP	NAP			NAP
71.02	Property			Druid Hills Self Storage		66.8%	10/7/2013	NAP	NAP	NAP			NAP
72	Loan		CGMRC	141 South Meridian Street	59.0%	100.0%	9/1/2013	NAP	NAP	Tilted Kilt	7,500	12/31/2021	Howl at the Moon	5,610
73	Loan		GSMC	Golden Triangle	56.8%	100.0%	11/1/2013	NAP	NAP	InTouch Credit Union	4,025	3/31/2026	Dibella's Subs	3,600
74	Loan		GSMC	Pines Apartments	30.7%	93.0%	10/17/2013	NAP	NAP	NAP			NAP

GSMS 2014-GC18 Annex A

					Second		Third	Third		Fourth	Fourth		Fifth	Fifth
Control	Loan /		Mortgage		Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8	GSMC	The Shops at Canal Place	5/26/2030	Westin Conference Center	17,578	3/31/2099	Anthropologie	13,653	1/31/2021	Banana Republic	8,808	10/31/2021
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	8/31/2021	Polsinelli Shughart PC	68,994	3/31/2021	Jennings Strouss & Salmon	55,203	12/31/2026	Gust Rosenfeld	42,336	5/31/2021
3	Loan		GSMC	The Crossroads	1/31/2015	Express	9,084	1/31/2017	Victoria's Secret	9,002	1/31/2023	Finish Line	7,770	2/28/2019
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	3/31/2023	Thomson Reuters	123,453	10/31/2024	CBS Broadcasting Inc.	119,457	2/28/2027	Independence Blue Cross	85,209	2/28/2019
5	Loan	18, 19	CCRE	Wyoming Valley Mall	1/31/2017	Macy's	146,381	1/31/2017	Sears	117,477	8/1/2016	OfficeMax	28,400	1/31/2015
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas
6.01	Property			930 Retail Drive		NAP			NAP			NAP
6.02	Property			2527 Little Rock Road		NAP			NAP			NAP
6.03	Property			4023 East Franklin Boulevard		NAP			NAP			NAP
6.04	Property			935 North New Hope Road		NAP			NAP			NAP
7	Loan	21, 22	SMF I	Blue Doors Tallahassee
7.01	Property			5600 Roanoke Trail		NAP			NAP			NAP
7.02	Property			5086 Tennessee Capital Boulevard		NAP			NAP			NAP
8	Loan	21, 22	SMF I	Blue Doors Bentonville		NAP			NAP			NAP
9	Loan		GSMC	Toledo Retail Portfolio
9.01	Property			Monroe Street Portfolio	9/30/2017	Red Fitness	10,752	2/28/2020	Pier 1 Imports	9,860	3/31/2017	Extreme Results	8,160	11/30/2016
9.02	Property			Monroe Street Market Square	6/30/2023	Studio 51	5,400	8/31/2015	Rick's City Diner (Richard Salem)	4,800	7/31/2018	Rose Thai	3,820	7/31/2016
9.03	Property			Shops at Franklin Place	2/29/2024	Golf Galaxy	15,035	1/31/2017	NAP			NAP
10	Loan		CGMRC	The Haier Building	12/31/2032	NAP			NAP			NAP
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage		NAP			NAP			NAP
12	Loan	24, 25	CCRE	Bangor Parkade	1/31/2015	AC Moore	22,000	8/31/2015	Old Navy	19,074	10/31/2015	LL Bean	12,997	1/27/2017
13	Loan		CGMRC	Dollar General Portfolio
13.01	Property			3518 Highway 70 South		NAP			NAP			NAP
13.02	Property			615 West 2nd Avenue		NAP			NAP			NAP
13.03	Property			1704 La Salle Avenue		NAP			NAP			NAP
13.04	Property			100 East 2nd Street		NAP			NAP			NAP
13.05	Property			95 East State		NAP			NAP			NAP
13.06	Property			903 North Greer Boulevard		NAP			NAP			NAP
13.07	Property			701 East Criner Street		NAP			NAP			NAP
13.08	Property			1318 West Main Street		NAP			NAP			NAP
13.09	Property			2855 Mahoning Avenue Northwest		NAP			NAP			NAP
13.10	Property			10270 State Route 550		NAP			NAP			NAP
13.11	Property			12 Alta Drive		NAP			NAP			NAP
13.12	Property			1301 North Sewell Drive		NAP			NAP			NAP
13.13	Property			1502 North Main Street		NAP			NAP			NAP
13.14	Property			610 North Broadway		NAP			NAP			NAP
13.15	Property			403 West South Street		NAP			NAP			NAP
13.16	Property			10217 Highway 182 East		NAP			NAP			NAP
13.17	Property			1808 West Water Street		NAP			NAP			NAP
13.18	Property			113 Utica Street		NAP			NAP			NAP
13.19	Property			16418 US Highway 70		NAP			NAP			NAP
13.20	Property			325 South Front Street		NAP			NAP			NAP
13.21	Property			49840 East Park Drive		NAP			NAP			NAP
13.22	Property			210 Bobbitt Avenue		NAP			NAP			NAP
13.23	Property			101 East State Highway 276		NAP			NAP			NAP
13.24	Property			33 West Main Street		NAP			NAP			NAP
13.25	Property			7269 Ridge Road		NAP			NAP			NAP
13.26	Property			7365 Highway 105		NAP			NAP			NAP
13.27	Property			2100 Thistle Hill Drive		NAP			NAP			NAP
13.28	Property			519 Park Avenue		NAP			NAP			NAP
13.29	Property			1410 Harrisburg Pike		NAP			NAP			NAP
13.30	Property			120 East Franklin Street		NAP			NAP			NAP
13.31	Property			1140 Church Point Highway		NAP			NAP			NAP
13.32	Property			8829 Cameron Street		NAP			NAP			NAP
13.33	Property			1812 Highway 71 South		NAP			NAP			NAP
13.34	Property			618 Seventh Avenue		NAP			NAP			NAP
13.35	Property			411 4th Street		NAP			NAP			NAP
13.36	Property			4665 Tuscarawas Road		NAP			NAP			NAP
13.37	Property			8557 Main Street		NAP			NAP			NAP
13.38	Property			300 East Central Avenue		NAP			NAP			NAP
13.39	Property			210 OSR East		NAP			NAP			NAP
13.40	Property			231 State Highway 147		NAP			NAP			NAP
13.41	Property			800 West Military Highway		NAP			NAP			NAP
13.42	Property			465 Donner Avenue		NAP			NAP			NAP
13.43	Property			106 M Street		NAP			NAP			NAP
13.44	Property			716 North Brinton Avenue		NAP			NAP			NAP
14	Loan	26	GSMC	Raeford Crossing		NAP			NAP			NAP
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry		NAP			NAP			NAP
16	Loan		GSMC	Smith Brothers Hardware Building	12/31/2016	Wells Fargo	13,352	10/31/2018	IQ Innovations	12,272	7/31/2018	People ToMySite & Fugent	10,810	11/30/2018
17	Loan	52	GSMC	Park Meadows		NAP			NAP			NAP
18	Loan		CGMRC	Minnesota Self Storage Portfolio
18.01	Property			Edina Mini Storage		NAP			NAP			NAP
18.02	Property			Bloomington Self Storage		NAP			NAP			NAP
18.03	Property			Minneapolis Self Storage		NAP			NAP			NAP
18.04	Property			Lakeville Premier Self Storage		NAP			NAP			NAP
19	Loan		SMF I	Highland Plantation Apartments		NAP			NAP			NAP
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City		NAP			NAP			NAP
21	Loan		CGMRC	Gessner Estates Apartments		NAP			NAP			NAP
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	12/3/2028	NAP			NAP			NAP
23	Loan	18	CGMRC	Lakeway Commons	1/28/2022	Rocco's Grill	4,500	4/30/2015	Spa at the Lake	3,000	2/28/2019	Café Castronova	3,000	7/31/2014

GSMS 2014-GC18 Annex A

					Second		Third	Third		Fourth	Fourth		Fifth	Fifth
Control	Loan /		Mortgage		Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
24	Loan		GSMC	Maitland Concourse	10/31/2022	Westcore Land Title Insurance	22,737	2/28/2021	Ecolab, Inc.	8,610	7/1/2019	Harte Hanks	6,902	6/1/2017
25	Loan		CGMRC	Quorum II Plaza	11/30/2014	Mark Anderson, Inc.	6,000	3/31/2018	New Cingular Wireless PCS, LLC	5,740	4/30/2014	Pete's Management Addison, Inc.	5,659	1/31/2023
26	Loan		SMF I	Katella Corporate Center	5/31/2016	Providence Community Services	7,523	6/30/2016	LBL Insurance Service	7,426	4/30/2014	Mills Insurance Service	4,869	11/30/2018
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio
27.01	Property			Lubbock Shopping Center	11/30/2016	Check N Go	1,600	10/31/2014	Wingstop	1,600	5/31/2017	Sally Beauty	1,600	1/31/2017
27.02	Property			Bay City Shopping Center	5/30/2017	Cato	4,160	1/31/2018	Cottonwood Financial	1,724	4/30/2018	ATT	1,600	6/30/2018
27.03	Property			Uvalde Shopping Center	4/30/2018	Cato	4,160	1/31/2015	Radio Shack	2,500	1/31/2016	Cricket Wireless	1,800	1/31/2017
27.04	Property			Alice Shopping Center	5/31/2018	Blue Tree Mobile	1,520	2/28/2017	ACE Cash Express	1,280	2/29/2016	LA Nails	1,200	10/31/2018
28	Loan	33	CCRE	Legends at Canyon & Weatherford
28.01	Property	33		Legends at Weatherford		NAP			NAP			NAP
28.02	Property	33		Legends at Canyon		NAP			NAP			NAP
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	MTM	Radium Jewelry	4,430	6/20/2016	Dilshad F. Sultanali	4,392	MTM	Gold & Diamond, Inc.	4,268	9/30/2015
30	Loan	37	SMF I	Holiday Inn Columbia Airport		NAP			NAP			NAP
31	Loan		CGMRC	Stratford Place Apartments		NAP			NAP			NAP
32	Loan		SMF I	Wrigleyville Retail Portfolio
32.01	Property	38		947-959 West Addison Street	10/31/2023	Subway	1,000	7/31/2018	M&M Outdoor, Inc. (Billboard)	0	2/28/2017	NAP
32.02	Property			947-949 West Wellington Avenue	3/31/2015	Cleaned in the USA	1,100	9/30/2017	NAP			NAP
32.03	Property	39		2427-2429 North Lincoln Avenue		NAP			NAP			NAP
33	Loan		SMF I	Aeroplex One	8/31/2018	Metro Air Service	30,000	9/30/2014	NAP			NAP
34	Loan		GSMC	South Elm Business Park	6/30/2019	Cloplay Building Products	16,800	7/31/2015	Lincoln Financial	15,200	11/30/2014	McCormick Insulation	15,000	6/30/2015
35	Loan		GSMC	Columbia Square	3/31/2020	FRI Diversified Holdings (d/b/a Keller Williams Advisors Realty)	5,602	8/31/2019	FoodIsIt / Green Dog Café	4,654	10/31/2016	Moksha Yoga	4,550	11/30/2017
36	Loan	40	GSMC	Residence Inn College Station		NAP			NAP			NAP
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes
37.01	Property	41		Brittany Knoll Apartments		NAP			NAP			NAP
37.02	Property			Abbey Rose Townhomes		NAP			NAP			NAP
38	Loan		GSMC	Pine Aire Apartments		NAP			NAP			NAP
39	Loan		SMF I	Heilig Levine	9/30/2022	Three Ships Media	4,684	10/31/2015	Gravy (Bella Empire)	3,725	5/31/2019	Media Two Interactive	3,542	7/31/2014
40	Loan		SMF I	Monterey Retail Center	8/1/2024	Unicorn Health Services	3,361	7/31/2014	Massage Envy	2,800	10/31/2018	Einstein Bagels	2,795	2/28/2019
41	Loan		CGMRC	LV II Self Storage Portfolio
41.01	Property			LV II Self Storage Portfolio - Sure Save		NAP			NAP			NAP
41.02	Property			LV II Self Storage Portfolio - AAA Quality		NAP			NAP			NAP
41.03	Property			LV II Self Storage Portfolio - Beltway		NAP			NAP			NAP
42	Loan		GSMC	Arbor on Richmond		NAP			NAP			NAP
43	Loan		GSMC	121 Hillpointe & 130 Technology	4/1/2016	Baltec Corp.	13,435	4/30/2023	Holloman Corp.	7,585	2/1/2017	GSA	7,128	11/1/2023
44	Loan	42	SMF I	Regency Plaza	12/31/2020	El Pedregal Banquets	7,300	5/11/2016	IHOP	3,970	6/30/2023	Leslie's Poolmart	3,500	10/31/2018
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center		NAP			NAP			NAP
46	Loan	45, 46	SMF I	Gateway Commerce Center	6/30/2015	Long & Foster Real Estate	5,715	1/18/2016	Jason Yi's Tae Kwon Do	3,158	8/31/2016	MBH Settlement Group	3,001	6/6/2016
47	Loan		CGMRC	LS Portfolio
47.01	Property			LS Portfolio - Buckingham		NAP			NAP			NAP
47.02	Property			LS Portfolio - Pell		NAP			NAP			NAP
48	Loan	47	SMF I	Lovejoy Station	1/31/2019	Life Orthopeadic & Spine	2,925	MTM	Ranchero Mexican Restaurant	2,600	7/31/2015	Apple Beauty Supply	2,600	11/30/2016
49	Loan	18	SMF I	Oliver Creek Shopping Center	9/30/2017	Cato	4,680	1/31/2018	Simply Fashions	3,970	6/30/2014	Eastside Grille	3,500	8/31/2018
50	Loan		GSMC	Stonesthrow Apartments		NAP			NAP			NAP
51	Loan		GSMC	Southport Industrial Complex	11/30/2018	Nutracea	27,203	5/14/2014	Raley's	25,597	2/15/2017	JB Hunt	18,993	3/31/2018
52	Loan		CGMRC	Danville Towne Centre	6/30/2015	First Financial Bank	15,578	12/31/2018	Clifton Larson Allen	10,409	12/31/2018	Cellular Properties	10,403	12/31/2015
53	Loan	48	SMF I	AmeriCenter Portfolio
53.01	Property			AmeriCenter - Novi	MTM	Associated Wire Rope	672	11/30/2014	Shikoku Cable, N.A.	641	9/30/2014	FCC North America	641	5/31/2015
53.02	Property			AmeriCenter - Dublin	3/31/2014	Muchnicki Law Office	1,606	10/31/2014	CDI Diamonds & Jewelry	912	7/31/2015	Teneco Sales	877	7/31/2014
54	Loan		GSMC	Great Lakes Plaza	2/28/2015	Shoe Carnival	10,095	8/31/2021	Tuesday Morning	8,516	1/31/2018	Cato	7,093	1/31/2018
55	Loan		GSMC	Abbey Lake Apartments		NAP			NAP			NAP
56	Loan		GSMC	Whitehall Tech Center 4 & 5	11/30/2017	Telnet Marketing Group	12,467	6/30/2017	Thyssen Krupp Elevator Corp	8,670	10/31/2014	DesignBuilding Mechanical	6,800	8/31/2015
57	Loan	49	GSMC	Mansfield Crossing	10/31/2022	Starbucks	2,400	2/28/2023	Dr. Albert J. Huang, DDS	2,269	8/31/2017	Qdoba Restaurant	2,200	11/30/2022
58	Loan	50	SMF I	Holiday Inn Express Tucumcari		NAP			NAP			NAP
59	Loan	18	SMF I	Regency Crossing	8/31/2015	Leslie's Poolmart	3,200	12/31/2014	The Suncoast News	2,320	5/31/2016	Taste of Buffalo	1,720	5/31/2018
60	Loan	18, 34	GSMC	Kilmer Plaza	12/31/2023	Sy Thai	3,203	9/30/2023	Massage Green	2,280	6/30/2019	Scottrade	1,954	3/31/2018
61	Loan		GSMC	Brake Parts		NAP			NAP			NAP
62	Loan	18	CGMRC	Brinks Self Storage		NAP			NAP			NAP
63	Loan	51	SMF I	228 East 58th Street		NAP			NAP			NAP
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis		NAP			NAP			NAP
65	Loan		CGMRC	Phoenix MHC Portfolio
65.01	Property			Sierra Vista		NAP			NAP			NAP
65.02	Property			Alta Vista		NAP			NAP			NAP
65.03	Property			Loma Vista		NAP			NAP			NAP
66	Loan		SMF I	Hillcrest Medical Park	6/30/2017	Dr. Ian Ballou	2,639	8/31/2020	North Dallas Pediatric Assoc.	2,616	1/31/2015	Diane Lide, DDS	2,117	12/31/2015
67	Loan		CCRE	Sullivan Apartments		NAP			NAP			NAP

GSMS 2014-GC18 Annex A

					Second		Third	Third		Fourth	Fourth		Fifth	Fifth
Control	Loan /		Mortgage		Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
68	Loan		CGMRC	Orchard Grove Shopping Center	2/28/2019	AT&T Clearchoice	2,437	12/31/2014	Pizza Hut	1,608	4/30/2015	Pockets	1,400	11/30/2018
69	Loan		CCRE	Willow Crest		NAP			NAP			NAP
70	Loan		CGMRC	Douglas Estates & Johnson Village
70.01	Property			Douglas Estates		NAP			NAP			NAP
70.02	Property			Johnson Village		NAP			NAP			NAP
71	Loan		SMF I	Town Center & Druid Hills Self Storage
71.01	Property			Town Center Self Storage		NAP			NAP			NAP
71.02	Property			Druid Hills Self Storage		NAP			NAP			NAP
72	Loan		CGMRC	141 South Meridian Street	4/30/2019	NAP			NAP			NAP
73	Loan		GSMC	Golden Triangle	4/30/2021	Red Olive	2,400	7/31/2022	NAP			NAP
74	Loan		GSMC	Pines Apartments		NAP			NAP			NAP

GSMS 2014-GC18 Annex A

					Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
1	Loan	8	GSMC	The Shops at Canal Place	11/19/2013	No	NAP	11/20/2013	NAP	NAP	No	46,140	46,140	0	0	0
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	10/9/2013	No	NAP	10/7/2013	NAP	NAP	No	0	0	0	0	0
3	Loan		GSMC	The Crossroads	11/5/2013	No	NAP	11/4/2013	NAP	NAP	No	0	0	0	0	0
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	10/21/2013	Yes	12/20/2013	10/18/2013	NAP	NAP	No	294,699	29,470	62,938	15,735	1,000,000
5	Loan	18, 19	CCRE	Wyoming Valley Mall	11/6/2013	No	NAP	11/5/2013	NAP	NAP	No	1,036,585	148,084	0	0	1,385,000
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas							No	32,404	8,834	24,110	2,679	0
6.01	Property			930 Retail Drive	6/21/2013	No	NAP	6/21/2013	NAP	NAP	No
6.02	Property			2527 Little Rock Road	6/21/2013	No	NAP	6/21/2013	NAP	NAP	No
6.03	Property			4023 East Franklin Boulevard	6/21/2013	No	NAP	6/21/2013	NAP	NAP	No
6.04	Property			935 North New Hope Road	6/21/2013	No	NAP	6/21/2013	NAP	NAP	No
7	Loan	21, 22	SMF I	Blue Doors Tallahassee							No	20,155	10,077	40,573	4,508	0
7.01	Property			5600 Roanoke Trail	10/3/2013	No	NAP	11/20/2013	NAP	NAP	No
7.02	Property			5086 Tennessee Capital Boulevard	10/3/2013	No	NAP	11/20/2013	NAP	NAP	No
8	Loan	21, 22	SMF I	Blue Doors Bentonville	10/3/2013	No	NAP	11/20/2013	NAP	NAP	No	28,337	2,576	4,230	470	0
9	Loan		GSMC	Toledo Retail Portfolio							No	348,521	58,087	41,815	3,217	0
9.01	Property			Monroe Street Portfolio	10/31/2013	No	NAP	11/6/2013	NAP	NAP	No
9.02	Property			Monroe Street Market Square	10/31/2013	No	NAP	11/7/2013	NAP	NAP	No
9.03	Property			Shops at Franklin Place	10/31/2013	No	NAP	10/31/2013	NAP	NAP	No
10	Loan		CGMRC	The Haier Building	9/10/2013	No	NAP	9/10/2013	NAP	NAP	No	58,134	58,134	0	0	0
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	8/21/2013	No	NAP	8/21/2013	8/20/2013	7%	No	117,911	19,652	22,193	4,439	0
12	Loan	24, 25	CCRE	Bangor Parkade	9/5/2013	No	NAP	9/6/2013	NAP	NAP	No	192,991	38,598	8,192	4,096	0
13	Loan		CGMRC	Dollar General Portfolio							No	37,347	37,347	1,717	858	0
13.01	Property			3518 Highway 70 South	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.02	Property			615 West 2nd Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.03	Property			1704 La Salle Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.04	Property			100 East 2nd Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.05	Property			95 East State	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.06	Property			903 North Greer Boulevard	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.07	Property			701 East Criner Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.08	Property			1318 West Main Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.09	Property			2855 Mahoning Avenue Northwest	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.10	Property			10270 State Route 550	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.11	Property			12 Alta Drive	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.12	Property			1301 North Sewell Drive	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.13	Property			1502 North Main Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.14	Property			610 North Broadway	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.15	Property			403 West South Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.16	Property			10217 Highway 182 East	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.17	Property			1808 West Water Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.18	Property			113 Utica Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.19	Property			16418 US Highway 70	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.20	Property			325 South Front Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.21	Property			49840 East Park Drive	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.22	Property			210 Bobbitt Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.23	Property			101 East State Highway 276	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.24	Property			33 West Main Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.25	Property			7269 Ridge Road	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.26	Property			7365 Highway 105	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.27	Property			2100 Thistle Hill Drive	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.28	Property			519 Park Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.29	Property			1410 Harrisburg Pike	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.30	Property			120 East Franklin Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.31	Property			1140 Church Point Highway	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.32	Property			8829 Cameron Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.33	Property			1812 Highway 71 South	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.34	Property			618 Seventh Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.35	Property			411 4th Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.36	Property			4665 Tuscarawas Road	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.37	Property			8557 Main Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.38	Property			300 East Central Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.39	Property			210 OSR East	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.40	Property			231 State Highway 147	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.41	Property			800 West Military Highway	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.42	Property			465 Donner Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.43	Property			106 M Street	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
13.44	Property			716 North Brinton Avenue	7/31/2013	No	NAP	7/31/2013	NAP	NAP	No
14	Loan	26	GSMC	Raeford Crossing	10/22/2013	No	NAP	10/24/2013	NAP	NAP	No	0	20,512	17,737	4,098	0
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	11/12/2013	No	NAP	11/1/2013	NAP	NAP	No	65,256	13,049	24,494	2,449	0
16	Loan		GSMC	Smith Brothers Hardware Building	11/14/2013	No	NAP	11/14/2013	NAP	NAP	No	0	0	0	0	0
17	Loan	52	GSMC	Park Meadows	10/22/2013	No	NAP	10/21/2013	NAP	NAP	No	0	19,413	17,556	5,852	0
18	Loan		CGMRC	Minnesota Self Storage Portfolio							No	84,436	42,218	0	0	0
18.01	Property			Edina Mini Storage	10/16/2013	No	NAP	10/16/2013	NAP	NAP	No
18.02	Property			Bloomington Self Storage	10/16/2013	No	NAP	10/16/2013	NAP	NAP	No
18.03	Property			Minneapolis Self Storage	10/15/2013	No	NAP	10/15/2013	NAP	NAP	No
18.04	Property			Lakeville Premier Self Storage	10/15/2013	No	NAP	10/17/2013	NAP	NAP	No
19	Loan		SMF I	Highland Plantation Apartments	11/13/2013	No	NAP	11/11/2013	NAP	NAP	No	18,168	9,084	238,796	21,709	0
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	10/23/2013	No	NAP	10/28/2013	NAP	NAP	No	29,788	29,788	60,645	13,941	0
21	Loan		CGMRC	Gessner Estates Apartments	9/12/2013	No	NAP	9/12/2013	NAP	NAP	No	115,319	28,830	145,393	0	587,225
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	11/4/2013	No	NAP	11/19/2013	NAP	NAP	No	0	22,982	11,041	5,521	0
23	Loan	18	CGMRC	Lakeway Commons	9/17/2013	No	NAP	9/16/2013	NAP	NAP	No	28,208	14,104	4,198	2,099	0

GSMS 2014-GC18 Annex A

					Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
24	Loan		GSMC	Maitland Concourse	11/10/2013	No	NAP	11/27/2013	NAP	NAP	No	13,096	13,096	0	0	0
25	Loan		CGMRC	Quorum II Plaza	10/28/2013	Yes	10/28/2013	10/22/2013	NAP	NAP	No	59,081	29,541	0	0	0
26	Loan		SMF I	Katella Corporate Center	11/15/2013	No	NAP	11/15/2013	11/15/2013	17%	No	63,649	12,730	5,390	1,078	0
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio							No	166,668	15,152	4,568	0	0
27.01	Property			Lubbock Shopping Center	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
27.02	Property			Bay City Shopping Center	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
27.03	Property			Uvalde Shopping Center	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
27.04	Property			Alice Shopping Center	9/25/2013	No	NAP	9/9/2013	NAP	NAP	No
28	Loan	33	CCRE	Legends at Canyon & Weatherford							No	0	5,000	46,866	5,858	142,500
28.01	Property	33		Legends at Weatherford	12/11/2013	No	NAP	11/1/2013	NAP	NAP	No
28.02	Property	33		Legends at Canyon	12/11/2013	No	NAP	11/1/2013	NAP	NAP	No
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	10/10/2013	No	NAP	10/9/2013	NAP	NAP	No	146,409	13,310	38,373	3,837	0
30	Loan	37	SMF I	Holiday Inn Columbia Airport	10/7/2013	No	NAP	10/7/2013	NAP	NAP	No	27,338	9,113	7,342	3,672	0
31	Loan		CGMRC	Stratford Place Apartments	11/21/2013	No	NAP	10/11/2013	NAP	NAP	No	41,715	20,858	13,965	2,793	0
32	Loan		SMF I	Wrigleyville Retail Portfolio							No	74,911	12,485	8,566	1,224	0
32.01	Property	38		947-959 West Addison Street	11/11/2013	No	NAP	11/8/2013	NAP	NAP	No
32.02	Property			947-949 West Wellington Avenue	11/11/2013	No	NAP	11/11/2013	NAP	NAP	No
32.03	Property	39		2427-2429 North Lincoln Avenue	11/11/2013	No	NAP	11/11/2013	NAP	NAP	No
33	Loan		SMF I	Aeroplex One	6/25/2013	No	NAP	12/4/2013	NAP	NAP	No	45,504	22,752	10,850	1,356	0
34	Loan		GSMC	South Elm Business Park	12/13/2013	No	NAP	11/14/2013	NAP	NAP	No	57,314	11,463	0	0	0
35	Loan		GSMC	Columbia Square	10/28/2013	No	NAP	10/23/2013	NAP	NAP	No	166,209	23,744	0	0	0
36	Loan	40	GSMC	Residence Inn College Station	8/7/2013	No	NAP	7/11/2013	NAP	NAP	No	133,077	12,098	4,242	1,061	250,000
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes							No	5,882	5,882	5,630	2,815	0
37.01	Property	41		Brittany Knoll Apartments	10/10/2013	No	NAP	10/8/2013	NAP	NAP	No
37.02	Property			Abbey Rose Townhomes	10/10/2013	No	NAP	10/8/2013	NAP	NAP	No
38	Loan		GSMC	Pine Aire Apartments	9/17/2013	No	NAP	9/17/2013	NAP	NAP	No	82,540	27,513	56,729	6,631	0
39	Loan		SMF I	Heilig Levine	9/30/2013	No	NAP	9/30/2013	NAP	NAP	No	12,575	3,144	12,776	1,420	0
40	Loan		SMF I	Monterey Retail Center	11/13/2013	No	NAP	11/13/2013	NAP	NAP	No	0	3,519	8,969	1,121	0
41	Loan		CGMRC	LV II Self Storage Portfolio							No	19,809	6,603	909	909	0
41.01	Property			LV II Self Storage Portfolio - Sure Save	8/16/2013	No	NAP	8/16/2013	NAP	NAP	No
41.02	Property			LV II Self Storage Portfolio - AAA Quality	8/15/2013	No	NAP	8/16/2013	NAP	NAP	No
41.03	Property			LV II Self Storage Portfolio - Beltway	8/16/2013	No	NAP	8/16/2013	NAP	NAP	No
42	Loan		GSMC	Arbor on Richmond	10/24/2013	No	NAP	10/23/2013	NAP	NAP	No	0	10,664	0	0	0
43	Loan		GSMC	121 Hillpointe & 130 Technology	10/1/2013	No	NAP	10/1/2013	NAP	NAP	No	19,429	9,714	2,028	676	0
44	Loan	42	SMF I	Regency Plaza	10/2/2013	No	NAP	10/1/2013	NAP	NAP	No	10,186	3,395	19,510	3,252	50,000
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	10/25/2013	No	NAP	10/24/2013	NAP	NAP	No	33,000	11,000	23,583	2,358	0
46	Loan	45, 46	SMF I	Gateway Commerce Center	10/4/2013	No	NAP	7/30/2013	NAP	NAP	No	14,584	14,584	0	0	0
47	Loan		CGMRC	LS Portfolio							No	17,875	8,938	2,709	903	0
47.01	Property			LS Portfolio - Buckingham	8/19/2013	No	NAP	8/16/2013	NAP	NAP	No
47.02	Property			LS Portfolio - Pell	9/10/2013	No	NAP	9/10/2013	10/17/2013	8%	No
48	Loan	47	SMF I	Lovejoy Station	11/8/2013	No	NAP	11/11/2013	NAP	NAP	No	22,774	11,387	2,398	2,398	100,000
49	Loan	18	SMF I	Oliver Creek Shopping Center	9/27/2013	No	NAP	9/27/2013	NAP	NAP	No	25,650	8,550	2,913	1,457	0
50	Loan		GSMC	Stonesthrow Apartments	10/2/2013	No	NAP	9/30/2013	NAP	NAP	No	0	7,280	19,691	3,654	0
51	Loan		GSMC	Southport Industrial Complex	11/6/2013	No	NAP	11/5/2013	11/3/2013	6%	No	46,695	15,565	3,962	1,981	0
52	Loan		CGMRC	Danville Towne Centre	10/18/2013	No	NAP	9/25/2013	NAP	NAP	No	103,324	20,665	44,829	5,604	0
53	Loan	48	SMF I	AmeriCenter Portfolio							No	56,891	10,121	5,345	445	0
53.01	Property			AmeriCenter - Novi	10/10/2013	No	NAP	10/11/2013	NAP	NAP	No
53.02	Property			AmeriCenter - Dublin	10/10/2013	No	NAP	10/11/2013	NAP	NAP	No
54	Loan		GSMC	Great Lakes Plaza	10/18/2013	No	NAP	10/18/2013	NAP	NAP	No	41,512	6,918	11,603	967	0
55	Loan		GSMC	Abbey Lake Apartments	10/3/2013	No	NAP	10/2/2013	NAP	NAP	No	10,925	5,462	11,391	2,145	0
56	Loan		GSMC	Whitehall Tech Center 4 & 5	10/24/2013	No	NAP	10/28/2013	NAP	NAP	No	0	6,745	1,756	585	0
57	Loan	49	GSMC	Mansfield Crossing	10/1/2013	No	NAP	10/2/2013	NAP	NAP	No	0	10,035	3,112	778	0
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	9/27/2013	No	NAP	9/24/2013	NAP	NAP	No	11,920	3,973	7,267	3,633	0
59	Loan	18	SMF I	Regency Crossing	11/8/2013	No	NAP	11/8/2013	NAP	NAP	No	18,611	9,306	21,083	5,271	0
60	Loan	18, 34	GSMC	Kilmer Plaza	10/25/2013	No	NAP	11/4/2013	NAP	NAP	No	5,262	1,754	2,018	1,009	0
61	Loan		GSMC	Brake Parts	9/26/2013	No	NAP	10/3/2013	NAP	NAP	No	0	0	0	0	0
62	Loan	18	CGMRC	Brinks Self Storage	9/18/2013	No	NAP	9/17/2013	NAP	NAP	No	4,017	2,008	1,957	391	0
63	Loan	51	SMF I	228 East 58th Street	10/9/2013	No	NAP	10/7/2013	NAP	NAP	No	3,624	3,624	7,726	1,104	0
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	9/27/2013	No	NAP	9/27/2013	NAP	NAP	No	6,040	6,040	10,617	1,327	0
65	Loan		CGMRC	Phoenix MHC Portfolio							No	13,093	3,273	706	353	0
65.01	Property			Sierra Vista	9/30/2013	No	NAP	9/30/2013	NAP	NAP	No
65.02	Property			Alta Vista	9/30/2013	No	NAP	9/30/2013	NAP	NAP	No
65.03	Property			Loma Vista	9/30/2013	No	NAP	9/30/2013	NAP	NAP	No
66	Loan		SMF I	Hillcrest Medical Park	10/30/2013	No	NAP	10/30/2013	NAP	NAP	No	17,328	8,664	3,449	1,150	0
67	Loan		CCRE	Sullivan Apartments	6/27/2013	No	NAP	6/27/2013	NAP	NAP	No	32,200	2,683	12,807	1,550	0

GSMS 2014-GC18 Annex A

					Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
68	Loan		CGMRC	Orchard Grove Shopping Center	10/22/2013	No	NAP	10/22/2013	NAP	NAP	No	25,555	6,389	10,075	840	0
69	Loan		CCRE	Willow Crest	10/18/2013	No	NAP	10/10/2013	11/26/2013	13%	No	29,167	4,917	1,667	833	0
70	Loan		CGMRC	Douglas Estates & Johnson Village							No	28,182	5,636	1,149	575	0
70.01	Property			Douglas Estates	9/11/2013	No	NAP	9/11/2013	NAP	NAP	No
70.02	Property			Johnson Village	9/11/2013	No	NAP	9/11/2013	NAP	NAP	No
71	Loan		SMF I	Town Center & Druid Hills Self Storage							No	8,460	3,378	5,109	639	0
71.01	Property			Town Center Self Storage	10/21/2013	No	NAP	10/21/2013	NAP	NAP	No
71.02	Property			Druid Hills Self Storage	10/21/2013	No	NAP	10/21/2013	NAP	NAP	No
72	Loan		CGMRC	141 South Meridian Street	9/9/2013	No	NAP	9/9/2013	NAP	NAP	No	6,497	3,248	0	0	0
73	Loan		GSMC	Golden Triangle	10/28/2013	No	NAP	11/4/2013	NAP	NAP	No	7,862	3,931	7,048	587	0
74	Loan		GSMC	Pines Apartments	9/17/2013	No	NAP	9/16/2013	NAP	NAP	No	23,023	7,674	18,258	2,137	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)
1	Loan	8	GSMC	The Shops at Canal Place	3,250	0	0	14,500	0	0	0	0	0
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	10,699	0	1,815,789	0	6,500,000	0	0	4,125	0
3	Loan		GSMC	The Crossroads	0	66,799	0	0	267,197	0	0	0	0
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	0	500,000	9,000,000	0	5,000,000	0	0	0	0
5	Loan	18, 19	CCRE	Wyoming Valley Mall	18,195	0	1,615,000	75,813	0	0	0	0	0
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	2,006	0	0	0	0	0	0	0	0
6.01	Property			930 Retail Drive
6.02	Property			2527 Little Rock Road
6.03	Property			4023 East Franklin Boulevard
6.04	Property			935 North New Hope Road
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	1,330	0	0	0	0	0	0	0	0
7.01	Property			5600 Roanoke Trail
7.02	Property			5086 Tennessee Capital Boulevard
8	Loan	21, 22	SMF I	Blue Doors Bentonville	681	0	0	0	0	0	0	0	0
9	Loan		GSMC	Toledo Retail Portfolio	5,242	0	0	10,417	550,000	0	0	145,055	0
9.01	Property			Monroe Street Portfolio
9.02	Property			Monroe Street Market Square
9.03	Property			Shops at Franklin Place
10	Loan		CGMRC	The Haier Building	1,227	0	0	0	0	0	0	0	0
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	25,003	0	0	0	0	0	0	0	0
12	Loan	24, 25	CCRE	Bangor Parkade	3,873	92,952	900,000	0	0	0	0	31,140	0
13	Loan		CGMRC	Dollar General Portfolio	6,833	0	200,000	8,012	960,000	0	0	273,088	0
13.01	Property			3518 Highway 70 South
13.02	Property			615 West 2nd Avenue
13.03	Property			1704 La Salle Avenue
13.04	Property			100 East 2nd Street
13.05	Property			95 East State
13.06	Property			903 North Greer Boulevard
13.07	Property			701 East Criner Street
13.08	Property			1318 West Main Street
13.09	Property			2855 Mahoning Avenue Northwest
13.10	Property			10270 State Route 550
13.11	Property			12 Alta Drive
13.12	Property			1301 North Sewell Drive
13.13	Property			1502 North Main Street
13.14	Property			610 North Broadway
13.15	Property			403 West South Street
13.16	Property			10217 Highway 182 East
13.17	Property			1808 West Water Street
13.18	Property			113 Utica Street
13.19	Property			16418 US Highway 70
13.20	Property			325 South Front Street
13.21	Property			49840 East Park Drive
13.22	Property			210 Bobbitt Avenue
13.23	Property			101 East State Highway 276
13.24	Property			33 West Main Street
13.25	Property			7269 Ridge Road
13.26	Property			7365 Highway 105
13.27	Property			2100 Thistle Hill Drive
13.28	Property			519 Park Avenue
13.29	Property			1410 Harrisburg Pike
13.30	Property			120 East Franklin Street
13.31	Property			1140 Church Point Highway
13.32	Property			8829 Cameron Street
13.33	Property			1812 Highway 71 South
13.34	Property			618 Seventh Avenue
13.35	Property			411 4th Street
13.36	Property			4665 Tuscarawas Road
13.37	Property			8557 Main Street
13.38	Property			300 East Central Avenue
13.39	Property			210 OSR East
13.40	Property			231 State Highway 147
13.41	Property			800 West Military Highway
13.42	Property			465 Donner Avenue
13.43	Property			106 M Street
13.44	Property			716 North Brinton Avenue
14	Loan	26	GSMC	Raeford Crossing	6,063	0	0	0	0	0	0	0	0
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	18,471	0	0	0	0	0	0	6,250	0
16	Loan		GSMC	Smith Brothers Hardware Building	3,342	100,000	0	8,333	300,000	0	0	0	0
17	Loan	52	GSMC	Park Meadows	6,977	167,440	0	0	0	0	0	0	0
18	Loan		CGMRC	Minnesota Self Storage Portfolio	0	0	0	0	0	0	0	0	0
18.01	Property			Edina Mini Storage
18.02	Property			Bloomington Self Storage
18.03	Property			Minneapolis Self Storage
18.04	Property			Lakeville Premier Self Storage
19	Loan		SMF I	Highland Plantation Apartments	11,412	0	0	0	0	0	0	131,250	0
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	25,824	929,664	0	0	0	0	0	0	0
21	Loan		CGMRC	Gessner Estates Apartments	13,729	0	0	0	0	0	0	70,250	0
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	1,076	0	0	1,610	60,000	0	0	627,125	0
23	Loan	18	CGMRC	Lakeway Commons	798	0	0	6,404	295,000	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)
24	Loan		GSMC	Maitland Concourse	2,672	0	0	13,917	334,000	0	0	37,224	0
25	Loan		CGMRC	Quorum II Plaza	0	35,118	0	0	332,000	0	0	100,000	0
26	Loan		SMF I	Katella Corporate Center	1,010	0	150,000	6,833	245,000	0	0	264,488	0
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	1,039	0	0	5,887	282,567	0	0	0	0
27.01	Property			Lubbock Shopping Center
27.02	Property			Bay City Shopping Center
27.03	Property			Uvalde Shopping Center
27.04	Property			Alice Shopping Center
28	Loan	33	CCRE	Legends at Canyon & Weatherford	9,405	0	0	0	0	0	0	47,500	0
28.01	Property	33		Legends at Weatherford
28.02	Property	33		Legends at Canyon
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	1,898	0	0	4,167	150,000	0	0	0	0
30	Loan	37	SMF I	Holiday Inn Columbia Airport	12,251	0	0	0	0	0	0	0	0
31	Loan		CGMRC	Stratford Place Apartments	5,160	0	0	0	0	0	0	48,529	0
32	Loan		SMF I	Wrigleyville Retail Portfolio	292	10,512	0	1,459	52,524	0	0	58,546	0
32.01	Property	38		947-959 West Addison Street
32.02	Property			947-949 West Wellington Avenue
32.03	Property	39		2427-2429 North Lincoln Avenue
33	Loan		SMF I	Aeroplex One	3,750	0	250,000	15,000	500,000	0	0	0	0
34	Loan		GSMC	South Elm Business Park	7,214	0	0	9,167	330,000	0	0	0	0
35	Loan		GSMC	Columbia Square	1,537	0	63,175	7,083	425,000	0	0	0	0
36	Loan	40	GSMC	Residence Inn College Station	10,923	0	0	0	0	0	0	0	0
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	4,689	0	0	0	0	0	0	21,166	0
37.01	Property	41		Brittany Knoll Apartments
37.02	Property			Abbey Rose Townhomes
38	Loan		GSMC	Pine Aire Apartments	10,855	521,040	0	0	0	0	0	34,250	0
39	Loan		SMF I	Heilig Levine	859	0	75,000	4,297	200,000	0	0	0	0
40	Loan		SMF I	Monterey Retail Center	696	0	100,000	1,712	102,708	0	0	0	0
41	Loan		CGMRC	LV II Self Storage Portfolio	2,410	0	0	0	0	0	0	7,750	0
41.01	Property			LV II Self Storage Portfolio - Sure Save
41.02	Property			LV II Self Storage Portfolio - AAA Quality
41.03	Property			LV II Self Storage Portfolio - Beltway
42	Loan		GSMC	Arbor on Richmond	6,333	0	0	0	0	0	0	0	0
43	Loan		GSMC	121 Hillpointe & 130 Technology	3,111	0	265,000	5,167	350,000	0	0	10,415	0
44	Loan	42	SMF I	Regency Plaza	1,153	0	0	5,763	207,468	0	0	10,000	0
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	5,592	0	0	0	0	61,579	0	0	0
46	Loan	45, 46	SMF I	Gateway Commerce Center	1,163	0	150,000	3,024	250,000	0	0	0	0
47	Loan		CGMRC	LS Portfolio	1,326	0	0	0	0	0	0	6,125	0
47.01	Property			LS Portfolio - Buckingham
47.02	Property			LS Portfolio - Pell
48	Loan	47	SMF I	Lovejoy Station	3,214	0	0	0	0	0	0	0	0
49	Loan	18	SMF I	Oliver Creek Shopping Center	1,660	0	100,000	3,950	250,000	0	0	0	0
50	Loan		GSMC	Stonesthrow Apartments	3,981	0	0	0	0	0	0	11,110	0
51	Loan		GSMC	Southport Industrial Complex	3,822	400,000	150,000	4,167	200,000	0	0	0	0
52	Loan		CGMRC	Danville Towne Centre	3,153	190,000	0	10,248	367,900	0	0	2,656	0
53	Loan	48	SMF I	AmeriCenter Portfolio	949	0	50,000	0	50,000	0	0	20,000	0
53.01	Property			AmeriCenter - Novi
53.02	Property			AmeriCenter - Dublin
54	Loan		GSMC	Great Lakes Plaza	2,218	0	0	3,750	180,000	0	0	41,250	0
55	Loan		GSMC	Abbey Lake Apartments	4,196	0	0	0	0	0	0	46,734	0
56	Loan		GSMC	Whitehall Tech Center 4 & 5	2,693	96,935	100,000	5,167	186,000	0	0	38,616	0
57	Loan	49	GSMC	Mansfield Crossing	477	0	50,000	4,167	100,000	0	0	0	0
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	6,391	0	0	0	0	0	0	10,625	0
59	Loan	18	SMF I	Regency Crossing	1,773	125,000	0	3,891	300,000	0	0	89,062	0
60	Loan	18, 34	GSMC	Kilmer Plaza	307	0	0	2,083	150,000	0	0	0	0
61	Loan		GSMC	Brake Parts	3,600	160,000	0	0	0	0	0	76,505	0
62	Loan	18	CGMRC	Brinks Self Storage	711	25,605	0	0	0	0	0	0	0
63	Loan	51	SMF I	228 East 58th Street	127	0	0	250	0	0	0	0	0
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	5,453	0	0	0	0	50,750	0	5,625	0
65	Loan		CGMRC	Phoenix MHC Portfolio	1,254	0	0	0	0	0	0	17,750	0
65.01	Property			Sierra Vista
65.02	Property			Alta Vista
65.03	Property			Loma Vista
66	Loan		SMF I	Hillcrest Medical Park	596	0	200,000	2,642	300,000	0	0	0	0
67	Loan		CCRE	Sullivan Apartments	900	0	0	0	0	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)
68	Loan		CGMRC	Orchard Grove Shopping Center	274	0	0	1,616	85,000	0	0	0	0
69	Loan		CCRE	Willow Crest	1,042	0	0	0	0	0	0	0	0
70	Loan		CGMRC	Douglas Estates & Johnson Village	733	0	0	0	0	0	0	9,375	0
70.01	Property			Douglas Estates
70.02	Property			Johnson Village
71	Loan		SMF I	Town Center & Druid Hills Self Storage	809	29,100	0	0	0	0	0	0	0
71.01	Property			Town Center Self Storage
71.02	Property			Druid Hills Self Storage
72	Loan		CGMRC	141 South Meridian Street	164	0	0	1,093	39,330	0	0	0	0
73	Loan		GSMC	Golden Triangle	167	0	0	1,042	0	0	0	0	0
74	Loan		GSMC	Pines Apartments	3,083	148,000	0	0	0	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)	Description
1	Loan	8	GSMC	The Shops at Canal Place	0	0	1,003,086	0	Unfunded Obligations
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	0	0	1,016,967	240,876	Ground Rent Reserve (Upfront: $859,967.17, Monthly: $83,875.83); NMTC Reserve (Upfront: $157,000, Monthly: $157,000)
3	Loan		GSMC	The Crossroads	0	0	0	0
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	0	0	1,775,489	100,000	Unfunded Free Rent Reserve ($713,731.00, $100,000 monthly until total reserve is $1,913,731); Unfunded TI/LC Reserve ($1,033,667.30); Leasehold Income Replacement Reserve Deposit ($28,090.80)
5	Loan	18, 19	CCRE	Wyoming Valley Mall	0	0	0	0
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	0	0	0	0
6.01	Property			930 Retail Drive
6.02	Property			2527 Little Rock Road
6.03	Property			4023 East Franklin Boulevard
6.04	Property			935 North New Hope Road
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	0	0	0	0
7.01	Property			5600 Roanoke Trail
7.02	Property			5086 Tennessee Capital Boulevard
8	Loan	21, 22	SMF I	Blue Doors Bentonville	0	0	0	0
9	Loan		GSMC	Toledo Retail Portfolio	0	0	628,515	0	Office Depot Reserve ($500,000); Unfunded Obligations Reserve ($128,515.07)
9.01	Property			Monroe Street Portfolio
9.02	Property			Monroe Street Market Square
9.03	Property			Shops at Franklin Place
10	Loan		CGMRC	The Haier Building	0	0	12,500	0	Landmark Reserve
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	0	0	78,708	0	Ground Rent Reserve ($78,708 upfront, $39,354 monthly from June through September, annually); Seasonality Reserve ($116,666.67 monthly from July through September, annually)
12	Loan	24, 25	CCRE	Bangor Parkade	0	0	47,750	47,750	Ground Rent Reserve
13	Loan		CGMRC	Dollar General Portfolio	0	0	10,105	0	Beaver Falls Reserve
13.01	Property			3518 Highway 70 South
13.02	Property			615 West 2nd Avenue
13.03	Property			1704 La Salle Avenue
13.04	Property			100 East 2nd Street
13.05	Property			95 East State
13.06	Property			903 North Greer Boulevard
13.07	Property			701 East Criner Street
13.08	Property			1318 West Main Street
13.09	Property			2855 Mahoning Avenue Northwest
13.10	Property			10270 State Route 550
13.11	Property			12 Alta Drive
13.12	Property			1301 North Sewell Drive
13.13	Property			1502 North Main Street
13.14	Property			610 North Broadway
13.15	Property			403 West South Street
13.16	Property			10217 Highway 182 East
13.17	Property			1808 West Water Street
13.18	Property			113 Utica Street
13.19	Property			16418 US Highway 70
13.20	Property			325 South Front Street
13.21	Property			49840 East Park Drive
13.22	Property			210 Bobbitt Avenue
13.23	Property			101 East State Highway 276
13.24	Property			33 West Main Street
13.25	Property			7269 Ridge Road
13.26	Property			7365 Highway 105
13.27	Property			2100 Thistle Hill Drive
13.28	Property			519 Park Avenue
13.29	Property			1410 Harrisburg Pike
13.30	Property			120 East Franklin Street
13.31	Property			1140 Church Point Highway
13.32	Property			8829 Cameron Street
13.33	Property			1812 Highway 71 South
13.34	Property			618 Seventh Avenue
13.35	Property			411 4th Street
13.36	Property			4665 Tuscarawas Road
13.37	Property			8557 Main Street
13.38	Property			300 East Central Avenue
13.39	Property			210 OSR East
13.40	Property			231 State Highway 147
13.41	Property			800 West Military Highway
13.42	Property			465 Donner Avenue
13.43	Property			106 M Street
13.44	Property			716 North Brinton Avenue
14	Loan	26	GSMC	Raeford Crossing	150,000	0	0	0
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	0	0	0	0
16	Loan		GSMC	Smith Brothers Hardware Building	0	0	182,343	0	Outstanding TI Obligations ($118,970); Wells Fargo Reserve ($62,572.90); Tax Review ($800)
17	Loan	52	GSMC	Park Meadows	0	0	0	0
18	Loan		CGMRC	Minnesota Self Storage Portfolio	0	0	0	0
18.01	Property			Edina Mini Storage
18.02	Property			Bloomington Self Storage
18.03	Property			Minneapolis Self Storage
18.04	Property			Lakeville Premier Self Storage
19	Loan		SMF I	Highland Plantation Apartments	0	0	0	0
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	0	0	2,650,000	0	Flood Business Interruption Reserve
21	Loan		CGMRC	Gessner Estates Apartments	0	0	0	0
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	0	0	500,000	0	Ground Floor TI/LC Reserve
23	Loan	18	CGMRC	Lakeway Commons	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)	Description
24	Loan		GSMC	Maitland Concourse	0	0	479,506	0	Unfunded Obligations
25	Loan		CGMRC	Quorum II Plaza	0	0	0	0
26	Loan		SMF I	Katella Corporate Center	0	0	92,880	0	Outstanding TI/LC Reserve ($68,838); Rent Concessions Reserve ($24,042)
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	0	0	0	0
27.01	Property			Lubbock Shopping Center
27.02	Property			Bay City Shopping Center
27.03	Property			Uvalde Shopping Center
27.04	Property			Alice Shopping Center
28	Loan	33	CCRE	Legends at Canyon & Weatherford	0	0	0	0
28.01	Property	33		Legends at Weatherford
28.02	Property	33		Legends at Canyon
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	0	0	0	0
30	Loan	37	SMF I	Holiday Inn Columbia Airport	0	0	0	0
31	Loan		CGMRC	Stratford Place Apartments	0	0	0	0
32	Loan		SMF I	Wrigleyville Retail Portfolio	0	0	150,000	0	Dunkin Donuts Reserve ($75,000); Pizano's Reserve ($75,000)
32.01	Property	38		947-959 West Addison Street
32.02	Property			947-949 West Wellington Avenue
32.03	Property	39		2427-2429 North Lincoln Avenue
33	Loan		SMF I	Aeroplex One	0	0	0	0
34	Loan		GSMC	South Elm Business Park	0	0	428,000	0	2014 Rollover Reserve ($400,000); Unfunded Obligations ($28,000)
35	Loan		GSMC	Columbia Square	0	0	24,845	0	Ritter Daniher's Rent Abatement ($13,004.79); Unfunded Obligations ($11,840.60)
36	Loan	40	GSMC	Residence Inn College Station	0	0	0	0
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	0	0	0	0
37.01	Property	41		Brittany Knoll Apartments
37.02	Property			Abbey Rose Townhomes
38	Loan		GSMC	Pine Aire Apartments	0	0	0	0
39	Loan		SMF I	Heilig Levine	0	0	3,000	0	Rent Holdback for Bitmonster
40	Loan		SMF I	Monterey Retail Center	0	0	200,000	0	Shell Space TI/LC Reserve
41	Loan		CGMRC	LV II Self Storage Portfolio	0	0	0	0
41.01	Property			LV II Self Storage Portfolio - Sure Save
41.02	Property			LV II Self Storage Portfolio - AAA Quality
41.03	Property			LV II Self Storage Portfolio - Beltway
42	Loan		GSMC	Arbor on Richmond	0	0	0	0
43	Loan		GSMC	121 Hillpointe & 130 Technology	0	0	0	0
44	Loan	42	SMF I	Regency Plaza	0	0	0	0
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	0	0	0	0
46	Loan	45, 46	SMF I	Gateway Commerce Center	0	0	0	0
47	Loan		CGMRC	LS Portfolio	0	0	0	0
47.01	Property			LS Portfolio - Buckingham
47.02	Property			LS Portfolio - Pell
48	Loan	47	SMF I	Lovejoy Station	0	0	0	0
49	Loan	18	SMF I	Oliver Creek Shopping Center	0	0	0	0
50	Loan		GSMC	Stonesthrow Apartments	0	0	0	0
51	Loan		GSMC	Southport Industrial Complex	0	0	0	0
52	Loan		CGMRC	Danville Towne Centre	0	0	0	0
53	Loan	48	SMF I	AmeriCenter Portfolio	0	0	0	0
53.01	Property			AmeriCenter - Novi
53.02	Property			AmeriCenter - Dublin
54	Loan		GSMC	Great Lakes Plaza	0	0	0	0
55	Loan		GSMC	Abbey Lake Apartments	0	0	0	0
56	Loan		GSMC	Whitehall Tech Center 4 & 5	0	0	6,173	0	Unpaid Leasing Commission
57	Loan	49	GSMC	Mansfield Crossing	0	0	0	0
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	0	0	0	0
59	Loan	18	SMF I	Regency Crossing	0	0	0	0
60	Loan	18, 34	GSMC	Kilmer Plaza	0	0	27,100	0	Unfunded Obligations
61	Loan		GSMC	Brake Parts	0	0	215	0	Tax Review and Flood Determination
62	Loan	18	CGMRC	Brinks Self Storage	0	0	0	0
63	Loan	51	SMF I	228 East 58th Street	0	0	0	0
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	0	0	800,000	0	PIP Reserve
65	Loan		CGMRC	Phoenix MHC Portfolio	0	0	0	0
65.01	Property			Sierra Vista
65.02	Property			Alta Vista
65.03	Property			Loma Vista
66	Loan		SMF I	Hillcrest Medical Park	0	0	0	0
67	Loan		CCRE	Sullivan Apartments	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing	Upfront	Ongoing	Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)	Description
68	Loan		CGMRC	Orchard Grove Shopping Center	0	0	0	0
69	Loan		CCRE	Willow Crest	0	0	325,000	0	Guarantor Liquidity Reserve
70	Loan		CGMRC	Douglas Estates & Johnson Village	0	0	0	0
70.01	Property			Douglas Estates
70.02	Property			Johnson Village
71	Loan		SMF I	Town Center & Druid Hills Self Storage	0	0	0	0
71.01	Property			Town Center Self Storage
71.02	Property			Druid Hills Self Storage
72	Loan		CGMRC	141 South Meridian Street	0	0	2,215	0	Condominium Common Charge Escrow
73	Loan		GSMC	Golden Triangle	0	0	0	0
74	Loan		GSMC	Pines Apartments	0	0	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage				Loan	Loan Amount	Principal's New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
1	Loan	8	GSMC	The Shops at Canal Place	The Shops and Garage at Canal Place, L.L.C.	Darryl D. Berger and Roger H. Ogden	Refinance	111,000,000	0	0
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	Red Cityscape Development, LLC	Red Consolidated Holdings, LLC	Refinance	185,000,000	0	25,000,000
3	Loan		GSMC	The Crossroads	Kalamazoo Mall L.L.C.	GGP Limited Partnership	Recapitalization	100,000,000	0	0
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	1500 Net-Works Associates, L.P. and Broad and Spring Garden Parking Associates, L.P.	Elchonon Schwartz, Jack Cohen and Simon Singer	Acquisition	149,500,000	43,828,503	0
5	Loan	18, 19	CCRE	Wyoming Valley Mall	PR Wyoming Valley Limited Partnership	PREIT Associates, L.P.	Refinance	78,000,000	0	0
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	MSC Carolinas, LLC	Blue Doors Storage Fund I, L.P.	Acquisition	13,990,000	7,122,361	0
6.01	Property			930 Retail Drive
6.02	Property			2527 Little Rock Road
6.03	Property			4023 East Franklin Boulevard
6.04	Property			935 North New Hope Road
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	MSC Tallahassee, LLC	Blue Doors Storage Fund I, L.P.	Acquisition	8,970,000	4,856,276	0
7.01	Property			5600 Roanoke Trail
7.02	Property			5086 Tennessee Capital Boulevard
8	Loan	21, 22	SMF I	Blue Doors Bentonville	MSC Bentonville, LLC	Blue Doors Storage Fund I, L.P.	Acquisition	2,830,000	1,541,298	0
9	Loan		GSMC	Toledo Retail Portfolio	DFG-Franklin Place Shops-Red, LLC, DFG-HL Monroe, LLC, DFG-BBB Monroe, LLC, DFG-P1 Monroe, LLC and DFG-TH Retail Monroe, LLC	Devonshire REIT, Inc. and Devonshire Operating Partnership, LP	Acquisition	24,087,500	7,154,126	0
9.01	Property			Monroe Street Portfolio
9.02	Property			Monroe Street Market Square
9.03	Property			Shops at Franklin Place
10	Loan		CGMRC	The Haier Building	Haier America Building, LLC	Jack Dushey and Michael Jemal	Refinance	23,000,000	0	0
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	Anchorage Hospitality, LLC	William J. Lawson	Refinance	18,750,000	0	0
12	Loan	24, 25	CCRE	Bangor Parkade	GM Realty of Bangor LLC	Murad H. Guindi	Acquisition	18,500,000	9,251,650	0
13	Loan		CGMRC	Dollar General Portfolio	Nationwide Mer-Car DG, LLC	Steven Dukatt	Refinance	18,200,000	0	0
13.01	Property			3518 Highway 70 South
13.02	Property			615 West 2nd Avenue
13.03	Property			1704 La Salle Avenue
13.04	Property			100 East 2nd Street
13.05	Property			95 East State
13.06	Property			903 North Greer Boulevard
13.07	Property			701 East Criner Street
13.08	Property			1318 West Main Street
13.09	Property			2855 Mahoning Avenue Northwest
13.10	Property			10270 State Route 550
13.11	Property			12 Alta Drive
13.12	Property			1301 North Sewell Drive
13.13	Property			1502 North Main Street
13.14	Property			610 North Broadway
13.15	Property			403 West South Street
13.16	Property			10217 Highway 182 East
13.17	Property			1808 West Water Street
13.18	Property			113 Utica Street
13.19	Property			16418 US Highway 70
13.20	Property			325 South Front Street
13.21	Property			49840 East Park Drive
13.22	Property			210 Bobbitt Avenue
13.23	Property			101 East State Highway 276
13.24	Property			33 West Main Street
13.25	Property			7269 Ridge Road
13.26	Property			7365 Highway 105
13.27	Property			2100 Thistle Hill Drive
13.28	Property			519 Park Avenue
13.29	Property			1410 Harrisburg Pike
13.30	Property			120 East Franklin Street
13.31	Property			1140 Church Point Highway
13.32	Property			8829 Cameron Street
13.33	Property			1812 Highway 71 South
13.34	Property			618 Seventh Avenue
13.35	Property			411 4th Street
13.36	Property			4665 Tuscarawas Road
13.37	Property			8557 Main Street
13.38	Property			300 East Central Avenue
13.39	Property			210 OSR East
13.40	Property			231 State Highway 147
13.41	Property			800 West Military Highway
13.42	Property			465 Donner Avenue
13.43	Property			106 M Street
13.44	Property			716 North Brinton Avenue
14	Loan	26	GSMC	Raeford Crossing	R McClintock Raeford Crossing, LLC, New Legacy Raeford Crossing, LLC, Pamco Raeford Crossing, LLC, McClintock Properties Raeford Crossing, LLC, S McClintock Raeford Crossing, LLC, Raeford Crossing Apartments, LLC and Kirkman Raeford Crossing, LLC	Ralph Kirkman, Brantley E. White, Reed B. McClintock, Gabrielle B. Beard and Thomas L. White III	Acquisition	18,000,000	6,670,833	0
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	Cranberry Woods Hotel Associates, LP	Donald B. Rodgers	Refinance	17,500,000	0	0
16	Loan		GSMC	Smith Brothers Hardware Building	SBHI, Inc.	Seldon O. Young	Refinance	17,000,000	0	0
17	Loan	52	GSMC	Park Meadows	South Hampton Apartments, LLC	David J. Thiemann and David J. Thiemann, as trustee of the David J. Thiemann Revocable Trust, dated April 4, 1995	Refinance	16,800,000	3,772,009	0
18	Loan		CGMRC	Minnesota Self Storage Portfolio	PG Cactus Minneapolis I LLC	Timothy Davis and Robert Dailey	Acquisition	16,750,000	16,755,715	0
18.01	Property			Edina Mini Storage
18.02	Property			Bloomington Self Storage
18.03	Property			Minneapolis Self Storage
18.04	Property			Lakeville Premier Self Storage
19	Loan		SMF I	Highland Plantation Apartments	Highland Plantation II LLC	Robert W. Day and Janice E. Day	Refinance	16,500,000	1,775,558	0
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	4429 Hospitality Group LLC	Keung Kwong Mok and Xiao Dong Zhao	Refinance	16,000,000	0	0
21	Loan		CGMRC	Gessner Estates Apartments	8271 Town Park Communities LP	Jason Buxbaum, Jonathan Chasson, Justin Pratte, Carrie Girgus, Timothy Settles and J. Antonio Marquez	Acquisition	15,000,000	6,252,146	0
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	HH 246 Fifth, LLC	Nathan Accad	Acquisition	15,000,000	7,607,153	0
23	Loan	18	CGMRC	Lakeway Commons	Lakeway Commons 900, Ltd.	Michael E. Schwarzbach and Stephen T. Schwarzbach	Acquisition	12,600,000	4,221,986	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage				Loan	Loan Amount	Principal's New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
24	Loan		GSMC	Maitland Concourse	TNHYIF REIV MIKE, LLC	True North High Yield Investment Fund II, LLC	Recapitalization	11,250,000	0	0
25	Loan		CGMRC	Quorum II Plaza	FS Quorum LLC	Howard S. Banchik, Howard S. Banchik, as Trustee of Howard and Jacqueline Banchik Family Trust U/T/A Dated 12/31/1971, Steven J. Fogel and Steven J. Fogel, as Trustee of Steven J. Fogel 2006 Trust U/T/A Dated 11/17/2006	Acquisition	11,000,000	10,700,000	0
26	Loan		SMF I	Katella Corporate Center	CGM Katella, LLC	Steven E. Wise	Acquisition	10,850,000	7,802,503	0
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	FM Alice S/C, LP, FM Bay City S/C, LP, FM Lubbock S/C, LP and FM Uvalde S/C, LP	Fountain Capital LLC, John Cheney Curtis Mathes and George Carey Mathes	Acquisition	10,800,000	3,659,290	0
27.01	Property			Lubbock Shopping Center
27.02	Property			Bay City Shopping Center
27.03	Property			Uvalde Shopping Center
27.04	Property			Alice Shopping Center
28	Loan	33	CCRE	Legends at Canyon & Weatherford	CEV Canyon LP and CEV Weatherford LP	Andrew N. Stark; Evan F. Denner and Senior Care Holdings Inc.	Acquisition	10,500,000	3,560,110	0
28.01	Property	33		Legends at Weatherford
28.02	Property	33		Legends at Canyon
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	Smith FLP, LTD.	Bruce H. Smith	Refinance	10,400,000	0	0
30	Loan	37	SMF I	Holiday Inn Columbia Airport	Capital Hospitality, LLC and Capital City Bar & Grill, LLC	Sudhir D. Patel and Hemalata Patel	Refinance	10,300,000	483,116	0
31	Loan		CGMRC	Stratford Place Apartments	Stratford Place of Brownstown, L.L.C.	Alexandria Burton, Alexandria Burton Revocable Living Trust U/A/D 2/26/1990, Peter Burton, Lisa Katzman, Lisa Katzman Revocable Trust U/A/D 8/28/2003, Robert Katzman, Dominic Liburdi and Raif Harik	Refinance	10,000,000	0	0
32	Loan		SMF I	Wrigleyville Retail Portfolio	2427 N. Lincoln Avenue LLC, 947 W. Wellington LLC and Wrigleyville Portfolio, LLC	Anthony G. Loukas	Refinance	10,000,000	0	0
32.01	Property	38		947-959 West Addison Street
32.02	Property			947-949 West Wellington Avenue
32.03	Property	39		2427-2429 North Lincoln Avenue
33	Loan		SMF I	Aeroplex One	Aeroplex One, LLC	Larry M. Nemer	Refinance	9,750,000	1,346,253	0
34	Loan		GSMC	South Elm Business Park	TDC South Elm, LLC	Anthony H. Dilweg	Refinance	9,600,000	0	0
35	Loan		GSMC	Columbia Square	Neyer/Columbia Square, LLC	Cathedral Holdings, Inc. and David F. Neyer	Refinance	9,500,000	0	0
36	Loan	40	GSMC	Residence Inn College Station	University Hospitality, L.L.C.	Dewey F. Weaver, Jr.	Refinance	9,500,000	0	0
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	Abbey Rose, LLC and Brittany Knoll, L.L.C.	Allen Troy Rutherford and Pamela I. Rutherford	Refinance	9,000,000	0	0
37.01	Property	41		Brittany Knoll Apartments
37.02	Property			Abbey Rose Townhomes
38	Loan		GSMC	Pine Aire Apartments	Pine Aire Investors, LLC	Thomas A. Rosin	Refinance	9,000,000	144,063	0
39	Loan		SMF I	Heilig Levine	HL Empire, LLC	Gregory P. Hatem, William G. Ransdell, III, G. Henry Temple, Jr. and Michael D. Stewart	Refinance	8,875,000	0	0
40	Loan		SMF I	Monterey Retail Center	Rainbow 215 Plaza, LLC	Saeid Mohtashami and The Mohtashami Family 2007 Trust	Refinance	8,800,000	506,570	0
41	Loan		CGMRC	LV II Self Storage Portfolio	SSNV 5555 So. Fort Apache Rd., LLC, AANV 4480 Berg Street, LLC, BWNV 6590 W. Warm Springs Rd., LLC	LifeStorage, LP	Acquisition	8,775,000	5,994,713	0
41.01	Property			LV II Self Storage Portfolio - Sure Save
41.02	Property			LV II Self Storage Portfolio - AAA Quality
41.03	Property			LV II Self Storage Portfolio - Beltway
42	Loan		GSMC	Arbor on Richmond	CDPD Spring Meadows LLC	Michael G. Tombari and Kenneth L. Hatfield	Refinance	8,650,000	0	0
43	Loan		GSMC	121 Hillpointe & 130 Technology	Southpointe #4 Green Associates and Southpointe 16 Associates	Gabriel W. Spector and Daniel J. Maguire, Jr.	Refinance	8,625,000	0	0
44	Loan	42	SMF I	Regency Plaza	Capital Commercial Holdings, LLC and TBM Properties, LLC	Shahram Fahimian (AKA Sean Fahimian), Shahram Shoushani (AKA Shawn Shoushani) and Shahram Moalemzadeh (AKA Shawn Molem)	Refinance	8,350,000	0	0
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	NLE Bryan Hotel LLC, MLE Bryan Hotel LLC and SLLE Bryan Hotel LLC	Michael Levitt, Norman Levitt and Susan Levitt Lugash	Acquisition	7,900,000	3,350,940	0
46	Loan	45, 46	SMF I	Gateway Commerce Center	VGCC LC	Peterson Family Trust	Acquisition	7,500,000	99,255	3,605,998
47	Loan		CGMRC	LS Portfolio	BSTX 500 Buckingham Road, LLC and TCCA 4161 Pell Drive, LLC	LifeStorage, LP	Acquisition	7,445,000	3,925,233	0
47.01	Property			LS Portfolio - Buckingham
47.02	Property			LS Portfolio - Pell
48	Loan	47	SMF I	Lovejoy Station	Lovejoy Station/SAV, LLC	David Garfunkel	Refinance	7,350,000	242,846	0
49	Loan	18	SMF I	Oliver Creek Shopping Center	Oliver Creek Holdings, LLLP	Charles D. Cofield	Acquisition	7,250,000	2,933,247	0
50	Loan		GSMC	Stonesthrow Apartments	Stonesthrow Apartments, LLC	Robert E. Ward, IV	Refinance	6,500,000	0	0
51	Loan		GSMC	Southport Industrial Complex	Sacramento Southport, LLC	Bradford Bixby Smith	Refinance	6,425,000	183,205	0
52	Loan		CGMRC	Danville Towne Centre	Danville Towne Centre L.L.C.	Rhonda Kaplan Katz and Bennett Kaplan	Refinance/Acquisition	6,300,000	0	0
53	Loan	48	SMF I	AmeriCenter Portfolio	AmeriCenter of Novi, L.L.C. and AmeriCenter of Dublin, L.L.C.	James D. Blain	Refinance	6,150,000	0	0
53.01	Property			AmeriCenter - Novi
53.02	Property			AmeriCenter - Dublin
54	Loan		GSMC	Great Lakes Plaza	DFG-Great Lakes Plaza, LLC	Devonshire REIT, Inc. and Devonshire Operating Partnership, LP	Acquisition	6,000,000	2,206,546	0
55	Loan		GSMC	Abbey Lake Apartments	Abbey Lake Partners, LLC	Gerald W. McGee, Kurt Kronenfeld, Mark Kronenfeld and Robert C. Canham, II	Refinance	6,000,000	0	0
56	Loan		GSMC	Whitehall Tech Center 4 & 5	WH Tech 4 & 5, LLC	Riprand Count Arco	Refinance	5,850,000	0	0
57	Loan	49	GSMC	Mansfield Crossing	Mansfield Matlock Partners, L.P.	Michael V. Bailey and Paul L. Scharf	Refinance	5,800,000	0	0
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	SMB Hospitality & Investments L.L.C.	Nelesh A. Patel, Mahesh Bhakta and Nitinbhai Bhakta	Refinance	5,320,000	0	0
59	Loan	18	SMF I	Regency Crossing	Regency Capital Assets, LLC	Henry Ohebshalom	Refinance	4,950,000	0	0
60	Loan	18, 34	GSMC	Kilmer Plaza	Marsh-Bostick Alliance, LLC	Ryan S. Marsh	Refinance	4,870,000	0	0
61	Loan		GSMC	Brake Parts	Centurion Chicago Blue, LLC	Ed Natan, Jay Rappaport and Asher Hyman	Acquisition	4,800,000	3,424,029	0
62	Loan	18	CGMRC	Brinks Self Storage	Addus Partnership, L.L.C.	Dov Safir and Uri Shemesh	Refinance	4,800,000	0	0
63	Loan	51	SMF I	228 East 58th Street	228E58STR LLC	Solomon Asser	Refinance	4,500,000	583,767	0
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	Indiana Hotel Group, LLC	Anita Gordhan, Kishor Desai, Mitul K. Patel, Dipak Patel and Sanjay Patel	Refinance	4,500,000	0	0
65	Loan		CGMRC	Phoenix MHC Portfolio	Alta Vista MHP, LLC, Loma Vista MHP, LLC and Sierra Vista MHP, LLC	Allen Yadgari and Michael Yamin	Refinance	4,119,000	0	0
65.01	Property			Sierra Vista
65.02	Property			Alta Vista
65.03	Property			Loma Vista
66	Loan		SMF I	Hillcrest Medical Park	CIR-Frisco Mob, L.P.	Richard Enthoven	Refinance	4,000,000	153,413	0
67	Loan		CCRE	Sullivan Apartments	TREI WILL36 Holdings, LLC	N. Richard Kalikow	Acquisition	3,830,000	1,494,485	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage				Loan	Loan Amount	Principal's New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
68	Loan		CGMRC	Orchard Grove Shopping Center	Orchard Grove South, L.L.C.	Michael N. Jaffe Declaration of Trust Dated June 25, 2004 and Michael N. Jaffe	Refinance	3,700,000	0	0
69	Loan		CCRE	Willow Crest	Celadon Investment, LLC	My Huynh Uc Dang	Acquisition	3,250,000	2,162,756	0
70	Loan		CGMRC	Douglas Estates & Johnson Village	Douglas & Johnson Mobile Associates Limited Partnership	Nathan Leader and David Leader	Refinance	3,250,000	0	0
70.01	Property			Douglas Estates
70.02	Property			Johnson Village
71	Loan		SMF I	Town Center & Druid Hills Self Storage	Druid Hills Storage, Ltd. and Town Center Storage, Ltd.	Louis L. Jones, III	Refinance	3,200,000	367,474	0
71.01	Property			Town Center Self Storage
71.02	Property			Druid Hills Self Storage
72	Loan		CGMRC	141 South Meridian Street	141 S. Meridian, LP	Atco City Center Sponsor Equity Fund, L.P.	Acquisition	3,000,000	1,258,919	0
73	Loan		GSMC	Golden Triangle	University Drive Office Building, LLC	Ryan S. Marsh	Refinance	2,325,000	0	0
74	Loan		GSMC	Pines Apartments	Pines Investors LLC	Thomas A. Rosin	Refinance	1,300,000	0	0

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
1	Loan	8	GSMC	The Shops at Canal Place	0	111,000,000	97,000,323	0	1,896,051	1,049,226	11,054,400	0	111,000,000	Hard
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	1,225,000	211,225,000	192,951,243	0	1,099,974	2,836,881	12,495,189	1,841,714	211,225,000	Hard
3	Loan		GSMC	The Crossroads	0	100,000,000	0	0	625,368	0	99,374,632	0	100,000,000	Hard
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	10,136,007	203,464,510	0	188,000,000	1,544,525	12,133,126	0	1,786,859	203,464,510	Hard
5	Loan	18, 19	CCRE	Wyoming Valley Mall	0	78,000,000	65,000,000	0	340,748	4,036,585	8,622,668	0	78,000,000	Hard
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	0	21,112,361	0	20,700,000	355,847	56,514	0	0	21,112,361	None
6.01	Property			930 Retail Drive
6.02	Property			2527 Little Rock Road
6.03	Property			4023 East Franklin Boulevard
6.04	Property			935 North New Hope Road
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	0	13,826,276	0	13,430,000	335,548	60,728	0	0	13,826,276	None
7.01	Property			5600 Roanoke Trail
7.02	Property			5086 Tennessee Capital Boulevard
8	Loan	21, 22	SMF I	Blue Doors Bentonville	0	4,371,298	0	4,270,000	68,730	32,567	0	0	4,371,298	None
9	Loan		GSMC	Toledo Retail Portfolio	0	31,241,626	0	29,616,297	461,423	1,163,906	0	0	31,241,626	Springing
9.01	Property			Monroe Street Portfolio
9.02	Property			Monroe Street Market Square
9.03	Property			Shops at Franklin Place
10	Loan		CGMRC	The Haier Building	57,500	23,057,500	14,333,893	0	761,259	70,634	7,630,046	261,668	23,057,500	Hard
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	0	18,750,000	13,411,950	0	305,554	218,811	4,813,685	0	18,750,000	Hard
12	Loan	24, 25	CCRE	Bangor Parkade	0	27,751,650	0	26,250,000	321,578	1,180,073	0	0	27,751,650	Hard
13	Loan		CGMRC	Dollar General Portfolio	450,000	18,650,000	15,866,279	0	761,414	522,256	507,517	992,534	18,650,000	Hard
13.01	Property			3518 Highway 70 South
13.02	Property			615 West 2nd Avenue
13.03	Property			1704 La Salle Avenue
13.04	Property			100 East 2nd Street
13.05	Property			95 East State
13.06	Property			903 North Greer Boulevard
13.07	Property			701 East Criner Street
13.08	Property			1318 West Main Street
13.09	Property			2855 Mahoning Avenue Northwest
13.10	Property			10270 State Route 550
13.11	Property			12 Alta Drive
13.12	Property			1301 North Sewell Drive
13.13	Property			1502 North Main Street
13.14	Property			610 North Broadway
13.15	Property			403 West South Street
13.16	Property			10217 Highway 182 East
13.17	Property			1808 West Water Street
13.18	Property			113 Utica Street
13.19	Property			16418 US Highway 70
13.20	Property			325 South Front Street
13.21	Property			49840 East Park Drive
13.22	Property			210 Bobbitt Avenue
13.23	Property			101 East State Highway 276
13.24	Property			33 West Main Street
13.25	Property			7269 Ridge Road
13.26	Property			7365 Highway 105
13.27	Property			2100 Thistle Hill Drive
13.28	Property			519 Park Avenue
13.29	Property			1410 Harrisburg Pike
13.30	Property			120 East Franklin Street
13.31	Property			1140 Church Point Highway
13.32	Property			8829 Cameron Street
13.33	Property			1812 Highway 71 South
13.34	Property			618 Seventh Avenue
13.35	Property			411 4th Street
13.36	Property			4665 Tuscarawas Road
13.37	Property			8557 Main Street
13.38	Property			300 East Central Avenue
13.39	Property			210 OSR East
13.40	Property			231 State Highway 147
13.41	Property			800 West Military Highway
13.42	Property			465 Donner Avenue
13.43	Property			106 M Street
13.44	Property			716 North Brinton Avenue
14	Loan	26	GSMC	Raeford Crossing	0	24,670,833	0	24,000,000	503,096	167,737	0	0	24,670,833	None
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	0	17,500,000	11,622,168	0	320,216	96,000	5,461,616	0	17,500,000	Springing
16	Loan		GSMC	Smith Brothers Hardware Building	0	17,000,000	13,649,150	0	293,303	182,343	2,875,204	0	17,000,000	Springing
17	Loan	52	GSMC	Park Meadows	0	20,572,009	15,599,640	0	686,120	17,556	0	4,268,693	20,572,009	None
18	Loan		CGMRC	Minnesota Self Storage Portfolio	560,834	34,066,548	0	32,300,000	144,003	84,436	0	1,538,109	34,066,548	Springing
18.01	Property			Edina Mini Storage
18.02	Property			Bloomington Self Storage
18.03	Property			Minneapolis Self Storage
18.04	Property			Lakeville Premier Self Storage
19	Loan		SMF I	Highland Plantation Apartments	0	18,275,558	17,670,583	0	216,761	388,214	0	0	18,275,558	Springing
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	0	16,000,000	8,892,687	0	668,608	2,740,433	3,698,272	0	16,000,000	Springing
21	Loan		CGMRC	Gessner Estates Apartments	314,330	21,566,475	0	19,900,000	78,888	918,187	0	669,401	21,566,475	Springing
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	0	22,607,153	0	19,950,000	1,518,987	1,138,166	0	0	22,607,153	Springing
23	Loan	18	CGMRC	Lakeway Commons	149,464	16,971,449	0	16,600,000	51,353	32,406	0	287,690	16,971,449	Soft

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
24	Loan		GSMC	Maitland Concourse	0	11,250,000	0	0	382,371	529,826	10,337,803	0	11,250,000	Springing
25	Loan		CGMRC	Quorum II Plaza	488,130	22,188,130	0	20,000,000	38,680	159,081	0	1,990,369	22,188,130	Hard
26	Loan		SMF I	Katella Corporate Center	0	18,652,503	0	17,875,000	201,097	576,407	0	0	18,652,503	Soft Springing
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	0	14,459,290	0	14,104,520	183,534	171,236	0	0	14,459,290	Hard
27.01	Property			Lubbock Shopping Center
27.02	Property			Bay City Shopping Center
27.03	Property			Uvalde Shopping Center
27.04	Property			Alice Shopping Center
28	Loan	33	CCRE	Legends at Canyon & Weatherford	0	14,060,110	0	13,700,000	123,244	236,866	0	0	14,060,110	Soft
28.01	Property	33		Legends at Weatherford
28.02	Property	33		Legends at Canyon
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	0	10,400,000	7,475,474	0	194,582	184,783	2,545,162	0	10,400,000	Springing
30	Loan	37	SMF I	Holiday Inn Columbia Airport	0	10,783,116	10,528,322	0	220,113	34,680	0	0	10,783,116	Soft Springing
31	Loan		CGMRC	Stratford Place Apartments	50,000	10,050,000	9,525,088	0	58,653	104,209	101,609	260,441	10,050,000	Springing
32	Loan		SMF I	Wrigleyville Retail Portfolio	0	10,000,000	7,458,337	0	221,883	292,023	2,027,757	0	10,000,000	Springing
32.01	Property	38		947-959 West Addison Street
32.02	Property			947-949 West Wellington Avenue
32.03	Property	39		2427-2429 North Lincoln Avenue
33	Loan		SMF I	Aeroplex One	0	11,096,253	10,474,665	0	315,234	306,354	0	0	11,096,253	Soft Springing
34	Loan		GSMC	South Elm Business Park	0	9,600,000	7,758,172	0	220,934	485,314	1,135,580	0	9,600,000	Springing
35	Loan		GSMC	Columbia Square	0	9,500,000	8,956,032	0	206,665	254,229	83,073	0	9,500,000	Springing
36	Loan	40	GSMC	Residence Inn College Station	0	9,500,000	8,525,686	0	231,377	387,319	355,617	0	9,500,000	Springing
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	0	9,000,000	8,710,460	0	253,182	32,678	3,680	0	9,000,000	Soft
37.01	Property	41		Brittany Knoll Apartments
37.02	Property			Abbey Rose Townhomes
38	Loan		GSMC	Pine Aire Apartments	0	9,144,063	8,826,941	0	143,604	173,518	0	0	9,144,063	None
39	Loan		SMF I	Heilig Levine	0	8,875,000	8,037,217	0	208,005	103,351	526,426	0	8,875,000	None
40	Loan		SMF I	Monterey Retail Center	0	9,306,570	8,749,467	0	248,133	308,969	0	0	9,306,570	Hard
41	Loan		CGMRC	LV II Self Storage Portfolio	144,706	14,914,419	0	14,150,000	113,995	28,468	0	621,956	14,914,419	Springing
41.01	Property			LV II Self Storage Portfolio - Sure Save
41.02	Property			LV II Self Storage Portfolio - AAA Quality
41.03	Property			LV II Self Storage Portfolio - Beltway
42	Loan		GSMC	Arbor on Richmond	0	8,650,000	5,217,919	0	325,188	0	3,106,893	0	8,650,000	None
43	Loan		GSMC	121 Hillpointe & 130 Technology	0	8,625,000	4,452,096	0	270,916	296,871	3,605,118	0	8,625,000	Springing
44	Loan	42	SMF I	Regency Plaza	0	8,350,000	5,936,264	0	277,679	89,696	2,046,361	0	8,350,000	Springing
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	0	11,250,940	0	11,000,000	132,778	118,162	0	0	11,250,940	Springing
46	Loan	45, 46	SMF I	Gateway Commerce Center	0	11,205,253	0	10,710,000	330,669	164,584	0	0	11,205,253	Springing
47	Loan		CGMRC	LS Portfolio	135,723	11,505,956	0	11,200,000	67,018	26,709	0	212,230	11,505,956	Springing
47.01	Property			LS Portfolio - Buckingham
47.02	Property			LS Portfolio - Pell
48	Loan	47	SMF I	Lovejoy Station	0	7,592,846	7,306,616	0	161,058	125,172	0	0	7,592,846	Springing
49	Loan	18	SMF I	Oliver Creek Shopping Center	0	10,183,247	0	9,900,000	154,683	128,564	0	0	10,183,247	Soft Springing
50	Loan		GSMC	Stonesthrow Apartments	0	6,500,000	2,301,145	0	275,883	30,801	3,892,170	0	6,500,000	None
51	Loan		GSMC	Southport Industrial Complex	0	6,608,205	6,266,329	0	141,218	200,657	0	0	6,608,205	Springing
52	Loan		CGMRC	Danville Towne Centre	42,500	6,342,500	5,137,904	300,000	230,226	150,809	370,977	152,584	6,342,500	Hard
53	Loan	48	SMF I	AmeriCenter Portfolio	0	6,150,000	5,744,793	0	217,415	132,236	55,556	0	6,150,000	Springing
53.01	Property			AmeriCenter - Novi
53.02	Property			AmeriCenter - Dublin
54	Loan		GSMC	Great Lakes Plaza	0	8,206,546	0	8,000,000	112,181	94,365	0	0	8,206,546	Springing
55	Loan		GSMC	Abbey Lake Apartments	0	6,000,000	5,549,873	0	145,891	69,049	235,188	0	6,000,000	None
56	Loan		GSMC	Whitehall Tech Center 4 & 5	0	5,850,000	5,325,851	0	186,501	146,544	191,103	0	5,850,000	Hard
57	Loan	49	GSMC	Mansfield Crossing	0	5,800,000	2,577,913	0	311,682	53,112	2,857,293	0	5,800,000	Springing
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	0	5,320,000	3,829,098	0	267,946	29,811	1,193,145	0	5,320,000	Soft Springing
59	Loan	18	SMF I	Regency Crossing	0	4,950,000	4,313,237	0	114,557	128,756	393,449	0	4,950,000	Hard
60	Loan	18, 34	GSMC	Kilmer Plaza	0	4,870,000	3,833,799	0	129,161	34,380	872,661	0	4,870,000	Springing
61	Loan		GSMC	Brake Parts	0	8,224,029	0	8,000,000	147,309	76,720	0	0	8,224,029	Hard
62	Loan	18	CGMRC	Brinks Self Storage	85,500	4,885,500	2,820,007	0	28,970	5,974	1,940,808	89,742	4,885,500	Springing
63	Loan	51	SMF I	228 East 58th Street	0	5,083,767	4,919,931	0	152,486	11,349	0	0	5,083,767	Springing
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	47,500	4,547,500	3,373,710	0	38,319	873,032	122,817	139,623	4,547,500	Hard
65	Loan		CGMRC	Phoenix MHC Portfolio	58,140	4,177,140	2,744,661	0	19,569	31,549	1,262,043	119,318	4,177,140	Springing
65.01	Property			Sierra Vista
65.02	Property			Alta Vista
65.03	Property			Loma Vista
66	Loan		SMF I	Hillcrest Medical Park	0	4,153,413	3,711,384	0	221,253	220,776	0	0	4,153,413	Soft Springing
67	Loan		CCRE	Sullivan Apartments	0	5,324,485	0	5,200,000	79,479	45,007	0	0	5,324,485	Soft Springing

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage								Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
68	Loan		CGMRC	Orchard Grove Shopping Center	40,000	3,740,000	2,193,202	0	21,326	35,630	1,378,565	111,278	3,740,000	Hard
69	Loan		CCRE	Willow Crest	0	5,412,756	0	4,975,000	81,923	355,833	0	0	5,412,756	Soft
70	Loan		CGMRC	Douglas Estates & Johnson Village	47,500	3,297,500	2,979,580	0	21,833	38,706	173,472	83,909	3,297,500	Springing
70.01	Property			Douglas Estates
70.02	Property			Johnson Village
71	Loan		SMF I	Town Center & Druid Hills Self Storage	0	3,567,474	3,448,030	0	105,876	13,569	0	0	3,567,474	None
71.01	Property			Town Center Self Storage
71.02	Property			Druid Hills Self Storage
72	Loan		CGMRC	141 South Meridian Street	155,099	4,414,018	0	4,200,000	30,280	8,712	0	175,026	4,414,018	Hard
73	Loan		GSMC	Golden Triangle	0	2,325,000	2,064,853	0	93,240	14,909	151,997	0	2,325,000	Springing
74	Loan		GSMC	Pines Apartments	0	1,300,000	1,164,739	0	64,308	41,281	29,672	0	1,300,000	None

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
1	Loan	8	GSMC	The Shops at Canal Place	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	Yes	3/1/2070	938,435
3	Loan		GSMC	The Crossroads	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) any two of Sears, JC Penney, Burlington Coat Factory or Macy's vacate or declare bankruptcy, (v) the occurrence of a Mezzanine Event of Default
No
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
5	Loan	18, 19	CCRE	Wyoming Valley Mall	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) Anchor Tenant Trigger Event	No
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas	None	NAP
6.01	Property			930 Retail Drive			No
6.02	Property			2527 Little Rock Road			No
6.03	Property			4023 East Franklin Boulevard			No
6.04	Property			935 North New Hope Road			No
7	Loan	21, 22	SMF I	Blue Doors Tallahassee	None	NAP
7.01	Property			5600 Roanoke Trail			No
7.02	Property			5086 Tennessee Capital Boulevard			No
8	Loan	21, 22	SMF I	Blue Doors Bentonville	None	NAP	No
9	Loan		GSMC	Toledo Retail Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Target Trigger Event
9.01	Property			Monroe Street Portfolio			No
9.02	Property			Monroe Street Market Square			No
9.03	Property			Shops at Franklin Place			No
10	Loan		CGMRC	The Haier Building	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x	No
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes	2/15/2042	157,416
12	Loan	24, 25	CCRE	Bangor Parkade	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) Lease Sweep Period	Yes	1/1/2105	537,000
13	Loan		CGMRC	Dollar General Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Specified Tenant Non-Renewal Trigger Period
13.01	Property			3518 Highway 70 South			No
13.02	Property			615 West 2nd Avenue			No
13.03	Property			1704 La Salle Avenue			No
13.04	Property			100 East 2nd Street			No
13.05	Property			95 East State			No
13.06	Property			903 North Greer Boulevard			No
13.07	Property			701 East Criner Street			No
13.08	Property			1318 West Main Street			No
13.09	Property			2855 Mahoning Avenue Northwest			No
13.10	Property			10270 State Route 550			No
13.11	Property			12 Alta Drive			No
13.12	Property			1301 North Sewell Drive			No
13.13	Property			1502 North Main Street			No
13.14	Property			610 North Broadway			No
13.15	Property			403 West South Street			No
13.16	Property			10217 Highway 182 East			No
13.17	Property			1808 West Water Street			No
13.18	Property			113 Utica Street			No
13.19	Property			16418 US Highway 70			No
13.20	Property			325 South Front Street			No
13.21	Property			49840 East Park Drive			No
13.22	Property			210 Bobbitt Avenue			No
13.23	Property			101 East State Highway 276			No
13.24	Property			33 West Main Street			No
13.25	Property			7269 Ridge Road			No
13.26	Property			7365 Highway 105			No
13.27	Property			2100 Thistle Hill Drive			No
13.28	Property			519 Park Avenue			No
13.29	Property			1410 Harrisburg Pike			No
13.30	Property			120 East Franklin Street			No
13.31	Property			1140 Church Point Highway			No
13.32	Property			8829 Cameron Street			No
13.33	Property			1812 Highway 71 South			No
13.34	Property			618 Seventh Avenue			No
13.35	Property			411 4th Street			No
13.36	Property			4665 Tuscarawas Road			No
13.37	Property			8557 Main Street			No
13.38	Property			300 East Central Avenue			No
13.39	Property			210 OSR East			No
13.40	Property			231 State Highway 147			No
13.41	Property			800 West Military Highway			No
13.42	Property			465 Donner Avenue			No
13.43	Property			106 M Street			No
13.44	Property			716 North Brinton Avenue			No
14	Loan	26	GSMC	Raeford Crossing	None
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Radon Remediation Trigger Period
No
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than or equal to 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
16	Loan		GSMC	Smith Brothers Hardware Building	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
17	Loan	52	GSMC	Park Meadows	None	NAP	No
18	Loan		CGMRC	Minnesota Self Storage Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
18.01	Property			Edina Mini Storage			No
18.02	Property			Bloomington Self Storage			No
18.03	Property			Minneapolis Self Storage			No
18.04	Property			Lakeville Premier Self Storage			No
19	Loan		SMF I	Highland Plantation Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the mezzanine loan is entered into by the mezzanine borrower	No
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Event, (iv) April 1, 2021	No
21	Loan		CGMRC	Gessner Estates Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x on or after the date that is eighteen (18) months after the loan Origination Date	No
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the commencement of a Lease Sweep Period	No
23	Loan	18	CGMRC	Lakeway Commons	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
24	Loan		GSMC	Maitland Concourse	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
25	Loan		CGMRC	Quorum II Plaza	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
26	Loan		SMF I	Katella Corporate Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
27.01	Property			Lubbock Shopping Center			No
27.02	Property			Bay City Shopping Center			No
27.03	Property			Uvalde Shopping Center			No
27.04	Property			Alice Shopping Center			No
28	Loan	33	CCRE	Legends at Canyon & Weatherford	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x
28.01	Property	33		Legends at Weatherford			No
28.02	Property	33		Legends at Canyon			No
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
30	Loan	37	SMF I	Holiday Inn Columbia Airport	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Sweep Event, (iv) the occurrence of a Liquidity Trigger Event	No
31	Loan		CGMRC	Stratford Place Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
32	Loan		SMF I	Wrigleyville Retail Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
32.01	Property	38		947-959 West Addison Street			No
32.02	Property			947-949 West Wellington Avenue			No
32.03	Property	39		2427-2429 North Lincoln Avenue			No
33	Loan		SMF I	Aeroplex One	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a CEVA Freight Trigger Event	No
34	Loan		GSMC	South Elm Business Park	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
35	Loan		GSMC	Columbia Square	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Ipsos Trigger Event
No
36	Loan	40	GSMC	Residence Inn College Station	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
37.01	Property	41		Brittany Knoll Apartments			No
37.02	Property			Abbey Rose Townhomes			No
38	Loan		GSMC	Pine Aire Apartments	None	NAP	No
39	Loan		SMF I	Heilig Levine	None	NAP	No
40	Loan		SMF I	Monterey Retail Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
41	Loan		CGMRC	LV II Self Storage Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
41.01	Property			LV II Self Storage Portfolio - Sure Save			No
41.02	Property			LV II Self Storage Portfolio - AAA Quality			No
41.03	Property			LV II Self Storage Portfolio - Beltway			No
42	Loan		GSMC	Arbor on Richmond	None	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
43	Loan		GSMC	121 Hillpointe & 130 Technology	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
44	Loan	42	SMF I	Regency Plaza	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Goodwill Period	No
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) Franchise Cash Trap Event	No
46	Loan	45, 46	SMF I	Gateway Commerce Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
47	Loan		CGMRC	LS Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
47.01	Property			LS Portfolio - Buckingham			No
47.02	Property			LS Portfolio - Pell			No
48	Loan	47	SMF I	Lovejoy Station	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Publix Trigger Event	No
49	Loan	18	SMF I	Oliver Creek Shopping Center	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Big Lots defaults under its lease, goes dark, terminates its lease, gives notice to vacate or becomes a debtor in bankruptcy, and/or does not exercise its extension option
No
50	Loan		GSMC	Stonesthrow Apartments	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
51	Loan		GSMC	Southport Industrial Complex	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI  and the failure of borrower to timely make one or more of the cash deposits or Letters of Credit, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event  and the failure of borrower to timely deposit a cash deposit or the Letter of Credit
No
52	Loan		CGMRC	Danville Towne Centre	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
53	Loan	48	SMF I	AmeriCenter Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
53.01	Property			AmeriCenter - Novi			No
53.02	Property			AmeriCenter - Dublin			No
54	Loan		GSMC	Great Lakes Plaza	Springing
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Rollover Trigger Event, (iv) failure to deliver financial statements as required in the Loan Agreement
No
55	Loan		GSMC	Abbey Lake Apartments	None	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
56	Loan		GSMC	Whitehall Tech Center 4 & 5	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
57	Loan	49	GSMC	Mansfield Crossing	Springing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
58	Loan	50	SMF I	Holiday Inn Express Tucumcari	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Sweep Event	No
59	Loan	18	SMF I	Regency Crossing	In Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event	No
60	Loan	18, 34	GSMC	Kilmer Plaza	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
61	Loan		GSMC	Brake Parts	Springing	(i) the occurrence of an Event of Default, (ii) the occurrence of a Major Tenant Cash Sweep Period, (iii) failure to deliver financial statements as required in the Loan Agreement	No
62	Loan	18	CGMRC	Brinks Self Storage	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
63	Loan	51	SMF I	228 East 58th Street	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) an Interieurs Trigger Event occurs	No
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x at any time on or after 3/1/2014, (iii) the occurrence of a Franchise Agreement Trigger Period	No
65	Loan		CGMRC	Phoenix MHC Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x
65.01	Property			Sierra Vista			No
65.02	Property			Alta Vista			No
65.03	Property			Loma Vista			No
66	Loan		SMF I	Hillcrest Medical Park	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
67	Loan		CCRE	Sullivan Apartments	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) Sanjel Trigger Event	No

GSMS 2014-GC18 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)
68	Loan		CGMRC	Orchard Grove Shopping Center	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Specified Tenant Trigger Period	No
69	Loan		CCRE	Willow Crest	Springing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No
70	Loan		CGMRC	Douglas Estates & Johnson Village	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
70.01	Property			Douglas Estates			No
70.02	Property			Johnson Village			No
71	Loan		SMF I	Town Center & Druid Hills Self Storage	None	NAP
71.01	Property			Town Center Self Storage			No
71.02	Property			Druid Hills Self Storage			No
72	Loan		CGMRC	141 South Meridian Street	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x (iii) the occurrence of Specific Tenant Trigger Period	No
73	Loan		GSMC	Golden Triangle	Springing
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
74	Loan		GSMC	Pines Apartments	None	NAP	No

GSMS 2014-GC18 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8	GSMC	The Shops at Canal Place				Yes	1
2	Loan	9, 10, 11, 12, 13	CGMRC	CityScape - East Office/Retail		25,000,000	11.50000%	Yes	2
3	Loan		GSMC	The Crossroads				Yes	3
4	Loan	14, 15, 16, 17, 18	CGMRC	1500 Spring Garden				Yes	4
5	Loan	18, 19	CCRE	Wyoming Valley Mall				Yes	5
6	Loan	20, 21, 22	SMF I	Blue Doors Carolinas				Yes	6
6.01	Property			930 Retail Drive				Yes	6.01
6.02	Property			2527 Little Rock Road				Yes	6.02
6.03	Property			4023 East Franklin Boulevard				Yes	6.03
6.04	Property			935 North New Hope Road				Yes	6.04
7	Loan	21, 22	SMF I	Blue Doors Tallahassee				Yes	7
7.01	Property			5600 Roanoke Trail				Yes	7.01
7.02	Property			5086 Tennessee Capital Boulevard				Yes	7.02
8	Loan	21, 22	SMF I	Blue Doors Bentonville				Yes	8
9	Loan		GSMC	Toledo Retail Portfolio				Yes	9
9.01	Property			Monroe Street Portfolio				Yes	9.01
9.02	Property			Monroe Street Market Square				Yes	9.02
9.03	Property			Shops at Franklin Place				Yes	9.03
10	Loan		CGMRC	The Haier Building				Yes	10
11	Loan	18, 23	GSMC	Crowne Plaza Anchorage				Yes	11
12	Loan	24, 25	CCRE	Bangor Parkade				Yes	12
13	Loan		CGMRC	Dollar General Portfolio				Yes	13
13.01	Property			3518 Highway 70 South				Yes	13.01
13.02	Property			615 West 2nd Avenue				Yes	13.02
13.03	Property			1704 La Salle Avenue				Yes	13.03
13.04	Property			100 East 2nd Street				Yes	13.04
13.05	Property			95 East State				Yes	13.05
13.06	Property			903 North Greer Boulevard				Yes	13.06
13.07	Property			701 East Criner Street				Yes	13.07
13.08	Property			1318 West Main Street				Yes	13.08
13.09	Property			2855 Mahoning Avenue Northwest				Yes	13.09
13.10	Property			10270 State Route 550				Yes	13.10
13.11	Property			12 Alta Drive				Yes	13.11
13.12	Property			1301 North Sewell Drive				Yes	13.12
13.13	Property			1502 North Main Street				Yes	13.13
13.14	Property			610 North Broadway				Yes	13.14
13.15	Property			403 West South Street				Yes	13.15
13.16	Property			10217 Highway 182 East				Yes	13.16
13.17	Property			1808 West Water Street				Yes	13.17
13.18	Property			113 Utica Street				Yes	13.18
13.19	Property			16418 US Highway 70				Yes	13.19
13.20	Property			325 South Front Street				Yes	13.20
13.21	Property			49840 East Park Drive				Yes	13.21
13.22	Property			210 Bobbitt Avenue				Yes	13.22
13.23	Property			101 East State Highway 276				Yes	13.23
13.24	Property			33 West Main Street				Yes	13.24
13.25	Property			7269 Ridge Road				Yes	13.25
13.26	Property			7365 Highway 105				Yes	13.26
13.27	Property			2100 Thistle Hill Drive				Yes	13.27
13.28	Property			519 Park Avenue				Yes	13.28
13.29	Property			1410 Harrisburg Pike				Yes	13.29
13.30	Property			120 East Franklin Street				Yes	13.30
13.31	Property			1140 Church Point Highway				Yes	13.31
13.32	Property			8829 Cameron Street				Yes	13.32
13.33	Property			1812 Highway 71 South				Yes	13.33
13.34	Property			618 Seventh Avenue				Yes	13.34
13.35	Property			411 4th Street				Yes	13.35
13.36	Property			4665 Tuscarawas Road				Yes	13.36
13.37	Property			8557 Main Street				Yes	13.37
13.38	Property			300 East Central Avenue				Yes	13.38
13.39	Property			210 OSR East				Yes	13.39
13.40	Property			231 State Highway 147				Yes	13.40
13.41	Property			800 West Military Highway				Yes	13.41
13.42	Property			465 Donner Avenue				Yes	13.42
13.43	Property			106 M Street				Yes	13.43
13.44	Property			716 North Brinton Avenue				Yes	13.44
14	Loan	26	GSMC	Raeford Crossing				Yes	14
15	Loan	18, 27	GSMC	Hilton Garden Inn Pittsburgh - Cranberry				Yes	15
16	Loan		GSMC	Smith Brothers Hardware Building				Yes	16
17	Loan	52	GSMC	Park Meadows				Yes	17
18	Loan		CGMRC	Minnesota Self Storage Portfolio				Yes	18
18.01	Property			Edina Mini Storage				Yes	18.01
18.02	Property			Bloomington Self Storage				Yes	18.02
18.03	Property			Minneapolis Self Storage				Yes	18.03
18.04	Property			Lakeville Premier Self Storage				Yes	18.04
19	Loan		SMF I	Highland Plantation Apartments				Yes	19
20	Loan	18, 28, 29	SMF I	Wyndham Garden Inn Long Island City				Yes	20
21	Loan		CGMRC	Gessner Estates Apartments				Yes	21
22	Loan	18, 30, 31, 32	SMF I	246 Fifth Avenue				Yes	22
23	Loan	18	CGMRC	Lakeway Commons				Yes	23

GSMS 2014-GC18 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
24	Loan		GSMC	Maitland Concourse				Yes	24
25	Loan		CGMRC	Quorum II Plaza				Yes	25
26	Loan		SMF I	Katella Corporate Center				Yes	26
27	Loan		GSMC	Wal-Mart Shadow Anchored Texas Portfolio				Yes	27
27.01	Property			Lubbock Shopping Center				Yes	27.01
27.02	Property			Bay City Shopping Center				Yes	27.02
27.03	Property			Uvalde Shopping Center				Yes	27.03
27.04	Property			Alice Shopping Center				Yes	27.04
28	Loan	33	CCRE	Legends at Canyon & Weatherford				Yes	28
28.01	Property	33		Legends at Weatherford				Yes	28.01
28.02	Property	33		Legends at Canyon				Yes	28.02
29	Loan	18, 34, 35, 36	GSMC	7500 Bellaire Boulevard				Yes	29
30	Loan	37	SMF I	Holiday Inn Columbia Airport				Yes	30
31	Loan		CGMRC	Stratford Place Apartments				Yes	31
32	Loan		SMF I	Wrigleyville Retail Portfolio				Yes	32
32.01	Property	38		947-959 West Addison Street				Yes	32.01
32.02	Property			947-949 West Wellington Avenue				Yes	32.02
32.03	Property	39		2427-2429 North Lincoln Avenue				Yes	32.03
33	Loan		SMF I	Aeroplex One				Yes	33
34	Loan		GSMC	South Elm Business Park				Yes	34
35	Loan		GSMC	Columbia Square				Yes	35
36	Loan	40	GSMC	Residence Inn College Station				Yes	36
37	Loan		SMF I	Brittany Knoll Apartments and Abbey Rose Townhomes				Yes	37
37.01	Property	41		Brittany Knoll Apartments				Yes	37.01
37.02	Property			Abbey Rose Townhomes				Yes	37.02
38	Loan		GSMC	Pine Aire Apartments				Yes	38
39	Loan		SMF I	Heilig Levine				Yes	39
40	Loan		SMF I	Monterey Retail Center				Yes	40
41	Loan		CGMRC	LV II Self Storage Portfolio				Yes	41
41.01	Property			LV II Self Storage Portfolio - Sure Save				Yes	41.01
41.02	Property			LV II Self Storage Portfolio - AAA Quality				Yes	41.02
41.03	Property			LV II Self Storage Portfolio - Beltway				Yes	41.03
42	Loan		GSMC	Arbor on Richmond				Yes	42
43	Loan		GSMC	121 Hillpointe & 130 Technology				Yes	43
44	Loan	42	SMF I	Regency Plaza				Yes	44
45	Loan	18, 43, 44	CCRE	Best Western Premier Old Town Center				Yes	45
46	Loan	45, 46	SMF I	Gateway Commerce Center		3,605,998	6.00000%	Yes	46
47	Loan		CGMRC	LS Portfolio				Yes	47
47.01	Property			LS Portfolio - Buckingham				Yes	47.01
47.02	Property			LS Portfolio - Pell				Yes	47.02
48	Loan	47	SMF I	Lovejoy Station				Yes	48
49	Loan	18	SMF I	Oliver Creek Shopping Center				Yes	49
50	Loan		GSMC	Stonesthrow Apartments				Yes	50
51	Loan		GSMC	Southport Industrial Complex				Yes	51
52	Loan		CGMRC	Danville Towne Centre				Yes	52
53	Loan	48	SMF I	AmeriCenter Portfolio				Yes	53
53.01	Property			AmeriCenter - Novi				Yes	53.01
53.02	Property			AmeriCenter - Dublin				Yes	53.02
54	Loan		GSMC	Great Lakes Plaza				Yes	54
55	Loan		GSMC	Abbey Lake Apartments				Yes	55
56	Loan		GSMC	Whitehall Tech Center 4 & 5				Yes	56
57	Loan	49	GSMC	Mansfield Crossing				Yes	57
58	Loan	50	SMF I	Holiday Inn Express Tucumcari				Yes	58
59	Loan	18	SMF I	Regency Crossing				Yes	59
60	Loan	18, 34	GSMC	Kilmer Plaza				Yes	60
61	Loan		GSMC	Brake Parts				Yes	61
62	Loan	18	CGMRC	Brinks Self Storage				Yes	62
63	Loan	51	SMF I	228 East 58th Street				Yes	63
64	Loan	18	CGMRC	Fairfield Inn - Indianapolis				Yes	64
65	Loan		CGMRC	Phoenix MHC Portfolio				Yes	65
65.01	Property			Sierra Vista				Yes	65.01
65.02	Property			Alta Vista				Yes	65.02
65.03	Property			Loma Vista				Yes	65.03
66	Loan		SMF I	Hillcrest Medical Park				Yes	66
67	Loan		CCRE	Sullivan Apartments				Yes	67

GSMS 2014-GC18 Annex A

						Cut-off Date
Control	Loan /		Mortgage		B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
68	Loan		CGMRC	Orchard Grove Shopping Center				Yes	68
69	Loan		CCRE	Willow Crest				Yes	69
70	Loan		CGMRC	Douglas Estates & Johnson Village				Yes	70
70.01	Property			Douglas Estates				Yes	70.01
70.02	Property			Johnson Village				Yes	70.02
71	Loan		SMF I	Town Center & Druid Hills Self Storage				Yes	71
71.01	Property			Town Center Self Storage				Yes	71.01
71.02	Property			Druid Hills Self Storage				Yes	71.02
72	Loan		CGMRC	141 South Meridian Street				Yes	72
73	Loan		GSMC	Golden Triangle				Yes	73
74	Loan		GSMC	Pines Apartments				Yes	74

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.  The Administrative Fee Rate for the companion loans is 0.005%.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Mortgaged Property is subject to a condominium regime.

(9)
The Cut-off Date Principal Balance of $100,000,000 represents the controlling Note A-1 of a $185,000,000 whole loan evidenced by two pari passu notes, the other one of which is the non-controlling Note A-2, with an original principal balance of $85,000,000. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate cut-off date principal balance of $185,000,000.

(10)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of February 1, 2014. For the purposes of this prospectus supplement, the assumed lockout period of 24 months is based on the expected GSMS 2014-GC18 securitization closing date in February 2014. The actual lockout period may be longer.

(11)
The Ongoing TI/LC Reserve payment from the Due Date in February 2014 through the Due Date in January 2015 is $0. The Ongoing TI/LC Reserve payment from the Due Date in February 2015 through the Due Date in January 2019 is $53,495. The Ongoing TI/LC Reserve payment from the Due Date in February 2019 through, but excluding, the Due Date in January 2024 is $106,989.

(12)	The monthly other reserve payment commences on the Due Date in February 2014 and ends with the Due Date in October 2016.

(13)
The CityScape – East Office/Retail mezzanine loan has a fixed interest rate of 11.5% from the loan origination date to December 31, 2018 and has a fixed interest rate of 13.5% from January 1, 2019 to the maturity date.

(14)	Square feet represents the net rentable area of the office building and excludes the 66,265 SF attributable to the parking lot. Occupancy is calculated based on the office building (1,068,125 SF).

(15)
The leasehold interest in the adjacent parking parcel was purchased on December 27, 2013. The borrower is required to convert its leasehold interest in the parking parcel into a fee simple interest on or before February 28, 2014.

(16)
The Cut-off Date Principal Balance of $80,000,000 represents the controlling Note A-1 of a $149,500,000 whole loan evidenced by two pari passu notes, the other one of which is the non-controlling Note A-2, with an original principal balance of $69,500,000. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate cut-off date principal balance of $149,500,000.

(17)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of January 6, 2014. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected GSMS 2014-GC18 securitization closing date in February 2014. The actual lockout period may be longer.

(18)
The Appraised Value presents the "As-Is" Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such "As-Is" Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the "As Stabilized" Appraised Value.

(19)
The borrower is required to deposit $168,146 into the TI/LC reserve for the first 15 months of the Wyoming Valley Mortgage Loan term. After the first 15 months, the monthly deposit decreases to $75,813 until January 1, 2016, when if certain conditions per the Mortgage Loan documents are met with regards to major tenants signing long term leases, the deposit will be reduced to $45,488.

(20)
The Blue Doors Carolinas Mortgaged Properties were acquired by the prior owner of the Mortgaged Properties, which owner conveyed the Blue Doors Carolinas Mortgaged Properties to the borrower, through an REO sale in November 2011 and as such historical financials are not available for such Mortgaged Properties.

(21)
The aggregate Appraised Value of the crossed loan group is $38,640,000, which takes into account the appraiser’s estimated value of the Blue Doors Carolinas Mortgaged Properties as a portfolio that consists of four individual properties. The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the values of the Blue Doors Carolinas Mortgaged Properties as individual properties are $37,560,000, 68.7% and 61.0%, respectively.

(22)
With respect to the Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of the Mortgage Loans are presented in the aggregate.

(23)
Ongoing Replacement Reserves are for the first through the twelfth Due Dates, an amount equal to $25,002.92, for the thirteenth through the sixtieth Due Dates, one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined at the end of each fiscal quarter, and thereafter one-twelfth of 5% of the operating income of the Mortgaged Property for the previous twelve month period as determined at the end of each fiscal quarter.

(24)
With respect to the Bangor Parkade Mortgage Loan, the Ongoing TI/LC Reserve will not be collected until after the initial balance of the account falls below $450,000. Once the reserve account falls below $450,000, the cap on the reserve will be $450,000.

(25)
With respect to the Annual Ground Lease Payment at the Bangor Parkade Mortgaged Property, the annual rent increases by 7.5% every five years throughout the term of the ground lease which expires in January 2105. The next increase is in January 2016.

(26)	The seven special purpose entities comprising the borrower own the Mortgaged Property as tenants-in-common in undivided ownership interests.

(27)
Ongoing Replacement Reserves are $18,471.42 for the first through the twelfth Due Dates and thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined on the anniversary of the last day of December.

(28)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 5% of annual gross revenue generated at the Mortgaged Property, which initial amount is $25,824. In the event that the borrower's RevPAR penetration index falls below 90% for three consecutive months, and until such time that the borrower's RevPAR penetration index is greater than 95% for two consecutive calendar quarters, the borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 6% of annual gross revenue generated at the Mortgaged Property.

(29)
The Wyndham Garden Inn Long Island City Mortgaged Property opened in April 2012; however, as a result of the impact from Hurricane Sandy in October 2012, the Wyndham Garden Inn Long Island City Mortgaged Property was open only to FEMA personnel in November and December 2012. In addition, as a result of downed power lines, the Wyndham Garden Inn Long Island City Mortgaged Property was taken off of the Wyndham reservation system, impacting January and February 2013 operations.

(30)	The Mortgaged Property was foreclosed upon in 2012 and is being acquired by the borrower sponsor from an REO sale. As such, 2010, 2011, 2012 and TTM financials are not available.

(31)
The Appraised Value of $22,600,000 is inclusive of the air rights associated with the building. The air rights are part of the collateral and can be released in connection with a sale to a third party provided, among other things, the borrowers deliver defeasance collateral in an amount equal to the greater of (a) the net sales proceeds for the air rights and (b) $3,400,000. The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the value of the 246 Fifth Avenue Mortgaged Property exclusive of the air rights are $19,500,000, 76.9% and 58.0%, respectively.

(32)
The borrower affiliated tenant, which is the sole tenant at the Mortgaged Property, has executed two leases, one with respect to the retail space, which space represents approximately 9.0% of the net rentable square footage of the Mortgaged Property, and one with respect to the office space, which space represents approximately 91.0% of the net rentable square footage of the Mortgaged Property. The borrower affiliated tenant is in the process of building out both the retail and office spaces and has not yet taken occupancy of either portion of its leased premises. The related borrower reported that the borrower affiliated tenant is expected to take occupancy of the office space in May 2014. In addition, the related borrower reported that such tenant intends to sublease the retail space at the Mortgaged Property which sublease is expected to be in place by the end of February 2014.

(33)
With respect to the Legends at Canyon & Weatherford Mortgage Loan, the leases at the Mortgaged Property are on a per bed basis. As such, Occupancy is reflected using occupied number of beds divided by total number of beds at the two Mortgaged Properties.

(34)	The Cut-off Date LTV Ratio is calculated based on the "As-Is" Appraised Value as the conditions for stabilization have not yet been met.

(35)	Gold & Diamond, Inc., the fifth largest tenant, has 979 SF expiring on July 21, 2015 and 3,289 SF expiring on September 30, 2015.

(36)	The largest tenant at the Mortgaged Property, Jewelry Exchange Center (10,202 SF), subleases kiosk space to various retailers.

(37)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 4% of the annual gross revenue generated at the Mortgaged Property, which initial amount is $12,251.

(38)
One tenant at the Mortgaged Property, Dunkin' Donuts, representing approximately 26.1% of the net rental square footage at the Mortgaged Property, has executed a lease but has not yet taken occupancy of its leased space.

(39)	The sole tenant at the Mortgaged Property, Pizano's, has executed a lease but has not taken occupancy of its leased space.

(40)
Ongoing Replacement Reserves are $10,923.00 for the first through the twelfth Due Dates and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Mortgaged Property for the previous twelve month period as determined annually on the last day of October.

(41)
The address for the Brittany Knoll Apartments Mortgaged Property is 28 and 45 Brittany Lane, 8, 18, 36, 48 and 56 Chateau Lane, 24, 38, 58, 65, 76, 92 and 102 Provence Drive and 330, 348 and 358 Round Hill Drive.

(42)	The two special purpose entities comprising the borrower own the Mortgaged Property as tenants-in-common in undivided ownership interests.

(43)
With respect to the Best Western Premier Old Town Center Mortgage Loan, the Ongoing Replacement Reserve will increase from one-twelfth of 2% of estimated gross income from operations to one-twelfth of 3% of estimated gross income from operations after the first year of the Mortgage Loan term.  After the second year of the Mortgage Loan term the Ongoing Replacement Reserve will increase from one-twelfth of 3% of estimated gross income from operations to one-twelfth of 4% of estimated gross income from operations for the remainder of the Mortgage Loan term.

(44)	Borrower is composed of three tenants-in-common: NLE Bryan Hotel LLC, MLE Bryan Hotel LLC and SLLE Bryan Hotel LLC.

(45)	The prior loan secured by the Gateway Commerce Center Mortgaged Property defaulted in 2011 and the Mortgaged Property was foreclosed upon in 2012. As such, 2011 and 2012 financials are not available.

(46)
The mezzanine loan secured by the interests of the Gateway Commerce Center Mortgage Loan does not require monthly payments of interest or principal. All payments of the mezzanine loan are due at maturity.

(47)
If (i) Publix exercises the next two consecutive renewal options under the Publix lease extending the expiration date of the Publix lease to January 1, 2026, (ii) the borrower delivers to the lender a tenant estoppel certificate executed by Publix evidencing January 1, 2026 as the new expiration date of the Publix lease and (iii) no event of default shall have occurred and be continuing, the lender will be required to disburse to borrower any funds in the TI/LC/CapEx reserves in excess of $75,000 (and $75,000 will be the new cap on the reserve).

(48)	At origination, the borrower funded a $50,000 Upfront TI/LC Reserve. The borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $1,862, subject to a cap of $50,000.

(49)	Ongoing TI/LC Reserves are $4,166.67 on each Due Date through November 6, 2014 and thereafter an amount equal to $2,980.94.

(50)
The borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 4% of the annual gross revenue generated at the Mortgaged Property, which initial amount is $6,391. In the event that the borrower renews/extends the franchise agreement in 2017, the borrower will be required to fund an Ongoing Replacement Reserve in the monthly amount of one-twelfth of 2% of the annual gross revenue generated at the Mortgaged Property for the first two years after the renewal and thereafter, the Ongoing Replacement Reserve will return to 4% of the annual gross revenue generated at the Mortgaged Property.

(51)	The Mortgaged Property is comprised of six multifamily units and 3,000 SF of commercial space.

(52)	Ongoing Insurance Reserves are $5,851.90 through the Due Date in February 2014 and $4,748.62 beginning on the Due Date in March 2014.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

January 27, 2014

Structural and Collateral Term Sheet

$1,113,635,129
(Approximate Mortgage Pool Balance)

$968,862,000
(Offered Certificates)

GS Mortgage Securities Trust 2014-GC18
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC18

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Starwood Mortgage Funding I LLC
Cantor Commercial Real Estate Lending, L.P.
As Sponsors

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$56,812,000		30.000%(4)	1.298%	Fixed	2.72	02/14 – 11/18
Class A-2	$116,213,000		30.000%(4)	2.924%	Fixed	4.87	11/18 – 01/19
Class A-3	$216,747,000		30.000%(4)	3.801%	Fixed	9.80	10/23 – 12/23
Class A-4	$301,979,000		30.000%(4)	4.074%	Fixed	9.87	12/23 – 01/24
Class A-AB	$87,793,000		30.000%(4)	3.648%	Fixed	7.40	01/19 – 10/23
Class X-A	$847,754,000	(5)	N/A	1.307%	Variable IO(6)	N/A	N/A
Class X-B	$76,563,000	(5)	N/A	0.063%	Variable IO(6)	N/A	N/A
Class A-S(7)	$68,210,000	(8)	23.875%	4.383%	Fixed	9.94	01/24 – 01/24
Class B(7)	$76,563,000	(8)	17.000%	4.885%	Fixed(9)	9.94	01/24 – 01/24
Class PEZ(7)	$189,318,000	(8)	13.000%(10)	(11)	(11)	9.94	01/24 – 01/24
Class C(7)	$44,545,000	(8)	13.000%(10)	4.948%	Variable(12)	9.94	01/24 – 01/24

NON-OFFERED CERTIFICATES
Non-Offered Class	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-C	$22,273,000	(5)	N/A	1.226%	Variable IO(6)	N/A	N/A
Class X-D	$66,818,128	(5)	N/A	1.226%	Variable IO(6)	N/A	N/A
Class D	$55,682,000		8.000%	4.948%	Variable(12)	9.94	01/24 – 01/24
Class E	$22,273,000		6.000%	3.722%	Fixed	9.94	01/24 – 01/24
Class F	$12,528,000		4.875%	3.722%	Fixed	9.94	01/24 – 01/24
Class G	$54,290,128		0.000%	3.722%	Fixed	9.94	01/24 – 01/24
Class R(13)	N/A		N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-191331) dated January 15, 2014 (the “Base Prospectus”) and a separate Prospectus Supplement dated January 27, 2014 (“Prospectus Supplement”).  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to them elsewhere in the Prospectus Supplement or, if not defined in the Prospectus Supplement, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Assuming no prepayments prior to the maturity date for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates.  The notional amount of the Class X-D certificates will be equal to the aggregate certificate principal amounts of the Class F and Class G certificates.

(6)
The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Prospectus Supplement. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Prospectus Supplement. The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class E certificates, as described in the Prospectus Supplement. The pass through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class F and Class G certificates, as described in the Prospectus Supplement.

(7)
The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

CERTIFICATE SUMMARY (continued)

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $68,210,000, $76,563,000 and $44,545,000, respectively.  The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components.  Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(9)
For any distribution date, the pass-through rate of the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $44,545,000.

(11)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(12)
For any distribution date, the pass-through rate of each class of the Class C and Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Prospectus Supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,113,635,129
Number of Mortgage Loans	74
Number of Mortgaged Properties	141
Average Cut-off Date Mortgage Loan Balance	$15,049,123
Weighted Average Mortgage Interest Rate	4.9732%
Weighted Average Remaining Term to Maturity (months)	113
Weighted Average Remaining Amortization Term (months)(2)	352
Weighted Average Cut-off Date LTV Ratio(3)	67.2%
Weighted Average Maturity Date LTV Ratio(4)	57.1%
Weighted Average Underwritten Debt Service Coverage Ratio(5)	1.58x
Weighted Average Debt Yield on Underwritten NOI(6)	10.6%
% of Mortgage Loans with Additional Mezzanine Debt	9.7%
% of Mortgaged Properties with Single Tenants	3.5%

(1)
Each of the CityScape - East Office/Retail mortgage loan and the 1500 Spring Garden mortgage loan has one related pari passu companion loan, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan unless otherwise indicated. Additionally, with respect to the Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville mortgage loans (collectively, the “Blue Doors Storage Portfolio”), which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield of those mortgage loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Excludes mortgage loans that are interest only for the entire term.

(3)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.

(4)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 14 mortgage loans representing approximately 25.4% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related aggregate “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(5)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(6)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Citigroup Global Markets Inc.
Co-Manager:	Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,113,635,129
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Pricing:	Week of January 20, 2014
Closing Date:	February 3, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in January 2014 (or, in the case of any mortgage loan that has its first due date in February 2014, the date that would have been its due date in January 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in February 2014
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	January 2047
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,113,635,128 (Approximate) New-Issue Multi-Borrower CMBS:
—
Overview: The mortgage pool consists of 74 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,113,635,129 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $15,049,123 and are secured by 141 mortgaged properties located throughout 27 states

—	LTV: 67.2% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.58x weighted average Underwritten Debt Service Coverage Ratio
—	Debt Yield: 10.6% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:
—	Amortization: 88.3% of the mortgage loans by Initial Pool Balance have scheduled amortization:
–	44.1% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
–	44.2% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
—	Hard Lockboxes: 54.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—
Cash Traps:  93.7% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
–	Real Estate Taxes: 70 mortgage loans representing 80.1% of the Initial Pool Balance
–	Insurance: 59 mortgage loans representing 54.1% of the Initial Pool Balance
–	Replacement Reserves (Including FF&E Reserves): 71 mortgage loans representing 88.5% of Initial Pool Balance
–	Tenant Improvements / Leasing Commissions: 37 mortgage loans representing 82.1% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only
—	Predominantly Defeasance: 79.0% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—
Retail:  40.5% of the mortgaged properties by allocated Initial Pool Balance are retail properties (18.9% are regional mall properties, 7.0% are super regional mall properties and 6.1% are anchored retail properties)

—	Mixed Use: 16.1% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties
—	Office: 13.3% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Multifamily: 12.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
—	Hospitality: 8.1% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties
—	Self Storage: 6.0% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■
Geographic Diversity:  The 141 mortgaged properties are located throughout 27 states, with four states having greater than or equal to 10.0% of the allocated Initial Pool Balance: Pennsylvania (16.7%), Michigan (12.9%), Louisiana (11.7%) and Texas (10.0%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	27	32	$460,016,686	41.3%
Citigroup Global Markets Realty Corp.	18	70	332,283,643	29.8
Starwood Mortgage Funding I LLC	23	32	199,354,800	17.9
Cantor Commercial Real Estate Lending, L.P.	6	7	121,980,000	11.0
Total	74	141	$1,113,635,129	100.0%

Ten Largest Mortgage Loans or Crossed Group
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Cut-off Date Balance Per SF / Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
The Shops at Canal Place	$111,000,000	9.97%	Retail	216,938	$512	1.23x	8.1%	65.1%
CityScape - East Office/Retail	100,000,000	9.0	Mixed Use	641,935	$288	1.34x	9.3%	67.5%
The Crossroads	99,878,765	9.0	Retail	348,810	$286	1.73x	10.8%	65.7%
1500 Spring Garden	80,000,000	7.2	Office	1,068,125	$140	2.11x	9.8%	75.8%
Wyoming Valley Mall	78,000,000	7.0	Retail	909,757	$86	1.39x	10.6%	63.9%
Blue Doors Storage Portfolio	25,790,000	2.3	Self Storage	482,071	$53	1.43x	9.5%	66.7%
Toledo Retail Portfolio	24,087,500	2.2	Retail	403,616	$60	1.47x	10.7%	72.9%
The Haier Building	23,000,000	2.1	Mixed Use	63,500	$362	2.37x	12.4%	40.4%
Crowne Plaza Anchorage	18,750,000	1.7	Hospitality	165	$113,636	1.53x	12.1%	69.7%
Bangor Parkade	18,500,000	1.7	Retail	232,381	$80	1.54x	10.5%	67.6%
Top 10 Total / Wtd. Avg.	$579,006,265	52.0%				1.56x	9.9%	66.6%
Remaining Total / Wtd. Avg.	534,628,864	48.0				1.60x	11.3%	67.9%
Total / Wtd. Avg.	$1,113,635,129	100.0%				1.58x	10.6%	67.2%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer
CityScape - East Office/Retail	$100,000,000	9.0%	$85,000,000	$185,000,000	GSMS 2014-GC18	Wells Fargo	LNR
1500 Spring Garden	$80,000,000	7.2%	$69,500,000	$149,500,000	GSMS 2014-GC18	Wells Fargo	LNR

Mortgage Loans with Existing Mezzanine or Other Financing
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance		Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Cut-off Date Total Debt DSCR
CityScape - East Office/Retail(1)	$100,000,000	$25,000,000	$210,000,000	(2)	5.69452%(3)	67.5%	76.6%	1.34x	1.07x
Gateway Commerce Center(4)	$7,500,000	$3,605,998	$11,105,998		5.26391%(5)	72.8%	107.8%	1.66x	1.66x

(1)	The related mezzanine loan is currently held by GV CityScape Mezz Lender, LLC, or its affiliate, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.
(2)	Cut-off Date Total Debt Balance includes the related pari passu companion loan with a principal balance as of the Cut-off Date of $85,000,000.
(3)
The CityScape – East Office/Retail mezzanine loan has a fixed interest rate of 11.50000% from the origination date to December 31, 2018 and has a fixed interest rate of 13.50000% from January 1, 2019 to the related maturity date.

(4)	The related mezzanine loan is initially held by York Investments LP, an affiliate of the mortgage borrower, and is secured by the mezzanine borrower’s interest in the related mortgage borrower.
(5)	The Gateway Commerce Center mezzanine loan has a fixed interest rate of 6.00000% until the related maturity date.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
The Shops at Canal Place	GSMC	New Orleans	LA	Retail	$111,000,000	9.97%	JPMCC 2005-LDP2
The Haier Building	CGMRC	New York	NY	Mixed Use	$23,000,000	2.1%	MLCFC 2006-3
Bangor Parkade	CCRE	Bangor	ME	Retail	$18,500,000	1.7%	BSCMS 2006-T22
Smith Brothers Hardware Building	GSMC	Columbus	OH	Office	$16,981,416	1.5%	GMACC 2004-C1
Highland Plantation Apartments	SMF I	Baton Rouge	LA	Multifamily	$16,500,000	1.5%	BACM 2005-1
Gessner Estates Apartments	CGMRC	Houston	TX	Multifamily	$15,000,000	1.3%	CSFB 2005-C2
246 Fifth Avenue	SMF I	New York	NY	Mixed Use	$15,000,000	1.3%	WBCMT 2007-C33
Quorum II Plaza	CGMRC	Dallas	TX	Retail	$11,000,000	1.0%	GMACC 1998-C1
7500 Bellaire Boulevard	GSMC	Houston	TX	Office	$10,375,859	0.9%	DBUBS 2011-LC3
121 Hillpointe & 130 Technology(2)	GSMC	Canonsburg	PA	Office	$8,606,427	0.8%	MSC 2003-IQ6
Brittany Knoll Apartments(3)	SMF I	Stuarts Draft	VA	Multifamily	$7,706,420	0.7%	GMACC 2003-C3
Gateway Commerce Center	SMF I	Gainesville	VA	Retail	$7,500,000	0.7%	BACM 2007-4
Lovejoy Station	SMF I	Hampton	GA	Retail	$7,350,000	0.7%	WBCMT 2004-C10
Oliver Creek Shopping Center	SMF I	Montgomery	AL	Retail	$7,243,307	0.7%	WBCMT 2004-C11
Stonesthrow Apartments	GSMC	Durham	NC	Multifamily	$6,493,254	0.6%	CMAT 1999-C1
Southport Industrial Complex	GSMC	West Sacramento	CA	Industrial	$6,417,865	0.6%	BACM 2004-2
Mansfield Crossing	GSMC	Mansfield	TX	Retail	$5,786,141	0.5%	JPMCC 2004-C1
Hillcrest Medical Park	SMF I	Frisco	TX	Office	$3,995,834	0.4%	GECMC 2004-C2
5086 Tennessee Capital Boulevard(4)	SMF I	Tallahassee	FL	Self Storage	$3,240,000	0.3%	BACM 2006-6
Town Center & Druid Hills Self Storage(5)	SMF I	Various	GA	Self Storage	$3,196,703	0.3%	LBUBS 2004-C7
Blue Doors Bentonville	SMF I	Bentonville	AR	Self Storage	$2,830,000	0.3%	MLMT 2006-C2

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	A mortgage loan secured by the 121 Hillpointe Drive building was included in MSC 2003-IQ6. The 130 Technology Drive building was not included in any previous securitization.
(3)
A mortgage loan secured by the Brittany Knoll Apartments (which is part of the collateral securing the Brittany Knoll Apartments and Abbey Rose Townhomes mortgage loan) was included in GMACC 2003-C3.  The table above does not include any mortgage loans secured by the other mortgaged property that secures the Brittany Knoll Apartments and Abbey Rose Townhomes mortgage loan.

(4)
A mortgage loan secured by 5086 Tennessee Capital Boulevard (which is part of the collateral securing the Blue Doors Tallahassee mortgage loan) was included in BACM 2006-C6.  The table above does not include any mortgage loans secured by the other mortgaged property that secures the Blue Doors Tallahassee mortgage loan.

(5)	Both of the Town Center & Druid Hills Self Storage mortgaged properties secured a mortgage loan that was included in the LBUBS 2004-C7 transaction.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	71	$451,258,514	40.5%	1.49x	66.2%	10.2%
Regional Mall	2	210,878,765	18.9	1.47x	65.4%	9.4%
Super Regional Mall	1	78,000,000	7.0	1.39x	63.9%	10.6%
Anchored	8	68,125,724	6.1	1.49x	70.0%	10.6%
Shadow Anchored	10	49,751,156	4.5	1.59x	72.4%	11.3%
Unanchored	5	24,883,707	2.2	1.81x	63.7%	11.1%
Single Tenant Retail	45	19,619,162	1.8	1.45x	59.3%	12.5%
Mixed Use	8	$179,723,316	16.1%	1.50x	64.6%	9.9%
Office/Retail	7	175,230,049	15.7	1.50x	65.0%	9.9%
Multifamily/Retail	1	4,493,267	0.4	1.34x	46.6%	9.7%
Office	9	$148,192,045	13.3%	1.91x	72.0%	10.7%
CBD	2	96,981,416	8.7	2.05x	73.9%	10.3%
General Suburban	5	38,608,368	3.5	1.64x	67.8%	11.6%
Flex	1	8,606,427	0.8	1.54x	74.8%	11.1%
Medical	1	3,995,834	0.4	1.72x	60.5%	11.9%
Multifamily	16	$134,290,477	12.1%	1.48x	69.7%	10.6%
Garden	13	107,290,477	9.6	1.50x	69.1%	10.6%
Student Housing	3	27,000,000	2.4	1.40x	71.8%	10.4%
Hospitality	8	$89,718,638	8.1%	1.67x	67.7%	13.1%
Limited Service	6	60,668,638	5.4	1.77x	66.7%	13.6%
Full Service	2	29,050,000	2.6	1.48x	69.7%	12.0%
Self Storage	19	$66,697,785	6.0%	1.71x	62.5%	10.2%
Industrial	5	$36,401,347	3.3%	1.59x	70.3%	11.9%
Warehouse/Distribution	2	16,167,865	1.5	1.67x	71.7%	12.1%
Flex	2	15,444,137	1.4	1.36x	72.2%	10.7%
Warehouse/Office	1	4,789,344	0.4	2.03x	59.9%	15.2%
Manufactured Housing	5	$7,353,006	0.7%	1.75x	71.0%	13.1%
Total / Wtd. Avg.	141	$1,113,635,129	100.0%	1.58x	67.2%	10.6%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance		Aggregate Appraised Value(2)	% of Total Appraised Value		Underwritten NOI(2)	% of Total Underwritten NOI
Pennsylvania	8	$185,513,274	16.7%		$357,910,000	18.9%		$26,183,142	19.7%
Michigan	10	143,839,117	12.9		217,190,000	11.5		16,123,854	12.2
Louisiana	8	130,068,245	11.7		197,320,000	10.4		10,977,705	8.3
Texas	29	111,129,150	10.0		163,320,000	8.6		13,188,126	9.9
Arizona	5	108,902,564	9.8		287,140,000	15.2		18,224,921	13.7
Ohio	16	63,048,150	5.7		90,765,000	4.8		7,196,417	5.4
New York	9	60,608,527	5.4		120,970,000	6.4		6,792,404	5.1
North Carolina	8	57,516,829	5.2		81,465,000	4.3		5,535,911	4.2
Nevada	5	25,895,935	2.3		37,970,000	2.0		3,006,687	2.3
Florida	4	25,164,918	2.3		37,580,000	2.0		2,792,690	2.1
Illinois	7	24,925,169	2.2		37,270,000	2.0		2,978,867	2.2
California	4	23,420,832	2.1		37,230,000	2.0		2,452,721	1.8
Alaska	1	18,750,000	1.7		26,900,000	1.4		2,272,976	1.7
Maine	1	18,500,000	1.7		27,350,000	1.4		1,948,954	1.5
Missouri	1	16,800,000	1.5		22,690,000	1.2		1,612,716	1.2
Minnesota	4	16,750,000	1.5		32,305,000	1.7		1,958,223	1.5
Georgia	4	16,546,703	1.5		23,820,000	1.3		1,637,326	1.2
Virginia	3	16,490,823	1.5		24,300,000	1.3		1,863,728	1.4
South Carolina	2	15,565,000	1.4		22,310,000	1.2		1,669,386	1.3
Indiana	2	7,483,066	0.7		10,800,000	0.6		889,631	0.7
Alabama	1	7,243,307	0.7		10,000,000	0.5		823,310	0.6
Oklahoma	4	6,837,004	0.6		10,050,000	0.5		786,002	0.6
New Mexico	1	5,313,002	0.5		7,600,000	0.4		769,372	0.6
North Dakota	1	3,830,000	0.3		5,350,000	0.3		554,744	0.4
Arkansas	1	2,830,000	0.3		4,500,000	0.2		333,683	0.3
West Virginia	1	465,956	0.0	4	700,000	0.0	4	57,057	0.0	4
Nebraska	1	197,557	0.0	2	250,000	0.0	1	26,088	0.0	2
Total	141	$1,113,635,129	100.0%		$1,895,055,000	100.0%		$132,656,641	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI values are calculated based on the inclusion of the pari passu companion loans.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1,297,123 - 3,000,000	4	$9,449,054	0.8%	37.1 - 50.0	3	$28,790,390	2.6%
3,000,001 - 5,000,000	13	53,690,226	4.8	50.1 - 55.0	2	27,750,000	2.5
5,000,001 - 10,000,000	29	228,959,532	20.6	55.1 - 60.0	4	47,927,929	4.3
10,000,001 - 15,000,000	11	131,629,328	11.8	60.1 - 65.0	9	144,438,012	13.0
15,000,001 - 20,000,000	10	173,940,725	15.6	65.1 - 70.0	26	516,474,235	46.4
20,000,001 - 30,000,000	2	47,087,500	4.2	70.1 - 75.8	30	348,254,562	31.3
30,000,001 - 80,000,000	2	158,000,000	14.2	Total	74	$1,113,635,129	100.0%
80,000,001 - 100,000,000	2	199,878,765	17.9	(1) See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.
100,000,001 - 111,000,000	1	111,000,000	10.0
Total	74	$1,113,635,129	100.0%	Distribution of Maturity Date LTV Ratios(1)
							% of
Distribution of Underwritten DSCRs(1)					Number of		Initial
			% of	Range of Maturity	Mortgage		Pool
	Number of		Initial	Date LTV (%)	Loans	Cut-off Date Balance	Balance
	Mortgage	Cut-off Date	Pool	30.7 - 40.0	4	$27,779,699	2.5%
Range of UW DSCR (x)	Loans	Balance	Balance	40.1 - 45.0	3	43,486,135	3.9
1.23 - 1.30	3	$129,250,000	11.6%	45.1 - 50.0	5	37,403,055	3.4
1.31 - 1.40	13	285,986,521	25.7	50.1 - 55.0	17	312,577,091	28.1
1.41 - 1.50	21	196,101,263	17.6	55.1 - 60.0	22	369,133,104	33.1
1.51 - 1.60	10	104,761,258	9.4	60.1 - 65.0	20	211,456,046	19.0
1.61 - 1.70	8	55,413,331	5.0	65.1 - 70.0	2	31,800,000	2.9
1.71 - 1.80	7	162,394,876	14.6	70.1 - 73.6	1	80,000,000	7.2
1.81 - 1.90	3	19,378,002	1.7	Total	74	$1,113,635,129	100.0%
1.91 - 2.00	1	6,143,909	0.6	(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.
2.01 - 2.10	2	14,258,845	1.3
2.11 - 2.20	1	80,000,000	7.2	Distribution of Loan Purpose
2.21 - 2.70	5	59,947,123	5.4				% of
Total	74	$1,113,635,129	100.0%		Number of		Initial
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.					Mortgage		Pool
				Loan Purpose	Loans	Cut-off Date Balance	Balance
Distribution of Amortization Types(1)				Refinance	46	$667,698,570	60.0%
			% of	Acquisition	25	328,522,391	29.5
	Number of		Initial	Recapitalization	2	111,128,765	10.0
	Mortgage	Cut-off Date	Pool	Refinance/Acquisition	1	6,285,403	0.6
Amortization Type	Loans	Balance	Balance	Total	74	$1,113,635,129	100.0%
Interest Only, Then
Amortizing(2)	20	$492,027,500	44.2%	Distribution of Mortgage Interest Rates
Amortizing (30 Years)	37	395,458,409	35.5				% of
Amortizing (25 Years)	9	48,609,911	4.4	Range of	Number of		Initial
Amortizing (20 Years)	2	26,959,308	2.4	Mortgage Interest	Mortgage		Pool
Amortizing (27 Years)	1	16,000,000	1.4	Rates (%)	Loans	Cut-off Date Balance	Balance
Amortizing (15 Years)	1	3,830,000	0.3	4.330 - 4.500	3	$187,304,670	16.8%
Interest Only	4	130,750,000	11.7	4.501 - 4.750	4	51,036,141	4.6
Total	74	$1,113,635,129	100.0%	4.751 - 5.000	15	261,219,127	23.5
(1) All of the mortgage loans will have balloon payments at maturity.				5.001 - 5.250	34	452,050,515	40.6
(2) Original partial interest only periods range from 12 to 60 months.				5.251 - 5.500	9	78,655,045	7.1
				5.501 - 5.750	8	78,056,629	7.0
Distribution of Lockboxes				5.751 - 5.845	1	5,313,002	0.5
			% of	Total	74	$1,113,635,129	100.0%
	Number of		Initial
Lockbox Type	Mortgage Loans	Cut-off Date Balance	Pool Balance
Hard	19	$610,901,587	54.9%
Springing	32	312,061,183	28.0
None	12	104,060,794	9.3
Soft Springing	7	51,270,743	4.6
Soft	4	35,340,823	3.2
Total	74	$1,113,635,129	100.0%

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Remaining Terms to Maturity
			% of	Range of			% of
Range of	Number of		Initial	Remaining Terms	Number of		Initial
Debt Yields on	Mortgage		Pool	to Maturity	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	(months)	Loans	Cut-off Date Balance	Balance
8.1 - 9.0	2	$126,000,000	11.3%	58 - 60	4	$115,225,905	10.3%
9.1 - 10.0	20	340,687,883	30.6	61 - 120	70	998,409,223	89.7
10.1 - 11.0	15	296,107,906	26.6	Total	74	$1,113,635,129	100.0%
11.1 - 12.0	18	166,941,598	15.0
12.1 - 13.0	9	125,776,860	11.3	Distribution of Original Amortization Terms(1)
13.1 - 14.0	2	15,123,186	1.4				% of
14.1 - 15.0	4	19,541,727	1.8	Range of Original	Number of		Initial
15.1 - 16.0	2	14,258,845	1.3	Amortization	Mortgage		Pool
16.1 - 20.5	2	9,197,123	0.8	Terms (months)	Loans	Cut-off Date Balance	Balance
Total	74	$1,113,635,129	100.0%	Interest Only	4	$130,750,000	11.7%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.				180 - 300	12	79,399,220	7.1
				301 - 360	58	903,485,909	81.1
Distribution of Debt Yield on Underwritten NCF(1)				Total	74	$1,113,635,129	100.0%
			% of	(1) All of the mortgage loans will have balloon payments at maturity.
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool	Distribution of Remaining Amortization Terms(1)
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	Range of			% of
8.0 - 9.0	10	$279,943,254	25.1%	Remaining	Number of		Initial
9.1 - 10.0	22	366,795,927	32.9	Amortization	Mortgage		Pool
10.1 - 11.0	22	289,372,964	26.0	Terms (months)	Loans	Cut-off Date Balance	Balance
11.1 - 12.0	11	125,687,505	11.3	Interest Only	4	$130,750,000	11.7%
12.1 - 13.0	3	20,436,188	1.8	180 - 300	12	79,399,220	7.1
13.1 - 14.0	2	8,902,666	0.8	301 - 360	58	903,485,909	81.1
14.1 - 15.0	2	13,299,501	1.2	Total	74	$1,113,635,129	100.0%
15.1 - 17.6	2	9,197,123	0.8	(1) All of the mortgage loans will have balloon payments at maturity.
Total	74	$1,113,635,129	100.0%
(1) See footnote (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.				Distribution of Prepayment Provisions
							% of
Mortgage Loans with Original Partial Interest Only Periods					Number of		Initial
			% of	Prepayment	Mortgage		Pool
Original Partial	Number of		Initial	Provision	Loans	Cut-off Date Balance	Balance
Interest Only	Mortgage		Pool	Defeasance	61	$879,369,687	79.0%
Period (months)	Loans	Cut-off Date Balance	Balance	Yield Maintenance	13	234,265,442	21.0
12	2	$35,337,500	3.2%	Total	74	$1,113,635,129	100.0%
13 – 36	16	$424,890,000	38.2%
37 – 60	2	$31,800,000	2.9%	Distribution of Escrow Types
					Number		% of
Distribution of Original Terms to Maturity					of		Initial
			% of		Mortgage		Pool
Range of Original	Number of		Initial	Escrow Type	Loans	Cut-off Date Balance	Balance
Term to Maturity	Mortgage		Pool	Replacement	71	$986,006,364	88.5%
(months)	Loans	Cut-off Date Balance	Balance	Reserves(1)
60	4	$115,225,905	10.3%	Real Estate Tax	70	$891,985,603	80.1%
120	70	998,409,223	89.7	Insurance	59	$602,748,464	54.1%
Total	74	$1,113,635,129	100.0%	TI/LC(2)	37	$669,557,114	82.1%
				(1) Includes mortgage loans with FF&E reserves.
				(2) Percentage of total retail, mixed use, industrial and office properties only.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, in each case in accordance with their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Prospectus Supplement, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3. Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4. Class A-S and Class PEZ certificates:  (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5. Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

6. Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
7. Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8. After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, D, E, F and G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B certificates, the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D certificates, based upon the aggregate amount of principal distributed to such class as of principal balance certificates (exclusive of the Exchangeable Certificates) and/or trust component(s) in each YM group on such Distribution Date, and (2) as among the classes of principal balance certificates (exclusive of the Exchangeable Certificates) and trust component(s) in each YM Group in the following manner: (A) the holders of each class of principal balance certificates (exclusive of the Exchangeable Certificates) and each trust component in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the principal balance certificates (exclusive of the Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) and portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions to the applicable class of principal balance certificates or trust component will be distributed to the holders of the class of Class X certificates in the related YM Group.  If there is more than one class of principal balance certificates (exclusive of the Exchangeable Certificates) or trust component (and thus the applicable class of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of principal balance certificates or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of principal balance certificates (exclusive of the Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges (continued)
The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G or Class R certificates.  Instead, after the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

See also “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the Prospectus Supplement.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates and/or trust component then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

STRUCTURAL OVERVIEW (continued)

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (including the Class X-C and Class X-D certificates but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that entities managed by LNR Securities Holdings, LLC will purchase approximately 75% of the Class E, Class F and Class G certificates and, on the closing date, expected to appoint LNR Securities Holdings, LLC or an affiliate to be the initial Controlling Class Representative.  Entities managed by Ellington Management Group, LLC are expected to purchase approximately 25% of the Class E, Class F and Class G certificates on the closing date.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable companion loan holder(s) constituted a single lender.

If at any time that LNR Securities Holdings, LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

STRUCTURAL OVERVIEW (continued)

Whole Loans
The CityScape – East Office/Retail mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance, and has a related companion loan, which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $85,000,000.

The 1500 Spring Garden mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance, and has a related companion loan, which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, with an outstanding principal balance as of the Cut-off Date of $69,500,000.

In connection with each of these whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement provides, among other things, that (i) the related whole loan will be serviced under the 2014-GC18 pooling and servicing agreement, (ii) the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) the holders of the related companion loans will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).  See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus Supplement for more information regarding the whole loans.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a whole loan, the related companion loan holder (as a collective whole as if such certificateholders and, if applicable, such companion loan holder, constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

— for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and
— for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced by the Controlling Class Representative at any time.

With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer (continued)
At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose, vote affirmatively to so replace).

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. All excess modification fees earned by the special servicer will be required to offset future workout fees or liquidation fees payable with respect to the related mortgage loan or REO property; provided that if the mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.  Within any prior 12-month period, all excess modification fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such 12-month period) with respect to any mortgage loan will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction, subject to a minimum fee of $25,000.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 1.0% for each specially serviced mortgage loan and REO property, subject to a minimum liquidation fee of $25,000.  For any corrected mortgage loan, workout fees will be calculated at 1.0% for all mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After the occurrence of and during the continuation of a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring and reporting responsibilities with respect to certain actions of the special servicer.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a companion loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, companion loan holder(s) constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and
— a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 7 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. With respect to The Shops at Canal Place mortgage loan, the loan documents require the borrower to direct the tenants (other than certain tenants that are shared with an adjoining retail space owned by a borrower affiliate (the “Crossover Tenants”)), to pay their rents directly to a lender-controlled lockbox account and any revenues or other funds received by the borrower or property manager relating to The Shops at Canal Place Property (other than payments from Crossover Tenants) are required to be deposited into the lockbox account or a lender-controlled cash management account within one business day after receipt.  However, the property manager of the parking garage is permitted to deposit cash revenues from parking operations at the parking garage into an account controlled by such property manager and the portion of such cash revenues payable to borrower is required to be remitted to the lockbox account on a weekly basis. In addition, as it pertains to the Crossover Tenants, the applicable revenues are first deposited in a separate lockbox account created pursuant to an arrangement with the owner of Phase I at The Shops at Canal Place Property, and any such amounts to which the borrower is entitled are required to be subsequently transferred directly to the lockbox account.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reductions allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates and with respect to a matter regarding a whole loan, any companion loan securities. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and in certain cases contractual rent increases generally within 14 months (or, in the case of certain of the mortgage properties in the Dollar General Portfolio mortgage loan, up to 43 months) past the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE SHOPS AT CANAL PLACE

THE SHOPS AT CANAL PLACE

The Shops at Canal Place
301-333 Canal Street
New Orleans, LA 70130
New Orleans
TREME' LAFITTE
FAUBOURG TREMÉ
IBERVILLE
STORYVILLE
VIEUX CARRE
FRENCH QUARTER
FRENCH MARKET
CENTRAL BUSINESS DISTRICT
WAREHOUSE/ARTS DISTRICT
MCDONOGH
MISSISSIPPI RIVER
Mercedes Benz Superdome
New Orleans Arena
Louisiana State University School of Medicine
Tulane University School of Medicine
New Orleans Public Library
New Orleans City Hall
Champions Square
New Orleans Civil District Court
Hyatt Regency New Orleans
Main Post Office
NEW ORLEANS UNION PASSENGER TERMINAL
Energy Centre
Ritz-Carlton Hotel
Le Pavillon Hotel
JW Marriott Hotel
Wyndham Hotel
Hotel Monteleone
Louisiana State Supreme Court
St Louis Cathedral
Jackson Square
W Hotel
House of Blues
Jean Lafitte National Historical Park and Preserve
Omni Royal Crescent Hotel
Lafayette Square
U.S. Court of Appeals for the Fifth Circuit
Hale Boggs Federal Building and Courthouse
The Pelham Hotel
Windsor Court Hotel
Harrah's Casino
Steamboat Natchez
Aquarium of the Americas
Woldenberg Park
Lee Circle
Contemporary Arts Center
National World War II Museum
Hilton New Orleans Riverside
Riverwalk Marketplace
Mississippi River Heritage Park
Ernest N. Morial Convention Center
Mahalia Jackson Theatre
Municipal Auditorium
Louis Armstrong Park
NORTA STREETCAR
Gretna Ferry
CRESCENT CITY CONNECTION
PONTCHARTRAIN EXPY
EARHART BLVD
ORLEANS AVE
TULANE AVE
CANAL ST
IBERVILLE ST
POYDRAS ST
LA SALLE ST
S LIBERTY
LOYOLA AVE
S RAMPART ST
O'KEEFE AVE
LAFAYETTE ST
JULIA ST
HOWARD AVE
GRAVIER ST
COMMON ST
ST CHARLES AVE
CAMP ST
TCHOUPITOULAS ST
ST JOSEPH ST
ANDREW HIGGINS DR
S PETERS ST
CONVENTION CENTER BLVD
GIROD ST
BASIN ST
N RAMPART ST
BURGUNDY ST
DAUPHINE ST
BOURBON ST
ROYAL ST
CHARTRES ST
DECATUR ST
CONTI ST
ST LOUIS ST
TOULOUSE ST
ORLEANS ST
DUMAINE ST
ST PHILIP ST
MORGAN ST
BROOKLYN AVE
10
90
0 0.125 0.25
MILES
MAP © 2014 CARTIFACT, INC · DATA © BROADMAP
McComb
Hattiesburg
MISSISSIPPI
Jackson
Franklinton
Poplarville
LOUISIANA
Hammond
Baton Rouge
Lacombe
Slidell
Gulfport
Lake Pontchartrain
Donaldsonville
Laplace
Kenner
Pierre Part
Thibodaux
New Orleans
Morgan City
Raceland
Houma
Chandeleur Sound
Gulf of Mexico

THE SHOPS AT CANAL PLACE

THE SHOPS AT CANAL PLACE

THE SHOPS AT CANAL PLACE

THE SHOPS AT CANAL PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	New Orleans, Louisiana	Cut-off Date Principal Balance	$111,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$511.67
Size (SF)	216,938	Percentage of Initial Pool Balance	9.97%
Total Occupancy as of 12/31/2013(1)	98.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2013(1)	97.8%	Type of Security(2)	Fee Simple
Year Built / Latest Renovation	1982 / 2006	Mortgage Rate	5.03000%
Appraised Value	$170,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$13,542,506
Underwritten Expenses	$4,511,227	Escrows
Underwritten Net Operating Income (NOI)	$9,031,279	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,857,654	Taxes	$46,140	$46,140
Cut-off Date LTV Ratio	65.1%	Insurance	$0	$0
Maturity Date LTV Ratio	57.7%	Replacement Reserves	$0	$3,250
DSCR Based on Underwritten NOI / NCF(1)	1.26x / 1.23x	TI/LC	$0	$14,500
Debt Yield Based on Underwritten NOI / NCF(1)	8.1% / 8.0%	Other(3)	$1,003,086	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$111,000,000	100.0%	Loan Payoff	$90,000,000	81.1%
Principal Equity Distribution	11,054,400	10.0
Defeasance	7,000,323	6.3
Closing Costs	1,896,051	1.7
Reserves	1,049,226	0.9
Total Sources	$111,000,000	100.0%	Total Uses	$111,000,000	100.0%

(1)
Coach (2,290 SF, $55.00 base rent per SF) provided notice they will vacate their space on their lease expiration date of 1/31/2014. The Total Occupancy and Owned Occupancy without Coach are 97.4% and 96.7%, respectively. Additionally, without Coach, the DSCR Based on Underwritten NOI / NCF are 1.24x and 1.22x, respectively, and the Debt Yield Based on Underwritten NOI / NCF are 8.0% and 7.9%, respectively. We cannot assure you the space will be re-let in a timely manner or at all.

(2)	The Shops at Canal Place Property is subject to a condominium regime.
(3)	Other reserve represents an unfunded obligations reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (“The Shops at Canal Place Loan”) is evidenced by a note in the original principal amount of $111,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a portion of a regional mall and a parking garage located in New Orleans, Louisiana (collectively, “The Shops at Canal Place Property”).  The Shops at Canal Place Loan was originated by Goldman Sachs Mortgage Company on December 19, 2013 and represents approximately 9.97% of the Initial Pool Balance.  The note evidencing The Shops at Canal Place Loan has an outstanding principal balance as of the Cut-off Date of $111,000,000 and has an interest rate of 5.03000% per annum.  The borrower utilized the proceeds of The Shops at Canal Place Loan to refinance the existing debt on The Shops at Canal Place Property and to provide equity to the borrower sponsor.

The Shops at Canal Place Loan had an initial term of 120 months and has a remaining term of 120 months.  The Shops at Canal Place Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024.  Voluntary prepayment of The Shops at Canal Place Loan is prohibited prior to September 6, 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Shops at Canal Place Loan is secured by a fee interest in 216,938 SF of The Shops at Canal Place Property (inclusive of Saks Fifth Avenue) and a fee interest in a 7-story, 1,606 stall parking garage constructed in 1982 and renovated in 2006. The Shops at Canal Place Property is located in the New Orleans / Metairie / Kenner Metropolitan Statistical Area in the New Orleans Central Business District (“CBD”) along Canal Street. The site is located on a city block bound by Canal Street, North Peters Street and Iberville Street in the New Orleans CBD between the riverfront and the French Quarter. The Shops at Canal Place Property is adjacent to the French Quarter, Harrah’s Casino and the Aquarium of the Americas. The Shops at Canal Place Property’s space totals approximately 216,938 SF and includes tenants such as Saks Fifth Avenue, Tiffany & Co., Brooks Brothers, Anthropologie and The Theaters at Canal Place.  The remainder of the property is predominantly occupied by other in-line tenant retailers including J. Crew, Lululemon USA, Inc., Michael Kors and Armani Collezioni (Armani Collezioni has an executed lease, is currently in build out and is expected to take occupancy and begin paying rent in April 2014).  In the period from 2005 to 2009, occupancy remained above 95%.  As of December 31, 2013, the Total Occupancy was 98.2% and Owned Occupancy was 97.8%.  The

THE SHOPS AT CANAL PLACE

Shops at Canal Place Property generates in-line, less than 10,000 SF comparable tenant sales (tenants that report sales and have been in occupancy for a minimum of 12 months) of approximately $589 per SF and an occupancy cost of 10.3% as of November 30, 2013.

The Shops at Canal Place Property is part of an approximately 2.15 million SF mixed-use development called Canal Place. Canal Place was developed in two phases. The first phase (“Phase I”) consists of a 32-story 641,415 SF office building (not part of the collateral) and 54,377 SF of retail space that is a part of the overall retail mall (not part of the collateral). The second phase (“Phase II”) consists of 216,938 SF of retail space (part of the collateral), a 1,606 stall parking garage (part of the collateral) and a 438-key full-service Westin Hotel (not part of the collateral).  Additionally, included in the collateral are 11 tenants (the “Crossover Tenants”) that are shared on a pro-rata basis between the owner of Phase I and the owner of the Phase II retail portion and whose premises are partially located in Phase I and partially in Phase II (the property line between Phase I and Phase II runs through the premises of these Crossover Tenants). The Shops at Canal Place Property in Phase II and the office building in Phase I share the Crossover Tenants and therefore the base rent, reimbursement income and percentage rent payable by the Crossover Tenants are split on a pro-rata basis. The pro-rata share is calculated based on the proportion of Crossover Tenant SF under each building’s footprint between the Phase I office and the Phase II retail components of the building.

Phase II is comprised of a 3-unit condominium regime.  The parking garage and the retail space that comprise The Shops at Canal Place Property are 2 units of the condominium, and the third unit is the Westin Hotel.  As owner of The Shops at Canal Place Property, the borrower has a 30% share of the common elements of the condominium.  The condominium board consists of 3 members, 2 of which may be elected by the borrower as owner of 2 of the condominium units. Votes by the condominium board require unanimous approval.  A joint use agreement governs the relationship between the Phase I owners and the Phase II owners, and provides that each owner pay its share of Canal Place common area expenses and the costs of Canal Place common area capital improvements.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at The Shops at Canal Place Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Owned Tenant GLA	Total Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent(2)	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occ. Cost	Renewal / Extension Options
Anchors
Saks Fifth Avenue	NR / NR / NR	106,682	108,460	40.0%	Partial	$1,760,218	$16.50	1/31/2019	$651	2.5%	4, 10-year options
Total Anchors		106,682	108,460	40.0%

Jr. Anchors
The Theaters at Canal Place	NR / NR / NR	21,734	21,734	8.0%	Yes	$1,132,331	$52.10	5/26/2030	$674,783	18.1%	1, 10-year option
Anthropologie	NR / NR / NR	13,653	13,653	5.0	Yes	$525,805	$38.51	1/31/2021	$364	10.6%	1, 5-year option
Brooks Brothers	NR / NR / NR	1,064	12,715	4.7	Partial	$70,232	$66.01	8/31/2023	$453	14.2%	2, 5-year options
Total Jr. Anchors		36,451	48,102	17.7%

Occupied In-line(4)(5)		66,162	76,422	28.2%	Partial	$3,105,656	$46.94
Occupied Outparcel/Other(6)		2,780	2,780	1.0%	Yes	$234,829	$84.47
Non-Collateral Tenants		0	30,688	11.3%	No	$0	$0.00
Vacant Spaces		4,863	4,863	1.8%	Yes	$0	$0.00
Total Owned SF		216,938	-	80.0%
Total SF		-	271,315	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Rent and Total Rent per SF are based on collateral SF.
(3)	Tenant Sales are as of 11/30/2013 and based on tenants’ total GLA.
(4)	Phase I occupied in-line Crossover Tenants SF is not included in the collateral.
(5)
Coach (2,290 SF, $55.00 base rent per SF) provided notice they will vacate their space on their lease expiration date of 1/31/2014. The Total Occupancy and Owned Occupancy without Coach are 97.4% and 96.7%, respectively. We cannot assure you the space will be re-let in a timely manner or at all.

(6)	Includes the 120 SF temporary tenant Blue Frog Chocolates which has a lease expiration of 1/31/2014.

THE SHOPS AT CANAL PLACE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Shops at Canal Place Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)(4)	Occupancy Cost	Renewal / Extension Options
Saks Fifth Avenue	NR / NR / NR	106,682	49.2%	$1,066,904	24.1%	$10.00	1/31/2019	$651	2.5%	4, 10-year options
The Theaters at Canal Place	NR / NR / NR	21,734	10.0	606,026	13.7	27.88	5/26/2030	$674,783	18.1%	1, 10-year option
Anthropologie	NR / NR / NR	13,653	6.3	477,855	10.8	35.00	1/31/2021	$364	10.6%	1, 5-year option
Banana Republic	BBB- / Baa3 / BBB-	8,808	4.1	248,121	5.6	28.17	10/31/2021	$480	9.8%	NA
Ann Taylor	NR / NR / NR	5,700	2.6	245,100	5.5	43.00	1/31/2016	$250	24.4%	NA
Armani Collezioni(5)	NR / NR / NR	4,088	1.9	230,000	5.2	56.26	3/31/2024	NA	NA	NA
BCBG / Max Azria	NR / NR / NR	4,015	1.9	208,780	4.7	52.00	10/31/2018	$552	13.0%	NA
J. Crew	NR / B3 / B	5,784	2.7	185,088	4.2	32.00	1/31/2023	$602	8.6%	NA
Michael Kors	NR / NR / NR	2,448	1.1	173,881	3.9	71.03	1/31/2022	$1,105	8.2%	NA
Lululemon USA, Inc.	NR / NR / NR	3,215	1.5	160,750	3.6	50.00	1/31/2018	$1,305	5.6%	2, 5-year options
Ten Largest Owned Tenants		176,127	81.2%	$3,602,505	81.2%	$20.45
Remaining Owned Tenants(6)(7)		35,948	16.6	831,999	18.8	23.14
Vacant Spaces (Owned Space)		4,863	2.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		216,938	100.0%	$4,434,504	100.0%	$20.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Phase I Crossover Tenants SF is not included in the collateral.
(3)	The Theaters at Canal Place Tenant Sales $ per Screen is calculated using nine screens.
(4)	Tenant Sales are as of 11/30/2013.
(5)
Armani Collezioni has an executed lease, is currently in build out and is expected to take occupancy and begin paying rent in April 2014. We cannot assure you that Armani Collezioni will take occupancy or begin paying rent as expected or at all.

(6)	Includes the 120 SF temporary tenant Blue Frog Chocolates which has a lease expiration of 1/31/2014.
(7)
Coach (2,290 SF, $55.00 base rent per SF) provided notice they will vacate their space on their lease expiration date of 1/31/2014. The Total Occupancy and Owned Occupancy without Coach are 97.4% and 96.7%, respectively. We cannot assure you the space will be re-let in a timely manner or at all.

The following table presents certain information relating to the lease rollover schedule at The Shops at Canal Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	6,624	3.1%	3.1%	$168,897	3.8%	$25.50	4
2014	3,255	1.5	4.6%	206,414	4.7	63.41	4
2015	264	0.1	4.7%	8,881	0.2	33.64	1
2016	7,195	3.3	8.0%	323,100	7.3	44.91	2
2017	573	0.3	8.3%	68,718	1.6	119.93	3
2018	9,549	4.4	12.7%	441,419	10.0	46.23	3
2019	107,788	49.7	62.4%	1,122,785	25.4	10.42	5
2020	200	0.1	62.5%	15,450	0.4	77.25	1
2021	22,810	10.5	73.0%	743,426	16.8	32.59	3
2022	2,788	1.3	74.3%	198,942	4.5	71.36	2
2023	6,988	3.2	77.5%	245,581	5.6	35.14	3
2024	4,609	2.1	79.6%	263,865	6.0	57.25	2
2025 & Thereafter	39,312	18.1	97.8%	606,026	13.7	15.42	2
Vacant	4,863	2.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	216,818	100.0%		$4,413,504	100.0%	$20.82	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Does not include the 120 SF temporary tenant Blue Frog Chocolates which expires 1/31/2014.

THE SHOPS AT CANAL PLACE

The following table presents certain information relating to historical leasing at The Shops at Canal Place Property:

Historical Leased %(1)(2)
	2010	2011	2012	As of 12/31/2013
Owned Space	94.8%	93.0%	97.3%	97.8%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	In the period from 2005 to 2009, occupancy remained above 95%.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shops at Canal Place Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 10/31/2013	Underwritten(2)(3)	Underwritten $ per SF
Base Rent	$2,945,206	$3,144,923	$3,548,718	$3,884,702	$4,434,504	$20.44
Overage Rent	354,377	459,564	422,129	464,080	427,745	1.97
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	346,786	1.60
Total Rent	$3,299,583	$3,604,486	$3,970,847	$4,348,782	$5,209,035	$24.01
Total Reimbursables	1,453,293	1,460,020	1,621,495	1,816,859	1,966,821	9.07
Parking Revenue	5,171,343	5,578,770	5,950,741	6,187,567	6,627,444	30.55
Other Income	196,136	91,759	98,451	99,156	103,156	0.48
Vacancy & Credit Loss	0	0	0	0	(363,951)	(1.68)
Effective Gross Income	$10,120,355	$10,735,035	$11,641,534	$12,452,364	$13,542,506	$62.43

Total Retail Operating Expenses	$3,281,812	$3,236,518	$3,309,098	$3,381,512	$3,583,384	$16.52
Total Parking Operating Expenses	918,807	958,344	956,805	972,665	927,842	4.28
Total Operating Expenses	$4,200,619	$4,194,862	$4,265,903	$4,354,177	$4,511,227	$20.80

Net Operating Income	$5,919,736	$6,540,173	$7,375,631	$8,098,187	$9,031,279	$41.63
TI/LC	0	0	0	0	134,576	0.62
Capital Expenditures	0	0	0	0	39,049	0.18
Net Cash Flow	$5,919,736	$6,540,173	$7,375,631	$8,098,187	$8,857,654	$40.83

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Armani Collezioni has an executed lease, is currently in build out and is expected to take occupancy and begin paying rent in April 2014. We cannot assure you that Armani Collezioni will take occupancy or begin paying rent as expected or at all.  Underwritten cash flows include rent associated with Armani Collezioni ($230,000) which is not currently open or paying rent.

(3)
Underwritten cash flow based on the 12/31/2013 rent roll with rent steps through 2/28/2015. Coach (2,290 SF, $55.00 base rent per SF) provided notice they will vacate their space on their lease expiration date of 1/31/2014. Without Coach, the DSCR Based on Underwritten NOI / NCF are 1.24x and 1.22x, respectively and the Debt Yield Based on Underwritten NOI / NCF are 8.0% and 7.9%, respectively. We cannot assure you the space will be re-let in a timely manner or at all.

■	Appraisal. According to the appraisal, The Shops at Canal Place Property had an “as-is” appraised value of $170,400,000 as of an effective date of November 25, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated November 19, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation that all suspect asbestos-containing materials be bulk sampled by an inspector prior to any renovation or demolition activities.

■
Market Overview and Competition.  The Shops at Canal Place Property is a regional mall located in New Orleans, Louisiana.  The Shops at Canal Place Property is located in the New Orleans / Metairie / Kenner Metropolitan Statistical Area in the New Orleans CBD along Canal Street.  As of 2013, the population within a forty-five mile radius of The Shops at Canal Place Property was 1,376,204 with an average household income of $64,919. The Shops at Canal Place Property is adjacent to the French Quarter, Harrah’s Casino and the Aquarium of the Americas.

THE SHOPS AT CANAL PLACE

The following table presents certain information relating to the primary competition for The Shops at Canal Place Property:

Competitive Set(1)
	The Shops at Canal Place	Oakwood Center	Lakeside Shopping Center	Clearview Mall	The Esplanade	North Shore Square
Distance from Subject	-	2.3 miles	6.7 miles	7.8 miles	11.9 miles	27.7 miles
Property Type	Super Regional Center/Mall	Super Regional Center/Mall	Super Regional Center/Mall	Super Regional Center/Mall	Super Regional Center/Mall	Super Regional Center/Mall
Year Built	1982	1966	1960	1968	1984	1985
Total GLA	271,315	900,961	1,154,000	671,226	965,058	621,178
Total Occupancy	98%	84%	100%	95%	82%	97%
Anchors	Saks Fifth Avenue, Tiffany & Co., The Theaters at Canal Place	Dillard’s, JC Penney, Dick’s Sporting Goods	Dillard’s, Macy’s, Dick’s Sporting Goods	Target, Sears, AMC Palace Theatres 12	Dillard’s, Macy’s, Target	Dillard’s, Dillard’s Men, JC Penney

(1)	Source: Appraisal.

■
The Borrower.  The borrower is The Shops and Garage at Canal Place, L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shops at Canal Place Loan. Darryl D. Berger and Roger H. Ogden are the non-recourse carveout guarantors under The Shops at Canal Place Loan.

■
Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $46,140 in respect of taxes and (ii) an unfunded obligations reserve in the amount of $1,003,086 for outstanding tenant improvement, leasing commission obligations and free rent associated with certain tenants at The Shops at Canal Place Property and for reimbursing the owner of the hotel that is part of the Canal Place complex for installation of certain improvements. On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) in the absence of a blanket insurance policy or if there is an event of default under The Shops at Canal Place Loan, an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a tenant improvement and leasing commission reserve in an amount equal to $14,500 and (iv) a capital expenditure reserve in an amount equal to $3,250.

■
Lockbox and Cash Management.  The Shops at Canal Place Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants (other than Crossover Tenants) to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all revenues relating to The Shops at Canal Place Property and all other money received by the borrower or any property manager with respect to The Shops at Canal Place Property (other than payments from Crossover Tenants) be deposited into the lockbox account or a lender-controlled cash management account within one business day after receipt. However, the property manager of the parking garage is permitted to deposit cash revenues from parking operations into an account controlled by the property manager for the parking garage and such cash revenues may be remitted to the lockbox account on a weekly basis.  All amounts in the lockbox account will be swept on a daily basis to the cash management account.

With respect to the Crossover Tenants, a lockbox account has been established in the name of the borrower and the owner of the portion of the mall that is not part of The Shops at Canal Place Property (such portion, “The Shops at Canal Place Non-Collateral”), for the benefit of the lender under The Shops at Canal Place Loan and the lender under the loan relating to The Shops at Canal Place Non-Collateral.  The Crossover Tenants are directed to pay their rents to this separate lockbox account and all amounts in such lockbox account that are allocable to the borrower will be swept to the lender-controlled lockbox account no more than once a week in accordance with the terms of a separate cash management agreement between the borrower, the lender, the property manager of the mall, the owner of The Shops at Canal Place Non-Collateral and its lender.

On each business day, other than during a Shops at Canal Place Trigger Period or an event of default under The Shops at Canal Place Loan, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account.  On each due date during a Shops at Canal Place Trigger Period or, at the lender’s discretion,

THE SHOPS AT CANAL PLACE

during an event of default under The Shops at Canal Place Loan, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and (other than during an event of default) operating expenses, and all remaining amounts will be reserved in an excess cash flow reserve account.  On each due date during which no Shops at Canal Place Trigger Period or event of default is continuing, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and required reserves, be swept into a borrower-controlled operating account.  During the continuance of an event of default under The Shops at Canal Place Loan, the lender may apply all funds on deposit in any of the accounts consisting collateral for The Shops at Canal Place Loan to amounts payable under The Shops at Canal Place Loan and/or toward the payment of expenses of The Shops at Canal Place Property, in such order of priority as the lender may determine.

A “Shops at Canal Place Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.10x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is greater than 1.15x; or (ii) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered.

■
Property Management.  The Shops at Canal Place Property is managed by DBIC Property Management Corporation (with respect to the retail portion) and Premium Parking Service, L.L.C. (with respect to the parking garage), each pursuant to a management agreement.  Under the loan documents, The Shops at Canal Place Property must remain managed by (i) DBIC Property Management Corporation, (ii) Premium Parking Service, L.L.C. (but only with respect to the parking garage), (iii) any affiliate controlled by, or under common control with, Kenneth Barnes, Roger Ogden, Darryl D. Berger, Sr., Darryl D. Berger, Sr.’s spouse, the descendants of Roger Ogden or Darryl D. Berger, or the spouses of such descendants (provided such affiliate or the principal employee of such affiliate has sufficient experience and knowledge to manage The Shops at Canal Place Property), or (iv) any other management company reasonably approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  During the continuance of an event of default under The Shops at Canal Place Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by a property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), or if a property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for a property manager’s assets or a property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace such property manager with a property manager selected by the borrower and consented to by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of The Shops at Canal Place Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of The Shops at Canal Place Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and windstorm components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for The Shops at Canal Place Property are separately allocated to The Shops at Canal Place Property and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CITYSCAPE - EAST OFFICE/RETAIL

CITYSCAPE - EAST OFFICE/RETAIL

Westward Ho Senior Housing
Circle K
The Met Apartments
Alta Lofts
Holiday Inn Express
W FILLMORE ST
E FILLMORE ST
ASU Student Center
Civic Space Park
Walter Cronkite School of Journalism
Taylor Place
College of Nursing
AMC Movie Theater
YMCA
The Y at ASU
University Center
Ramada Hotel
Sheraton Phoenix Downtown Hotel
Translational Genomics Research Institute
Health Sciences Education Building
Smith Group
Two
Arizona Center
One
Valley Metro's Central Station
Phoenix Transit Center
Freeport-McMoRan Tower
Downtown Technology Exchange
Arizona Republic
Arizona Biomedical Collabrative
Phoenix Union High School District
N 5TH AVE
N 4TH AVE
N 3RD AVE
N 2ND AVE
N 1ST AVE
N CENTRAL AVE
N 1ST ST
N 2ND ST
N 3RD ST
N 5TH ST
N 7TH ST
W VAN BUREN ST
E VAN BUREN ST
First Presbyterian Church
Federal Building
Security Building
44 Monroe
Hotel San Carlos
Chase Center
Chase Parking Garage
Herberger Theater
Saint Mary's Basilica
Roman Catholic Diocese of Phoenix
Arizona State University Downtown Campus
W MONROE ST
E MONROE ST
Phoenix
CenturyLink Building
AT&T Building
One 11 Plaza
Orpheum Lofts
US Bank Center
Renaissance Hotel
Hyatt Regency Phoenix
Convention Center West
Phoenix Civic Plaza
W ADAMS ST
Comerica Theater
Phoenix Municipal Court
Orpheum Theater
City Hall
Wells Fargo Bank
Rennaissance Square
One North Central
Museo Chicano
Symphony Hall
Arizona Science Center
W WASHINGTON ST
E WASHINGTON ST
S 4TH AVE
S 3RD AVE
S 1ST AVE
S CENTRAL AVE
S 1ST ST
S 2ND ST
S 3RD ST
S 5TH ST
S 7TH ST
City Hall Parking Garage
City Council
Ceasar Chavez Plaza
Old City Hall
CityScape
Hotel Palomar
Lot 23
Collier Center
Convention Center
W JEFFERSON ST
E JEFFERSON ST
CityScape - East Office/Retail
1 East Washington Street
Phoenix, AZ 85004
Maricopa County Administration Building
Maricopa County Government Center
Luhrs City Center
W MADISON ST
4th Avenue Jail
Madison Street Jail
Maricopa County South Building
U.S. Airways Center
Rock & Roll Hall of Fame
Chase Field
W JACKSON ST
E JACKSON ST
Union Station
W LINCOLN ST
W GRANT ST
Property Types
Office
Retail
Hotel & Club
Cultural & Entertainment
Civic & Institutional
Educational Facilities
Medical
Religious
Prominent Residential
Residential
Parking
Transit
Development
Industrial
Unknown
CARTIFACT.
Sun City West
Peoria
Glendale
Scottsdale
Paradise Valley
Fountain Hills
Phoenix
Tolleson
Tempe
Mesa
Guadalupe
Gilbert
Chandler
Ahwatukee
Sun Lakes
101
17
51
10
202
60

CITYSCAPE - EAST OFFICE/RETAIL

Washington St
Par Exsalonce
DESIGNER DISTRICT
URBAN OUTFITTERS
PEDESTRIAN BRIDGE
P
MAIN ENTRANCE
charming CHARLIE
Alliance Bank of ARIZONA
Vitamin T
OFFICE TOWER
FIVE GUYS BURGERS and FRIES
La Crêpe Nanou
West of SoHo
LUCKY STRIKE LANES • LOUNGE
CVS/pharmacy
Stand Up Live
Silk Sushi
PALOMAR
CITYSCAPE
The Breakfast Club
ARROGANT BUTCHER
Central Ave
1st Ave
1st St
+/-240-Room Boutique Hotel (Palomar) Over Retail (Not a Part)
Jefferson St
Site Boundary
N

Washington St
PARKING
P
MAIN ENTRANCE
Chipotle
DESIGNER DISTRICT
URBAN OUTFITTERS
Central Ave
charming CHARLIE
Alliance Bank of ARIZONA
Yogurt Time
OFFICE TOWER
JoS. A. BANK
PEDESTRIAN BRIDGE
PEDESTRIAN BRIDGE
FIVE GUYS BURGERS and FRIES
verizon wireless
West of So-Ho
LUCKY STRIKE LANES • LOUNGE
CVS/pharmacy
Stand Up Live
Chloe's CORNER
copper blues
CITYSCAPE
PALOMAR PHOENIX CITYSCAPE A KIMPTON HOTEL
LUSTRE
Tilted Kilt
ARROGANT BUTCHER
1st Ave
1st St
+/-240-Room Boutique Hotel (Palomar) Over Retail (Not a Part)
Jefferson St
Jefferson St
Site Boundary
N

CITYSCAPE - EAST OFFICE/RETAIL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Phoenix, Arizona	Cut-off Date Principal Balance(1)	$100,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(2)	$288.19
Size (SF)	641,935	Percentage of Initial Pool Balance	9.0%
Total Occupancy as of 9/30/2013	95.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2013	95.5%	Type of Security	Leasehold
Year Built / Latest Renovation	2007-2010 / NAP	Mortgage Rate	4.91000%
Appraised Value	$274,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$23,129,972
Underwritten Expenses	$5,964,787	Escrows
Underwritten Net Operating Income (NOI)	$17,165,185	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,792,105	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	59.6%	Replacement Reserves	$0	$10,699
DSCR Based on Underwritten NOI / NCF(2)	1.46x / 1.34x	TI/LC(3)	$1,815,789	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.5%	Other(4)	$1,021,092	$240,876(5)

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$185,000,000	87.6%	Loan Payoff	$192,951,243	91.3%
Subordinate Debt	25,000,000	11.8	Principal Equity Distribution	12,495,189	5.9
Other Sources	1,225,000	0.6	Reserves	2,836,881	1.3
Other Uses	1,841,714	0.9
Closing Costs	1,099,974	0.5
Total Sources	$211,225,000	100.0%	Total Uses	$211,225,000	100.0%

(1)
The Cut-off Date Balance of $100,000,000 represents the note A-1 of a $185,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $85,000,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(2)	Calculated based on the CityScape – East Office/Retail Whole Loan.
(3)	The TI/LC reserve is capped at $6,500,000. See “—Escrows” below for monthly deposits of TI/LC reserve commencing on the due date in February 2015.
(4)
The other upfront reserve of $1,021,092 represents an upfront ground rent reserve ($859,967), a monthly ground rent reserve ($83,876), an upfront New Market Tax Credit reserve ($157,000), a monthly New Market Tax Credit reserve ($157,000) and an upfront deferred maintenance reserve ($4,125).  The monthly ground rent reserve ($83,876) also includes a reserve for the borrower’s portion of an Enhanced Municipal Services District (EMSD) assessment. See “—Escrows” below.

(5)	The monthly New Market Tax Credit reserve ($157,000) payment will be collected from February 1, 2014 to October 1, 2016.

■
The Mortgage Loan.  The mortgage loan (the “CityScape – East Office/Retail Loan”) is part of a whole loan structure (the “CityScape – East Office/Retail Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering (i) the borrower’s leasehold interest in an office building with retail and a five-level, subterranean parking garage and (ii) the borrower’s subleasehold interest in 600 bays in an adjacent retail parking structure (collectively, the “CityScape – East Office/Retail Property”).  The CityScape – East Office/Retail Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.0% of the Initial Pool Balance and the related companion loan (the “CityScape – East Office/Retail Companion Loan”) (evidenced by note A-2), which is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $85,000,000. The CityScape – East Office/Retail Whole Loan was originated on December 24, 2013 by Citigroup Global Markets Realty Corp.  The CityScape – East Office/Retail Whole Loan had an original principal balance of $185,000,000 and each note has an interest rate of 4.91000% per annum.  The proceeds of the CityScape – East Office/Retail Whole Loan were primarily used to refinance existing debt on the CityScape – East Office/Retail Property, set up reserves in connection with the CityScape – East Office/Retail Whole Loan, pay closing costs and return equity to the borrower sponsor. The CityScape – East Office/Retail Whole Loan will be serviced under the 2014-GC18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the CityScape – East Office/Retail Loan and the CityScape – East Office/Retail Companion Loan.

The CityScape – East Office/Retail Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments on each due date through and including the due date occurring in January 2017 and thereafter requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date of the CityScape – East Office/Retail Loan is January 1, 2024 (subject to a five day grace period).  At any time after the earlier of (a) the second anniversary of the closing date of the last securitization of a note comprising the CityScape – East Office/Retail Whole Loan and (b) December 24, 2016, the CityScape – East Office/Retail Whole Loan may be voluntarily prepaid in whole (but not in part) provided that the borrower will be required to pay a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the principal amount being prepaid, if such prepayment occurs prior to the due date occurring in October 2023.  On or after the due date occurring in October 2023, the

CITYSCAPE - EAST OFFICE/RETAIL

borrower will be permitted to prepay the CityScape – East Office/Retail Loan in whole (but not in part) without incurring a prepayment premium or penalty.

■
The Mortgaged Property.  The CityScape – East Office/Retail Property is a portion of a mixed-use development campus that spans three city blocks (Blocks 22, 23 and 77) in Phoenix, Arizona.  The CityScape – East Office/Retail Property comprises a portion of Block 22 only.  Block 22 includes a 250-room Kimpton managed, Hotel Palomar, a 224-unit multifamily project and an additional 97,000 SF of retail space with parking; the additional parking is part of Block 77.  The aforementioned properties, within the mixed-use development, are not part of the collateral for the CityScape – East Office/Retail Loan, except that the CityScape – East Office/Retail borrower subleases a portion of the parking garage located on Block 77, which subleased parking spaces comprise a part of the collateral for the CityScape – East Office/Retail Loan.  The CityScape – East Office/Retail Property which serves as collateral for the CityScape – East Office/Retail Loan consists of a 641,935 SF, 28-story, Class A office building which includes 77,009 SF of retail and a five-level, subterranean parking garage located in the central business district of Phoenix, Arizona.  The CityScape – East Office/Retail Property is situated on a 2.05 acre parcel with frontage along Jefferson Street, South 1st Street, Central Avenue and Washington Street and includes a five-level, subterranean parking garage that contains, according to the appraisal for the CityScape – East Office/Retail Property, 1,236 parking spaces, of which 797 parking spaces are allocated to the CityScape – East Office/Retail Property with the remaining spaces being allocated to the Hotel Palomar and the multifamily project.

The retail portion of the CityScape – East Office/Retail Property is part of a retail destination with approximately 174,009 SF of on-site retail amenities, including a brand new, well-appointed, Gold’s Gym, The Arrogant Butcher, Tilted Kilt, a day spa and a variety of quick-serve restaurants and regional entertainment venues such as Stand Up Live comedy club and Lucky Strike Bowling and Billiards.  The CityScape – East Office/Retail Property is located in the center of the Phoenix business district. The CityScape – East Office/Retail Property is within a couple of blocks of both the US Airways Center and Chase Field, as well as within walking distance to all of downtown Phoenix’s office towers and courthouses. Washington Street provides access to the site from Interstate 10, located approximately two miles to the east, and from the Phoenix Sky Harbor Airport, located approximately five miles to the east. Access from Interstate 10 is also available via North 1st Avenue. Jefferson Street provides access from Interstate 17, located approximately two miles to the west. Parking for the CityScape – East Office/Retail Property, is available in the five-level subterranean garage which has 1,236 spaces allocated to Block 22, with 797 spaces allocated to the CityScape – East Retail/Office Property, 150 stalls allocated to the Hotel Palomar, and 289 stalls allocated to the CityScape Residences multifamily development.  In addition to the parking subleased by the borrower, there is additional parking available at the West garage (Block 77), which some of the office tenants at the CityScape – East Office/Retail Property have leased that is not part of the CityScape – East Office/Retail Property. As of September 30, 2013, the Total Occupancy was 95.5%.

CITYSCAPE - EAST OFFICE/RETAIL

The following table presents certain information relating to the tenants at the CityScape – East Office/Retail Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
United Healthcare Services(2)	A- / A3 / A	107,558	16.8%	$3,656,972	17.5%	$34.00	8/31/2018	3, 3- or 5-year options
Squire Sanders (US) LLP(3)	NR / NR / NR	73,962	11.5	2,855,496	13.7	38.61	8/31/2021	2, 5-year options
Polsinelli Shughart PC	NR / NR / NR	68,994	10.7	2,414,790	11.6	35.00	3/31/2021	2, 3-year options
Jennings Strouss & Salmon	NR / NR / NR	55,203	8.6	2,014,910	9.7	36.50	12/31/2026	2, 5-year options
Gust Rosenfeld	NR / NR / NR	42,336	6.6	1,609,615	7.7	38.02	5/31/2021	2, 5-year options
Western Alliance Bank f/k/a Alliance Bank of Arizona	NR / NR / NR	44,558	6.9	1,493,573	7.2	33.52	10/31/2020	2, 5-year options
Ballard Spahr LLP(4)	NR / NR / NR	34,447	5.4	1,222,869	5.9	35.50	12/31/2020	2, 5-year options
Regus Corporation(5)	NR / NR / NR	28,783	4.5	863,490	4.1	30.00	12/31/2017	1, 5-year option
Gold’s Gym	NR / NR / NR	25,545	4.0	740,805	3.5	29.00	7/31/2020	2, 5-year options
RED Development(6)	NR / NR / NR	16,127	2.5	588,636	2.8	36.50	5/31/2015	1, 5-year option
Ten Largest Tenants		497,513	77.5%	$17,461,154	83.7%	$35.10
Remaining Tenants		115,646	18.0	3,410,916	16.3	29.49
Vacant		28,776	4.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		641,935	100.0%	$20,872,071	100.0%	$34.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Tenant may terminate any or all of the space, effective 12/31/2016, provided the surrendered space is all space occupied on any given floor, with 12-months notice and a surrender fee of approximately $3,513,310.

(3)
Tenant has the right to reduce up to 12,000 SF effective 5/14/2015 with 12-months notice and payment of any unamortized rent concessions and TI/LCs. As of 9/11/2013, 13,070 square feet of GLA leased by Squire Sanders LLP has been subleased to Western Alliance Bank.

(4)	Tenant has the right to reduce to no less than 35,000 SF effective 3/31/2016 with 12-months notice and payment of any unamortized rent concessions and TI/LCs.
(5)	Tenant or landlord has the right to terminate the conference center space with 30-days notice.
(6)
Tenant has the right to terminate its lease if the CityScape – East Office/Retail property manager or leasing manager is terminated for cause or if the managers voluntarily terminate the management agreement.  This requires 60-days notice with the termination effective in 180 days.  The tenant also has the right to terminate at any time after it exercises its renewal option.

The following table presents the lease rollover schedule at the CityScape – East Office/Retail Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	41,401	6.4	6.4%	1,140,192	5.5	27.54	4
2016	9,123	1.4	7.9%	345,989	1.7	37.92	2
2017	30,007	4.7	12.5%	901,434	4.3	30.04	2
2018	127,185	19.8	32.4%	4,203,996	20.1	33.05	3
2019	10,574	1.6	34.0%	376,010	1.8	35.56	2
2020	104,550	16.3	50.3%	3,457,246	16.6	33.07	3
2021	225,016	35.1	85.3%	8,157,865	39.1	36.25	8
2022	6,234	1.0	86.3%	121,234	0.6	19.45	2
2023	3,866	0.6	86.9%	153,195	0.7	39.63	1
2024	0	0.0	86.9%	0	0.0	0.00	0
2025 & Thereafter	55,203	8.6	95.5%	2,014,910	9.7	36.50	1
Vacant	28,776	4.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	641,935	100.0%		$20,872,071	100.0%	$34.04	28

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through May 31, 2014.  UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to Squire Sanders’ and Fidelity National Title Insurance’s leases.

CITYSCAPE - EAST OFFICE/RETAIL

The following table presents certain information relating to historical leasing at the CityScape – East Office/Retail Property:

Historical Leased %(1)
	2011	2012	As of 9/30/2013
Owned Space	88.7%	93.6%	95.5%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CityScape – East Office/Retail Property:

Cash Flow Analysis(1)

	2011	2012	TTM 9/30/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$8,135,989	$13,777,903	$16,592,872	$18,546,375	$28.89
Contractual Rent Steps	0	0	0	2,325,696	3.62
Gross Up Vacancy	0	0	0	1,113,370	1.73
Total Rent	$8,135,989	$13,777,903	$16,592,872	$21,985,441	$34.25
Total Reimbursables	543,661	919,371	1,183,998	1,771,003	2.76
Parking Income(3)	(437,153)	374,375	436,754	385,036	0.60
Other Income(4)	93,096	257,711	304,375	304,375	0.47
Less Vacancy & Credit Loss	(292,729)	(48,181)	(42,180)	(1,315,882)	(2.05)
Effective Gross Income	$8,042,864	$15,281,179	$18,475,819	$23,129,972	$36.03

Total Operating Expenses	$4,177,310	$4,957,871	$4,993,396	$5,964,787	$9.29

Net Operating Income	$3,865,554	$10,323,308	$13,482,423	$17,165,185	$26.74
TI/LC	0	0	0	1,244,693	1.94
Capital Expenditures	0	0	0	128,387	0.20
Net Cash Flow	$3,865,554	$10,323,308	$13,482,423	$15,792,105	$24.60

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through May 31, 2014.  UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to Squire Sanders’ and Fidelity National Title Insurance’s leases.

(3)	Parking income is shown net of parking expenses.
(4)	Other Income includes marketing fund contributions from the retail tenants and other miscellaneous income sources.

■	Appraisal. According to the appraisal, the CityScape – East Office/Retail Property had an “as-is” appraised value of $274,000,000 as of an effective date of October 2, 2013.

■
Environmental Matters.  Based on a Phase I environmental report dated October 9, 2013, the environmental consultant did not identify evidence of a recognized environmental condition at the CityScape – East Office/Retail Property.

■
Market Overview and Competition.  The CityScape – East Office/Retail Property is located in the downtown section of the central business district of Phoenix, Arizona with frontage along Jefferson Street, South 1st Street, Central Avenue and Washington Street.  The CityScape – East Office/Retail Property is in close proximity to various office towers, courthouses, major transportation arteries and Phoenix Sky Harbor Airport.

According to the appraisal, the CityScape – East Office/Retail Property is located within the downtown Phoenix submarket.  As of August 2013, the downtown office market consisted of 8.8 million SF comprised of 137 buildings with a total vacancy rate for office buildings of 14.6% and an average gross rental rate of $25.08 per SF.  Year-to-date positive net absorption was 35,547 SF through August 2013.  Within the downtown Phoenix office market, there is approximately 4.8 million SF of Class A office product, within 11 buildings, including the CityScape – East Office/Retail Property, which reported a direct vacancy rate of 12.8%, an average gross rental rate of $29.10 per SF and negative net absorption of 501 SF.

CITYSCAPE - EAST OFFICE/RETAIL

According to the appraisal, as of August 2013, the Phoenix retail market totaled 165.8 million SF with a 12.9% vacancy rate and an average net rental rate of $14.09 per SF.  Absorption has been positive since 2011, with a total of approximately 1.8 million SF of positive absorption in 2013, leading to a decline in vacancy from 14.3% in 2011 to the current rate of 12.9%.  Based on a subset of Class A retail product, five properties including the CityScape – East Office/Retail Property, totaling 1.3 million SF, had a vacancy rate of 6%.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the CityScape – East Office/Retail Property:

Office Lease Comparables(1)(2)
	CityScape – East Office/Retail	Tower at 1 N Central	Collier Center	One Renaissance Square	24th at Camelback I & II	Max at Kierland	Camelback Esplanade
Year Built	2007-2010	2001	2001	1987	2010	2008	1990
Total NRA	641,935	409,889	567,163	492,116	609,310	258,312	1,140,800
Total Occupancy	96%	96%	76%	79%	85%	98%	64%
Quoted Rent Rate per SF	$32.00-$35.00	$26.00-$28.00	$27.00-$30.00	$26.00-$31.00	$27.00-$30.00	$28.00-$32.00	$28.00-$32.00

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the CityScape – East Office/Retail Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Anthem Marketplace	Anthem	June 2013	2000	113,293	$22,700,000	$200.37	90%
Kierland Village	Scottsdale	April 2013	2001	116,809	$25,350,000	$217.02	98%
Lake Pleasant Pavilion	Peoria	May 2012	2007	179,557	$41,750,000	$232.52	86%
Scottsdale Horizon	Scottsdale	July 2012	1996	154,766	$38,000,000	$245.53	95%
Grayhawk Plaza	Scottsdale	July 2012	2001	147,084	$36,855,000	$250.57	95%
Oracle Wetmore	Tucson	November 2012	2011	80,155	$29,500,000	$368.04	90%
Lincoln Village	Scottsdale	November 2012	1979	71,142	$38,712,500	$544.16	100%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is RED CityScape Development, LLC, a single member Delaware limited liability company organized as a single-purpose, single-asset, recycled entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CityScape – East Office/Retail Whole Loan.  Red Consolidated Holdings, LLC is the non-recourse carveout guarantor of the CityScape – East Office/Retail Whole Loan.

■
Escrows.  At origination, the borrower funded aggregate reserves of $2,836,881 with respect to the CityScape – East Office/Retail Property, comprised of: (i) $1,815,789 for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements), (ii) $4,125 for deferred maintenance, (iii) $859,967 for ground rent (including payments of assessments due in connection with the CityScape – East Office/Retail Property being located within the City of Phoenix’s Enhanced Municipal Services District), and (iv) $157,000 for New Market Tax Credit reserve to be applied to the repayment of the outstanding principal amount of the NMTC C-1 Note on November 3, 2016 as described under “Existing Unsecured Debt” below.

CITYSCAPE - EAST OFFICE/RETAIL

On each monthly due date, the borrower is required to fund the following reserves with respect to the CityScape – East Office/Retail Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay real estate taxes and assessments over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve account); (iii) a replacement reserve in the amount of $10,699; (iv) a ground rent reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay rent owed under the ground lease over the then succeeding twelve month period (including payments of assessments due in connection with the CityScape – East Office/Retail Property being located within the City of Phoenix’s Enhanced Municipal Services District); (v) a New Market Tax Credit reserve in the amount of $157,000 to be applied to the repayment of the outstanding principal amount of the NMTC C-1 Note on November 3, 2016 as described under “Existing Unsecured Debt” below; (vi) a tenant improvement/leasing commission reserve (“TI/LC Reserve”) in the following amounts: (a) from the monthly due date of the CityScape – East Office/Retail Loan occurring in February 2014 to and including the monthly due date occurring in January 2015, an amount equal to $0; (b) on each monthly due date commencing in February 2015 to and including the monthly due date occurring in January 2019, an amount equal to $53,495; and (c) on each monthly due date commencing in February 2019 to but excluding the maturity date of the CityScape East Office/Retail Loan, an amount equal to $106,989, provided, however, that borrower is not required to make a deposit into the TI/LC Reserve on any monthly due date that the amount then on deposit in the TI/LC Reserve account equals or exceeds $6,500,000, and (vii) during a Specified Tenant Trigger Period, in order to cure such Specified Tenant Trigger Period, borrower may deposit an amount equal to $35 per square foot of such Specified Tenant’s space into a Specified Tenant reserve, which amounts are to be disbursed to the borrower to reimburse for tenant improvement and leasing commission costs incurred in connection with the releasing of the Specified Tenant’s space.

In addition, on each monthly due date during a CityScape – East Office/Retail Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for such month, and (y) into an excess cash flow account with the lender or the servicer (the “CityScape – East Office/Retail Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the CityScape – East Office/Retail Property (to be held as additional collateral for the CityScape – East Office/Retail Loan) after (i) payment of debt service due on such monthly due date, (ii) all required reserve deposits described above due on such monthly due date, (iii) the deposit to the operating expense account described above due on such monthly due date, (iv) payment of debt service due on the CityScape – East Office/Retail Mezzanine Loan as described under “Mezzanine or Subordinate Indebtedness” below, and (v) payment of any other sums due and owing under the related loan documents.

A “Specified Tenant” means each of (i) United Healthcare Services, Inc., (ii) Polsinelli Shughart PC, and (iii) Squire Sanders (US) LLP and/or any sublessee of any Specified Tenant that occupies at any time at least 5% of the premises demised to the Specified Tenant as of the date of the closing date of the CityScape – East Office/Retail Loan, as applicable, but excluding the portion of the premises demised pursuant to the Squire Sanders (US) LLP lease which are subleased to Western Alliance Bank f/k/a Alliance Bank of Arizona as of the closing date of the CityScape – East Office/Retail Loan.

“Specified Tenant Cure Conditions” means each of (i) the applicable Specified Tenant has cured all defaults under its lease and is paying full, unabated rent, (ii) the applicable Specified Tenant is in actual, physical occupancy of its space (or the applicable portion thereof) and is paying full, unabated rent, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has reaffirmed its lease as being in full force and effect, and is paying full, unabated rent, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease in accordance with clause (v) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms of the loan documents for at least five years and is paying full, unabated rent, and (v) with respect to any bankruptcy or insolvency proceeding involving the applicable Specified Tenant, the applicable Specified Tenant is no longer insolvent or bankrupt and has affirmed its lease pursuant to an order of a court of competent jurisdiction, and is paying full, unabated rent.

CITYSCAPE - EAST OFFICE/RETAIL

A “Specified Tenant Extension Deadline” means the earlier of (i) the date occurring one year prior to the expiration of the applicable term of the applicable Specified Tenant’s lease or (ii) the last day set forth in the applicable Specified Tenant lease for the effective exercise of the option to extend or renew the term of the applicable Specified Tenant lease.

A “CityScape – East Office/Retail Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the CityScape – East Office/Retail Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to any CityScape – East Office/Retail Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, in each case, so long as no other CityScape – East Office/Retail Trigger Period then exists.

Notwithstanding the foregoing, a CityScape – East Office/Retail Trigger Period will not be deemed to (i) commence at any time prior to July 1, 2014 with regard to events described in clauses (A)(ii) and (A)(iii) of the definition of CityScape – East Office/Retail Trigger Period and (ii) expire in the event that a CityScape – East Office/Retail Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of its space in excess of one full floor (approximately 22,988 SF of gross leasable area), (iii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the Specified Tenant and (v) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions set forth in the loan documents for the applicable renewal term; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the Specified Tenant, in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or, (2) the borrower leasing all of the Specified Tenant space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) paying the full amount of rent due under such replacement lease(s), or (3) when the amount on deposit in the Specified Tenant reserve equals $35 per square foot of the applicable Specified Tenant space.

■
Lockbox and Cash Management.  The borrower is required to deposit all rent into a lender controlled lockbox account on each business day during the term of the CityScape – East Office/Retail Loan.  So long as a CityScape – East Office/Retail Trigger Period is not then in effect, all funds in the lockbox account will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a CityScape – East Office/Retail Trigger Period, the lender, on the borrower’s behalf, will establish an eligible cash management account with the lender or the servicer.  If a CityScape – East Office/Retail Trigger Period has occurred and is continuing, all funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the CityScape – East Office/Retail Loan, the lender may apply any funds in the cash management account to amounts payable under the CityScape – East Office/Retail Loan and/or toward the payment of expenses of the CityScape – East Office/Retail Property, in such order of priority as the lender may determine.

■
Property Management.  The CityScape – East Office/Retail Property is currently managed by RED Property Management, LLC.  RED Property Management, LLC is an affiliate of the borrower.  The management fee of up to three percent of rents from the CityScape – East Office/Retail Property payable to RED Property Management, LLC is subordinated to the CityScape – East Office/Retail Whole Loan.  Under the loan documents, the CityScape – East Office/Retail Property may be managed by a manager for which Rating Agency Confirmation has been obtained. The lender has the right to require that the borrower terminate the management agreement and replace the manager (i) during an event of default by the borrower under the CityScape – East Office/Retail Whole Loan,

CITYSCAPE - EAST OFFICE/RETAIL

after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

■
Mezzanine or Subordinate Indebtedness.  Simultaneously with the closing of the CityScape – East Office/Retail Loan, NMTC 22 CityScape, LLC (“NMTC CityScape”), the holder of 100% of the direct interests in the borrower, incurred a mezzanine loan in the original principal amount of $25,000,000 (the “CityScape – East Office/Retail Mezzanine Loan”). The lender under the CityScape – East Office/Retail Mezzanine Loan on the closing date of the CityScape – East Office/Retail Mezzanine Loan was GV Cityscape Mezz Lender, LLC, an affiliate of GEM Realty Managers V, L.P.  The CityScape – East Office/Retail Mezzanine Loan has a maturity date of January 1, 2024 and bears interest at a fixed rate of interest of 11.5% from the closing date of the CityScape – East Office/Retail Mezzanine Loan to 12/31/2018 and thereafter at a fixed rate of interest equal to 13.5% from 1/1/2019 to the maturity date of the CityScape – East Office/Retail Mezzanine Loan.  In the event that excess cash flow from the CityScape – East Office/Retail Property is insufficient to pay interest on the CityScape – East Office/Retail Mezzanine Loan in excess of 7%, the failure of the mezzanine borrower under the CityScape – East Office/Retail Mezzanine Loan to pay interest in excess of 7% will not constitute an event of default under the CityScape – East Office/Retail Mezzanine Loan nor will such unpaid excess accrue.  The CityScape – East Office/Retail Mezzanine Loan documents prohibit the borrower under the CityScape – East Office/Retail Mezzanine Loan from prepaying the CityScape – East Office/Retail Mezzanine Loan unless the CityScape – East Office/Retail Whole Loan has been prepaid in full or is simultaneously prepaid in full with the CityScape – East Office/Retail Mezzanine Loan.  The holder of the CityScape – East Office/Retail Mezzanine Loan and the lender executed and delivered an intercreditor agreement simultaneously with the origination of the CityScape – East Office/Retail Whole Loan.

■
Existing Unsecured Debt. In addition to the CityScape – East Office/Retail Mezzanine Loan, in connection with the development of the CityScape – East Office/Retail Property and the adjacent properties ground leased by affiliates of the related borrower and pursuant to new market tax credit procedures, NMTC CityScape, incurred on November 4, 2009 additional financing of which two new-market tax credit notes remain outstanding, one in the principal amount of $5,338,000 (“NMTC C-1 Note”) and the other in the principal amount of $14,462,000 (“NMTC C-2 Note”). NMTC C-1 Note bears interest at a fixed rate of interest equal to 3.6% and interest thereon is paid quarterly. NMTC C-1 Note is beneficially owned by an unaffiliated third party. NMTC C-2 Note bears interest at a fixed rate of interest equal to 1.0% and interest thereon is paid quarterly. NMTC C-2 Note is beneficially owned by an affiliate of NMTC CityScape. Both NMTC C-1 Note and NMTC C-2 Note mature on November 3, 2016. Neither NMTC C-1 Note nor NMTC C-2 Note is secured by a pledge of the equity interests in the borrower but only a pledge of the cash distributions from the CityScape – East Office/Retail Property to NMTC CityScape. Each of the NMTC C-1 Note and the NMTC C-2 Note is subordinate by its terms to the CityScape – East Office/Retail Whole Loan. The CityScape – East Office/Retail Whole Loan is collecting a monthly reserve to be applied to the payment in full of NMTC C-1 Note on the maturity date thereof. It is expected that on the repayment of NMTC C-1 Note, NMTC C-2 Note will be cancelled or forgiven or otherwise redeemed.

■
Ground Lease. The CityScape – East Office/Retail Whole Loan is secured by a first mortgage encumbering the borrower’s leasehold interest in two ground leases, one of which leases the surface and air related to the CityScape – East Office/Retail Property to borrower and the other of which leases the sub-surface related to the CityScape – East Office/Retail Property to borrower.  As of the origination of the CityScape – East Office/Retail Loan, the fee interest under the ground leases was not encumbered by a mortgage.  The fee owner pursuant to both ground leases is the City of Phoenix, Arizona.  The surface and air ground lease has an initial maturity date of October 31, 2067 and may be extended by the borrower for three additional five-year periods.  Pursuant to the surface and air ground lease, the borrower may exercise at any time, including after the occurrence of an event of default under the surface and air ground lease (provided that borrower has cured any monetary default under the surface and air ground lease), the option to purchase the fee title to the ground leased premises for $5,000.   The sub-surface ground lease has an initial maturity date of not earlier than February 28, 2070, and may be extended by the borrower for three additional five-year periods.   In addition, the borrower may exercise the option to purchase the fee title to the sub-surface ground leased premises for $5,000 at any time after March 2035, including after the occurrence of an event of default under the ground lease (provided that borrower has cured any monetary default under the sub-surface ground lease).

CITYSCAPE - EAST OFFICE/RETAIL

■
GPLET Program.  The CityScape – East Office/Retail Property is subject to the two aforementioned ground leases with the City of Phoenix in order to facilitate the Government Property Lease Excise Tax (“GPLET”) real estate tax abatement program.  Under the GPLET program, the CityScape – East Office/Retail Property is assessed an excise tax in lieu of the assessment of ad valorem or other leasehold or real property taxes.  Furthermore, CityScape – East Office/Retail Property is subject to a total abatement of GPLET excise taxes for the first eight years following issuance of a final shell certificate of occupancy (or its equivalent) by the City of Phoenix as to buildings constructed pursuant to such ground leases (expiring in February 2018).  Thereafter, the CityScape – East Office/Retail Property will be assessed excise taxes at a flat rate for years nine through ten of approximately $1,304,658.  During years 11 through 20, the tax obligation then decreases to 80% of such amount, and then during years 21 through 30, the tax obligation decreases to 60% of such amount, decreasing every ten years thereafter by 20% until the obligation reaches zero at the end of year 50.  The borrower maintains the option to purchase the fee interest in the office/retail component of the CityScape – East Office/Retail Property at any time for $5,000, and the option to purchase the fee interest in the underground parking garage for $5,000 in March, 2035. If either option to purchase is exercised, the applicable portion purchased would no longer be enrolled in the GPLET program and would be subject to the full assessment of real estate taxes. The subleasehold interest in the adjacent parking structure is not, however, subject to an option to purchase by the borrower.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the CityScape – East Office/Retail Property, plus eighteen (18) months of business interruption coverage.” See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

THE CROSSROADS

The CROSSROADS
FOOD COURT

mobile
doc popcorn
JB ROBINSON JEWELERS

The CROSSROADS

Apartments
Constitution Boulevard
Teacher's Center
Marshall Music
Menard's
Celebration Cinemas
Stein Mart
Starbucks
D&W Grocery
Mixed Use Center
Burlington Coat Factory
JCPenney
Sears
Macy's
Craftsman Chop Co
Bravo's Steakhouse
Art Van Furniture
Self Storage
Bank of America
Best Buy
Target
Home Depot
Applebee's
World Market
Red Lobster
Westnedge Avenue

THE CROSSROADS

Kalamazoo
Parchment
BURKE ACRES
NORTHSIDE
WEST DOUGLAS
DOWNTOWN
EASTSIDE
ARCADIA
Western Michigan University
SOUTH SIDE
EDISON
KNOLLWOOD
WESTNEDGE HILL
OAKLAND-WINCHELL
MILWOOD
Western Michigan University Of Engineering
PARKVIEW HILLS
KALAMAZOO/BATTLE CREEK INTERNATIONAL AIRPORT
The Crossroads
6650 South Westnedge Avenue
Portage, MI 49024
Southland Mall
Kalamazoo Valley Community College
WEST PORTAGE
Portage
Fema Corporation
Schoolcraft
Borgess Medical Center
E MOSEL AVE
E PATERSON ST
W MAIN ST
KING HWY
HOWARD ST
PARKVIEW AVE
E CORK ST
STADIUM DR
W CENTRE AVE
E CENTRE AVE
Q AVE W
P AVE E
E S AVE
U AVE W
S WESTNEDGE AVE
PORTAGE RD
OAKLAND DR
SHAVER RD
Milwaukee
Chicago
Grand Rapids
Lansing
Detroit
Flint
South Bend
Toledo
Fort Wayne
Indianapolis
Cincinnati
Columbus
Champaign
Lake Michigan
Lake Huron
WI
MI
IL
IN
OH
CARTIFACT

THE CROSSROADS

THE CROSSROADS

THE CROSSROADS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Portage, Michigan	Cut-off Date Principal Balance	$99,878,765
Property Type	Retail	Cut-off Date Principal Balance per SF	$286.34
Size (SF)	348,810	Percentage of Initial Pool Balance	9.0%
Total Occupancy as of 11/30/2013	98.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/30/2013	96.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1980 / 2001	Mortgage Rate	4.42358%
Appraised Value	$152,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$14,976,152
Underwritten Expenses	$4,160,794	Escrows
Underwritten Net Operating Income (NOI)	$10,815,358	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,419,117	Taxes	$0	$0
Cut-off Date LTV Ratio	65.7%	Insurance	$0	$0
Maturity Date LTV Ratio	53.0%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.79x / 1.73x	TI/LC(2)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.4%	Other(2)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$100,000,000	100.0%	Principal Equity Distribution	$99,374,632	99.4%
Closing Costs	625,368	0.6

Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)
Reflects the rent under a master lease for one tenant, Frederick’s of Hollywood, who is expected to vacate upon lease expiration on 2/28/2014. The borrower is negotiating renewals for the remaining five master lease tenants and their in-place rents have been reflected in the underwriting. The DSCR based on Underwritten NOI / NCF assuming the six master lease tenants are no longer in occupancy and the master lease is not in place are 1.67x and 1.61x, respectively.  See “—Master Lease” below for further detail.

(2)	See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (“The Crossroads Loan”) is evidenced by a note in the original principal amount of $100,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in 348,810 SF of a regional mall located in Portage, Michigan (“The Crossroads Property”).  The Crossroads Loan was originated by Goldman Sachs Mortgage Company on November 12, 2013 and represents approximately 9.0% of the Initial Pool Balance.  The note evidencing The Crossroads Loan has an outstanding principal balance as of the Cut-off Date of $99,878,765 and has an interest rate of 4.42358% per annum.  The proceeds of The Crossroads Loan were used to provide equity to the borrower sponsor.

The Crossroads Loan had an initial term of 120 months and has a remaining term of 119 months.  The Crossroads Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in December 2023.  Voluntary prepayment of The Crossroads Loan is prohibited prior to the due date in September 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Crossroads Property is 348,810 SF of an approximately 769,770 SF regional mall located in Portage, Michigan. The Crossroads Property is located on the west side of South Westnedge Avenue, approximately 1.0 miles from Interstate 94 and 5.0 miles from the Central Business District of Kalamazoo. The boundaries of the immediate area are Interstate 94 to the north, Centre Avenue to the south, US-131 to the west and Portage Road to the east. Regional access is provided by Interstate 94, which provides access to Detroit and Chicago, and US-131, which provides access to Grand Rapids. The Crossroads Property was constructed in 1980 and was renovated for a total cost of approximately $18.0 million in 2001. The Crossroads Property space that constitutes collateral for The Crossroads Loan totals 348,810 SF and includes tenants such as Burlington Coat Factory, Finish Line, Victoria’s Secret, American Eagle Outfitters, Hollister, Express and Eddie Bauer. As of November 30, 2013, the Total Occupancy was 98.6% and Owned Occupancy was 96.9%. The Crossroads Property generates in-line, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for a minimum of two Januarys) sales of approximately $360 per SF and an occupancy cost of 15.0% as of November 30, 2013.

THE CROSSROADS

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at The Crossroads Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Sears	NR / NR / CCC+	152,754	19.8%	No	$184,832	$1.21	NA	$131	0.9%	NA
JCPenney	NR / NR / CCC	146,206	19.0	No	$153,410	$1.05	NA	NA	NA	NA
Macy’s	NR / Baa3 / BBB+	122,000	15.8	No	$125,460	$1.03	NA	$180	0.6%	NA
Burlington Coat Factory	NR / NR / B	82,000	10.7	Yes	$674,942	$8.23	1/31/2020	$85	9.6%	4, 5-year options
Total Anchors		502,960	65.3%

Jr. Anchors
Gap/Gap Kids/Baby Gap	BBB- / Baa3 / BBB-	11,578	1.5%	Yes	$327,115	$28.25	1/31/2015	$193	13.0%	1, 2-year option
Total Jr. Anchors		11,578	1.5%

Occupied In-line(3)		243,344	31.6%		$12,244,293	$50.32
Occupied Kiosk		512	0.1%		$0	$0.00
Occupied Storage		539	0.1%		$0	$0.00
Vacant Spaces		10,837	1.4%		$0	$0.00
Total Owned SF		348,810	45.3%
Total SF		769,770	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Anchor sales are estimates as of 12/31/2012. Junior Anchor sales are as of 10/31/2013.
(3)
Reflects the master lease rent for Frederick’s of Hollywood. Frederick’s of Hollywood is expected to vacate upon lease expiration on 2/28/2014. The borrower is negotiating renewals for the remaining master lease tenants and the in-place rents have been reflected in the underwriting. See “—Master Lease” below for further detail.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Crossroads Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Burlington Coat Factory	NR / NR / B	82,000	23.5%	$583,718	7.0%	$7.12	1/31/2020	$85	9.6%	4, 5-year options
Finish Line	NR / NR / NR	7,770	2.2	266,337	3.2	34.28	2/28/2019	$490	13.6%	NA
Victoria’s Secret	BB+ / Ba1 / BB+	9,002	2.6	234,052	2.8	26.00	1/31/2023	$622	8.7%	NA
American Eagle Outfitters	NR / NR / NR	5,394	1.5	224,477	2.7	41.62	1/31/2023	$494	14.5%	NA
Hollister	NR / NR / NR	7,514	2.2	210,392	2.5	28.00	1/31/2016	$189	28.2%	NA
Express	NR / NR / NR	9,084	2.6	203,986	2.4	22.46	1/31/2017	$180	15.4%	NA
Eddie Bauer	NR / NR / NR	6,502	1.9	202,938	2.4	31.21	1/31/2018	$204	18.3%	NA
Gap/Gap Kids/Baby Gap	BBB- / Baa3 / BBB-	11,578	3.3	198,678	2.4	17.16	1/31/2015	$193	13.0%	1, 2-year option
Zales Jewelers	NR / NR / NR	1,982	0.6	197,740	2.4	99.77	1/31/2015	$624	16.0%	NA
Champs Sports	NR / NR / NR	5,363	1.5	193,068	2.3	36.00	4/30/2016	$373	17.8%	NA
Ten Largest Owned Tenants		146,189	41.9%	$2,515,388	30.1%	$17.21
Remaining Owned Tenants		191,784	55.0	5,840,247	69.9	30.45
Vacant Spaces (Owned Space)		10,837	3.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		348,810	100.0%	$8,355,635	100.0%	$24.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.

THE CROSSROADS

The following table presents certain information relating to the lease rollover schedule at The Crossroads Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	24,567	7.0%	7.0%	$0	0.0%	$0.00	9
2014	27,019	7.7	14.8%	899,400	10.8	33.29	11
2015	23,840	6.8	21.6%	747,684	8.9	31.36	6
2016	51,106	14.7	36.3%	1,620,675	19.4	31.71	16
2017	35,580	10.2	46.5%	953,770	11.4	26.81	11
2018	24,429	7.0	53.5%	763,456	9.1	31.25	8
2019	7,770	2.2	55.7%	266,337	3.2	34.28	1
2020	85,300	24.5	80.2%	688,097	8.2	8.07	2
2021	1,508	0.4	80.6%	160,000	1.9	106.10	1
2022	17,365	5.0	85.6%	1,050,208	12.6	60.48	11
2023	32,320	9.3	94.8%	991,551	11.9	30.68	9
2024	7,169	2.1	96.9%	214,457	2.6	29.91	2
2025 & Thereafter	0	0.0	96.9%	0	0.0	0.00	0
Vacant	10,837	3.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	348,810	100.0%		$8,355,635	100.0%	$24.72	87

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at The Crossroads Property:

Historical Leased %(1)
	2010	2011	2012	As of 11/30/2013
Owned Space	96.5%	95.9%	93.0%	96.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Crossroads Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 10/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,720,074	$7,797,389	$7,482,468	$7,793,704	$8,355,635	$23.95
Overage Rent	179,867	221,458	222,546	154,684	114,440	0.33
Other Rental Revenue(3)	1,139,504	1,121,477	1,092,119	1,013,507	1,013,507	2.91
Gross Up Vacancy	0	0	0	0	841,323	2.41
Total Rent	$9,039,445	$9,140,324	$8,797,133	$8,961,895	$10,324,904	$29.60
Total Reimbursables	4,994,705	4,841,976	4,597,250	5,209,696	5,239,978	15.02
Other Income	246,976	275,476	230,007	252,593	252,593	0.72
Vacancy & Credit Loss	(4,075)	(104,035)	74,378	2,686	(841,323)	(2.41)
Effective Gross Income	$14,277,050	$14,153,741	$13,698,768	$14,426,871	$14,976,152	$42.93

Total Operating Expenses	$4,300,445	$4,318,898	$4,291,256	$4,156,637	$4,160,794	$11.93

Net Operating Income	$9,976,606	$9,834,843	$9,407,513	$10,270,234	$10,815,358	$31.01
TI/LC	0	0	0	0	267,181	0.77
Capital Expenditures	0	0	0	0	129,060	0.37
Net Cash Flow	$9,976,606	$9,834,843	$9,407,513	$10,270,234	$10,419,117	$29.87

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on the 11/30/2013 rent roll with rent steps through 2/28/2015. Reflects the master lease rent for Frederick’s of Hollywood. Frederick’s of Hollywood is expected to vacate upon lease expiration on 2/28/2014. The borrower is negotiating renewals for the remaining master lease tenants and the in-place rents have been reflected in the underwriting. The DSCR based on Underwritten NOI / NCF assuming the six master lease tenants are no longer in occupancy and the master lease is not in place are 1.67x and 1.61x, respectively.  See “—Master Lease” below for further detail.

(3)	Inclusive of kiosk, temporary tenant, specialty leasing and other miscellaneous income.

THE CROSSROADS

■	Appraisal. According to the appraisal, The Crossroads Property had an “as-is” appraised value of $152,000,000 as of an effective date of October 18, 2013.

■
Environmental Matters.  According to a Phase I environmental report, dated November 5, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at The Crossroads Property.

■
Market Overview and Competition.  The Crossroads Property is part of a regional mall located in Portage, Michigan.  The Crossroads Property is located in the Kalamazoo-Portage metropolitan statistical area located on the west side of South Westnedge Avenue, approximately 1.0 mile south of Interstate 94.  As of 2013, the population within a ten mile radius of The Crossroads Property was 227,245 with an average household income of $62,592. The Crossroads Property is a primary asset in the local trade area with limited direct competition. The nearest regional mall competition is located 24.0 miles away.

The following table presents certain information relating to the primary competition for The Crossroads Property:

Competitive Set(1)
	The Crossroads	Lakeview Square	RiverTown Crossings	Woodland Mall
Distance from Subject	-	24.0 miles E	55.0 miles N	50.0 miles N
Property Type	Regional Mall	Regional Center	Super-Regional Center/Mall	Super-Regional Center/Mall
Year Built	1980	1982	1999	1968
Total GLA	769,770	558,403	1,403,592	1,158,972
Total Occupancy	99%	91%	97%	98%
Anchors	Sears, JC Penney, Macy’s, Burlington Coat Factory	Sears, Macy’s, JC Penney	Dick’s Sporting Goods, JC Penney, Kohl’s, Macy’s, Sears, Younkers	JC Penney, Sears, Macy’s, Barnes & Nobles, Kohl’s

(1)	Appraisal dated 10/18/2013.

■
The Borrower.  The borrower is Kalamazoo Mall L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Crossroads Loan. GGP Limited Partnership is the non-recourse carveout guarantor under The Crossroads Loan.

■
Escrows. At origination, GGP Limited Partnership, an affiliate of the borrower, delivered to the lender (i) a guarantee of certain deferred maintenance totaling $194,000 at The Crossroads Property, and (ii) a guarantee of certain unfunded obligations totaling $268,680 at The Crossroads Property, in each case in lieu of a cash reserve for the same amount. On each due date during the continuance of a Crossroads Cash Trap Period or a Crossroads Trigger Period, the borrower is required to fund (1) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless, in the case of insurance payments, the borrower provides evidence that the required insurance is being provided under any blanket policy that has been paid in full from General Growth Properties, Inc. or one of its affiliates, (2) a tenant improvement and leasing commission reserve in the monthly amount of $22,266, subject to a maximum total escrowed amount of $267,197, and (3) a capital expenditure reserve in the monthly amount of $5,567, subject to a maximum total escrowed amount of $66,799.

On each due date during the continuance of a Crossroads Cash Trap Period for so long as the lender has not initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to The Crossroads Property, the loan documents require that all excess amounts on deposit in the lockbox account (after the payment of debt service on The Crossroads Loan and (if there is no event of default under The Crossroads Loan) any permitted mezzanine debt, disbursements for budgeted operating expenses and the funding of required monthly escrows, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures) be reserved and held as additional collateral for The Crossroads Loan.  On each due date during the continuance of a Crossroads Trigger Period (but not a Crossroads Cash Trap Period) for so long as the lender has not initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to The Crossroads Property, the loan documents require that all excess amounts on deposit in the lockbox account (after the payment of debt service on The Crossroads Loan and (if there is no event of default under The Crossroads Loan) any permitted mezzanine debt, and the funding of required monthly escrows, real estate taxes, insurance, tenant improvements, leasing commissions and capital expenditures) be remitted to the borrower’s operating account.  Notwithstanding the

THE CROSSROADS

foregoing, during the continuance of a Crossroads Cash Trap Period the borrower may obtain disbursements from such excess amounts for payment of capital expenditures, tenant improvements and leasing commissions to the extent funds in the reserve accounts dedicated to such expenses are insufficient.

A “Crossroads Cash Trap Period” means any period (i) commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.30x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.30x, (ii) during the continuance of an event of default under the documentation evidencing any permitted mezzanine debt, after the expiration of any applicable grace and cure period, (iii) during the continuance of an event of default under The Crossroads Loan, for so long as the lender has not initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to The Crossroads Property or (iv) commencing when (a) any two of Sears, JC Penney, Burlington Coat Factory or Macy’s either (1) vacate the space leased by it as of the origination date of The Crossroads Loan (or the borrower reasonably determines in good faith that such tenant has a definite intention to vacate) or (2) is the subject of bankruptcy or similar proceedings and (b) the pro forma debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for twelve-month period immediately preceding the most recently ended fiscal quarter is less than 1.30x, and terminating either (a) when one or more replacement tenants has replaced one of the two tenants that have vacated their spaces and such replacement tenant(s) is open and operating (or, in the case of a tenant replacing Burlington Coat Factory, has taken occupancy and begun to pay rent) with respect to at least the greater of (1) 75% of the space that had been vacated by the tenant that the replacement tenant is replacing and (2) the minimum amount of space required to be occupied in order to avoid the triggering of co-tenancy provisions under leases at The Crossroads Property accounting for at least 70% of the rent payable by tenants whose leases contain co-tenancy provisions (or, if applicable, the bankrupt tenant has affirmed its lease) or (b) as of the end of the second fiscal quarter in which the pro forma debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for the twelve-month period immediately preceding each such fiscal quarter end is equal to or greater than 1.30x, provided in the case of this clause (b) that at least 24 months have passed since the date on which the second tenant vacated its space.

A “Crossroads Trigger Period” means any period (i) commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.50x and terminating as of the end of the second fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of The Crossroads Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.50x, (ii) commencing when the borrower fails to deliver certain financial reports to the lender as required under the loan agreement and terminating when such reports are so delivered and the reports indicate that, in fact, no Crossroads Trigger Period is continuing or (iii) commencing when any one of Sears, JC Penney, Burlington Coat Factory or Macy’s either (a) vacate the space it occupied as of the origination date of The Crossroads Loan (or the borrower reasonably determines in good faith that such tenant has a definite intention to vacate) or (b) is the subject of bankruptcy or similar proceedings, and terminating when one or more replacement tenants has replaced the tenant that has vacated its space and such replacement tenant(s) is open and operating (or, in the case of a tenant replacing Burlington Coat Factory, has taken occupancy and begun to pay rent) with respect to at least the greater of (a) 75% of the space that had been vacated by the tenant that the replacement tenant is replacing and (b) the minimum amount of space required to be occupied in order to avoid the triggering of co-tenancy provisions under leases at The Crossroads Property accounting for at least 70% of the rent payable by tenants whose leases contain co-tenancy provisions (or, if applicable, the bankrupt tenant has assumed its lease).

THE CROSSROADS

■
Lockbox and Cash Management.  The Crossroads Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled blocked account.  The loan documents also require that all rents and other amounts (other than (i) de minimis amounts collected at The Crossroads Property not exceeding $100,000 per year, (ii) certain multi-property, parent-level sponsorship revenue and (iii) as long as a Crossroads Cash Trap Period or a Crossroads Trigger Period is not continuing, the monthly master lease rent payment) received by the borrower or the property manager be deposited into a blocked account under lender’s control within three business days after receipt.  On each business day that no Crossroads Cash Trap Period, Crossroads Trigger Period or event of default under The Crossroads Loan is continuing, all amounts in the blocked account are required to be swept to an operating account pledged to lender but accessible by borrower.  On each business day during the continuance of a Crossroads Cash Trap Period or a Crossroads Trigger Period, all amounts in the blocked account are required to be swept to a lender-controlled cash management account.  On each business day during the continuance of a Crossroads Trigger Period (but not a Crossroads Cash Trap Period), all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to the borrower’s operating account.

If the lender has initiated foreclosure proceedings, exercised a power of sale or initiated proceedings for the appointment of a receiver with respect to The Crossroads Property, the lender may apply any funds in any of the accounts constituting collateral for The Crossroads Loan to amounts payable under The Crossroads Loan and/or toward the payment of expenses of The Crossroads Property, in such order of priority as the lender may determine.

■
Master Lease. The borrower has entered into a master lease with GGP Limited Partnership (the “Master Lease”) that covers the space currently occupied by six tenants.  Five of those tenants, representing approximately 5.1% of the total underwritten base rent at The Crossroads Property, are subject to leases that are scheduled to expire in January 2014, and the other tenant, representing approximately 0.7% of the total underwritten base rent at The Crossroads Property, is subject to a lease that is scheduled to expire in February 2014.  The annual rent under the Master Lease is $776,964, which may be reduced in connection with re-leasing of the space and increases in net operating income at The Crossroads Property.  The Master Lease will remain in effect until either (i) leases are executed for the entire space with terms of at least 24 months and an aggregate rent of at least $776,964 or (ii) the rent payable under the Master Lease is reduced to $0 for two consecutive quarters.  No rent payments under the Master Lease shall be required to be remitted to the cash management account, unless a Crossroads Trigger Period, Crossroads Cash Trap Period or event of default under The Crossroads Loan is continuing.

■
Property Management.  The Crossroads Property is currently self-managed by the borrower.  Under the loan documents, The Crossroads Property must remain managed by (i) General Growth Management, Inc., (ii) General Growth Services, Inc., (iii) any affiliate of General Growth Properties, Inc. (which may be the borrower if and so long as General Growth Properties, Inc. owns no less than a 35% interest in the borrower), or (iv) a reputable and experienced management company possessing experience in managing properties of similar size and scope to The Crossroads Property that is otherwise reasonably acceptable to the lender and with respect to which the lender has received Rating Agency Confirmation.  To the extent The Crossroads Property is not self-managed, during the continuance of an event of default under The Crossroads Loan, a material default by the property manager under the management agreement after the expiration of any applicable cure period or the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, the lender may require the borrower to terminate the management agreement and engage a property manager meeting the requirements in the immediately preceding sentence (and, during the continuance of an event of default under The Crossroads Loan, the lender may require the borrower to terminate any management agreement between the borrower and an affiliate of the borrower).  In addition, during the continuance of a monetary or other material event of default under The Crossroads Loan, the lender may elect to prohibit payment of any management or leasing fees from amounts contained in any of the accounts constituting collateral for The Crossroads Loan.

THE CROSSROADS

■
Release and Addition of Collateral. The borrower may obtain the release of certain vacant, non-income producing and unimproved parcels in connection with the conveyance of such parcels to one or more third parties that are not owned or controlled by the borrower, without the payment of a release price, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under The Crossroads Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy relating to The Crossroads Property, to the extent that the release would reasonably be expected to adversely affect the lender’s rights under such title insurance policy, (iv) delivery of evidence that the release will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of The Crossroads Property, and (v) delivery of Rating Agency Confirmation.

The borrower may also substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under The Crossroads Loan, (ii) delivery of a REMIC opinion, (iii) delivery of either a title policy or an endorsement to the existing title policy relating to the substitute parcel, (iv) delivery of evidence that the substitution will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of The Crossroads Property, (v) the substitute property must be reasonably equivalent in use, value and condition to the parcel being substituted, (vi) delivery of an environmental report and (vii) delivery of Rating Agency Confirmation.

In addition to the foregoing, the borrower may acquire certain parcels of land to be added to The Crossroads Property, subject to certain conditions set forth in the loan agreement, including among others: (i) no event of default continuing under The Crossroads Loan, (ii) delivery of a REMIC opinion, (iii) delivery of either a title policy or an endorsement to the existing title policy relating to the acquired parcel, (iv) delivery of an officer’s certificate stating that the expansion will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use or possession of The Crossroads Property, (v) delivery of an environmental report and (v) delivery of Rating Agency Confirmation.

■
Mezzanine or Subordinate Indebtedness.  Mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for The Crossroads Loan (or from multiple lenders, to the extent that more than 50% of such debt is held by such qualified institutional lenders) to a direct or indirect equity owner of the borrower that is secured by a pledge of direct or indirect equity interests in the borrower, so long as (i) immediately after giving effect to such mezzanine debt, the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 62.5%, (ii) immediately after giving effect to such mezzanine debt, the aggregate debt service coverage ratio (as calculated under the loan documents) is at least 1.81x, (iii) a subordination and intercreditor agreement is received by the lender, (iv) such mezzanine debt is either coterminous with The Crossroads Loan or prepayable without premium or penalty from and after the maturity date of The Crossroads Loan, (v) if such mezzanine debt bears a floating rate of interest, the borrower obtains an interest rate cap or swap agreement acceptable to the lender in its reasonable discretion, (vi) such mezzanine loan is a current-pay loan with no “pay-in-kind” feature and (vii) Rating Agency Confirmation has been obtained.

THE CROSSROADS

■
Terrorism Insurance.  So long as TRIPRA or a similar statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of The Crossroads Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower (i) will be required to carry terrorism insurance throughout the term of The Crossroads Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount and (ii) will be permitted to maintain deductibles of up to 3% of the total insurable value of The Crossroads Property.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than is customary for similar policies covering similar properties in the geographic market in which The Crossroads Property is located.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for The Crossroads Property are separately allocated to The Crossroads Property and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

1500 SPRING GARDEN

1500 SPRING GARDEN

1500 Spring Garden
1500 Spring Garden Street
Philadelphia, PA 19130
Philadelphia
CHINATOWN
CENTER CITY
RITTENHOUSE ROW
VINE STREET EXPY
FAIRMOUNT AVE
WALLACE ST
MT VERNON ST
GREEN ST
BRANDYWINE ST
SPRING GARDEN ST
HAMILTON ST
CALLOWHILL ST
RACE ST
CHERRY ST
ARCH ST
JOHN F KENNEDY BLVD
FILBERT ST
MARKET ST
CHESTNUT ST
WALNUT ST
LOCUST ST
SPRUCE ST
PINE ST
LOMBARD ST
SOUTH ST
BRAINBRIDGE ST
FITZWATER ST
CATHARINE ST
CHRISTIAN ST
RIDGE AVE
BENJAMIN FRANKLIN PKWY
S BROAD ST
N BROAD ST
The Barnes Museum
Franklin Institute
Logan Square
Philadelphia Community College
The Pennsylvania Convention Center
The Gallery at Market East
City Hall
Centre Square
JFK Plaza
Rittenhouse Square
Franklin Square
National Constitution Center
Independence National Historic Park
Washington Square Park
Property Types
Office
Retail
Hotel & Club
Cultural & Entertainment
Civic & Institutional
Educational Facilities
Medical
Religious
Prominent Residential
Residential
Parking
Transit
Development
Industrial
Unknown
CARTIFACT.
Boyertown
Doylestown
Harleysville
PENNSYLVANIA
Woodside
Trenton
Southampton
Blue Bell
Levittown
Phoenixville
Norristown
Willow Grove
Bristol
Chester Springs
Cheltenham
Wayne
Malvern
Havertown
West Chester
Rose Tree
Philadelphia
Mt. Holly
Chester
Medford
Voorhees
NEW JERSEY
DELAWARE
Wilmington
Mantua
Berlin
Gloucester Township
Shamong
Glassboro
Pilesgrove

1500 SPRING GARDEN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Philadelphia, Pennsylvania	Cut-off Date Principal Balance(3)	$80,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$139.96
Size (SF)	1,068,125	Percentage of Initial Pool Balance	7.2%
Total Occupancy as of 8/31/2013	87.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2013	87.5%	Type of Security	Both Fee Simple and Leasehold
Year Built / Latest Renovation	1947 / 2000	Mortgage Rate	4.33000%
Appraised Value	$197,200,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Underwritten Revenues	$23,956,145
Underwritten Expenses	$9,308,337	Escrows
Underwritten Net Operating Income (NOI)	$14,647,808	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,862,680	Taxes	$294,699	$29,470
Cut-off Date LTV Ratio(1)	75.8%	Insurance	$62,938	$15,735
Maturity Date LTV Ratio(1)(2)	73.6%	Replacement Reserves(4)	$1,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	2.23x / 2.11x	TI/LC(5)	$9,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 9.3%	Other(6) (7)	$1,775,489	$100,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$149,500,000	73.5%	Purchase Price	$188,000,000	92.4%
Principal’s New Cash Contribution	43,828,503	21.5	Reserves	12,133,126	6.0
Other Sources	10,136,007	5.0	Other Uses	1,786,859	0.9
Closing Costs	1,544,525	0.8
Total Sources	$203,464,510	100.0%	Total Uses	$203,464,510	100.0%

(1)	Calculated based on the 1500 Spring Garden Whole Loan.
(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $203,200,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 75.8%.   See “– Appraisal” below.

(3)
The Cut-off Date Balance of $80,000,000 represents the note A-1 of a $149,500,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $69,500,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(4)
An amount equal to $17,802 is required to be deposited into the replacement reserve on each due date following the date on which funds on deposit in the replacement reserve account are less than $300,000 until the funds on deposit in the replacement reserve account are equal to or greater than $500,000.  See “—Escrows” below.

(5)
An amount equal to $89,010 is required to be deposited into the TI/LC reserve on each due date following the date on which funds on deposit in the TI/LC reserve account are less than $3,000,000 until funds on deposit in the TI/LC reserve account are equal to or greater than $5,000,000.  See “—Escrows” below.

(6)
The other upfront reserve of $1,775,489 represents an unfunded free rent reserve ($713,731), an unfunded TI/LC reserve ($1,033,667) and a leasehold income replacement reserve ($28,091).  See “—Escrows” below.

(7)
An amount equal to $100,000 is required to be deposited into an unfunded free rent reserve on each due date until a total of $1,913,731 has been deposited into the free rent reserve. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “1500 Spring Garden Loan”) is part of a whole loan structure (the “1500 Spring Garden Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 1,068,125 SF office building and leasehold interest in a 66,265 SF parking lot located in Philadelphia, Pennsylvania (collectively, the “1500 Spring Garden Property”). The 1500 Spring Garden Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance and the related companion loan (the “1500 Spring Garden Companion Loan”) (evidenced by note A-2), which is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $69,500,000. The 1500 Spring Garden Whole Loan was originated on November 15, 2013 by Citigroup Global Markets Realty Corp.  The 1500 Spring Garden Whole Loan had an original principal balance of $149,500,000 and each note has an interest rate of 4.33000% per annum.  The proceeds of the 1500 Spring Garden Whole Loan were used to acquire the 1500 Spring Garden Property. The 1500 Spring Garden Whole Loan will be serviced under the 2014-GC18 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the 1500 Spring Garden Loan and the 1500 Spring Garden Companion Loan.

1500 SPRING GARDEN

The 1500 Spring Garden Loan has an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest only payments. The scheduled maturity date of the 1500 Spring Garden Loan is the due date in December 2018.  Voluntary prepayment of the 1500 Spring Garden Loan is permitted on or after the due date in September 2018.  Defeasance of the 1500 Spring Garden Loan (which requires defeasance of both the 1500 Spring Garden Loan and the 1500 Spring Garden Companion Loan, other than in connection with a partial defeasance relating to a release of the parking parcel (see “Partial Release”, below)) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time after the earlier to occur of (i) November 15, 2017 and (ii) the second anniversary of the date on which the last portion of the 1500 Spring Garden Whole Loan has been securitized.

■
The Mortgaged Property.  The 1500 Spring Garden Property is a 1,068,125 SF, Class A office building situated on a 3.87 acre site located in the central business district of Philadelphia, Pennsylvania and a separate parking lot located along Spring Garden Street, between Broad and 16th Streets containing approximately 66,265 SF. The 1500 Spring Garden Property is a former pharmaceutical research and manufacturing facility that was originally constructed in 1947 and converted to Class A office space in 2000.  Over $100 million of improvements were made to the 1500 Spring Garden Property since 2000, including improvements to the façade, lobby, restroom, elevators, and the installation of state of the art power redundancies and data connectivity.  The 1500 Spring Garden Property has large efficient floor plates and features ground-level retail, a cafeteria, an on-site management office, on-site covered and surface parking, and an adjacent parking lot. As of August 31, 2013, the Total Occupancy and Owned Occupancy were both 87.5%.

The following table presents certain information relating to the tenants at the 1500 Spring Garden Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Independence Blue Cross(2)	NR / NR / NR	186,608	17.5%	$3,119,984	17.1%	$16.72	2/28/2019	NA
Sungard Availability Services	NR / NR / NR	135,083	12.6	3,080,869	16.9	22.81	8/31/2020	2, 5-year options
Thomson Reuters(3)	BBB+ / Baa2 / BBB+	123,453	11.6	2,840,591	15.6	23.01	10/31/2024	2, 5-year options
CBS Broadcasting Inc. (4)	BBB / Baa2 / BBB	119,457	11.2	2,377,891	13.0	19.91	2/28/2027	See footnote 4
Day & Zimmermann Group(5)	NR / NR / NR	134,296	12.6	2,371,290	13.0	17.66	3/31/2023	3, 5-year options
Cigna-Healthspring, Inc.	BBB / Baa2 / NR	44,769	4.2	1,042,461	5.7	23.29	12/31/2019	2, 5-year options
North American Publishing(6)	NR / NR / NR	51,234	4.8	878,109	4.8	17.14	1/31/2026	1, 5-year option
Stantec Consulting Services	NR / NR / NR	44,036	4.1	799,666	4.4	18.16	7/31/2020	2, 5-year options
Turner Construction	NR / NR / NR	23,983	2.2	467,669	2.6	19.50	8/31/2024	1, 5-year option
SB1 Federal Credit Union(7)	NR / NR / NR	22,572	2.1	456,394	2.5	20.22	12/31/2023	1, 5-year option
Ten Largest Tenants		885,491	82.9%	$17,434,924	95.5%	$19.69
Remaining Tenants		49,298	4.6	817,051	4.5	16.57
Vacant		133,336	12.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,068,125	100.0%	$18,251,975	100.0%	$19.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Independence Blue Cross lease expires on various dates: 55,200 SF expires on 11/30/2015, 32,607 SF expires on 2/28/2016, 13,592 SF expires on 3/31/2016, and 85,209 SF expires on 2/28/2019.
(3)	Thomson Reuters has the option to terminate its lease on 6/30/2018 with 15 months’ notice and payment of $5,543,662.
(4)	CBS Broadcasting Inc. has three renewal options. The first option is for five years, the second option is for four years and eleven months, and the third option is for five years.
(5)	Day & Zimmermann Group Inc. has the option to terminate up to 26,319 SF effective 4/1/2018, with nine months’ notice and payment of unamortized base rent and TI/LCs.
(6)	North American Publishing has the option to terminate its lease on 2/28/2016 with one year’s notice.
(7)	SB1 Federal Credit Union has the option to terminate its lease on 12/31/2019 with one year’s notice and payment of unamortized TI/LCs, free rent, and five months’ base rent.

1500 SPRING GARDEN

The following table presents the lease rollover schedule at the 1500 Spring Garden Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	12,366	1.2%	1.2%	$46,780	0.3%	$3.78	3
2014	0	0.0	1.2%	0	0.0	0.00	0
2015	66,132	6.2	7.3%	1,063,752	5.8	16.09	2
2016	50,624	4.7	12.1%	866,572	4.7	17.12	2
2017	21,914	2.1	14.1%	434,252	2.4	19.82	1
2018	0	0.0	14.1%	0	0.0	0.00	0
2019	127,639	11.9	26.1%	2,508,141	13.7	19.65	1
2020	179,119	16.8	42.9%	3,880,535	21.3	21.66	2
2021	0	0.0	42.9%	0	0.0	0.00	0
2022	2,000	0.2	43.0%	60,000	0.3	30.00	1
2023	156,868	14.7	57.7%	2,827,684	15.5	18.03	2
2024	147,436	13.8	71.5%	3,308,259	18.1	22.44	2
2025 & Thereafter	170,691	16.0	87.5%	3,256,001	17.8	19.08	2
Vacant	133,336	12.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,068,125	100.0%		$18,251,975	100.0%	$19.53	18

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through 12/1/2014 ($180,025). UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to the following tenants’ leases: CBS Broadcasting Inc. ($178,443), Cigna-Healthspring, Inc. ($144,979), Temple University Health ($28,843), and Thomson Reuters ($248,078).

The following table presents certain information relating to historical leasing at the 1500 Spring Garden Property:

Historical Leased %(1)
	2011	2012	As of 8/31/2013
Owned Space	84.6%	84.4%	87.5%

(1)	As provided by the borrowers which reflects average occupancy for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1500 Spring Garden Property:

Cash Flow Analysis(1)
	2011	2012	TTM 8/31/2013	Underwritten	Underwritten $ per SF
Base Rent(2)	$15,728,372	$15,811,856	$16,331,997	$17,471,608	$16.36
Contractual Rent Steps	0	0	0	780,367	0.73
Gross Up Vacancy	0	0	0	2,338,134	2.19
Total Rent	$15,728,372	$15,811,856	$16,331,997	$20,590,109	$19.28
Total Reimbursables	4,229,513	4,501,198	4,782,257	5,050,905	4.73
Other Income(3)	450,707	482,165	505,383	653,265	0.61
Less Vacancy & Credit Loss	(82,559)	0	0	(2,338,134)	(2.19)
Effective Gross Income	$20,326,033	$20,795,219	$21,619,637	$23,956,145	$22.43

Total Operating Expenses	$7,171,339	$7,645,763	$8,492,537	$9,308,337	$8.71

Net Operating Income	$13,154,694	$13,149,456	$13,127,100	$14,647,808	$13.71
TI/LC	0	0	0	571,504	0.54
Capital Expenditures	0	0	0	213,625	0.20
Net Cash Flow	$13,154,694	$13,149,456	$13,127,100	$13,862,680	$12.98

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through 12/1/2014 ($180,025). UW Base Rent includes the present value of contractual rent steps (discounted at an 8.5% discount rate) pursuant to the following tenants’ leases: CBS Broadcasting Inc. ($178,443), Cigna-Healthspring, Inc. ($144,979), Temple University Health ($28,843), and Thomson Reuters ($248,078).

(3)	Includes parking income, tenant maintenance services, late fees, affiliate reimbursements for payroll expenses, and other miscellaneous items.

■
Appraisal.  According to the appraisal, the 1500 Spring Garden Property had an “as-is” appraised value of $197,200,000 as of an effective date of October 10, 2013 and an “as-stabilized” value of $203,200,000 as of November 1, 2014.

1500 SPRING GARDEN

■
Environmental Matters.  Based on a Phase I environmental report dated October 21, 2013, the environmental consultant recommended that a limited subsurface investigation be conducted, in order to characterize subsurface soil and/or groundwater conditions at the location of a historical auto service facilities located on a parcel that is currently being used as a parking lot. A Phase II environmental report dated December 20, 2013 was completed to assess subsurface conditions and no further action was recommended. Further, the environmental consultant recommended that the borrowers adhere to an asbestos operations and maintenance plan which is already in place.

■
Market Overview and Competition.  The 1500 Spring Garden Property is located in the northern periphery of Center City, Philadelphia, Pennsylvania.  Center City Philadelphia is characterized by high density commercial, institutional, recreational and residential land uses.  Primary access to the neighborhood is provided by Interstate 676 (the Vine Street Expressway) linking Interstate 76 to the west with Interstate 95 to the east with an interchange on North Broad Street. North Broad Street is the primary north-south arterial. Major east-west roads include Spring Garden Street, Callowhill Street and Fairmount Avenue. The Southeastern Pennsylvania Transportation Authority (SEPTA) provides bus service along both Spring Garden and Broad Street. Public rail service is available via the Broad Street subway within walking distance of the 1500 Spring Garden Property.

According to a market report, as of the third quarter of 2013, the Philadelphia Central Business District (“CBD”) office market consisted of 62.6 million SF comprised of 791 buildings.  The direct vacancy rate was 10.0% and the average gross rental rate was $24.69 per SF.  Class A office properties within the Philadelphia CBD market reported a direct vacancy of 12.8% and an average gross rent of $26.12 per SF.  According to the market report, there are currently no properties under construction in the Philadelphia CBD market.

The 1500 Spring Garden Property is located in the Market Street West submarket, which consists of 40.2 million SF comprised of 404 buildings.  The Market Street West submarket ended the third quarter of 2013 with a direct vacancy rate of 10.6% and an average gross rent of $26.39 per SF.

Within the Market Street West submarket, there is approximately 27.6 million SF, comprised of 44 buildings, of Class A office properties with a direct vacancy rate of 13.6% and an average gross rent of $27.11 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 1500 Spring Garden Property:

Office Lease Comparables(1)(2)
	1500 Spring Garden	833 Chestnut	801 Market	401 Market	Two Penn Center	1700 Market
Year Built / Renovated	1947 / 2000	1926 / 2000	1931 / 2002	NAV / NAV	1958 / 1988	1968 / 1989
Total GLA	1,068,125	677,413	927,931	481,958	502,531	841,172
Total Occupancy	88%	91%	80%	78%	74%	81%
Quoted Rent Rate per SF(3)		$23.00 + E	$22.50 + E	$25.00 + E	$22.50 + E	$26.50 + E
Expense Basis(4)		Mod Gross	Mod Gross	Mod Gross	Mod Gross	Mod Gross

	1801 Market	1818 Market	1835 Market	1900 Market
Year Built / Renovated	1981 / NAV	1971 / 1991	1986 / NAV	1981 / 1995
Total GLA	667,825	981,743	686,503	456,922
Total Occupancy	69%	82%	76%	31%
Quoted Rent Rate per SF(3)	$26.50 + E	$27.50 + E	$25.50	$20.00
Expense Basis(4)	Mod Gross	Mod Gross	Full Service	Full Service

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	+ E means plus electricity.
(4)	Mod Gross means modified gross lease structure.

1500 SPRING GARDEN

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 1500 Spring Garden Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
One & Two Commerce Square	Philadelphia	September 2013	1987	1,896,142	$331,800,000	$174.99	89%
100 Independence Mall West	Philadelphia	September 2013	1965	392,689	$ 48,288,695	$122.97	84%
2000 Market	Philadelphia	March 2013	1972	665,649	$109,650,000	$164.73	96%
Two Penn Center	Philadelphia	October 2012	1956	505,103	$ 66,500,000	$131.66	80%
1700 Market	Philadelphia	September 2011	1969	841,172	$143,500,000	$170.60	87%

(1)	Source: Appraisal.

■
The Borrowers.  The borrowers are 1500 Net-Works Associates, L.P. and Broad and Spring Garden Parking Associates, L.P., both single-purpose, single-asset entities.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1500 Spring Garden Loan.  Elchonon Schwartz, Jack Cohen and Simon Singer are the non-recourse carveout guarantors under 1500 Spring Garden Loan.

■
Escrows.  At origination, the borrowers funded aggregate reserves of $12,133,126 with respect to the 1500 Spring Garden Property, comprised of: (i) $294,699 for real estate taxes; (ii) $62,938 for insurance; (iii) $1,000,000 for replacement reserves; (iv) $9,000,000 for future leasing costs; (v) $1,033,667 for certain unfunded obligations of the borrowers (including, without limitation, obligations related to tenant improvements); and (vi) $713,731 for future rent abatements under the existing leases.  On December 30, 2013, the borrowers funded reserves of $28,091 as a leasehold income replacement reserve, which amount represents the ground rent payable under the ground lease for January 2014 and February 2014.  Funds held in the leasehold income replacement reserve will be disbursed on the due dates occurring in January 2014 and February 2014 in an amount equal to the ground rent payable under the ground lease in such calendar month for deposit into a cash management account.

On each monthly due date, the borrowers are required to fund the following reserves with respect to the 1500 Spring Garden Property: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits are not required in respect of insurance premiums where the borrowers are maintaining an approved umbrella or blanket policy in accordance with the loan documents; (ii) to the extent that aggregate funds held in the replacement reserve are less than $300,000 until funds on deposit in the replacement reserve are equal to or greater than $500,000, a replacement reserve in the amount of $17,802; and (iii) to the extent that aggregate funds held in the TI/LC reserve are less than $3,000,000 until amounts on deposit in the TI/LC reserve are equal to or greater than $5,000,000, a TI/LC reserve in the amount of $89,010.

In addition, on each monthly due date during a 1500 Spring Garden Trigger Period, the borrowers are required to deposit (or cause to be deposited) into the cash management account, all excess cash flow generated by the 1500 Spring Garden Property after payment of (i) debt service and all required reserves described above and (ii) an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to the borrowers for payment of operating expenses and extraordinary operating expenses associated with the 1500 Spring Garden Property, to be held in an excess cash subaccount (the “1500 Spring Garden Excess Cash Reserve”).  To the extent that no event of default under the 1500 Spring Garden Whole Loan has occurred and is continuing and all funds in the TI/LC reserve have been expended in full, the lender is required to disburse to the borrowers funds in the 1500 Spring Garden Excess Cash Reserve solely with respect to tenant improvements and leasing commissions related to (i) 1500 Spring Garden Major Leases that have been approved by the lender in accordance with the terms and conditions of the loan agreement for the 1500 Spring Garden Whole Loan and (ii) non-1500 Spring Garden Major Leases that the lender has reasonably determined are on market terms, including, with respect to both (i) and (ii), the lender’s reasonable approval of the tenant improvements and leasing commissions contained therein and a budget for tenant improvement costs and a schedule of leasing commission payments with respect to such lease.  Upon termination of a 1500 Spring Garden Trigger Period and provided no event of default has occurred and is continuing, (i) to the extent that funds on deposit in the TI/LC reserve are less than $3,000,000, funds on deposit in the 1500 Spring Garden Excess Cash Reserve are to be deposited by lender into the TI/LC reserve in an

1500 SPRING GARDEN

amount up to $5,000,000 and any remaining amounts after such deposit into the TI/LC reserve are required to be disbursed to the borrowers and (ii) to the extent that funds on deposit in the TI/LC reserve are equal to or greater than $3,000,000, funds on deposit in the 1500 Spring Garden Excess Cash Reserve are required to be disbursed to the borrowers.

A “1500 Spring Garden Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the 1500 Spring Garden Property with the same tenant or its affiliate (and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), either (A) accounts for 10% or more of the total rental income for the 1500 Spring Garden Property, or (B) demises 100,000 square feet or more of the 1500 Spring Garden Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the 1500 Spring Garden Property (other than an option or right of first refusal or similar entitlement to lease additional space at the 1500 Spring Garden Property), (iii) the lease with Independence Blue Cross (“Blue Cross”) as of the closing date of the 1500 Spring Garden Whole Loan, and (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

A “1500 Spring Garden Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 1500 Spring Garden Whole Loan, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio is equal to or greater than 1.20x for two (2) consecutive calendar quarters, and (z) with regard to any 1500 Spring Garden Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the applicable Specified Tenant Cure Conditions, in each case, so long as no other 1500 Spring Garden Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) Blue Cross and any replacement lessee(s) of the space leased to Blue Cross (the “Specified Tenant”) being in monetary or other material default under its lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of 80% or more of its space (or application portion thereof), failing to be open to the public for business during customary hours, and/or “going dark”, (iii) Specified Tenant giving notice that it is terminating its lease for 25% or more of its total square footage, (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in bankruptcy or similar insolvency proceeding) and/or the lease with Specified Tenant failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew its lease, on or prior to the earlier to occur of (a) the date occurring at least more than 12 months prior to the expiration date of its lease and (b) the commencement of the renewal notice period required pursuant to the lease with Specified Tenant, for five years or more with respect to all of its space; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant, in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrowers leasing the entire space under the lease with the Specified Tenant for at least a minimum term of five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of rent due under its lease.

“Specified Tenant Cure Conditions” means either (A) each of the following, as applicable (i) the applicable Specified Tenant has cured all monetary and other material defaults under the applicable lease with the Specified Tenant, (ii) (I) the applicable Specified Tenant is in actual, physical possession of not less than eighty percent (80%) of its space (or applicable portion thereof), open to the public for business during customary hours, not “dark” in its space (or applicable portion thereof), and is paying full, unabated rent under its lease and the debt service coverage ratio is equal to or greater than 1.15x or (II) one or more tenants pursuant to leases entered into in accordance with the terms and conditions of loan agreement for the 1500 Spring Garden Whole Loan are in actual, physical possession of not less than eighty percent (80%) of its space (or applicable portion thereof), open to the public for business during customary hours, not “dark” in its space (or applicable portion thereof), and are paying full, unabated rent under the applicable lease or leases and the debt service coverage ratio is equal to or greater than 1.15x, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation

1500 SPRING GARDEN

notices with respect to the applicable lease with the Specified Tenant and has re-affirmed the applicable lease with the Specified Tenant as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable lease with the Specified Tenant in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period,” the applicable Specified Tenant has renewed or extended the applicable lease with the Specified Tenant in accordance with the terms of the loan agreement for a minimum period of 5 years and (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable lease with the Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease with the Specified Tenant pursuant to final, non-appealable order of a court of competent jurisdiction or (B) the debt service coverage ratio is equal to or greater than 1.40x for two (2) consecutive calendar quarters.

■
Ground Lease Fee Acquisition.  An affiliate of the borrowers has entered into a purchase agreement to acquire the underlying fee interest in the parking lot portion of the 1500 Spring Garden Property (which parking lot portion is, as of the Cut-Off Date, ground leased to the borrowers by the seller under the purchase agreement).  Once acquired, it is expected that the affiliate will transfer the fee interest in the parking lot portion of the 1500 Spring Garden Property to the borrowers and the fee interest will become collateral for the 1500 Spring Garden Whole Loan.  It is an event of default under the 1500 Spring Garden Whole Loan if the borrowers do not convert their leasehold interest in the parking lot portion of the 1500 Spring Garden Property into a fee interest on or before February 28, 2014 (unless the borrowers cannot complete the conversion by such date solely because of a default by the seller under the purchase agreement with the affiliate of the borrowers), subject to a one-time right to extend such conversion date to March 28, 2014, with a deposit of $14,045.40 into the leasehold income replacement reserve account, which amount represents the ground rent payable under the ground lease for March, 2014.

■
Lockbox and Cash Management.  The 1500 Spring Garden Whole Loan requires a hard lockbox, and the borrowers are required to direct tenants to pay rent directly to a lender controlled lockbox account.  All funds in the lockbox account will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the cash management account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the 1500 Spring Garden Loan, the lender may apply any funds in the cash management account to amounts payable under the 1500 Spring Garden Loan and/or toward the payment of expenses of the 1500 Spring Garden Property, in such order of priority as the lender may determine.

■
Property Management. The 1500 Spring Garden Property is currently managed by Nightingale Realty, LLC, an affiliate of the borrowers.  Under the loan documents, the borrowers cannot replace Nightingale Realty, LLC as the property manager of the 1500 Spring Garden Property without prior written approval by the lender (which such approval may be conditioned upon a Rating Agency Confirmation). The lender may replace (or require the borrowers to replace) the property manager (i) during an event of default by the borrowers under the 1500 Spring Garden Whole Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager, (iii) the debt service coverage ratio is less than 1.05x, and/or (iv) if the property manager is in default under the management agreement beyond any applicable notice and cure period.

1500 SPRING GARDEN

■
Mezzanine or Subordinate Indebtedness.  The borrowers are permitted to incur mezzanine financing provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) no event of default has occurred or is continuing under the 1500 Spring Garden Whole Loan, (ii) if the interest rate is a floating rate, if reasonably required by the lender, the borrowers have obtained and maintain an interest rate cap agreement pursuant to the mezzanine loan documents, (iii) after giving effect to the mezzanine loan, the debt yield is equal to or greater than 8.5%, (iv) after giving effect to the mezzanine loan, the debt service coverage ratio is equal to or greater than 1.30x, (v) the loan term of the mezzanine loan is coterminous with or longer than the term of the 1500 Spring Garden Whole Loan, (vi) after giving effect to the mezzanine loan, the loan to value ratio is equal to or less than 80%, (vii) execution of an intercreditor agreement with the mezzanine lender, in form and substance acceptable to lender, and (viii) Rating Agency Confirmation (at the lender’s option).

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 1500 Spring Garden Property, plus twelve months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The terrorism insurance is required to contain a deductible that is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■
Partial Release.  Provided no event of default under the 1500 Spring Garden Whole Loan has occurred and remains uncured, the 1500 Spring Garden Whole Loan documents permit the release of a parking parcel of the 1500 Spring Garden Property at any time after the earlier to occur of (i) November 15, 2017 and (ii) the second anniversary of the date on which the 1500 Spring Garden Whole Loan has been securitized, if the borrowers defease a portion of the 1500 Spring Garden Whole Loan, subject to satisfaction of certain conditions, including that: (i) the borrowers defease an amount equal to 115% of the allocated loan amount for the parcel to be released, (ii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the debt service coverage ratio calculated under the loan documents based on the remaining portion of the 1500 Spring Garden Property is greater than the greater of (a) the debt service coverage ratio based on the 1500 Spring Garden Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date or the date of the partial defeasance, as applicable, and (b) 1.40x, (iii) as of each of the partial defeasance notice date and the date of the partial defeasance, after giving effect to the partial defeasance, the loan-to-value ratio calculated under the loan documents based on the remaining portion of the 1500 Spring Garden Property is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio based on the 1500 Spring Garden Property (inclusive of the released parcel) immediately prior to the partial defeasance notice date and the date of the partial defeasance, as applicable, (iv) borrowers’ delivery of a REMIC opinion, and (v) borrowers’ delivery of a Rating Agency Confirmation.

WYOMING VALLEY MALL

WYOMING VALLEY MALL

Scranton
Taylor
Old Forge
Duryea
Moosic
The Shoppes At Montage
Exeter
Pittston
Avoca
Hughestown
WILKES-BARRE/SCRANTON INTERNATIONAL AIRPORT
Dupont
Wyoming
Yatesville
Swoyersville
WILKES-BARRE-WYOMING VALLEY AIRPORT
Courtdale
Luzerne
Laflin
Pringle
Kingston
Larksville
Edwardsville
Wyoming Valley Mall
29 Wyoming Valley Mall Road
Wilkes-Barre, PA 18702
Plymouth
Wilkes-Barre
Wachovia Arena
Ashley
Laurel Run
Nanticoke
Luzerne County Community College
Warrior Run
Nuangola
Penn Lake Park
PENNSYLVANIA TURNPIKE
White Haven
Binghamton
NY
MA
CT
Hartford
Scranton
PA
Bethlehem
New York
Harrisburg
Trenton
Philadelphia
Wilmington
NJ
MD
Baltimore
Washington DC
DE
VA
Atlantic Ocean
Richmond
CARTIFACT

WYOMING VALLEY MALL

WYOMING VALLEY MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Wilkes-Barre, Pennsylvania	Cut-off Date Principal Balance	$78,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$85.74
Size (SF)	909,757	Percentage of Initial Pool Balance	7.0%
Total Occupancy as of 9/30/2013	96.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2013	96.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1971 / 2007	Mortgage Rate	5.17200%
Appraised Value	$122,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	15
Underwritten Revenues	$13,985,507
Underwritten Expenses	$5,737,785	Escrows
Underwritten Net Operating Income (NOI)	$8,247,722	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,119,623	Taxes	$1,036,585	$148,084
Cut-off Date LTV Ratio	63.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	50.8%	Replacement Reserves(3)	$1,385,000	$18,195
DSCR Based on Underwritten NOI / NCF(2)	1.61x / 1.39x	TI/LC(4)	$1,615,000	$75,813
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.1%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$78,000,000	100.0%	Loan Payoff(6)	$65,000,000	83.3%
Principal Equity Distribution	8,622,668	11.1
Reserves	4,036,585	5.2
Closing Costs	340,748	0.4
Total Sources	$78,000,000	100.0%	Total Uses	$78,000,000	100.0%

(1)
Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $131,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 54.6%. See “—Appraisal” below.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 2.02x and 1.74x, respectively.
(3)	Replacement reserves for roof repairs, parking lot re-pavement and HVAC maintenance, amongst other things. See “—Escrows” below.
(4)	The borrower is required to deposit $168,146 per month into the TI/LC reserve for the first 15 months of the Wyoming Valley Mall Loan term. See “—Escrows” below.
(5)	Excess cash flow will be swept into a Wyoming Valley Mall Anchor Tenant rollover reserve upon a Wyoming Valley Mall Anchor Tenant Trigger Event. See “—Escrows” below.
(6)	The Wyoming Valley Mall Property was previously encumbered by a $65,000,000 loan, which the borrower repaid using their revolving credit facility in September 2013.

■
The Mortgage Loan.  The mortgage loan (the “Wyoming Valley Mall Loan”) is evidenced by a note in the original principal amount of $78,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a super-regional mall located in Wilkes-Barre, Pennsylvania known as the Wyoming Valley Mall (the “Wyoming Valley Mall Property”).  The Wyoming Valley Mall Loan was originated by CCRE on December 5, 2013 and represents approximately 7.0% of the Initial Pool Balance.  The note evidencing the Wyoming Valley Mall Loan has an outstanding principal balance as of the Cut-off Date of $78,000,000 and has an interest rate of 5.17200% per annum. The Wyoming Valley Mall Property was previously encumbered by a $65.0 million loan, which the borrower repaid using their revolving credit facility in September 2013. The borrower utilized a portion of the proceeds of the Wyoming Valley Mall Loan to return equity to the borrower sponsor, to pay closing costs and to fund reserves.

The Wyoming Valley Mall Loan had an initial term of 120 months and has a remaining term of 119 months.  The Wyoming Valley Mall Loan requires interest-only payments for the initial 15 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in December 2023. Voluntary prepayment of the Wyoming Valley Mall Loan is prohibited prior to September 6, 2023 except as described under “Release of Collateral” below. Defeasance with direct non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Wyoming Valley Mall Property is a 909,757 SF super-regional mall located in Wilkes-Barre, Pennsylvania. The Wyoming Valley Mall Property was constructed in 1971 and most recently renovated in 2007. Since 2010, the borrower has invested approximately $3.6 million into the Wyoming Valley Mall Property, primarily for tenant improvements and leasing. The Wyoming Valley Mall Property is anchored by J.C. Penney, Bon-Ton, Sears, Macy’s and Macy’s Men’s & Home Furniture and contains major tenants including OfficeMax,  HHGregg, The Gap, Shoe Dept. Encore and CVS. The Wyoming Valley Mall Property is occupied by 74 additional tenants, none of which accounts for more than 1.4% of the Wyoming Valley Mall Property’s net rentable area. National in-line tenants include Victoria’s Secret, Express, Hollister, Champ Sports, American Eagle and Finish Line. As of September 30, 2013, the Total Occupancy for the Wyoming Valley Mall Property was 96.3%, with in-line occupancy of 88.8%. As of October 31, 2013, in-line tenants that reported sales for a minimum of 12 months reported annual sales of $396 per SF, a 9.9% increase from December 31, 2009, and an occupancy cost of 11.6%.

WYOMING VALLEY MALL

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Wyoming Valley Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent(2)	Total Rent $ per SF(2)	Lease Expiration	Tenant Sales $ per SF(2)	Actual Occupancy Cost(2)(3)	Renewal / Extension Options
Anchors
J.C. Penney(4)	CCC/ Caa1/ CCC+	172,860	19.0%	Yes	$445,635	$2.58	4/30/2017	$89(5)	2.7%	4, 5-year options
Bon-Ton Stores	NR / Caa2 / B-	155,392	17.1	Yes	$435,138	$2.80	1/31/2017	$68(5)	4.1%	4, 5-year options
Sears	B- / B3 / CCC+	117,477	12.9	Yes	$495,014	$4.21	8/1/2016	$97(5)	4.3%	3, 5-year options
Macy’s	BBB / Baa3 / BBB+	96,027	10.6	Yes	$393,442	$4.10	1/31/2017	NA	NA	4, 5-year options
Macy’s Men’s & Home Furniture	BBB / Baa3 / BBB+	50,354	5.5	Yes	$411,326	$8.17	1/31/2017	NA	NA	4, 5-year options
Total Anchors		592,110	65.1%

Major Tenants
OfficeMax	NR / Caa1 / B-	28,400	3.1%	Yes	$386,513	$13.61	1/31/2015	$119	11.5%	1, 2-year option
HHGregg	NR / NR / NR	25,439	2.8	Yes	$241,671	$9.50	4/30/2020	$368	2.6%	3, 5-year options
The Gap / The Gap Kids	BBB- / Baa3 / BBB-	14,104	1.6	Yes	$571,071	$40.49	5/31/2017	$159	25.5%(3)	NA
Shoe Dept. Encore	NR / NR / NR	12,597	1.4	Yes	$264,537	$21.00	6/30/2023	$112	18.7%	NA
KISS Theatre Company	NR / NR / NR	12,508	1.4	Yes	$25,016	$2.00	1/31/2015	NA	NA	1, 5-year option
CVS	BBB+ / Baa1 / BBB+	10,400	1.1	Yes	$50,721	$4.88	10/31/2016	$116	5.1%	NA
Total Major Tenants		103,448	11.4%

Occupied In-line		180,861	19.9%		$8,318,792	$46.00		$396	11.6%
Vacant Spaces		33,338	3.7%		$0	$0.00
Total Owned SF		909,757	100.0%
Total SF		909,757	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Rent, Tenant Sales and Actual Occupancy Cost as of TTM October 31, 2013.
(3)
A downward underwriting adjustment was taken for those tenants above a 20.0% occupancy cost, decreasing total rent to an amount which results in a 20.0% occupancy cost (excluding restaurant and salon tenants).

(4)	J.C. Penney subleases approximately 14,114 rentable square feet to Firestone Tire.
(5)	Gross Sales for J.C. Penney, Bon-Ton and Sears were $15.4 million, $10.4 million and $8.9 million, respectively.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Wyoming Valley Mall Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Actual Occupancy Cost(2)(3)	Renewal / Extension Options
The Gap / The Gap Kids	BBB- / Baa3 / BBB-	14,104	1.6%	$447,458	5.3%	$31.73	5/31/2017	$159	25.5%(3)	NA
Macy’s Men’s & Home Furniture	BBB / Baa3 / BBB+	50,354	5.5	347,094	4.1	6.89	1/31/2017	NA	NA	4, 5-year options
Sears	B- / B3 / CCC+	117,477	12.9	325,709	3.9	2.77	8/1/2016	$97	4.3%	3, 5-year options
Champ Sports	NR / NR / NR	5,291	0.6	296,825	3.5	56.10	1/31/2023	$602	12.1%	NA
J.C. Penney(4)	CCC/ Caa1/ CCC+	172,860	19.0	278,305	3.3	1.61	4/30/2017	$89	2.7%	4, 5-year options
Macy’s	BBB / Baa3 / BBB+	96,027	10.6	271,426	3.2	2.83	1/31/2017	NA	NA	4, 5-year options
Shoe Dept. Encore	NR / NR / NR	12,597	1.4	264,537	3.2	21.00	6/30/2023	$112	18.7%	NA
Bon-Ton Stores	NR / Caa2 / B-	155,392	17.1	242,412	2.9	1.56	1/31/2017	$68	4.1%	4, 5-year options
HHGregg	NR / NR / NR	25,439	2.8	241,671	2.9	9.50	4/30/2020	$368	2.6%	3, 5-year options
Victoria’s Secret	BB+ / Ba1 / BB+	8,472	0.9	220,272	2.6	26.00	1/31/2018	$514	8.4%	NA
Ten Largest Owned Tenants		658,013	72.3%	$2,935,710	35.0%	$4.46
Remaining Owned Tenants		218,406	24.0	5,457,530	65.0	24.99
Vacant Spaces (Owned Space)		33,338	3.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		909,757	100.0%	$8,393,240	100.0%	$9.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales and Actual Occupancy Cost as of TTM October 31, 2013.
(3)
A downward underwriting adjustment was taken for those tenants above a 20.0% occupancy cost, decreasing total rent to an amount which results in a 20.0% occupancy cost (excluding restaurant and salon tenants).

(4)	J.C. Penney subleases approximately 14,114 rentable square feet to Firestone Tire.

WYOMING VALLEY MALL

The following table presents certain information relating to the lease rollover schedule at the Wyoming Valley Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	1,375	0.2%	0.2%	$59,250	0.7%	$43.09	2
2014	38,798	4.3	4.4%	1,196,424	14.3	30.84	18
2015	58,958	6.5	10.9%	771,934	9.2	13.09	9
2016	143,598	15.8	26.7%	1,006,584	12.0	7.01	10
2017(1)	514,206	56.5	83.2%	2,356,098	28.1	4.58	15
2018	28,046	3.1	86.3%	812,775	9.7	28.98	10
2019	18,127	2.0	88.3%	455,975	5.4	25.15	4
2020	25,439	2.8	91.1%	241,671	2.9	9.50	1
2021	5,114	0.6	91.6%	114,315	1.4	22.35	2
2022	14,203	1.6	93.2%	487,764	5.8	34.34	6
2023	19,643	2.2	95.4%	647,504	7.7	32.96	4
2024	7,361	0.8	96.2%	129,777	1.5	17.63	1
2025 & Thereafter	1,551	0.2	96.3%	113,169	1.3	72.96	2
Vacant	33,338	3.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	909,757	100.0%		$8,393,240	100.0%	$9.58	84

(1)
J.C. Penney, Bon-Ton, Macy’s, Macy’s Men’s & Home Furniture and The Gap leases all expire in 2017. At origination, $1,615,000 was funded into a TI/LC reserve, and $1.00 per SF per year will be collected on a monthly basis through 2017. Additionally, $92,333 will be funded into the TI/LC reserve each month for the first 15 months.

The following table presents certain information relating to historical leasing at the Wyoming Valley Mall Property:

Historical Leased %
	2010	2011	2012	As of 9/30/2013
Owned Space	97.5%	97.1%	97.6%	96.3%

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wyoming Valley Mall Property:

Cash Flow Analysis

	2010	2011	2012	TTM 9/30/2013	Underwritten(1)	Underwritten $ per SF
Base Rent	$7,920,427	$7,881,768	$8,035,557	$8,333,701	$8,393,240	$9.23
Percentage Rent(2)	448,826	516,862	444,789	331,331	53,189	0.06
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	1,142,666	1.26
Total Rent(3)	$8,369,253	$8,398,630	$8,480,346	$8,665,032	$9,589,095	$10.54
Total Reimbursables	5,605,141	5,412,895	4,454,862	4,678,019	4,890,814	5.38
Other Income(4)	1,145,559	1,063,985	985,318	887,377	887,377	0.98
Vacancy & Credit Loss	0	0	0	0	(1,381,779)	(1.52)
Effective Gross Income	$15,119,953	$14,875,510	$13,920,526	$14,230,428	$13,985,507	$15.37
						0.00
Total Operating Expenses	$6,388,936	$6,099,979	$5,201,113	$5,504,185	$5,737,785	$6.31

Net Operating Income	$8,731,017	$8,775,531	$8,719,413	$8,726,243	$8,247,722	$9.07
TI/LC	0	0	0	0	909,757	1.00
Capital Expenditures	0	0	0	0	218,342	0.24
Net Cash Flow	$8,731,017	$8,775,531	$8,719,413	$8,726,243	$7,119,623	$7.83

(1)
Underwritten cash flow based on the 9/30/2013 rent roll with contractual rent steps taken through 9/30/2014, and a downward adjustment for those tenants above a 20.0% occupancy cost to the equivalent total rent that results in a 20.0% occupancy cost (excluding restaurant and salon tenants). This occupancy cost adjustment resulted in the exclusion of $207,000 of rental income.

(2)	Reduction from TTM to Underwritten is primarily due to tenants converting from percent-in-lieu to fixed rent.
(3)	Underwriting reflects an economic vacancy of 5.0% which is greater than the in place vacancy of 3.7%.
(4)	Other income is primarily comprised of specialty leasing income. Other Income also includes lease termination penalties, marketing income and ancillary income.

WYOMING VALLEY MALL

■
Appraisal.  According to the appraisal, the Wyoming Valley Mall Property had an “as is” appraised value of $122,000,000 as of July 31, 2013 and is expected to have an “as-stabilized” appraised value of $131,000,000 as of August 1, 2015.

■
Environmental Matters.  A Phase I environmental report, dated November 6, 2013, recommended no further action other than adhering to an operations and maintenance (O&M) plan to address asbestos presence. The O&M plan was established on December 2, 2013.

■
Market Overview and Competition.  The Wyoming Valley Mall Property is a super-regional mall located in Wilkes-Barre, Pennsylvania and is the largest enclosed mall in Northeast Pennsylvania. The closest competing super-regional mall identified in the appraisal is approximately 18.0 miles from the Wyoming Valley Mall Property, located in Scranton, Pennsylvania. The nearest competing property is The Mall at Steamtown, a regional mall which is 15.0 miles away. The Mall at Steamtown is currently 83.0% occupied and Bon-Ton, one of its anchors, recently announced its impending closure at the property.  As of 2013, the population within a five mile radius of the Wyoming Valley Mall Property was 115,571 with an average household income of $50,148. Per the appraisal, the occupancy for the competitive set is 93.0% while the occupancy at the Wyoming Valley Mall Property is 96.3%.

The following table presents certain information relating to the primary competition for the Wyoming Valley Mall Property:

Competitive Set(1)(2)
	Wyoming Valley Mall	The Mall at Steamtown	Viewmont Mall	Laurel Mall
Distance from Subject	-	15.0 miles	18.0 miles	25.0 miles
Property Type	Super-Regional Mall	Regional Center	Super-Regional Mall	Regional Center
Year Built	1971	1993	1968	1972
Total GLA	909,757	563,774	747,194	618,447
Total Occupancy	96.3%	83.0%	98.0%	90.0%
Anchors	J.C. Penney, Bon-Ton, Sears, Macy’s	Boscov’s, Boscov’s Furniture Outlet	Macy’s, Sears, J.C. Penney	Boscov’s, J.C. Penney, K-Mart

(1)	Source: Appraisal.
(2)	Appraiser determined competitive set properties based on comparable retail shop and pad rents.

■
The Borrower.  The borrower is PR Wyoming Valley Limited Partnership, a single-purpose, single-asset entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wyoming Valley Mall Loan.  PREIT Associates, L.P., an affiliate of the Pennsylvania Real Estate Investment Trust (“PREIT”; NYSE PEI), the general partner and owner of approximately 97.0% of the ownership interests in PREIT Associates, L.P., is the non-recourse carveout guarantor under the Wyoming Valley Mall Loan. PREIT was founded in 1960 and was one of the first equity REITs in the United States. PREIT primarily focuses on retail shopping malls, with a portfolio comprised of approximately 23.9 million SF, consisting of 46 properties, including 36 shopping malls, six strip and power centers, and three development properties. As of January 7, 2014, PREIT had a market value of $1.3 billion based on a stock price of $19.08 per share.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $4,036,585 with respect to the Wyoming Valley Mall Property comprised of: (i) $1,036,585 for real estate taxes, (ii) $1,615,000 for future tenant improvements and leasing commissions and (iii) $1,385,000 for a replacement reserve that includes roof repairs, parking lot re-pavement and HVAC maintenance, amongst other things.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Wyoming Valley Mall Property: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period (unless the borrower has obtained an acceptable blanket and/or umbrella insurance policy, in which case insurance reserves will be waived), initially $148,084 per month for taxes and waived for insurance

WYOMING VALLEY MALL

premiums, (ii) a replacement reserve in the amount of $18,195 per month and (iii) a tenant improvement and leasing commission reserve, in an amount determined as follows: (A) initially, $75,813 per month, (B) if, after January 1, 2016, there is no default and all Wyoming Valley Mall Anchor Tenants renew or extend their respective leases or have been replaced, the monthly amount will be reduced to $45,488 per month and any funds in excess of $500,000 in this reserve will be returned to borrower, (C) beginning with the August 2018 due date, the amount will increase, once again, to $75,813 per month, and (D) if at any time, all Wyoming Valley Mall Anchor Tenants have either renewed or extended their respective leases or been replaced and the expiration dates of all 4 such leases extend beyond the scheduled maturity date of the Wyoming Valley Mall Loan, once again, the amount will be reduced to $45,488 per month and any funds in excess of $500,000 in this reserve will be returned to the borrower, and (E) for the first 15 due dates, an additional $92,333 per month (initially, a total of $168,146 per month).

In addition, on each due date during the continuance of a Cash Sweep Period (as defined below), all remaining excess cash flow generated by the Wyoming Valley Mall Property after payment of debt service due on such monthly due date, all required reserve deposits described above due on such monthly due date and any other sums due and owed under the loan documents, are required to be deposited into a Wyoming Valley Mall Anchor Tenant rollover reserve or an excess cash reserve, provided that funds sufficient to cover approved operating and extraordinary expenses for such month will be paid to the borrower.

A “Cash Sweep Period” means a period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the failure by the borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio for the Wyoming Valley Mall Property (based on trailing 12 calendar months and as determined by lender) of at least 1.25x on a 30-year amortizing basis or (iv) commencement of a Wyoming Valley Mall Anchor Tenant Trigger Event and (B) expiring upon (w) in the case of clause (i) above, the cure (if applicable) of such event of default, (x) in the case of a bankruptcy action of the manager only, the borrower replaces the manager with a qualified manager under a replacement management agreement, (y) in the case of clause (iii) above, the achievement of a debt service coverage ratio of the Wyoming Valley Mall Property (based on trailing 12 calendar months and as determined by lender) of 1.30x or greater for two consecutive calendar quarters or (z) in the case of clause (iv) above, the cure of the applicable Wyoming Valley Mall Anchor Tenant Trigger Event.

“Wyoming Valley Mall Anchor Tenant” means J.C. Penney Corporation Inc. (“J.C. Penney”), The Bon-Ton Department Stores, Inc. (“Bon-Ton”), Macy’s Retail Holdings, Inc. (“Macy’s”) and Sears Roebuck & Co. (“Sears”), together with any replacement tenant occupying the related demised premises under a lease of roughly the same square feet as such original Wyoming Valley Mall Anchor Tenant.

A “Wyoming Valley Mall Anchor Tenant Trigger Event” means that any Wyoming Valley Mall Anchor Tenant (i) has given notice of its intent to vacate, (ii) has failed to give notice of renewal prior to the date required under its lease (six months notice for J.C. Penney and Bon-Ton and 12 months notice for Macy’s and Sears), (iii) ceases operations, vacates or abandons its demised premises, or (iv) becomes a debtor in a bankruptcy action, and (a) the lease is rejected in a bankruptcy action or (b) is delinquent for 120 days or more.

■
Lockbox and Cash Management.  The Wyoming Valley Mall Loan requires a hard lockbox with springing cash management.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account, which the borrower has the right to withdraw from unless a Cash Sweep Period has occurred and is continuing.  The loan documents also require that all cash revenues relating to the Wyoming Valley Mall Property and all other money received by the borrower or the property manager be deposited into the lockbox account by the end of the first business day following the borrower’s or the property manager’s receipt of such money. During a Cash Sweep Period, all amounts in the lockbox account will be swept to a lender-controlled cash management account on a daily basis. During the continuance of a Wyoming Valley Mall Anchor Tenant Trigger Event, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly reserves  (“Wyoming Valley Mall Excess Cash”) be reserved and held in a Wyoming Valley Anchor Tenant rollover reserve account for application to approved tenant improvement and leasing commission costs incurred with re-letting space occupied by the Wyoming Valley Mall Anchor Tenants. Further, during the continuance of a Cash Sweep Period not caused by a Wyoming Valley Mall Anchor Tenant Trigger Event, the loan documents require that all Wyoming Valley Mall Excess Cash be reserved and held as additional collateral for the Wyoming Valley

WYOMING VALLEY MALL

Mall Loan.  During the continuance of an event of default under the Wyoming Valley Mall Loan, the lender may apply any funds in the cash management account to amounts payable under the Wyoming Valley Mall Loan and/or toward the payment of expenses of the Wyoming Valley Mall Property, in such order of priority as the lender may determine.

■
Property Management.  The Wyoming Valley Mall Property is currently managed by PREIT Services LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Wyoming Valley Mall Property may not be managed by any other party, other than a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager (i) during the continuance of an event of default under the Wyoming Valley Mall Loan, (ii) during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period, (iii) if 50.0% or more of the direct or indirect ownership interests in the property manager has been transferred or upon change of control of the property manager, (iv) if the debt service coverage ratio determined under the loan documents is less than 1.05x, or (v) upon the bankruptcy or insolvency of the property manager.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the Wyoming Valley Mall Property are maintaining such insurance, or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Wyoming Valley Mall Property, plus 18 months of business interruption coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■
Release of Collateral.  Pursuant to its lease, Macy’s (excluding the Macy’s Men’s & Home Furniture portion) has the right to purchase its leased premises at any time until January 31, 2015. The Macy’s premises may be released as collateral for the Wyoming Valley Mall Loan in conjunction with any such purchase provided, among other things, the borrower has paid to the lender an amount equal to $2,224,918 (120% of the allocated loan amount) together with the applicable yield maintenance premium. Additionally, pursuant to its lease, Bon-Ton has the right to purchase its leased premises plus a contiguous parking area (determined based on the gross leasable demised premises at the time of exercise) at any time. The Bon-Ton premises and such contiguous parking area may be released as collateral for the Wyoming Valley Mall Loan in conjunction with any such purchase provided, among other things, the borrower has paid to the lender an amount equal to $2,378,361 (120% of the allocated loan amount) together with the applicable yield maintenance premium (in the event such purchase option is exercised prior to the second anniversary of the securitization Closing Date).

■
Material Alteration.  In addition to the purchase option described above, Bon-Ton has the right, pursuant to its lease, to require the borrower, as landlord, to construct additional third floor space of approximately 80,000 SF, at the portion of the Wyoming Valley Mall Property demised to Bon-Ton, if at the time of such election there are not less than 15 years remaining under such lease.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BLUE DOORS STORAGE PORTFOLIO

BLUE DOORS STORAGE PORTFOLIO

CARTIFACT
MISSOURI
KENTUCKY
VIRGINIA
Nashville
TENNESSEE
Knoxville
NORTH CAROLINA
Charlotte
ARKANSAS
Little Rock
Memphis
SOUTH CAROLINA
Atlanta
Birmingham
GEORGIA
Macon
MISSISSIPPI
ALABAMA
Shreveport
Jackson
LOUISIANA
TEXAS
Mobile
Tallahassee
Jacksonville
Houston
New Orleans
FLORIDA
Gulf of Mexico
Atlantic Ocean
Huntersville
High Shoals
Stanley
Dallas
Bessemer City
Ranlo
Mt Holly
Gastonia
Lowell
Belmont
Charlotte
CHARLOTTE/DOUGLAS INT'L AIRPORT
Clover
Pineville
Tega Cay
York
Fort Mill
Tallahassee
Bentonville
Little Flock
Rogers
BENTONVILLE MUNICIPAL AIRPORT

BLUE DOORS STORAGE PORTFOLIO

1	Blue Doors Carolinas	930 Retail Drive	Fort Mill, SC
2	Blue Doors Carolinas	2527 Little Rock Road	Charlotte, NC
3	Blue Doors Carolinas	4023 East Franklin Boulevard	Gastonia, NC
4	Blue Doors Carolinas	935 North New Hope Road	Gastonia, NC
5	Blue Doors Tallahassee	5600 Roanoke Trail	Tallahassee, FL
6	Blue Doors Tallahassee	5086 Tennessee Capital Boulevard	Tallahassee, FL
7	Blue Doors Bentonville	2110 Southeast J Street	Bentonville, AR

BLUE DOORS STORAGE PORTFOLIO

Mortgaged Property Information(1)		Mortgage Loan Information(2)
Number of Mortgaged Properties	7	Loan Seller		SMF I
Location (City/State)	Various	Cut-off Date Principal Balance		$25,790,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$53.50
Size (SF)	482,071	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 11/8/2013	85.4%	Number of Related Mortgage Loans		3
Owned Occupancy as of 11/8/2013	85.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		5.14500%
Appraised Value(3)	$38,640,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$4,117,203
Underwritten Expenses	$1,657,216	Escrows
Underwritten Net Operating Income (NOI)	$2,459,988		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,411,781	Taxes	$80,895	$21,488
Cut-off Date LTV Ratio(3)(4)	66.7%	Insurance	$68,914	$7,657
Maturity Date LTV Ratio(3)(4)	59.3%	Replacement Reserves	$0	$4,017
DSCR Based on Underwritten NOI / NCF(4)	1.46x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	9.5% / 9.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,790,000	65.6%	Purchase Price	$38,400,000	97.7%
Principal New Cash Contribution	13,519,935	34.4	Closing Costs	760,126	1.9
			Reserves	149,809	0.4

Total Sources	$39,309,935	100.0%	Total Uses	$39,309,935	100.0%

(1)
The Blue Doors Storage Portfolio crossed loan group consists of three Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to the Prospectus Supplement as Blue Doors Carolinas, Blue Doors Tallahassee and Blue Doors Bentonville, that are cross-collateralized and cross-defaulted with each other.

(2)
Each of the Mortgage Loans in the Blue Doors Storage Portfolio crossed loan group may be released from the cross-collateralization and cross-default provided certain conditions are satisfied.  See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Partial Releases and Substitution” in the Prospectus Supplement.

(3)
The Appraised Value of $38,640,000 takes into account the appraiser’s estimated value of the Blue Doors Carolinas properties as a portfolio that consists of four individual properties. The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the values of the Blue Doors Carolinas properties as individual properties are $37,560,000, 68.7% and 61.0%, respectively. See “—Appraisal” below.

(4)
The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Blue Doors Carolinas Loan, the Blue Doors Tallahassee Loan and the Blue Doors Bentonville Loan are presented in the aggregate.

■
The Mortgage Loans.  The mortgage loans (the “Blue Doors Carolinas Loan”, the “Blue Doors Tallahassee Loan” and the “Blue Doors Bentonville Loan”, together, the “Blue Doors Storage Portfolio Loans”) are cross-collateralized and cross-defaulted with one another and evidenced by notes in the original principal amounts of $13,990,000, $8,970,000 and $2,830,000, respectively, and are secured by first mortgages encumbering seven self storage properties located in four different states (the “Blue Doors Storage Portfolio Properties”).  The Blue Doors Storage Portfolio Loans were originated by Starwood Mortgage Capital LLC and were subsequently acquired by Starwood Mortgage Funding I LLC.  The Blue Doors Storage Portfolio Loans were originated on December 13, 2013 and represent approximately 2.3% of the Initial Pool Balance.  The Blue Doors Storage Portfolio Loans have an aggregate outstanding principal balance as of the Cut-off Date of $25,790,000 and have an interest rate of 5.14500% per annum.  The proceeds of the Blue Doors Storage Portfolio Loans were primarily used to purchase the Blue Doors Storage Portfolio Properties and to fund reserves and other closing costs in connection with the origination of the Blue Doors Storage Portfolio Loans.

Each of the Blue Doors Storage Portfolio Loans had an initial term of 120 months and has a remaining term of 120 months.  The Blue Doors Storage Portfolio Loans require payments of interest only for the initial 36 months of the loan term and then payments of principal and interest based on a 30-year amortization schedule for the remainder of the loan term.  The Blue Doors Storage Portfolio Loans are scheduled to mature on January 6, 2024.  Voluntary prepayment of the Blue Doors Storage Portfolio Loans is prohibited prior to October 6, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

BLUE DOORS STORAGE PORTFOLIO

■	The Mortgaged Properties. The Blue Doors Storage Portfolio Properties consist of seven self storage properties located across four states totaling 482,071 SF.

The following table presents certain information relating to the Blue Doors Storage Portfolio Properties:

Property Address	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
Blue Doors Carolinas
930 Retail Drive	Fort Mill	SC	$5,265,000	70,040	89.8%	2006	NAP	$461,417
2527 Little Rock Road	Charlotte	NC	3,820,000	65,010	91.9%	2008	NAP	317,523
4023 East Franklin Boulevard	Gastonia	NC	3,435,000	65,370	81.9%	2007	NAP	236,480
935 North New Hope Road	Gastonia	NC	1,470,000	40,356	82.3%	2006	NAP	123,381
			$13,990,000	240,776	87.0%			$1,138,802
Blue Doors Tallahassee
5600 Roanoke Trail	Tallahassee	FL	5,730,000	66,630	90.8%	2005	NAP	641,566
5086 Tennessee Capital Boulevard	Tallahassee	FL	3,240,000	92,985	68.6%	1988	2006	305,898
			$8,970,000	159,615	77.8%			$947,464
Blue Doors Bentonville
2110 Southeast J Street	Bentonville	AR	2,830,000	81,680	95.4%	2004	NAP	325,515
			$2,830,000	81,680	95.4%			$325,515

Total / Wtd. Avg. Portfolio			$25,790,000	482,071	85.4%			$2,411,781

(1)	As provided by the borrowers and represents occupancy as of November 8, 2013.

The following table presents certain information relating to historical leasing at the Blue Doors Storage Portfolio Properties:

Historical Leased %(1)
Property Address	2010(2)	2011(2)	2012	As of 11/8/2013
Blue Doors Carolinas
930 Retail Drive	NAV	NAV	87.2%	89.8%
2527 Little Rock Road	NAV	NAV	73.8%	91.9%
4023 East Franklin Boulevard	NAV	NAV	71.5%	81.9%
935 North New Hope Road	NAV	NAV	84.1%	82.3%
	NAV	NAV	78.8%	87.0%
Blue Doors Tallahassee
5600 Roanoke Trail	75.9%	77.7%	82.1%	90.8%
5086 Tennessee Capital Boulevard	73.2%	67.1%	68.8%	68.6%
	74.3%	71.5%	74.4%	77.8%
Blue Doors Bentonville
2110 Southeast J Street	77.6%	88.8%	97.6%	95.4%
	77.6%	88.8%	97.6%	95.4%

Total / Wtd. Avg. Portfolio(3)	75.4%	77.4%	80.5%	85.4%

(1)	As provided by the borrowers and represents occupancy as of December 31, unless otherwise indicated.
(2)
The Blue Doors Carolinas properties were acquired by the prior owner of the properties, which owner conveyed the Blue Doors Carolinas properties to the borrower, through an REO sale in November 2011 and as such historical leased percentages are not available for such properties.

(3)	Historical leased for 2010 and 2011 calculated based on leasing and square footage of the Blue Doors Tallahassee and Blue Doors Bentonville properties.

BLUE DOORS STORAGE PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Blue Doors Storage Portfolio Properties:

Cash Flow Analysis(1)
	2011(2)	2012	TTM 10/31/2013	Underwritten	Underwritten $ per SF
Base Rent	$2,372,487	$3,786,411	$4,287,921	$5,396,016	$11.19
Gross Up Vacancy	0	0	0	0	0.00
Total Rent Revenue	$2,372,487	$3,786,411	$4,287,921	$5,396,016	$11.19
Other Income(3)	163,842	290,530	340,291	340,291	0.71
Less Vacancy & Credit Loss	(656,612)	(673,074)	(704,185)	(1,619,104)	(3.36)
Effective Gross Income	$1,879,717	$3,403,867	$3,924,027	$4,117,203	$8.54

Total Operating Expenses	$817,095	$1,512,868	$1,537,223	$1,657,216	$3.44

Net Operating Income	$1,062,622	$1,890,999	$2,386,804	$2,459,988	$5.10
Replacement Reserves	0	0	0	48,207	0.10
Net Cash Flow	$1,062,622	$1,890,999	$2,386,804	$2,411,781	$5.00

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
2011 financials excludes the Blue Doors Carolinas properties; as such properties were acquired by the prior owner of the properties, which owner conveyed the Blue Doors Carolinas properties to the borrower, from a bank REO sale in November 2011.

(3)	Other Income consists of fee income, insurance premium income, merchandise sales income and truck rental income.

■
Appraisal.  According to the appraisals, the Blue Doors Storage Portfolio Properties had an “as-is” appraised value of $38,640,000 as of an effective date ranging from November 6, 2013 to November 18, 2013. The “as-is” appraised value of $38,640,000 takes into account the appraiser’s estimated value of the Blue Doors Carolinas properties as a portfolio that consists of four individual properties. The appraised value assuming the values of the Blue Doors Carolinas properties as individual properties is $37,560,000.

■
Environmental Matters.  According to the Phase I environmental reports, dated from June 21, 2013 to October 3, 2013, there are no recognized environmental conditions or recommendations for further action at the Blue Doors Storage Portfolio Properties.

■
The Borrowers.  The borrowers are three Delaware limited liability companies, each a single-purpose entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Blue Doors Storage Portfolio Loans. The guarantor of the non-recourse carveouts under the Blue Doors Storage Portfolio Loans is Blue Doors Storage Fund I, L.P.

■
Escrows.  On the origination date, the borrowers funded escrow reserves in the amount of $80,895 in respect of certain real estate tax expenses and $68,914 in respect of certain insurance expenses. On each due date, the borrowers are required to fund (1) tax and insurance reserves in an aggregate amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12 month period and (2) replacement reserves in the aggregate monthly amount of $4,017.

■	Lockbox and Cash Management. None.

BLUE DOORS STORAGE PORTFOLIO

■
Property Management. The Blue Doors Storage Portfolio Properties are currently managed by Blue Doors Property Management, LLC pursuant to certain management agreements. Pursuant to the terms of the Blue Doors Storage Portfolio Loans, the Blue Doors Storage Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. During any of (i) the continuance of an event of default under the Blue Doors Storage Portfolio Loans, (ii) the continuance of a material default by the property manager under the management agreements beyond any applicable notice and cure period, (iii) upon the filing of a bankruptcy petition or a similar event with respect to the property manager or (iv) if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreements and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■
Mezzanine or Secured Subordinate Indebtedness.  Future subordinate mezzanine financing is permitted for each of the Blue Doors Storage Portfolio Loans, provided, among other things, (i) the mezzanine loan together with the Blue Doors Storage Portfolio Loans have a combined loan-to-value ratio of no greater than 75%; (ii) the mezzanine loan together with the Blue Doors Storage Portfolio Loans have a combined debt yield of no less than 8.5%; (iii) the debt service coverage ratio (taking into account the mezzanine loan and the Blue Doors Storage Portfolio Loans) is at least 1.25x; (iv) the mezzanine lender under the mezzanine loan is a qualified lender (as defined in the loan documents); (v) the mezzanine lender has entered into an acceptable intercreditor agreement and (vi) the mezzanine loan will be required to mature no earlier than the maturity date under the Blue Doors Storage Portfolio Loans.

■
Terrorism Insurance.  The borrowers are required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Blue Doors Storage Portfolio Properties, plus 12 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Blue Doors Storage Portfolio Properties are separately allocated under the blanket policy and that certain requirements are satisfied. In the event that TRIPRA discontinues, the borrowers are not required to spend for terrorism insurance coverage more than two times the premium for a separate special-form all-risk insurance policy or similar policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

TOLEDO RETAIL PORTFOLIO

TOLEDO RETAIL PORTFOLIO

Toledo
W LASKEY RD
MONROE ST
51
Westmarket Plaza
Westfield Franklin Park Mall
TALMADGE RD
W SYLVANIA AVE
475
MICHIGAN
OHIO
W STERNS RD
SECOR RD
LEWIS AVE
S TELEGRAPH RD
S DIXIE HWY
SUDER AVE
Bedford Hills Golf Course
W ALEXIS RD
N DETROIT AVE
Maumee Bay
Detwiler Golf Course
75
280
Wildwood Preserve Metropark
Woodlawn Cemetery
W CENTRAL AVE
N MCCORD RD
N REYNOLDS RD
W BANCROFT ST
Ottawa Park
University of Toledo
DORR ST
DOWNTOWN TOLEDO
LAGRANGE ST
CHERRY ST
Collins Park Golf Course
Oregon
NAVARRE AVE
Inverness Club
University of Toledo-Scott Park
Resurrection Cemetery
HILL AVE
Toledo
25
2
ANGOLA RD
Holland
University of Toledo-Health Science
Swan Creek Preserve Metropark
Maumee River
WOODVILLE RD
BROWN RD
Northwood
Woodville Mall
OREGON RD
GARDEN RD
90
80
Owens Community College
Walbridge
SALISBURY RD
MAUMEE WESTERN RD
FORD ST
24
Belmont Country Club
METCALF FIELD
MONCLOVA RD
Perrysburg
20
CARTIFACT

TOLEDO RETAIL PORTFOLIO

1	Monroe Street Portfolio	5107-5115 and 5135-5203 Monroe Street	Toledo, OH
2	Monroe Street Market Square	5329-5333 Monroe Street	Toledo, OH
3	Shops at Franklin Place	5223-5225 Monroe Street	Toledo, OH

TOLEDO RETAIL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		GSMC
Location (City/State)	Toledo, Ohio	Cut-off Date Principal Balance		$24,087,500
Property Type	Retail	Cut-off Date Principal Balance per SF		$59.68
Size (SF)	403,616	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 12/16/2013	92.1%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 12/16/2013	92.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		5.16100%
Appraised Value	$33,050,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$3,662,579
Underwritten Expenses	$1,073,293	Escrows
Underwritten Net Operating Income (NOI)	$2,589,286		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,327,651	Taxes	$348,521	$58,087
Cut-off Date LTV Ratio	72.9%	Insurance	$41,815	$3,217
Maturity Date LTV Ratio	61.8%	Replacement Reserves	$0	$5,242
DSCR Based on Underwritten NOI / NCF	1.64x / 1.47x	TI/LC(2)	$0	$10,417
Debt Yield Based on Underwritten NOI / NCF	10.7% / 9.7%	Other(3)	$773,570	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,087,500	77.1%	Purchase Price	$29,616,297	94.8%
Principal’s New Cash Contribution	7,154,126	22.9	Reserves	1,163,906	3.7
			Closing Costs	461,423	1.5

Total Sources	$31,241,626	100.0%	Total Uses	$31,241,626	100.0%

(1)	An indirect owner of the borrowers is also an indirect owner of the borrowers of the Great Lakes Plaza Loan.
(2)	TI/LC reserve is capped at $550,000.
(3)	Other reserves include Office Depot reserve ($500,000), deferred maintenance reserve ($145,055) and unfunded tenant obligations ($128,515). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Toledo Retail Portfolio Loan”) is evidenced by a note in the original principal amount of $24,087,500 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in three anchored retail centers located in Toledo, Ohio (collectively, the “Toledo Retail Portfolio Properties”).  The Toledo Retail Portfolio Loan was originated by Goldman Sachs Mortgage Company on December 20, 2013 and represents approximately 2.2% of the Initial Pool Balance.  The note evidencing the Toledo Retail Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $24,087,500 and has an interest rate of 5.16100% per annum.  The borrowers utilized the proceeds of the Toledo Retail Portfolio Loan to acquire the Toledo Retail Portfolio Properties.

The Toledo Retail Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months.  The Toledo Retail Portfolio Loan requires monthly payments of interest only for the initial 12 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024.  The Toledo Retail Portfolio Loan may be voluntarily prepaid on any due date on or after the due date in January 2016 with the payment of a prepayment fee equal the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid.  Voluntary prepayment of the Toledo Retail Portfolio Loan is permitted on or after October 6, 2023 without payment of any yield maintenance or prepayment premium.

■
The Mortgaged Property.  The Toledo Retail Portfolio Properties consist of three anchored retail properties located in Toledo, Ohio which were constructed between 1970 and 2005.  The Toledo Retail Portfolio Properties are located in the Toledo metropolitan statistical area along Monroe Street.  The collateral securing the Toledo Retail Portfolio Loan totals approximately 403,616 SF and includes tenants such as Gabriel Brothers, Bed Bath & Beyond, Hobby Lobby and Target (ground lease).  The remainder of the Toledo Retail Portfolio Properties are predominantly occupied by other national retailers including Golf Galaxy, Office Depot, Pier 1 Imports and GameStop.  As of December 16, 2013, Total Occupancy and Owned Occupancy were both 92.1%.

TOLEDO RETAIL PORTFOLIO

The following table presents certain information relating to the Toledo Retail Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Cut-off Date Allocated Loan Amount	% of Cut- off Date Allocated Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Monroe Street Portfolio	Toledo	OH	110,504	92.8%	$10,350,000	43.0%	1971, 2005 / NAP	$13,800,000	$889,520	$8.05
Monroe Street Market Square	Toledo	OH	125,654	81.1%	7,700,000	32.0	1970, 1990 / NAP	11,200,000	795,309	6.33
Shops at Franklin Place	Toledo	OH	167,458	100.0%	6,037,500	25.1	1990 / NAP	8,050,000	642,822	3.84
Total / Wtd. Avg.			403,616	92.1%	$24,087,500	100.0%		$33,050,000	$2,327,651	$5.77

(1)	Occupancy as of December 16, 2013.

The following table presents certain information relating to the major tenants at the Toledo Retail Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (3)	Occupancy Cost	Renewal / Extension Options
Gabriel Brothers	NR / NR / NR	50,514	12.5%	$387,500	13.3%	$7.67	2/29/2024	NA	NA	2, 5-year options
Bed Bath & Beyond	NR / NR / NR	32,154	8.0	386,100	13.2	12.01	1/31/2021	NA	NA	4, 5-year options
Hobby Lobby	NR / NR / NR	55,000	13.6	330,000	11.3	6.00	5/31/2029	$102	8.1%	3, 5-year options
Target	A- / A2 / A+	101,909	25.2	242,500	8.3	2.38	1/31/2016	NA	NA	5, 5-year options
Golf Galaxy	NR / NR / NR	15,035	3.7	195,455	6.7	13.00	1/31/2017	NA	NA	2, 5-year options
Office Depot	NR / Caa1 / B-	20,000	5.0	190,000	6.5	9.50	9/30/2017	NA	NA	2, 5-year options
Pier 1 Imports	NR / NR / NR	9,860	2.4	152,830	5.2	15.50	3/31/2017	NA	NA	2, 5-year options
Toledo Bier Stube	NR / NR / NR	6,000	1.5	105,000	3.6	17.50	6/30/2023	NA	NA	2, 5-year options
Red Fitness	NR / NR / NR	10,752	2.7	84,000	2.9	7.81	2/28/2020	NA	NA	NA
Rick’s City Diner	NR / NR / NR	4,800	1.2	76,800	2.6	16.00	7/31/2018	NA	NA	2, 5-year options
Ten Largest Owned Tenants		306,024	75.8%	$2,150,185	73.5%	$7.03
Remaining Owned Tenants		65,902	16.3	773,530	26.5	11.74
Vacant Spaces (Owned Space)		31,690	7.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		403,616	100.0%	$2,923,715	100.0%	$7.86

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrowers owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 6/30/2013.

The following table presents certain information relating to the lease rollover schedule at the Toledo Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	1,200	0.3	0.3%	13,200	0.5	11.00	1
2015	11,370	2.8	3.1%	139,620	4.8	12.28	6
2016	121,853	30.2	33.3%	454,430	15.5	3.73	7
2017	72,342	17.9	51.2%	865,345	29.6	11.96	13
2018	10,741	2.7	53.9%	158,520	5.4	14.76	5
2019	0	0.0	53.9%	0	0.0	0.00	0
2020	10,752	2.7	56.6%	84,000	2.9	7.81	1
2021	32,154	8.0	64.5%	386,100	13.2	12.01	1
2022	0	0.0	64.5%	0	0.0	0.00	0
2023	6,000	1.5	66.0%	105,000	3.6	17.50	1
2024	50,514	12.5	78.5%	387,500	13.3	7.67	1
2025 & Thereafter	55,000	13.6	92.1%	330,000	11.3	6.00	1
Vacant	31,690	7.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	403,616	100.0%		$2,923,715	100.0%	$7.86	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

TOLEDO RETAIL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Toledo Retail Portfolio Properties:

Cash Flow Analysis(1)
	2010(2)	2011(2)	2012(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$2,318,306	$2,237,160	$2,217,084	$2,923,715	$7.24
Gross Up Vacancy	0	0	0	232,740	0.58
Total Rent	$2,318,306	$2,237,160	$2,217,084	$3,156,455	$7.82
Total Reimbursables	246,837	231,613	226,837	812,913	2.01
Vacancy & Credit Loss	0	0	0	(306,788)	(0.76)
Effective Gross Income	$2,565,142	$2,468,773	$2,443,921	$3,662,579	$9.07

Total Operating Expenses	$522,973	$507,796	$523,886	$1,073,293	$2.66

Net Operating Income	$2,042,169	$1,960,977	$1,920,035	$2,589,286	$6.42
TI/LC	0	0	0	198,819	0.49
Capital Expenditures	0	0	0	62,816	0.16
Net Cash Flow	$2,042,169	$1,960,977	$1,920,035	$2,327,651	$5.77

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
2010-2012 historical operating statements do not include the Shops at Franklin Place, which are not available. 2010-2012 historical operating statements for the Monroe Street Portfolio include Total Reimbursables in Base Rent.

(3)	Underwritten cash flow based on the 12/16/2013 rent roll with rent steps through 2/28/2015.

■	Appraisal. According to the appraisal, the Toledo Retail Portfolio Properties had an “as-is” appraised value of $33,050,000 as of an effective date of October 21, 2013.

■
Environmental Matters.  According to the Phase I environmental reports, dated October 31, 2013, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at the Monroe Street Portfolio property and the Monroe Street Market Square property.

■
The Borrowers.  The borrowers are DFG-Franklin Place Shops-Red, LLC, DFG-HL Monroe, LLC, DFG-BBB Monroe, LLC, DFG-P1 Monroe, LLC and DFG-TH Retail Monroe, LLC, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Toledo Retail Portfolio Loan. Devonshire REIT, Inc. and Devonshire Operating Partnership, LP are the non-recourse carve out guarantors under the Toledo Retail Portfolio Loan.

■
Escrows. At origination, the borrowers funded (i) an escrow reserve in the amount of $348,521 in respect of taxes and $41,815 in respect of insurance premiums, (ii) a deferred maintenance reserve in the amount of $145,055 for replacing asphalt paving at the Shops at Franklin Place property, (iii) an unfunded obligations reserve in the amount of $128,515 for outstanding tenant improvement and leasing commission obligations and (iv) an escrow reserve in the amount of $500,000 to be held until the Office Depot tenant at the Monroe Street Portfolio property delivers a clean estoppel certificate.

On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period, (ii) a tenant improvement and leasing commission reserve in an amount equal to $10,417, subject to a cap of $550,000 and (iii) a capital expenditure reserve in an amount equal to $5,242.

In addition, on each due date during the continuance of a Toledo Retail Portfolio Trigger Period caused by a Target Trigger Event, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in an escrow account for purposes of reserving amounts in respect of the Target space, and those amounts will be disbursed at the direction of the borrowers when the related Toledo Retail Portfolio Trigger Period has ended.

A “Toledo Retail Portfolio Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.15x, and ending at the conclusion of the second fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period is greater than 1.15x; (ii) commencing upon the borrowers’ failure to deliver certain financial reports and ending when such financial reports

TOLEDO RETAIL PORTFOLIO

are delivered; or (iii) commencing upon the occurrence of a Target Trigger Event and ending (a) in the case of a Target Trigger Event under clause (i) or (ii) of that definition, either (1) Target enters a renewal or extension of its lease and is in occupancy, paying rent and open for business or (2) the Target space is subject to one or more substitute leases that provide for rent equal to or greater than the market rate; (b) in the case of a Target Trigger Event under clause (iii) of that definition, either (1) the borrowers provide evidence reasonably satisfactory to the lender of the cure of the default and Target is in occupancy, paying rent and open for business or (2) to the extent the lease with Target is terminated as a result of the default, the Target space is subject to one or more substitute leases that provide for rent equal to or greater than the market rate; (c) in the case of a Target Trigger Event under clause (iv) of that definition, either (1) the lender is provided with evidence reasonably satisfactory to the lender that Target has recommenced its business and operations in the entirety of the Target space and is paying rent or (2) the Target space is subject to one or more substitute leases that provide for rent equal to or greater than the market rate; (d) in the case of a Target Trigger Event under clause (v) of that definition, either (1) Target affirms its lease during the bankruptcy proceeding, is paying rent, open for business and otherwise in compliance with the terms of its lease or (2) the Target space is subject to one or more substitute leases that provide for rent equal to or greater than the market rate, and (e) as it relates to any Target Trigger Event, (1) the borrowers are not in violation of any co-tenancy clauses set forth in the leases with the Gabriel Brothers and Golf Galaxy tenants or any replacement leases, (2) both the Gabriel Brothers and Golf Galaxy tenants (or replacement tenants) are paying rent, open for business and otherwise in compliance with the terms of their leases.

“Target Trigger Event” means the date that (i) Target gives notice of an intent to terminate or vacate all or a material portion of the its space, (ii) Target fails to give notice of renewal of its lease pursuant to the lease, (iii) the borrowers or Target have committed a default under the Target lease (beyond any applicable notice and/or cure periods) that would entitle either the borrowers or Target to terminate the lease (as determined by the lender in its reasonable discretion), (iv) Target goes dark, discontinues its operations or business in all or substantially all of its space, vacates or is otherwise not in occupancy of all or substantially all of its space for 30 days (other than casualty or condemnation or renovations or alterations pursuant to the lease), or (v) a bankruptcy petition is filed by or against Target or the lease guarantor.

■
Lockbox and Cash Management.  The Toledo Retail Portfolio Loan is structured with a springing lockbox with springing cash management, which will be established upon the commencement of the initial Toledo Retail Portfolio Trigger Period or event of default under the Toledo Retail Portfolio Loan. Provided that no Toledo Retail Portfolio Trigger Period or event of default is continuing, all revenues relating to the Toledo Retail Portfolio Properties and all other money received by the borrowers or any property manager with respect to the Toledo Retail Portfolio Properties will be required to be deposited into an operating account maintained by the borrowers. Upon the occurrence of the initial Toledo Retail Portfolio Trigger Period or event of default under the Toledo Retail Portfolio Loan, the loan documents permit the lender to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account. On each business day during the continuance of a Toledo Retail Portfolio Trigger Period or event of default under the Toledo Retail Portfolio Loan, the lockbox bank will remit all amounts contained in the lockbox account to a lender-controlled cash management account. During a Toledo Retail Portfolio Trigger Period or event of default under the Toledo Retail Portfolio Loan, all revenues relating to the Toledo Retail Portfolio Properties and all other money received by the borrowers or any property manager with respect to the Toledo Retail Portfolio Properties will be required to be deposited into the lockbox account or cash management account within one business day after receipt.

On each due date during a Toledo Retail Portfolio Trigger Period that is not caused by a Target Trigger Event or, at the lender’s discretion, during an event of default under the Toledo Retail Portfolio Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and (other than in the case of an event of default) budgeted operating expenses, be held as additional collateral for the Toledo Retail Portfolio Loan.  On each due date during the continuance of a Toledo Retail Portfolio Trigger Period caused by a Target Trigger Event, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in an escrow account for purposes of reserving amounts in respect of the Target space, and those amounts will be disbursed at the direction of the borrowers when the related Toledo Retail Portfolio Trigger Period has ended.  During the continuance of an event of default under the Toledo Retail Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Toledo Retail Portfolio Loan to amounts payable under the Toledo Retail Portfolio Loan and/or

TOLEDO RETAIL PORTFOLIO

toward the payment of expenses of the Toledo Retail Portfolio Properties, in such order of priority as the lender may determine.

■
Property Management.  The Toledo Retail Portfolio Properties are managed by Devonshire Fund Group, LLC pursuant to a management agreement.  Under the loan documents, the Toledo Retail Portfolio Properties must remain managed by Devonshire Fund Group, LLC or any other management company approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  During the continuance of an event of default under the Toledo Retail Portfolio Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to require the borrowers to replace such property manager with a property manager selected by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Toledo Retail Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Toledo Retail Portfolio Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Toledo Retail Portfolio Properties are separately allocated to the Toledo Retail Portfolio Properties and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE HAIER BUILDING

THE HAIER BUILDING

The Haier Building
1356 Broadway
New York, NY 10018
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
E 46TH STREET
E 45TH STREET
E 44TH STREET
E 43RD STREET
E 42ND STREET
E 41ST STREET
E 40TH STREET
E 39TH STREET
E 38TH STREET
E 37TH STREET
E 36TH STREET
E 35TH STREET
E 34TH STREET
EIGHTH AVENUE
SEVENTH AVENUE
BROADWAY
SIXTH AVENUE (AVENUE OF THE AMERICAS)
FIFTH AVENUE
MADISON AVENUE
VANDERBILT AVENUE
PARK AVENUE
TIMES SQUARE
HERALD SQUARE
BRYANT PARK
NEW YORK PUBLIC LIBRARY
GRAND CENTRAL TERMINAL
MET LIFE BUILDING
HELMSLEY BUILDING
EMPIRE STATE BUILDING
MADISON SQUARE GARDEN
PENN STATION
MACY'S
1 PENN PLAZA
2 PENN PLAZA
HOTEL PENNSYLVANIA
MANHATTAN MALL
NEW YORK TIMES HEADQUARTERS
ONE BRYANT PARK
GRACE BLDG
500 FIFTH
HBO
CUNY GRADUATE SCHOOL
FASHION INSTITUTE OF TECHNOLOGY
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
LONG ISLAND CITY
Hudson River
East River
Central Park
UPPER WESTSIDE
UPPER EASTSIDE
MIDTOWN
CHELSEA
SOHO
FINANCIAL DISTRICT
Times Square
Penn Station
Empire State Building
Flatiron Building
United Nations
Washington Square Park
New York University
Freedom Tower
New York Stock Exchange
Metropolitan Museum of Art
Time Warner Center
Carnegie Hall
CARTIFACT
MAP © 2014 CARTIFACT · DATA © BROADMAP

THE HAIER BUILDING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$23,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$362.20
Size (SF)	63,500	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 12/13/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/13/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1924 / 2005	Mortgage Rate		4.88000%
Appraised Value	$57,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$3,912,014
Underwritten Expenses	$1,065,770	Escrows
Underwritten Net Operating Income (NOI)	$2,846,244		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,691,798	Taxes	$58,134	$58,134
Cut-off Date LTV Ratio	40.4%	Insurance	$0	$0
Maturity Date LTV Ratio	40.4%	Replacement Reserves	$0	$1,227
DSCR Based on Underwritten NOI / NCF	2.50x / 2.37x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.4% / 11.7%	Other(1)	$12,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	99.8%	Loan Payoff	$14,333,893	62.2%
Other Sources	57,500	0.2	Principal Equity Distribution	7,630,046	33.1
			Closing Costs	761,259	3.3
			Other Uses	261,668	1.1
			Reserves	70,634	0.3
Total Sources	$23,057,500	100.0%	Total Uses	$23,057,500	100.0%

(1)	Other reserve represents a landmark reserve, representing 125% of the cost to resolve open violations with New York City Landmarks Commission. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Haier Building Loan”) is evidenced by a note in the principal amount of $23,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 63,500 SF mixed-use building located in New York, New York (the “Haier Building Property”).  The Haier Building Loan was originated by Citigroup Global Markets Realty Corp. on December 18, 2013 and represents approximately 2.1% of the Initial Pool Balance.  The Haier Building Loan has an outstanding principal balance as of the Cut-off Date of $23,000,000 and an interest rate of 4.88000% per annum.  The proceeds of the Haier Building Loan were primarily used to refinance existing debt on the Haier Building Property and return equity to the borrower sponsor.

The Haier Building Loan has an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments. The scheduled maturity date of the Haier Building Loan is the due date in January 2024.  Voluntary prepayment of the Haier Building Loan is permitted on or after the due date in October 2023. Defeasance of the Haier Building Loan in full (or in connection with a DSCR Cure Event (defined below), in part) with certain obligations that are the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Haier Building Property is a 63,500 SF six-story mixed-use landmarked building located on the entire northern block-front of West 36th Street between Broadway and Sixth Avenue in Midtown New York City, New York.  The Haier Building Property, previously known as the Greenwich Savings Bank Building, was constructed in 1924 for Greenwich Savings Bank and features Corinthian columns, limestone façade, ten-foot brass doors and a domed ceiling with a 3,000 SF stained-glass skylight. The interior of the Haier Building Property is of Italian Roman-Byzantine design and constructed of polished marble, limestone, sandstone, plaster, bronze, gold leaf and wood. The Haier Building Property features a 70-foot ceiling height in the main hall. The Haier Building Property is currently leased to two tenants, Haier America Trading (an affiliate of the related borrower – See “Affiliated Leases” below) and Gotham Hall Events. Haier America Trading maintains the naming rights on the building at the Haier Building Property under a branding lease that expires on August 8, 2021 (the “Haier Branding Lease”). As of December 13, 2013, the Total Occupancy and Owned Occupancy were both 100.0%.

THE HAIER BUILDING

The following table presents certain information relating to the major tenants at the Haier Building Property:

Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent		% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Gotham Hall Events	NR / NR / NR	30,000	47.2%	$1,600,000		40.4%	$53.33	12/31/2032	NA
Haier America Trading – Branding Lease	NR / NR / NR	0	0.0	1,250,000	(2)	31.6	NA	8/8/2021	NA
Haier America Trading(3)	NR / NR / NR	33,500	52.8	1,106,886		28.0	33.04	12/31/2021	NA
Total / Wtd. Avg. All Owned Tenants		63,500	100.0%	$3,956,886		100.0%	$62.31

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The contractual rent due under the Haier Branding Lease is $1,250,000. However, a mark-to-market adjustment of $687,500 was underwritten, resulting in a net underwritten rent of $562,500 for the Haier Branding Lease.  See “Cash Flow Analysis” below.

(3)
Haier America Trading has the option to terminate its lease at any time with 60 days’ notice.  In the event Haier America Trading terminates its lease, the borrower has the option to require Gotham Hall Events to lease an additional 12,000 SF, currently leased by Haier America Trading, at an initial rent of $925,000 ($77.08/SF) with a term coterminous with Gotham Hall Event’s existing lease (expiration 12/31/2032).  Further, the borrower executed a lease with a borrower affiliate company, W Appliance Company LLC, to occupy 5,000 SF of the Haier America Trading space for a 12-year term at an initial rent of $200,000 per annum ($40/SF) in the event Haier America Trading exercises its termination option.

The following table presents the lease rollover schedule at the Haier Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent		% of Total UW Base Rent	UW Base Rent $ per SF		# of Expiring Tenants
MTM	0	0.0%	0.0%	$0		0.0%	$0.00		0
2014	0	0.0	0.0%	0		0.0	0.00		0
2015	0	0.0	0.0%	0		0.0	0.00		0
2016	0	0.0	0.0%	0		0.0	0.00		0
2017	0	0.0	0.0%	0		0.0	0.00		0
2018	0	0.0	0.0%	0		0.0	0.00		0
2019	0	0.0	0.0%	0		0.0	0.00		0
2020	0	0.0	0.0%	0		0.0	0.00		0
2021	33,500	52.8	52.8%	2,356,886	(2)	59.6	70.35	(2)	1
2022	0	0.0	52.8%	0		0.0	0.00		0
2023	0	0.0	52.8%	0		0.0	0.00		0
2024	0	0.0	52.8%	0		0.0	0.00		0
2025 & Thereafter	30,000	47.2	100.0%	1,600,000		40.4	53.33		1
Vacant	0	0.0	100.0%	0		0.0	0.00		0
Total / Wtd. Avg.	63,500	100.0%		$3,956,886		100.0%	$62.31	(2)	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes $1,250,000 of rent attributable to the Haier Branding Lease.  UW Base Rent attributable solely to the Haier America Trading office space (33,500 SF) is $1,106,886, which equates to $33.04/SF.

The following table presents certain information relating to historical leasing at the Haier Building Property:

Historical Leased %(1)
	2003-2012	As of 12/13/2013
Owned Space	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

THE HAIER BUILDING

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Haier Building Property:

Cash Flow Analysis(1)
	2010	2011	2012	Annualized 8/31/2013	Underwritten	Underwritten $ per SF
Base Rent	$1,970,809	$1,957,299	$2,154,774	$2,430,701	$2,706,886	$42.63
Haier Branding Lease Income	0	0	0	0	1,250,000	19.69
Mark-to-Market Adjustment(2)	0	0	0	0	(687,500)	(10.83)
Total Rent	$1,970,809	$1,957,299	$2,154,774	$2,430,701	$3,269,386	$51.49
Total Reimbursables	0	623,697	642,406	738,984	848,524	13.36
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	(12,074)	0	(205,895)	(3.24)
Effective Gross Income	$1,970,809	$2,580,996	$2,785,106	$3,169,685	$3,912,014	$61.61

Total Operating Expenses	$84,051	$731,207	$784,442	$700,502	$1,065,770	$16.78

Net Operating Income	$1,886,758	$1,849,789	$2,000,664	$2,469,183	$2,846,244	$44.82
Replacement Reserves	0	0	0	0	14,717	0.23
TI/LC	0	0	0	0	139,729	2.20
Net Cash Flow	$1,886,758	$1,849,789	$2,000,664	$2,469,183	$2,691,798	$42.39

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Mark-to-market adjustment is attributable to the Haier Branding Lease Income and is based on Haier America Holding Corp’s 55% ownership interest in the borrower.  Haier America Holding Corp. is an affiliate of the borrower.

■	Appraisal. According to the appraisal, the Haier Building Property had an “as-is” appraised value of $57,000,000 as of an effective date of December 12, 2013.

■
Environmental Matters.  Based on a Phase I environmental report dated September 10, 2013, the environmental consultant did not identify the presence of a recognized environmental condition.  The environmental consultant recommended that the borrower adhere to an asbestos operations and maintenance plan, which is already in place.

■
Market Overview and Competition.  The Haier Building Property is located on the entire northern blockfront of West 36th Street between Broadway and Sixth Avenue in Midtown New York City. The Property’s main entrance is located on Broadway, one block north of the Macy’s flagship store. There is an additional entrance on Sixth Avenue for catering/private events. The Haier Building Property provides excellent access to public transportation with The Port Authority Bus Terminal, Penn Station, and Grand Central Terminal all within walking distance of the Haier Building Property.

According to an office market report, the Haier Building Property is located in the Midtown Manhattan Office market.  As of the third quarter of 2013, the Midtown office market consisted of 313.6 million SF comprised of 1,598 buildings.  The direct vacancy rate was 7.7% and the average gross rental rate was $58.26 per SF.  Class B office properties within the Midtown office market reported a direct vacancy of 6.5% and an average gross rent of $49.10 per SF.

The Haier Building Property is located in the Penn Plaza/Garment District office submarket, which consisted of 66.9 million SF comprised of 447 buildings as of the third quarter of 2013.  The Penn Plaza/Garment District submarket ended the third quarter of 2013 with a direct vacancy rate of 6.7% and an average gross rent of $42.84 per SF.

Within the Penn Plaza/Garment District submarket, there is approximately 29.1 million SF, comprised of 132 buildings, of Class B office product which reported a direct vacancy rate of 9.0% and an average gross rent of $46.58 per SF.

THE HAIER BUILDING

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the Haier Building Property:

Retail Lease Comparables(1)

Property	Tenant Name	Tenant Size	Asking Rent per SF
Haier Building	Gotham Hall Events	33,000	$53.33
1375 Broadway	TD Bank	3,994	$121.51
253 W 47th Street	Buffalo Wild Wings	15,000	$98.04
881 Eighth Ave	7 Eleven	4,138	$100.71
567 Seventh Ave	Paris Baguette	1,000	$123.57
750 Seventh Ave	TGI Fridays	10,200	$109.01
147 West 46th St	Carolines on Bwy	11,000	$92.68
1407 Broadway	Pie Face	1,400	$129.22
1150 Broadway	The Smith	14,900	$93.44
1400 Broadway	Offering	16,663	$110.25
Total / Wtd. Avg.(2)		78,295	$102.66

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Haier Building Property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Haier Building Property:

Office Lease Comparables(1)
Property	Year Built	Tenant Name	Total GLA	Asking Rent per SF (Total Space)
Haier Building	1924	Haier America Trading	33,500	$33.04
1250 Broadway	1968	Regus Workplaces	604,279	$54.71
250 West 57th St	1929	Robert Caro	512,430	$50.99
469 Seventh Ave	1920	Summit Business Media	208,000	$46.65
1450 Broadway	1930	EVA Airways	277,970	$56.00
1 Penn Plaza	1972	Mitel Communications	2,072,136	$52.87
440 Ninth Ave	1926	Quartet Financial Systems	105,250	$45.99
1375 Broadway	1927	Meltwater Group	401,559	$46.93
1441 Broadway	1930	By Design	440,000	$44.39
Total / Wtd. Avg.(2)			4,621,624	$51.33

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Haier Building Property.

The following table presents certain information relating to certain sales comparables provided in the appraisal for the Haier Building Property:

Sales Comparables(1)
Property Name	City	Sale Date	Year Built / Renovated	Total NRA	Sale Price	Sale Price PSF	Occupancy
119 West 25th Street	Manhattan	August 2013	1904	134,941	$54,545,095	$404.21	5%
30 West 21st Street	Manhattan	June 2013	1907 / 2010	59,150	$38,500,000	$650.89	100%
1619 Broadway	Manhattan	March 2013	1931	180,363	$185,000,000	$1,025.71	31%
920 Broadway	Manhattan	February 2013	1916	106,565	$58,500,000	$548.96	100%
232 East 59th Street	Manhattan	January 2013	1926	46,150	$34,000,000	$736.73	72%
1 West 37th Street	Manhattan	December 2012	1912	50,047	$25,500,000	$509.52	100%
509 Fifth Avenue	Manhattan	September 2012	1917	62,705	$40,090,100	$639.34	100%
22 West 48th Street	Manhattan	August 2012	1925	89,004	$53,750,000	$603.91	90%

(1)	Source: Appraisal.

THE HAIER BUILDING

■
The Borrower.  The borrower is Haier America Building, LLC, a single-purpose, single-asset entity. Haier America Building, LLC is owned by Haier America Holding Corp. (55.0%), Michael Jemal (22.5%), and Jack Dushey (22.5%).   Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Haier Building Loan.  Jack Dushey and Michael Jemal are the non-recourse carveout guarantors of the Haier Building Loan.

■
Escrows.  In connection with the origination of the Haier Building Loan, the borrower funded aggregate reserves of $70,634, comprised of: (i) $58,134 for real estate taxes with respect to the Haier Building Property and (ii) $12,500, representing 125% of the estimated costs to resolve open violations with New York City Landmarks Commission.

On each due date, the borrower is required to fund the following reserves with respect to the Haier Building Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at lender’s option, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, and (iii) replacement reserves in an amount equal to $1,227.

In addition, on each due date during the continuance of a Haier Building Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer (the “Haier Building Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the Haier Building Property after payment of debt service due on such monthly due date, all required reserve deposits described above due on such monthly due date, the deposit into the operating expense account described above due on such monthly due date and any other sums due and owed under the loan documents. Upon termination of a Haier Building Trigger Period, the lender will disburse amounts in the Haier Building Excess Cash Flow Reserve to the borrower.

A “Haier Building Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the Haier Building Loan, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.50x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the earlier of (a) the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.55x for two consecutive calendar quarters and (b) a DSCR Cure Event occurs, and (z) in the case of clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan documents, in each case, so long as no other Haier Building Trigger Period then exists.

A “DSCR Cure Event” means the earlier to occur of (i) the borrower depositing into an eligible account with lender cash in an amount which, if such amount were applied to reduce the outstanding principal balance of the Hair Building Loan, would cause the debt service coverage ratio (as calculated under the loan documents) to be equal or greater than 1.55x, (ii) the date that the borrower delivers to lender a letter of credit in an amount which, if such amount were applied to reduce the outstanding principal balance of the Haier Building Loan, would cause the debt service coverage ratio (as calculated under the loan documents) to be equal to or greater than 1.55x (which letter of credit shall be held by lender as collateral for the Haier Building Loan), or (iii) the borrower partially defeasing the Haier Building Loan in accordance with the terms of the loan documents, and in an amount sufficient to cause the debt service coverage ratio calculated at the time of such defeasance to be equal to 1.55x; provided, that the debt service coverage ratio is calculated based solely on the principal amount of the undefeased note.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) any bankruptcy or similar insolvency of a Specified Tenant and (ii) a Specified Tenant failing to extend or renew its applicable lease on or prior to the date occurring twelve (12) months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and for a renewal term of at least 5 years and (B) expiring upon the first to occur of (x) lender’s receipt of evidence of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrower leasing all of the applicable Specified Tenant space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) paying the full amount of the rent due under its lease, and (y) the borrower delivering to

THE HAIER BUILDING

lender a letter of credit in an amount equal to one (1) year’s rent for the applicable Specified Tenant, which such letter of credit will be held by lender as collateral for the Haier Building Loan (provided that, such letter of credit will be returned to the borrower upon the occurrence of any Renewal Cure related to the applicable Specified Tenant.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (ii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms hereof and thereof for a term of at least five years (a “Renewal Cure”), (ii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (iii) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant” means, as applicable, (i) Haier America Trading, L.L.C., a New York limited liability Company,(ii) Gotham Hall LLC, a New York limited liability company, or (iii) any other lessee(s) of the space occupied by Gotham Hall LLC or Haier America Trading, L.L.C. (or any portion thereof).

■
Lockbox and Cash Management.  The Haier Building Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly into a lender controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required, (i) provided no Haier Building Trigger Period exists, to be transferred to the borrower, or (ii) if a Haier Building Trigger Period exists, to be transferred to a lender controlled cash management account.  On each due date, the loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly escrow amounts for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves, and other amounts due and owing to lender and/or servicer pursuant to the terms of the Haier Building Loan documents, (i) to the extent that a Haier Building Trigger Period has occurred and is continuing, be held by the lender as additional collateral for the Haier Building Loan, or (ii) to the extent that no Haier Building Trigger Period exists, be disbursed to the borrower.   During the continuance of an event of default under the Haier Building Loan, the lender may apply any funds in the cash management account to amounts payable under the Haier Building Loan and/or toward the payment of expenses of the Haier Building Property, in such order of priority as the lender may determine.

■
Property Management.  The Haier Building Property is managed by Jenel Management Corp. which is a borrower-affiliated entity.  Under the loan documents, the Haier Building Property may not be managed by any party other than Jenel Management Corp. or another management company approved by the lender in accordance with the loan documents; provided, however, if no event of default under the Haier Building Loan documents exists, the borrower can replace Jenel Management Corp., with a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the Haier Building Loan which remains uncured and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

THE HAIER BUILDING

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Purchase Option.  Each of the recourse carveout guarantors of the Haier Building Loan maintains the right to purchase the Haier Building Property at any time prior to April 1, 2035.  Such right is fully subordinated to the lien of the Haier Building Loan, and in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender, such purchase right will extinguish and be of no further force and/or effect.  Additionally, one of the tenants at the Haier Building Property, Gotham Hall LLC, maintains a right of first offer to purchase the Haier Building Property in the event the borrower wishes to sell or otherwise transfer the Haier Building Property.  Such right does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender, nor does it apply in connection with any subsequent sale by the lender to a third party.

■
Affiliated Leases.  Haier America Trading, an affiliate of the related borrower (i) leases approximately 52.8% of net rentable area, which represents approximately 39.0% of the net revenue at the Haier Building Property under a space lease, and (ii) maintains the naming rights on the building at the Haier Building Property under the Haier Branding Lease, which represents approximately 14.4% of the net revenue at the Haier Building Property.  Haier America Trading may terminate its lease at any time upon 60 days’ notice.  In the event Haier America Trading were to terminate its lease, the naming rights on the building would survive such termination.  Additionally, in the event Haier America Trading were to terminate its lease, which lease covers space on the sixth floor and the basement of the Haier Building Property, (i) the borrower has entered into a lease agreement with an affiliated entity, W Appliance Company LLC, to lease the space on the sixth floor, which lease is conditioned upon Haier America Trading exercising its termination option and vacating such space and (ii) the borrower maintains the right to require one of the current tenants at the Haier Building Property, Gotham Hall LLC, to occupy the basement space and pay additional rent on such space pursuant to the terms of such tenant’s lease.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Haier Building Property, plus 18 months of business interruption coverage with an additional six month extended period of indemnity, or until the income is restored to prior level.  The terrorism insurance is required to contain a deductible that is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the  Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CROWNE PLAZA ANCHORAGE

CROWNE PLAZA ANCHORAGE

ALASKA
CANADA
Fairbanks
Anchorage
Juneau
Chukchi Sea
Beaufort Sea
Bering Sea
Gulf of Alaska
Gates of the Arctic National Park
Bering Land Bridge National Preserve
Denali National Park
Wrangell-St Elias Nat'l Park
ELMENDORF AIR FORCE BASE
GOVERNMENT HILL
MOUNTAIN VIEW
RUSSIAN JACK PARK
DOWNTOWN
MCKINLEY EXPLORER
SOUTH ADDITION
FAIRVIEW
MERRILL FIELD
Northway Mall
Alaska Regional Hospital
AIRPORT HEIGHTS
NORTH STAR
Chester Creek Sports Complex
Knik Arm
Anchorage
TURNAGAIN
Mall at Sears
ROGERS PARK
University of Alaska-Anchorage
Alaska Pacific University
UNIVERSITY AREA
Providence Alaska Medical Center
Alaska Native Medical Center
LAKE HOOD STRIP AIRPORT
SPENARD
TUDOR AREA
Crowne Plaza Anchorage
109 West International Airport Road
Anchorage, AK 99518
CAMPBELL PARK
TED STEVENS ANCHORAGE INT'L AIRPORT
W INT'L AIRPORT RD
W TUDOR RD
E TUDOR RD
E DOWLING RD
RASPBERRY RD
SAND LAKE
TAKU-CAMPBELL
ABBOTT LOOP
E DIMOND BLVD
Dimond Center
W DIMOND BLVD
MID-HILLSIDE
MINNESOTA DR
BAYSHORE-KLATT
W KLATT RD
E KLATT RD
O'MALLEY RD
HUFFMAN-O'MALLEY
HUFFMAN RD
Turnagain Arm
SEWARD HWY
GLENN HWY
LAKE OTIS PKY
ELMORE RD
C ST
CARTIFACT

CROWNE PLAZA ANCHORAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Anchorage, Alaska	Cut-off Date Principal Balance	$18,750,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$113,636.36
Size (Rooms)	165	Percentage of Initial Pool Balance	1.7%
Total TTM Occupancy as of 10/31/2013	78.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 10/31/2013	78.1%	Type of Security	Leasehold
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate	5.60800%
Appraised Value	$26,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$7,500,868
Underwritten Expenses	$5,227,892
Underwritten Net Operating Income (NOI)	$2,272,976	Escrows
Underwritten Net Cash Flow (NCF)	$1,972,941	Upfront	Monthly
Cut-off Date LTV Ratio	69.7%	Taxes	$117,911	$19,652
Maturity Date LTV Ratio(1)	54.6%	Insurance	$22,193	$4,439
DSCR Based on Underwritten NOI / NCF	1.76x / 1.53x	FF&E	$0	$25,003
Debt Yield Based on Underwritten NOI / NCF	12.1% / 10.5%	Other(2)	$78,708	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,750,000	100.0%	Loan Payoff	$13,411,950	71.5%
Principal Equity Distribution	4,813,685	25.7
Closing Costs	305,554	1.6
Reserves	218,811	1.2
Total Sources	$18,750,000	100.0%	Total Uses	$18,750,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $28,800,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 58.4%.
(2)
Other upfront reserve consists of a ground rent reserve ($78,708). Other ongoing reserve consists of a seasonality reserve for the months of July through September and a ground rent reserve for the months of June through September.  See “—Escrows” and “—Ground Lease” below.

■
The Mortgage Loan.  The mortgage loan (the “Crowne Plaza Anchorage Loan”) is evidenced by a promissory note in the original principal amount of $18,750,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a 165-room hotel located in Anchorage, Alaska (the “Crowne Plaza Anchorage Property”).  The Crowne Plaza Anchorage Loan was originated by Goldman Sachs Mortgage Company on December 18, 2013 and represents approximately 1.7% of the Initial Pool Balance.  The note evidencing the Crowne Plaza Anchorage Loan has a principal balance as of the Cut-off Date of $18,750,000 and an interest rate of 5.60800% per annum.  The borrower utilized the proceeds of the Crowne Plaza Anchorage Loan to refinance the existing debt on the Crowne Plaza Anchorage Property and to provide equity to the borrower sponsor.

The Crowne Plaza Anchorage Loan had an initial term of 120 months and has a remaining term of 120 months.  The Crowne Plaza Anchorage Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024.  Voluntary prepayment of the Crowne Plaza Anchorage Loan is prohibited prior to October 6, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Crowne Plaza Anchorage Property is a 165-room hotel located in Anchorage, Alaska.  The Crowne Plaza Anchorage Property was constructed in 2009 and amenities at the property include a restaurant/lounge, two meeting rooms totaling 3,000 SF, a fitness room, an indoor pool and 149 surface level parking spaces.

CROWNE PLAZA ANCHORAGE

The following table presents certain information relating to the 2012 demand analysis with respect to the Crowne Plaza Anchorage Property based on market segmentation, as provided in the appraisal for the Crowne Plaza Anchorage Property:

2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial & Contract
Crowne Plaza Anchorage	16.6%	21.4%	62.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM period through 10/31/2013 penetration rates relating to the Crowne Plaza Anchorage Property and various market segments, as provided in the October 2013 travel research report for the Crowne Plaza Anchorage Property:

TTM Through 10/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Crowne Plaza Anchorage	99.8%	92.3%	92.2%

(1)	Source: October 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Crowne Plaza Anchorage Property:

Crowne Plaza Anchorage(1)
	2011	2012	TTM 10/31/2013
Occupancy(2)	79.5%	79.1%	78.1%
ADR	$117.52	$128.98	$127.88
RevPAR	$93.46	$102.04	$99.84

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Crowne Plaza Anchorage Property:

Cash Flow Analysis(1)
	2011	2012	TTM 10/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$5,628,512	$6,162,048	$6,013,117	$6,013,117	$36,443
Food & Beverage Revenue	1,468,520	1,551,127	1,439,673	1,439,673	8,725
Other Revenue(2)	47,086	50,643	48,078	48,078	291
Total Revenue	$7,144,118	$7,763,818	$7,500,868	$7,500,868	$45,460

Room Expense	$1,457,805	$1,527,714	$1,449,720	$1,449,720	$8,786
Food & Beverage Expense	1,230,969	1,191,474	1,076,100	1,076,100	6,522
Other Expense	31,787	32,755	30,383	30,383	184
Total Departmental Expense	$2,720,561	$2,751,943	$2,556,203	$2,556,203	$15,492
Total Undistributed Expense	2,010,293	2,193,891	2,183,942	2,179,670	13,210
Total Fixed Charges	443,552	469,199	476,197	492,020	2,982
Total Operating Expenses	$5,174,406	$5,415,033	$5,216,342	$5,227,892	$31,684

Net Operating Income	$1,969,712	$2,348,785	$2,284,526	$2,272,976	$13,776
FF&E	285,765	310,553	300,035	300,035	1,818
Net Cash Flow	$1,683,947	$2,038,232	$1,984,491	$1,972,941	$11,957

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone revenue, vending commissions, laundry revenue, gift shop income and other miscellaneous revenue.

CROWNE PLAZA ANCHORAGE

■
Appraisal.  According to the appraisal, the Crowne Plaza Anchorage Property had an “as-is” appraised value of $26,900,000 as of August 14, 2013 and is expected to have an “as stabilized” appraised value of $28,800,000 as of an effective date of August 14, 2015, which assumes the Crowne Plaza Anchorage Property reaches a stabilized occupancy of 80.0% which is the average occupancy over the life of the hotel.

■
Environmental Matters.  According to a Phase I environmental report, dated August 21, 2013, there are no recognized environmental conditions or recommendations for further action at the Crowne Plaza Anchorage Property.

■
Market Overview and Competition.   The Crowne Plaza Anchorage Property is located in midtown Anchorage, approximately three miles from the Ted Stevens International Airport and three miles from downtown Anchorage.  The Crowne Plaza Anchorage Property and its competitive set have an average occupancy of 78.7%, ADR of $135.59 and RevPAR of $106.70 in 2012.

The following table presents certain information relating to the primary competition for the Crowne Plaza Anchorage Property:

Property	Number of Rooms	Year Built	2012 Occupancy	2012 ADR	2012 RevPAR
Crowne Plaza Anchorage	165	2009	79%	$128.98	$102.45
Coast International Inn	141	1975	80%	$115.00	$92.00
Millennium Anchorage Hotel	248	1986	75%	$115.00	$86.25
Courtyard by Marriott	154	1997	76%	$129.00	$98.04
Hilton Garden Inn	125	2002	77%	$154.00	$118.58
Embassy Suites Anchorage	169	2008	86%	$177.00	$152.22

Source: Appraisal.

■
Ground Lease.  The Crowne Plaza Anchorage Property is ground leased to the borrower by a third party, Tiger Trust.  At the origination of the Crowne Plaza Anchorage Loan, Tiger Trust entered into an agreement providing the lender with customary leasehold mortgage protections with respect to the ground lease.  The ground lease expires February 15, 2042, with one 35-year extension at the lessee’s option.  The rent under the ground lease is as follows: (i) $13,118 monthly from 2011 through 2015, (ii) $14,587 monthly from 2016 through 2020, (iii) $16,220 monthly from 2021 through 2025, (iv) $18,036 monthly from 2026 through 2030, (v) $20,055 monthly from 2031 through 2035, and (vi) further increasing every 5 years from $22,300 monthly in 2036 to $52,120 monthly in 2077.  The lessee is responsible for property taxes and utilities at the Crowne Plaza Anchorage Property.

■	The Borrower. The borrower is Anchorage Hospitality, LLC, a single-purpose, single-asset entity. William J. Lawson is the non-recourse carveout guarantor under the Crowne Plaza Anchorage Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $117,911 in respect of taxes, $22,193 in respect of insurance premiums and $78,708 in respect of ground rent. On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) an FF&E reserve of: (a) on each due date through and including the due date in January 2015, $25,003, (b) on each due date from February 2015 through and including January 2019, one-twelfth of 4% of the operating income of the Crowne Plaza Anchorage Property for the previous twelve-month period, as determined at the end of each fiscal quarter, and (c) beginning on the due date in February 2019, one-twelfth of 5% of the operating income of the Crowne Plaza Anchorage Property for the previous twelve-month period, as determined at the end of each fiscal quarter.  On each due date from June through and including September of each calendar year, the borrower will be required to fund a ground rent reserve in an amount equal to one-fourth of the amount of ground rents that the lender reasonably estimates will be payable over the then succeeding twelve-month period (estimated at $39,354 per month).  On each due date from July through and including September of each calendar year, the borrower will be required to fund a seasonal reserve in an amount equal to $116,667.  From November of each year through and including March of the immediately succeeding year, provided no event of default is continuing under the Crowne Plaza Anchorage Loan, the borrower may use up to $70,000 on deposit in the seasonal reserve to satisfy the borrower’s deposit requirements to the taxes, insurance, ground rent or FF&E reserves.

CROWNE PLAZA ANCHORAGE

■
Lockbox and Cash Management.  The Crowne Plaza Anchorage Loan requires a hard lockbox, which is already in place, and a springing cash management account.  The borrower was required to instruct each credit card company to remit credit card receivables directly to a lender-controlled lockbox account.  All revenues and other money collected by the borrower or property manager with respect to the Crowne Plaza Anchorage Property are required to be deposited directly into the lockbox account within one business day after receipt. For so long as no Crowne Plaza Anchorage Trigger Period or event of default under the Crown Plaza Anchorage Loan is continuing, all amounts in the lockbox account will be swept on a daily basis into a borrower-controlled operating account. During a Crowne Plaza Anchorage Trigger Period or during an event of default under the Crown Plaza Anchorage Loan, all amounts in the lockbox account will be swept on a daily basis to a lender-controlled cash management account. On each business day, other than during a Crown Plaza Anchorage Trigger Period or an event of default under the Crown Plaza Anchorage Loan, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account. On each due date during a Crowne Plaza Anchorage Trigger Period or, at the lender’s discretion, during an event of default under the Crown Plaza Anchorage Loan, the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and all remaining amounts be reserved in an excess cash flow reserve account. On each due date during which no Crowne Plaza Anchorage Trigger Period or event of default under the Crowne Plaza Anchorage Loan is continuing, the loan documents require that all amounts on deposit in the cash management account after the payment of debt service and required reserves be swept into a borrower-controlled operating account. During the continuance of an event of default under the Crowne Plaza Anchorage Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Crowne Plaza Anchorage Loan to amounts payable under the Crowne Plaza Anchorage Loan and/or toward the payment of expenses of the Crowne Plaza Anchorage Property, in such order of priority as the lender may determine.

A “Crowne Plaza Anchorage Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the loan documents) is less than $1,592,467.20, and ending at the conclusion of the second fiscal quarter for which the net operating income for the trailing twelve-month period is greater than $1,592,467.20; or (ii) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered.

■
Property Management.  The Crowne Plaza Anchorage Property is currently managed by THG Management NV, LLC pursuant to a management agreement.  Under the loan documents, the Crowne Plaza Anchorage Property must remain managed by THG Management NV, LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the Crowne Plaza Anchorage Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace the property manager with a property manager selected by the lender.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

CROWNE PLAZA ANCHORAGE

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Crowne Plaza Anchorage Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, borrower is required to carry terrorism insurance throughout the term of the Crowne Plaza Anchorage Loan as described in the preceding sentence, but in such event borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Crowne Plaza Anchorage Property are separately allocated under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANGOR PARKADE

BANGOR PARKADE

ME
Bangor
NY
VT
Portland
Manchester
NH
Atlantic Ocean
Albany
MA
Boston
Hartford
Providence
CT
RI
New York
Bangor Parkade
482-534 Stillwater Avenue
Bangor, ME 04401
Bangor Mall
Husson College
Essex Street Recreational Area
Eastern Maine Community College
Mount Hope Cemetery
Broadway Shopping Center
BANGOR GARDENS
Union Street Field
Airport Mall
Stillwater Park
Saxl Park
Mt Pleasant Cemetery
St Joseph Hospital
Bangor
Broadway Park
BANGOR INTERNATIONAL AIRPORT
University College Of Bangor
Summit Park
Chapin Park
Eastern Maine Medical Center
Hose 5 Fire Museum
Woodlawn Cemetery
Coe Park
Hayford Park
BROADWAY HISTORIC DISTRICT
Penobscot River
Penobscot Theatre
Fairmount Park
Brewer
Bangor Municipal Golf Course
Hollywood Casino Bangor
Beal College
STILLWATER AVE
HOGAN RD
GRIFFIN RD
BROADWAY
UNION ST
HOWARD ST
STATE ST
N MAIN ST
HAMMOND ST
BUCK ST
S MAIN ST
WILSON ST
PARKWAY S
US-202
CARTIFACT
MAP © 2014 CARTIFACT · DATA © BROADMAP

BANGOR PARKADE

BANGOR PARKADE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Bangor, Maine	Cut-off Date Principal Balance	$18,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$79.61
Size (SF)	232,381	Percentage of Initial Pool Balance	1.7%
Total Occupancy as of 10/31/2013	99.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/31/2013	99.7%	Type of Security	Leasehold
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate	5.03950%
Appraised Value	$27,350,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Underwritten Revenues	$3,367,055
Underwritten Expenses	$1,418,102	Escrows
Underwritten Net Operating Income (NOI)	$1,948,954	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,838,470	Taxes	$192,991	$38,598
Cut-off Date LTV Ratio	67.6%	Insurance	$8,192	$4,096
Maturity Date LTV Ratio	58.6%	Replacement Reserves(2)	$0	$3,873
DSCR Based on Underwritten NOI / NCF(1)	1.63x / 1.54x	TI/LC(3)	$900,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.9%	Other(4)	$78,890	$47,750

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	66.7%	Purchase Price	$26,250,000	94.6%
Principal’s New Cash Contribution	9,251,650	33.3	Reserves	1,180,072	4.3
Closing Costs	321,578	1.2

Total Sources	$27,751,650	100.0%	Total Uses	$27,751,650	100.0%

(1)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 2.06x and 1.94x, respectively.
(2)	Replacement Reserves are capped at $92,952. See “—Escrows” below.
(3)	Monthly TI/LC reserve collections of $11,956 commence upon the balance of the initial TI/LC reserve account falling below $450,000. See “—Escrows” below.
(4)
Other reserve represents monthly ground rent for the Bangor Parkade Property which is currently $47,750 and an additional $31,140 upfront for deferred maintenance. The ground rent is currently $537,000 per year and increases by 7.5% at the end of each fifth lease year through the expiration of the ground lease in January 2105. The next rent increase will occur in January 2016. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Bangor Parkade Loan”) is evidenced by a note in the original principal amount of $18,500,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a retail center located in Bangor, Maine, known as Bangor Parkade (the “Bangor Parkade Property”). The Bangor Parkade Loan was originated by CCRE on December 12, 2013 and represents approximately 1.7% of the Initial Pool Balance. The note evidencing the Bangor Parkade Loan has an outstanding principal balance as of the Cut-off Date of $18,500,000 and has an interest rate of 5.03950% per annum.  The proceeds of the Bangor Parkade Loan, along with approximately $9.3 million of equity from the borrower sponsor were used to acquire the Bangor Parkade Property, to fund reserves and to pay closing costs.

The Bangor Parkade Loan has an initial term of 120 months and has a remaining term of 120 months.  The Bangor Parkade Loan requires interest only payments for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in January 2024.  Voluntary prepayment of the Bangor Parkade Loan is prohibited prior to November 6, 2023. Defeasance with direct non-callable obligations of the United States of America is permitted at any time on or after March 6, 2018.

■
The Mortgaged Property.  The Bangor Parkade Property is a 232,381 SF retail center located in Bangor, Maine that was constructed in 2005.  The Bangor Parkade Property is located at the intersection of Stillwater Avenue and the exit interchange of Interstate 95 and has access and visibility from both thoroughfares. Total Occupancy and Owned Occupancy at the Bangor Parkade Property were both 99.7% as of October 31, 2013 and the property is anchored by Kohl’s.  Additional major tenants at the Bangor Parkade Property include several national tenants including Big Lots, Old Navy, LL Bean, PetSmart and Game Stop. The Bangor Parkade Property is subject to a long term ground lease with Grant Trailer Sales, Inc. and Grant Realty Corporation. The lease commenced in July of 2005 with a 99.5 year term which results in an expiration date of January 2105. The ground rent is currently $537,000 per year and increases by 7.5% at the end of each fifth lease year. The next rent increase will occur in January 2016.

BANGOR PARKADE

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Bangor Parkade Property:

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Renewal / Extension Options
Anchors
Kohl’s	BBB+ / Baa1 / BBB+	88,904	38.3%	Yes	$896,778	$10.09	1/1/2026	6, 5-year options
Total Anchors		88,904	38.3%

Major Tenants
Big Lots	NR / NR / BBB-	27,905	12.0%	Yes	$313,528	$11.24	1/31/2015	3, 5-year options
AC Moore	NR / NR / NR	22,000	9.5	Yes	$398,785	$18.13	8/31/2015	2, 5-year options
Old Navy	BBB- / Baa3 / BBB-	19,074	8.2	Yes	$302,119	$15.84	10/31/2015	2, 5-year options
LL Bean	NR / NR / NR	12,997	5.6	Yes	$247,844	$19.07	1/27/2017	NA
PetSmart	NR / NR / BB+	12,049	5.2	Yes	$241,331	$20.03	1/31/2023	3, 5-year options
Ulta	NR / NR / NR	11,297	4.9	Yes	$291,315	$25.79	2/28/2023	2, 5-year options
Total Major Tenants		105,322	45.3%

Occupied In-line		37,345	16.1%		$833,073	$22.31
Vacant Spaces		810	0.3%
Total Owned SF		232,381	100.0%
Total SF		232,381	100.0%

(1)	The tenants listed above are not required to report sales.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bangor Parkade Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kohl’s	BBB+ / Baa1 / BBB+	88,904	38.3%	$735,236	26.0%	$8.27	1/1/2026	6, 5-year options
AC Moore	NR / NR / NR	22,000	9.5	314,600	11.1	14.30	8/31/2015	2, 5-year options
Ulta	NR / NR / NR	11,297	4.9	248,534	8.8	22.00	2/28/2023	2, 5-year options
Old Navy	BBB- / Baa3 / BBB-	19,074	8.2	228,888	8.1	12.00	10/31/2015	2, 5-year options
Big Lots	NR / NR / BBB-	27,905	12.0	223,240	7.9	8.00	1/31/2015	3, 5-year options
PetSmart	NR / NR / BB+	12,049	5.2	198,809	7.0	16.50	1/31/2023	3, 5-year options
Iparty (Party City)	NR / NR / NR	9,990	4.3	189,610	6.7	18.98	10/31/2015	2, 5-year options
LL Bean	NR / NR / NR	12,997	5.6	188,457	6.7	14.50	1/27/2017	NA
Dress Barn	NR / NR / NR	7,000	3.0	132,300	4.7	18.90	6/30/2016	2, 5-year options
Famous Footwear	NR / NR / NR	6,875	3.0	126,706	4.5	18.43	10/31/2015	1, 5-year option
Ten Largest Owned Tenants		218,091	93.9%	$2,586,380	91.6%	$11.86
Remaining Owned Tenants		13,480	5.8	237,897	8.4	17.65
Vacant Spaces (Owned Space)		810	0.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		232,381	100.0%	$2,824,277	100.0%	$12.20

(1)	The tenants listed above are not required to report sales.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

BANGOR PARKADE

The following table presents certain information relating to the lease rollover schedule at the Bangor Parkade Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	1,350	0.6	0.6%	12,825	0.5	9.50	1
2015	93,134	40.1	40.7%	1,204,044	42.6	12.93	6
2016	8,968	3.9	44.5%	174,769	6.2	19.49	2
2017	15,869	6.8	51.3%	250,059	8.9	15.76	3
2018	0	0.0	51.3%	0	0.0	0.00	0
2019	0	0.0	51.3%	0	0.0	0.00	0
2020	0	0.0	51.3%	0	0.0	0.00	0
2021	0	0.0	51.3%	0	0.0	0.00	0
2022	0	0.0	51.3%	0	0.0	0.00	0
2023	23,346	10.0	61.4%	447,343	15.8	19.16	2
2024	0	0.0	61.4%	0	0.0	0.00	0
2025 & Thereafter	88,904	38.3	99.7%	735,236	26.0	8.27	1
Vacant	810	0.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	232,381	100.0%		$2,824,277	100.0%	$12.20	15

(1)
Big Lots, AC Moore and Old Navy leases all expire in 2015. At origination, $900,000 was funded into a rollover reserve. If the reserve falls below $450,000, $11,956 will be collected on a monthly basis.

The following table presents certain information relating to historical leasing at the Bangor Parkade Property:

Historical Leased %(1)
	2007	2008	2009	2010	2011	2012	As of 10/31/2013
Owned Space	100.0%	87.3%	100.0%	99.7%	99.7%	99.6%	99.7%

(1)	As provided by the borrower. Reflects occupancy as of December 31st for each year except for 2013.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bangor Parkade Property:

Cash Flow Analysis

	2010	2011	2012	TTM 9/30/2013	Underwritten(1)	Underwritten $ per SF
Base Rent	$2,725,516	$2,683,601	$2,448,076	$2,726,101	$2,824,277	$12.15
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,200	0.07
Total Rent	$2,725,516	$2,683,601	$2,448,076	$2,726,101	$2,840,477	$12.22
Total Reimbursables	592,077	631,206	658,565	599,834	703,792	3.03
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss(2)	(91,439)	(96,057)	(2,152)	(435)	(177,213)	(0.76)
Effective Gross Income	$3,226,153	$3,218,750	$3,104,488	$3,325,500	$3,367,055	$14.49

Total Operating Expenses(3)	$1,145,358	$1,281,210	$1,269,198	$1,280,765	$1,418,102	$6.10

Net Operating Income	$2,080,795	$1,937,540	$1,835,290	$2,044,735	$1,948,954	$8.39
TI/LC	0	0		0	65,465	0.28
Capital Expenditures	0	0		0	45,018	0.19
Net Cash Flow	$2,080,795	$1,937,540	$1,835,290	$2,044,735	$1,838,470	$7.91

(1)	Underwritten cash flow based on the 10/31/2013 rent roll.
(2)	Underwritten Vacancy represents 5.0% of Base Rent plus Total Reimbursables.
(3)	Total Operating Expenses includes the average ground rent over the Bangor Parkade Loan term.

■	Appraisal. According to the appraisal, the Bangor Parkade Property had an appraised value of $27,350,000 as of October 20, 2013.

BANGOR PARKADE

■
Environmental Matters.  According to a Phase I environmental report, dated September 5, 2013, the environmental consultant did not identify the presence of recognized environmental condition for further action at the Bangor Parkade Property.

■
Market Overview and Competition.  The Bangor Parkade Property is a retail center located in Bangor, Maine, the third largest city in Maine, approximately 50 miles northeast of the state capital of Augusta. The Bangor Parkade Property is located on Stillwater Avenue, adjacent to Interstate 95, and is within one mile of the Maine Turnpike. Additionally, the Bangor Parkade Property is within a half mile of the Bangor Mall, resulting in nearly 3.2 million square feet of retail space within the immediate area. As of 2013, the population within a ten mile radius of the Bangor Parkade Property was 90,238 with an average household income of $61,403. The trade area of the Bangor Parkade Property extends 50 miles. The corresponding population and average household income as of 2013 for a 50-mile radius was 340,392 and $54,728, respectively.

The retail vacancy within the city of Bangor as of October 2013 was 4.7%, down from a high of nearly 9.0% in 2009. The appraiser concluded a 95.0% occupancy for the Bangor Parkade Property, in line with the city average. The appraiser also concluded a market rent of $12.75 per SF, which is approximately 5.0% greater than the underwritten rent per SF of $12.15 for the Bangor Parkade Property.

■
The Borrower.  The borrower is GM Realty of Bangor LLC, a single-purpose, single-asset entity.  The borrower of the Bangor Parkade Loan is majority indirectly owned by Murad H. Guindi, who is the non-recourse carveout guarantor under the Bangor Parkade Loan. Mr. Guindi is the owner of Liberty Department Store with locations in New York, and has full or partial ownership in seven commercial properties.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $1,180,073 with respect to the Bangor Parkade Property comprised of (i) $192,991 for real estate taxes, (ii) $8,192 for insurance expenses, (iii) $31,140 for certain deferred maintenance, (iv) $47,750 for ground rent and (v) $900,000 for future tenant improvements and leasing commissions.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Bangor Parkade Property (i) a tax and insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, which currently is $38,598 and $4,096 respectively (ii) $11,956 for tenant improvements and leasing commissions if the balance of the initial tenant improvement and leasing commission escrow account is less than $450,000, (iii) $3,873 for a replacement reserve, with a cap of $92,952 and (iv) a ground rent reserve equal to one-twelfth of the amount of the annual ground rent, which currently is $47,750.

In addition, on each due date during the continuance of a Bangor Parkade Cash Trap Period, all remaining excess cash flow generated by the Bangor Parkade Property after payment of debt service due on such monthly due date, all required reserve deposits described above due on such monthly due date and any other sums due and owed under the loan documents, are required to be deposited into an excess cash reserve, provided that funds sufficient to cover approved operating and extraordinary expenses for such month will be paid to the borrower.

BANGOR PARKADE

A “Bangor Parkade Cash Trap Period” means any period (A) commencing upon (i) the occurrence of an event of default under the loan documents, (ii) any bankruptcy action involving borrower, guarantor or property manager, (iii) the failure by the borrower, after the end of two consecutive calendar quarters to maintain a debt service coverage ratio (based on trailing 12 calendar months and as determined by lender) of at least 1.15x on a 30-year amortizing basis or (iv) the commencement of a Bangor Parkade Lease Sweep Period and (B) expiring upon (w) in the case of clause (i) above, the cure (if applicable) of such event of default, (x) in the case of a bankruptcy action of the property manager only, the borrower replaces the property manager with a qualified manager under a replacement management agreement, (y) in the case of clause (iii) above, the achievement of a debt service coverage ratio (based on trailing 12 calendar months and as determined by lender) of 1.25x or greater on a 30-year amortizing basis for four consecutive calendar quarters or (z) in the case of clause (iv) above, the cure of the applicable Bangor Parkade Lease Sweep Period.

A “Bangor Parkade Lease Sweep Period” means any period (A) from the earlier of (i) the date that is twelve months prior to the expiration of the Kohl’s Lease (such lease is scheduled to expire on January 1, 2026), if Kohl’s has not renewed its lease, (ii) the date Kohl’s “goes dark”, (iii) the date Kohl’s or its guarantor is the subject of a bankruptcy action or has defaulted under its lease, (iv) the date Kohl’s gives notice of its intent to terminate its lease or (v) the date the Kohl’s lease terminates or expires, and (B) expiring upon (w) in the case of clauses (i), (ii) and (iii) above, Kohl’s or an acceptable replacement tenant or tenants is in occupancy, paying rent and is open for business, (y) in the case of clause (i) above, the date Kohl’s exercises its renewal or extension option or (z) in the case of clause (iii), the default has been cured and bankruptcy action terminated.

■
Lockbox and Cash Management.  The Bangor Parkade Loan requires a hard lockbox with springing cash management.  The loan documents require the borrower to direct the tenants to pay their rents directly into a lender controlled lockbox account, which the borrower has the right to withdraw from unless a Bangor Parkade Cash Trap Period has occurred and is continuing.  The loan documents also require that all cash revenues relating to the Bangor Parkade Property and all other money received by the borrower or the property manager be deposited into the lockbox account by the end of the first business day following the borrower’s or the property manager’s receipt. During a Bangor Parkade Cash Trap Period, all amounts in the lockbox account will be swept to the lender-controlled excess cash reserve account on a daily basis. During the continuance of a Bangor Parkade Cash Trap Period, the loan documents require that all amounts on deposit in the excess cash reserve account, after the payment of debt service and budgeted operating expenses and the funding of required monthly reserves be reserved and held as additional collateral for the Bangor Parkade Loan.  During the continuance of an event of default under the Bangor Parkade Loan, the lender may apply any funds in the excess cash reserve account to amounts payable under the Bangor Parkade Loan and/or toward the payment of expenses of the Bangor Parkade Property, in such order of priority as the lender may determine.

■
Property Management.  The Bangor Parkade Property is currently managed by Paramount Realty Services, Inc. pursuant to a management agreement. Under the loan documents, the Bangor Parkade Property may not be managed by any other party, other than another management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender may replace or require the borrower to replace the property manager (i) during the continuance of an event of default under the Bangor Parkade Loan, (ii) during the continuance of a material default by the property manager under the management agreement beyond any applicable cure period, (iii) upon the bankruptcy or insolvency of the property manager, (iv) if 50% or more of the direct or indirect ownership interests in the property manager has been transferred or upon change of control of the property manager or (v) if the debt service coverage ratio determined under the loan documents is less than 1.15x.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

BANGOR PARKADE

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism, so long as lender determines that either (i) prudent owners of real estate comparable to the Bangor Parkade Property are maintaining such insurance or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance, in an amount equal to the full replacement cost of the Bangor Parkade Property, plus 12 months of business interruption insurance. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■
Ground Lease.  The Bangor Parkade Property is subject to a ground lease with Grant Trailer Sales, Inc. and Grant Realty Corporation, collectively as landlord. The lease commenced in July 2005 with a 99.5 year term with an expiration date of January 2105. The ground rent is currently $537,000 per year and increases by 7.5% at the end of each fifth lease year throughout the term of the ground lease. The next rent increase is scheduled to occur in January 2016.

(THIS PAGE INTENTIONALLY LEFT BLANK)

DOLLAR GENERAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	44	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$18,159,308
Property Type	Retail	Cut-off Date Principal Balance per SF		$45.48
Size (SF)	399,268	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 1/6/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/6/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.19000%
Appraised Value	$31,195,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		240
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Steven Dukatt
Underwritten Revenues	$3,104,355
Underwritten Expenses	$802,721	Escrows
Underwritten Net Operating Income (NOI)	$2,301,635		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,123,498	Taxes	$37,347	$37,347
Cut-off Date LTV Ratio	58.2%	Insurance	$1,717	$858
Maturity Date LTV Ratio	37.0%	Replacement Reserves	$0	$6,833
DSCR Based on Underwritten NOI / NCF	1.57x / 1.45x	TI/LC(2)	$200,000	$8,012
Debt Yield Based on Underwritten NOI / NCF	12.7% / 11.7%	Other(3)	$283,193	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,200,000	97.6%	Loan Payoff	$15,866,279	85.1%
Other Sources	450,000	2.4	Other Uses	992,534	5.3
			Closing Costs	761,414	4.1
			Reserves	522,256	2.8
			Principal Equity Distribution	507,517	2.7

Total Sources	$18,650,000	100.0%	Total Uses	$18,650,000	100.0%

(1)	Steven Dukatt is the guarantor of the non-recourse carveouts under the Dollar General Portfolio Loan.
(2)	TI/LC reserve is capped at $960,000. This amount will be reduced to $500,000 if the debt yield is equal to or greater than 12% on the due date in January 2021.
(3)	Other reserves represent a deferred maintenance reserve of $273,088 and a Beaver Falls reserve of $10,105 for capital expenditures at the Beaver Falls property.

DOLLAR GENERAL PORTFOLIO

The following table presents certain information relating to the Dollar General Portfolio Properties:

Property Name	City	State	Total GLA	Allocated Cut-off Date Balance	% of Portfolio Allocated Cut-off Date Balance	Occupancy as of 6/30/2013	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
Dollar General	Pierre Part	LA	9,014	$580,699	3.2%	100.0%	2007 / NAP	$68,940	$7.65	6/30/2022
Dollar General	Corsicana	TX	9,100	575,710	3.2	100.0%	2006 / NAP	68,433	7.52	3/31/2021
Dollar General	Waco	TX	9,014	552,761	3.0	100.0%	2006 / NAP	65,687	7.29	8/31/2022
Dollar General	Big Lake	TX	9,100	515,844	2.8	100.0%	2007 / NAP	61,356	6.74	1/31/2018
Dollar General	Sherrill	NY	12,000	502,873	2.8	100.0%	1955 / 2006	52,098	4.34	12/31/2021
Dollar General	Pittsburg	TX	9,014	496,887	2.7	100.0%	2007 / NAP	59,047	6.55	9/30/2017
Dollar General	Grandview	TX	9,014	488,904	2.7	100.0%	2007 / NAP	58,165	6.45	10/31/2022
Dollar General	Olney	TX	9,100	487,907	2.7	100.0%	2008 / NAP	58,024	6.38	1/31/2018
Dollar General	Warren	OH	9,014	480,922	2.6	100.0%	2006 / NAP	54,818	6.08	5/31/2021
Dollar General	Vincent	OH	9,014	471,942	2.6	100.0%	2006 / NAP	54,458	6.04	2/28/2021
Dollar General	Alderson	WV	9,014	465,956	2.6	100.0%	2005 / NAP	53,767	5.96	6/30/2020
Dollar General	Pawnee	OK	9,014	461,965	2.5	100.0%	2005 / NAP	54,791	6.08	3/31/2020
Dollar General	Andrews	TX	9,100	456,976	2.5	100.0%	2007 / NAP	54,277	5.96	6/30/2022
Dollar General	Beggs	OK	9,014	448,994	2.5	100.0%	2005 / NAP	53,414	5.93	6/30/2020
Dollar General	Shreve	OH	9,014	446,001	2.5	100.0%	2005 / NAP	52,508	5.83	11/30/2020
Dollar General	Amelia	LA	9,014	434,027	2.4	100.0%	2006 / NAP	51,336	5.70	1/31/2022
Dollar General	Elmira	NY	10,300	431,034	2.4	100.0%	1966 / 2006	49,159	4.77	7/31/2019
Dollar General	Hamilton	NY	9,014	429,039	2.4	100.0%	2005 / NAP	50,363	5.59	6/30/2015
Dollar General	Lone Grove	OK	9,014	426,045	2.3	100.0%	2005 / NAP	50,580	5.61	10/31/2020
Dollar General	Oak Hill	OH	9,014	420,059	2.3	100.0%	2005 / NAP	49,557	5.50	5/31/2020
Dollar General	Tuppers Plains	OH	9,014	418,063	2.3	100.0%	2005 / NAP	49,034	5.44	11/30/2020
Dollar General	Lynchburg	OH	9,014	418,063	2.3	100.0%	2005 / NAP	48,551	5.39	4/30/2020
Dollar General	West Tawakoni	TX	9,014	416,068	2.3	100.0%	2002 / NAP	49,498	5.49	8/31/2016
Dollar General	Salineville	OH	9,014	406,090	2.2	100.0%	2005 / NAP	46,780	5.19	11/30/2020
Dollar General	Sodus	NY	9,014	402,099	2.2	100.0%	2005 / NAP	46,623	5.17	9/30/2015
Dollar General	Beaumont	TX	9,014	397,110	2.2	100.0%	2004 / NAP	47,270	5.24	8/31/2019
Dollar General	Spring Grove	PA	8,125	395,115	2.2	100.0%	2003 / NAP	46,876	5.77	11/20/2020
Dollar General	Abbeville	LA	9,014	394,117	2.2	100.0%	2006 / NAP	46,877	5.20	7/31/2021
Dollar General	Columbus	OH	9,014	392,121	2.2	100.0%	2005 / NAP	45,719	5.07	9/30/2015
Dollar General	Bellbrook	OH	9,014	391,124	2.2	100.0%	2005 / NAP	43,813	4.86	3/31/2015
Dollar General	Rayne	LA	9,014	389,128	2.1	100.0%	2004 / NAP	46,273	5.13	3/31/2020
Dollar General	Duson	LA	9,014	386,135	2.1	100.0%	2005 / NAP	45,736	5.07	3/31/2020
Dollar General	LeCompte	LA	9,014	384,139	2.1	100.0%	2005 / NAP	45,727	5.07	11/30/2020
Dollar General	Beaver Falls	PA	9,014	361,191	2.0	100.0%	2005 / NAP	40,815	4.53	6/4/2016
Dollar General	Ralls	TX	9,014	357,200	2.0	100.0%	2006 / NAP	42,416	4.71	6/30/2021
Dollar General	Beaver	PA	8,125	356,202	2.0	100.0%	2005 / NAP	40,453	4.98	7/31/2015
Dollar General	Honeoye	NY	9,014	350,215	1.9	100.0%	2005 / NAP	40,520	4.50	6/30/2015
Dollar General	Nixon	TX	9,014	345,226	1.9	100.0%	2005 / NAP	40,909	4.54	10/31/2020
Dollar General	Normangee	TX	9,014	329,262	1.8	100.0%	2005 / NAP	39,079	4.34	4/30/2020
Dollar General	Zavalla	TX	9,014	329,262	1.8	100.0%	2005 / NAP	38,859	4.31	8/31/2020
Dollar General	Brackettville	TX	9,014	316,291	1.7	100.0%	2006 / NAP	37,589	4.17	7/31/2016
Dollar General	Monessen	PA	8,000	294,340	1.6	100.0%	2005 / NAP	32,724	4.09	6/30/2015
Dollar General	St. Paul	NE	11,520	197,557	1.1	100.0%	1984 / 2000	21,830	1.89	10/31/2017
Dollar General	Dixon	IL	7,336	158,645	0.9	100.0%	1970 / 1999	18,751	2.56	3/31/2014
Total / Weighted Avg.			399,268	$18,159,308	100.0%	100.0%		$2,123,498	$5.32

DOLLAR GENERAL PORTFOLIO

The following table presents the lease rollover schedule at the Dollar General Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	70,209	17.6	17.6%	462,600	18.7	6.59	8
2016	18,028	4.5	22.1%	99,000	4.0	5.49	2
2017	27,870	7.0	29.1%	129,600	5.2	4.65	3
2018	18,200	4.6	33.6%	132,600	5.4	7.29	2
2019	19,314	4.8	38.5%	110,400	4.5	5.72	2
2020	143,335	35.9	74.4%	852,116	34.5	5.94	16
2021	57,156	14.3	88.7%	362,496	14.7	6.34	6
2022	45,156	11.3	100.0%	324,000	13.1	7.18	5
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	399,268	100.0%		$2,472,812	100.0%	$6.19	44

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Dollar General Portfolio Properties:

Historical Leased %(1)
	2011	2012	TTM 6/30/2013
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Dollar General Portfolio Properties:

Cash Flow Analysis(1)
	2010	2011	2012	Ann. 6 months 6/30/2013	Underwritten	Underwritten $ per SF
Base Rent	$2,474,168	$2,474,168	$2,474,168	$2,475,368	$2,472,812	$6.19
Contractual Rent Steps	0	0	0	0	14,714	0.04
Total Rent	$2,474,168	$2,474,168	$2,474,168	$2,475,368	$2,487,526	$6.23
Total Reimbursables	574,911	579,338	585,177	556,668	726,314	1.82
Percentage Rent	0	0	0	0	3,288	0.01
Less Vacancy & Credit Loss	0	0	0	0	(112,772)	(0.28)
Effective Gross Income	$3,049,079	$3,053,506	$3,059,345	$3,032,036	$3,104,355	$7.78

Total Operating Expenses	$584,782	$615,723	$612,776	$476,901	$802,721	$2.01

Net Operating Income	$2,464,297	$2,437,783	$2,446,570	$2,555,135	$2,301,635	$5.76
Replacement Reserves	0	0	0	0	81,999	0.21
TI/LC	0	0	0	0	96,138	0.24
Net Cash Flow	$2,464,297	$2,437,783	$2,446,570	$2,555,135	$2,123,498	$5.32

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RAEFORD CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Fayetteville, North Carolina	Cut-off Date Principal Balance		$18,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$61,855.67
Size (Units)	291	Percentage of Initial Pool Balance		1.6%
Total Occupancy as of 10/1/2013	95.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2013	95.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		4.85400%
Appraised Value	$25,750,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(1)	Brantley E. White, Thomas L. White III, Gabrielle B. Beard, Reed B. McClintock and Ralph Kirkman
Underwritten Revenues	$2,607,934
Underwritten Expenses	$900,980	Escrows
Underwritten Net Operating Income (NOI)	$1,706,954		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,634,204	Taxes	$0	$20,512
Cut-off Date LTV Ratio	69.9%	Insurance	$17,737	$4,098
Maturity Date LTV Ratio	61.7%	Replacement Reserves	$0	$6,063
DSCR Based on Underwritten NOI / NCF	1.50x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.1%	Other(2)	$150,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	73.0%	Purchase Price(3)	$24,000,000	97.3%
Principal’s New Cash Contribution	6,670,833	27.0	Closing Costs	503,096	2.0
			Reserves	167,737	0.7

Total Sources	$24,670,833	100.0%	Total Uses	$24,670,833	100.0%

(1)
Brantley E. White, Thomas L. White III, Gabrielle B. Beard, Reed B. McClintock and Ralph Kirkman are the guarantors of the non-recourse carveouts under the Raeford Crossing Loan. The seven special purpose entities comprising the borrower own the Raeford Crossing Property as tenants-in-common in undivided ownership interests.

(2)	Other reserve represents an environmental reserve for purposes of performing additional radon testing.
(3)
Six new tenants-in-common acquired the 91.67% undivided interest in the Raeford Crossing Property for $22,000,800, while the remaining 8.33% interest was rolled over by one of the prior owners, who is also a borrower sponsor, implying a total purchase price of $24,000,000.

The following table presents certain information relating to the units and rent at the Raeford Crossing Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Underwritten Monthly Rent	Underwritten Rent
1 Bed / 1 Bath	78	685	$695	$700	$700	$655,200
2 Bed / 2 Bath	168	1,005	$800	$816	$816	1,645,056
3 Bed / 2 Bath	45	1,365	$1,000	$1,000	$1,000	540,000
Total / Wtd. Avg.	291	975	$803	$813	$813	$2,840,256

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Raeford Crossing Property:

Historical Leased %(1)
	2012	As of 10/1/2013
Owned Space	72.2%	95.2%

(1)	As provided by the borrower.

RAEFORD CROSSING

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Raeford Crossing Property:

Cash Flow Analysis(1)
	2012	TTM 9/30/2013	Underwritten	Underwritten $ per Unit
Base Rent	$2,894,843	$2,888,707	$2,840,256	$9,760
Gross Up Vacancy	0	0	0	0
Goss Potential Rent	$2,894,843	$2,888,707	$2,840,256	$9,760
Vacancy, Credit Loss & Concessions	(985,265)	(555,571)	(332,609)	(1,143)
Total Rent Revenue	$1,909,579	$2,333,136	$2,507,647	$8,617
Other Revenue (2)	153,195	100,287	100,287	345
Effective Gross Income	$2,062,773	$2,433,423	$2,607,934	$8,962

Total Operating Expenses	$857,564	$916,190	$900,980	$3,096

Net Operating Income	$1,205,210	$1,517,233	$1,706,954	$5,866
Replacement Reserves	0	0	72,750	250
Net Cash Flow	$1,205,210	$1,517,233	$1,634,204	$5,616

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking, laundry, administration fees and other miscellaneous revenues.

HILTON GARDEN INN PITTSBURGH - CRANBERRY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Cranberry Township, Pennsylvania	Cut-off Date Principal Balance		$17,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$128,676.47
Size (Rooms)	136	Percentage of Initial Pool Balance		1.6%
Total TTM Occupancy as of 10/27/2013	74.7%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 10/27/2013	74.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		4.67000%
Appraised Value	$24,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(2)		Donald B. Rodgers
Underwritten Revenues	$5,541,418
Underwritten Expenses	$3,390,456
Underwritten Net Operating Income (NOI)	$2,150,962	Escrows
Underwritten Net Cash Flow (NCF)	$1,929,305		Upfront	Monthly
Cut-off Date LTV Ratio	71.1%	Taxes	$65,256	$13,049
Maturity Date LTV Ratio(1)	62.2%	Insurance	$24,494	$2,449
DSCR Based on Underwritten NOI / NCF	1.98x / 1.78x	FF&E(3)	$0	$18,471
Debt Yield Based on Underwritten NOI / NCF	12.3% / 11.0%	Other(4)	$6,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,500,000	100.0%	Loan Payoff	$11,622,168	66.4%
			Principal Equity Distribution	5,461,616	31.2
			Closing Costs	320,216	1.8
			Reserves	96,000	0.5
Total Sources	$17,500,000	100.0%	Total Uses	$17,500,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $25,800,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 65.3%. The “as stabilized” appraised value assumes a 74.0% occupancy and an average daily rate of $143.96 through 11/1/2016.

(2)	Donald B. Rodgers is the guarantor of the non-recourse carveouts under the Hilton Garden Inn Pittsburgh - Cranberry Loan.
(3)
Ongoing FF&E reserves are $18,471 for the first through the twelfth due dates and thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the operating income of the Hilton Garden Inn Pittsburgh - Cranberry Property for the previous twelve month period as determined on the anniversary of the last day of December.

(4)	Other upfront reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the estimated 2012 demand analysis with respect to the Hilton Garden Inn Pittsburgh - Cranberry Property based on market segmentation, as provided in the appraisal for the Hilton Garden Inn Pittsburgh - Cranberry Property:

Estimated 2012 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial & Contract
Hilton Garden Inn Pittsburgh - Cranberry	7%	35%	58%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through October 2013 penetration rates relating to the Hilton Garden Inn Pittsburgh - Cranberry Property as provided in the October 2013 travel research report:

Year-to-Date Through October 2013 Penetration Rates
Property	Occupancy	ADR	RevPAR
Hilton Garden Inn Pittsburgh - Cranberry	118.2%	103.5%	122.4%

Source: October 2013 travel research report.

HILTON GARDEN INN PITTSBURGH - CRANBERRY

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Garden Inn Pittsburgh - Cranberry Property:

Hilton Garden Inn Pittsburgh - Cranberry(1)(2)
TTM (10/27/2013)
Occupancy	74.7%
ADR	$126.48
RevPAR	$94.43

(1)	As provided by the borrower.
(2)	The Hilton Garden Inn Pittsburgh – Cranberry Property was built in 2012 and opened for business in May 2012.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Garden Inn Pittsburgh - Cranberry Property:

Cash Flow Analysis(1)(2)

	TTM (10/27/2013)	Underwritten	Underwritten $ per Room
Room Revenue	$4,674,466	$4,687,308	$34,465
Food & Beverage Revenue	825,439	827,707	6,086
Telephone Revenue	1,216	1,219	9
Other Revenue(3)	25,115	25,184	185
Total Revenue	$5,526,236	$5,541,418	$40,746

Room Expense	$724,780	$726,771	$5,344
Food & Beverage Expense	618,613	620,312	4,561
Telephone Expense	13,617	13,654	100
Other Expense	13,896	13,934	102
Total Departmental Expense	$1,370,906	$1,374,672	$10,108
Total Undistributed Expense	1,824,485	1,825,886	13,426
Total Fixed Charges	178,907	189,898	1,396
Total Operating Expenses	$3,374,298	$3,390,456	$24,930

Net Operating Income	$2,151,938	$2,150,962	$15,816
FF&E	221,049	221,657	1,630
Net Cash Flow	$1,930,889	$1,929,305	$14,186

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Hilton Garden Inn Pittsburgh - Cranberry Property was built in 2012 and opened for business in May 2012.
(3)	Other revenue includes the suite shop revenue, vending machines and store income.

SMITH BROTHERS HARDWARE BUILDING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Columbus, Ohio	Cut-off Date Principal Balance		$16,981,416
Property Type	Office	Cut-off Date Principal Balance per SF		$88.93
Size (SF)	190,949	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 12/1/2013	89.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2013	89.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1926 / 1998	Mortgage Rate		4.87900%
Appraised Value	$26,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Seldon O. Young
Underwritten Revenues	$3,695,398
Underwritten Expenses	$1,581,563	Escrows
Underwritten Net Operating Income (NOI)	$2,113,834		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,917,681	Taxes	$0	$0
Cut-off Date LTV Ratio	64.8%	Insurance	$0	$0
Maturity Date LTV Ratio	53.1%	Replacement Reserves(2)	$0	$3,342
DSCR Based on Underwritten NOI / NCF	1.96x / 1.78x	TI/LC(3)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	12.4% / 11.3%	Other(4)	$182,343	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,000,000	100.0%	Loan Payoff	$13,649,150	80.3%
			Principal Equity Distribution	2,875,204	16.9
			Closing Costs	293,303	1.7
			Reserves	182,343	1.1
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

(1)	Seldon O. Young is the guarantor of the non-recourse carveouts under the Smith Brothers Hardware Building Loan.
(2)	Replacement reserve capped at $100,000.
(3)	TI/LC reserve capped at $300,000.
(4)	Other reserves include $118,970 for outstanding tenant improvement obligations, $62,573 for Wells Fargo overpayment of rent and $800 for tax services.

The following table presents certain information relating to the tenants at the Smith Brothers Hardware Building Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Time Warner(2)	BBB+ / Baa2 / BBB	42,349	22.2%	$497,601	24.7%	$11.75	8/31/2018	2, 5-year options
Venue at Smith Bros.	NR / NR/ NR	16,673	8.7	178,154	8.8	10.69	12/31/2016	1, 5-year option
Wells Fargo	AA- / A2 / A+	13,352	7.0	153,548	7.6	11.50	10/31/2018	2, 5-year options
Lextant	NR / NR/ NR	10,459	5.5	146,426	7.3	14.00	10/31/2015	NA
IQ Innovations	NR / NR/ NR	12,272	6.4	138,060	6.8	11.25	7/31/2018	2, 5-year options
Prologue Research	NR / NR/ NR	9,133	4.8	116,446	5.8	12.75	2/28/2015	NA
Pillar Technology Group	NR / NR/ NR	9,257	4.8	113,511	5.6	12.26	6/30/2020	1, 5-year option
Level 3(3)	B- / Caa2 / B	9,363	4.9	103,069	5.1	11.01	7/31/2017	2, 5-year options
OE Connection	NR / NR/ NR	7,080	3.7	92,040	4.6	13.00	9/30/2018	NA
People ToMySite & Fugent(4)	NR / NR/ NR	10,810	5.7	89,183	4.4	8.25	11/30/2018	2, 5-year options
Ten Largest Tenants		140,748	73.7%	$1,628,036	80.7%	$11.57
Remaining Tenants		29,413	15.4	389,055	19.3	13.23
Vacant		20,788	10.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		190,949	100.0%	$2,017,092	100.0%	$11.85

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Time Warner may reduce size by 4,800 SF to 5,950 SF (11.3% to 14.0% of tenant’s current space and 2.5% to 3.1% of total NRA) with 180 days notice after 10/31/2015.
(3)	Level 3 may terminate its current lease on 7/31/2015 with notice by 2/1/2015 and a termination fee equal to six months of total rent.
(4)	People ToMySite & Fugent may terminate its current lease on 11/30/2016 with notice by 7/3/2016 and a termination fee equal to five months of total rent.

SMITH BROTHERS HARDWARE BUILDING

The following table presents the lease rollover schedule at the Smith Brothers Hardware Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	1,100	0.6	0.6%	23,100	1.1	21.00	1
2015	25,578	13.4	14.0%	351,867	17.4	13.76	4
2016	24,747	13.0	26.9%	294,414	14.6	11.90	3
2017	9,363	4.9	31.8%	103,069	5.1	11.01	1
2018	100,116	52.4	84.3%	1,131,132	56.1	11.30	8
2019	0	0.0	84.3%	0	0.0	0.00	0
2020	9,257	4.8	89.1%	113,511	5.6	12.26	1
2021	0	0.0	89.1%	0	0.0	0.00	0
2022	0	0.0	89.1%	0	0.0	0.00	0
2023	0	0.0	89.1%	0	0.0	0.00	0
2024	0	0.0	89.1%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	89.1%	0	0.0	0.00	0
Vacant	20,788	10.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	190,949	100.0%		$2,017,092	100.0%	$11.85	18

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Smith Brothers Hardware Building Property:

Historical Leased %(1)
	2010	2011	2012	As of 12/1/2013
Owned Space	100.0%	98.8%	74.3%	89.1%

(1)	As provided by the borrower which reflects year end occupancy for the year, unless otherwise stated.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Smith Brothers Hardware Building Property:

Cash Flow Analysis(1)

	2011	2012	TTM 8/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,328,952	$2,344,908	$1,767,446	$2,017,092	$10.56
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	445,903	2.34
Total Rent	$2,328,952	$2,344,908	$1,767,446	$2,462,994	$12.90
Total Reimbursables	1,603,871	1,467,460	1,217,043	1,388,285	7.27
Parking/Antenna/Storage	264,555	242,668	255,740	255,740	1.34
Other Income	0	0	0	34,281	0.18
Less Vacancy & Credit Loss	0	0	0	(445,903)	(2.34)
Effective Gross Income	$4,197,378	$4,055,036	$3,240,229	$3,695,398	$19.35

Total Operating Expenses	$1,692,533	$1,593,959	$1,526,812	$1,581,563	$8.28

Net Operating Income	$2,504,845	$2,461,077	$1,713,417	$2,113,834	$11.07
TI/LC	0	0	0	157,963	0.83
Capital Expenditures	0	0	0	38,190	0.20
Net Cash Flow	$2,504,845	$2,461,077	$1,713,417	$1,917,681	$10.04

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 12/1/2013 and rent steps through 2/28/2015.

PARK MEADOWS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Manchester, Missouri	Cut-off Date Principal Balance	$16,800,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$60,000
Size (Units)	280	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 11/21/2013	95.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/21/2013	95.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1970 / 2009-2013	Mortgage Rate	4.82450%
Appraised Value	$22,690,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(1)	David J. Thiemann and David J. Thiemann, as trustee of the David J. Thiemann Revocable Trust, dated April 4, 1995
Underwritten Revenues	$2,823,275
Underwritten Expenses	$1,210,559	Escrows
Underwritten Net Operating Income (NOI)	$1,612,716	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,528,996	Taxes	$0	$19,413
Cut-off Date LTV Ratio	74.0%	Insurance(2)	$17,556	$5,852
Maturity Date LTV Ratio	68.1%	Replacement Reserves(3)	$0	$6,977
DSCR Based on Underwritten NOI / NCF	1.52x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,800,000	81.7%	Loan Payoff	$15,599,640	75.8%
Principal’s New Cash Contribution	3,772,009	18.3	TPRF Membership Buyout	4,268,693	20.8
			Closing Costs	686,120	3.3
			Reserves	17,556	0.1
Total Sources	$20,572,009	100.0%	Total Uses	$20,572,009	100.0%

(1)	David J. Thiemann and David J. Thiemann, as trustee of the David J. Thiemann Revocable Trust, dated April 4, 1995 are the guarantors of the non-recourse carveouts under the Park Meadows Loan.
(2)	Monthly insurance reserve will be $4,749 beginning in March 2014.
(3)	Replacement reserve is capped at $167,440.

The following table presents certain information relating to the units and rent at the Park Meadows Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent	Underwritten Rent
2 Bed The Magnolia	144	925	$744	$619	$619	$1,069,610
2 Bed The Oak	36	1,300	$925	$870	$870	375,809
2 Bed The Sequoia	72	1,500	$975	$1,004	$1,004	867,251
3 Bed The Redwood	28	2,025	$1,150	$1,355	$1,355	455,307
Total / Wtd. Avg.	280	1,231	$867	$824	$824	$2,767,976

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Park Meadows Property:

Historical Leased %(1)
	2010	2011	2012	As of 11/21/2013
Owned Space	94%	95%	96%	95%

(1)	As provided by the borrower.

PARK MEADOWS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Meadows Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 10/31/2013	Underwritten	Underwritten $ per Unit
Base Rent	$2,211,814	$2,302,931	$2,545,122	$2,755,128	$2,767,976	$9,886
Gross Up Vacancy	0	0	0	0	0	0
Goss Potential Rent	$2,211,814	$2,302,931	$2,545,122	$2,755,128	$2,767,976	$9,886
Vacancy, Credit Loss & Concessions	(142,514)	(93,715)	(156,229)	(271,406)	(279,285)	(997)
Total Rent Revenue	$2,069,300	$2,209,216	$2,388,893	$2,483,722	$2,488,691	$8,888
Other Revenue(2)	252,899	252,921	284,922	334,584	334,584	1,195
Effective Gross Income	$2,322,199	$2,462,137	$2,673,815	$2,818,305	$2,823,275	$10,083

Total Operating Expenses	$1,175,312	$1,121,311	$1,162,883	$1,206,206	$1,210,559	$4,323

Net Operating Income	$1,146,888	$1,340,826	$1,510,932	$1,612,099	$1,612,716	$5,760
Replacement Reserves(3)	0	0	0	0	83,720	299
Net Cash Flow	$1,146,888	$1,340,826	$1,510,932	$1,612,099	$1,528,996	$5,461

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking, laundry, utility reimbursement, application fees and other miscellaneous revenues.
(3)	Underwritten replacement reserves of $299 per unit are based on the property condition report.

MINNESOTA SELF STORAGE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CGMRC
Location (City/State)	Various, Minnesota	Cut-off Date Principal Balance	$16,750,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$73.01
Size (SF)	229,410	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 9/17/2013	83.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/17/2013	83.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.66000%
Appraised Value	$32,305,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(1)	Timothy Davis and Robert Dailey
Underwritten Revenues	$3,310,318
Underwritten Expenses	$1,352,095	Escrows
Underwritten Net Operating Income (NOI)	$1,958,223	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,905,993	Taxes	$84,436	$42,218
Cut-off Date LTV Ratio	51.8%	Insurance	$0	$0
Maturity Date LTV Ratio	51.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.47x / 2.41x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.7% / 11.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Principal’s New Cash Contribution	$16,755,715	49.2%	Purchase Price	$32,300,000	94.8%
Loan Amount	16,750,000	49.2	Other Uses	1,538,109	4.5
Other Sources	560,834	1.6	Closing Costs	144,003	0.4
			Reserves	84,436	0.2

Total Sources	$34,066,548	100.0%	Total Uses	$34,066,548	100.0%

(1)	Timothy Davis and Robert Dailey are the guarantors of the non-recourse carveouts under the Minnesota Self Storage Portfolio Loan.

The following table presents certain information relating to the Minnesota Self Storage Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	UW NCF
Edina Mini Storage	Edina	MN	$6,300,000	72,035	84.6%	1967 / 2002	$713,709
Bloomington Self Storage	Bloomington	MN	5,100,000	70,888	79.6%	1970 / 2004	570,616
Minneapolis Self Storage	Minneapolis	MN	2,750,000	34,746	82.7%	1892 / 2006	327,383
Lakeville Premier Self Storage	Lakeville	MN	2,600,000	51,741	89.1%	2002 / NAP	294,286
Total / Wtd. Avg.			$16,750,000	229,410	83.8%		$1,905,993

(1)	Occupancy as of September 17, 2013.

MINNESOTA SELF STORAGE PORTFOLIO

The following table presents certain information relating to historical leasing at the Minnesota Self Storage Portfolio Properties:

Historical Leased %(1)
	2012	TTM 9/17/2013
Edina Mini Storage	77.8%	84.6%
Bloomington Self Storage	76.7%	79.6%
Minneapolis Self Storage	84.7%	82.7%
Lakeville Premier Self Storage	78.5%	89.1%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Minnesota Self Storage Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	TTM 9/30/2013	Underwritten	Underwritten $ per SF
Base Rent	$2,541,200	$2,852,344	$3,082,591	$3,324,475	$14.49
Gross Up Vacancy	0	0	0	687,768	3.00
Total Rent Revenue	$2,541,200	$2,852,344	$3,082,591	$4,012,243	$17.49
Other Income	200,940	238,370	239,420	200,439	0.87
Less Vacancy & Credit Loss	(43,150)	(41,033)	(41,086)	(902,364)	(3.93)
Effective Gross Income	$2,698,990	$3,049,681	$3,280,925	$3,310,318	$14.43

Total Operating Expenses	$1,197,326	$1,247,286	$1,336,550	$1,352,095	$5.89

Net Operating Income	$1,501,664	$1,802,395	$1,944,375	$1,958,223	$8.54
Replacement Reserves	0	0	0	45,882	0.20
Capital Expenditures	0	0	0	6,349	0.03
Net Cash Flow	$1,501,664	$1,802,395	$1,944,375	$1,905,993	$8.31

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

HIGHLAND PLANTATION APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMF I
Location (City/State)	Baton Rouge, Louisiana	Cut-off Date Principal Balance	$16,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$39,285.71
Size (Units)	420	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 12/11/2013	96.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/11/2013	96.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1967 / 2008	Mortgage Rate	5.33000%
Appraised Value	$22,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Robert W. Day and Janice E. Day
Underwritten Revenues	$3,413,838
Underwritten Expenses	$1,780,673	Escrows
Underwritten Net Operating Income (NOI)	$1,633,165	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,496,227	Taxes	$18,168	$9,084
Cut-off Date LTV Ratio	73.3%	Insurance	$238,796	$21,709
Maturity Date LTV Ratio	60.9%	Replacement Reserves	$0	$11,412
DSCR Based on Underwritten NOI / NCF	1.48x / 1.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.1%	Other(2)	$131,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,500,000	90.3%	Loan Payoff	$17,670,583	96.7%
Principal’s New Cash Contribution	1,775,558	9.7	Reserves	388,214	2.1
			Closing Costs	216,761	1.2

Total Sources	$18,275,558	100.0%	Total Uses	$18,275,558	100.0%

(1)	Robert W. Day and Janice E. Day are the guarantors of the non-recourse carveouts under the Highland Plantation Apartments Loan.
(2)	Other upfront escrow represents a reserve for deferred maintenance of $131,250.

The following table presents certain information relating to the units and rent at the Highland Plantation Apartments Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
Studio / 1 Bath	10	508	$668	$80,160	$663	$79,560
1 Bed / 1 Bath	75	723	$699	629,100	$695	625,500
2 Bed / 1 Bath	89	878	$681	727,308	$675	720,900
2 Bed / 1.5 Bath	97	931	$762	886,968	$726	845,064
2 Bed / 2 Bath	88	948	$740	781,440	$754	796,224
3 Bed / 2 Bath	48	1,168	$910	524,160	$905	521,280
4 Bed / 2 Bath	12	1,370	$1,070	154,080	$1,067	153,648
4 Bed / 3 Bath	1	1,800	$1,500	18,000	$1,500	18,000
Total / Wtd. Avg.	420	918	$754	$3,801,216	$746	$3,760,176

Source: Appraisal.

The following table presents certain information relating to historical leasing at the Highland Plantation Apartments Property:

Historical Leased %(1)(2)
	2010	2011	2012	As of 12/11/2013
Owned Space	85.0%	74.3%	85.5%	96.2%

(1)	As provided by the borrower.
(2)	Occupancy is as of December 1 for the specified year unless otherwise indicated.

HIGHLAND PLANTATION APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highland Plantation Apartments Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 11/30/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$3,178,220	$2,963,936	$3,125,113	$3,217,221	$3,728,220	$8,876.71
Other Income(3)	86,913	109,236	108,154	206,733	221,733	527.94
Total Rent Revenue	$3,265,133	$3,073,172	$3,233,267	$3,423,954	$3,949,953	$9,404.65
Economic Vacancy & Credit Loss	(22,540)	(19,207)	(27,258)	(25,116)	(536,115)	(1,276.46)
Effective Gross Income	$3,242,593	$3,053,965	$3,206,009	$3,398,838	$3,413,838	$8,128.19

Total Operating Expenses	$1,771,254	$1,740,598	$1,702,260	$1,758,913	$1,780,673	$4,239.70

Net Operating Income	$1,471,339	$1,313,367	$1,503,749	$1,639,925	$1,633,165	$3,888.49
Replacement Reserves	0	0	0	0	136,938	326.04
Net Cash Flow	$1,471,339	$1,313,367	$1,503,749	$1,639,925	$1,496,227	$3,562.45

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 12/11/2013 rent roll.
(3)	Other Income consists primarily of laundry and late fees, utility income and other miscellaneous income.

WYNDHAM GARDEN INN LONG ISLAND CITY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Originator		SMF I
Location (City/State)	Long Island City, New York	Cut-off Date Principal Balance		$16,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$125,000.00
Size (Rooms)	128	Percentage of Initial Pool Balance		1.4%
Total TTM Occupancy as of 11/30/2013	80.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 11/30/2013	80.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		5.70000%
Appraised Value	$28,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		324
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Keung Kwong Mok and Xiao Dong Zhao
Underwritten Revenues	$6,088,689
Underwritten Expenses	$4,166,590
Underwritten Net Operating Income (NOI)	$1,922,099	Escrows
Underwritten Net Cash Flow (NCF)	$1,617,858		Upfront	Monthly
Cut-off Date LTV Ratio	57.1%	Taxes	$29,788	$29,788
Maturity Date LTV Ratio(2)	42.7%	Insurance	$60,645	$13,941
DSCR Based on Underwritten NOI / NCF	1.65x / 1.39x	FF&E(3)	$0	$25,824
Debt Yield Based on Underwritten NOI / NCF	12.0% / 10.1%	Other(4)	$2,650,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	100.0%	Loan Payoff	$8,892,687	55.6%
			Principal Equity Distribution	3,698,272	23.1
			Reserves	2,740,433	17.1
			Closing Costs	668,608	4.2
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

(1)	Keung Kwong Mok and Xiao Dong Zhao are the guarantors of the non-recourse carveouts under the Wyndham Garden Inn Long Island City Loan.
(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $30,000,000, which assumes the Wyndham Garden Inn Long Island City Property reaches a stabilized occupancy of 82.0%, a stabilized ADR of $172.68 and a stabilized RevPAR of $141.60. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 45.7%.

(3)
On each monthly due  date, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 5% of annual gross revenue. In the event that the Wyndham Garden Inn Long Island City Property’s RevPAR penetration index falls below 90% for three consecutive months, and until such time as the Wyndham Garden Inn Long Island City Property’s RevPAR penetration index is greater than 95% for two consecutive calendar quarters, the borrower is required to fund an ongoing FF&E reserve in the monthly amount of one-twelfth of 6% of annual gross revenue. The FF&E reserve is capped at $929,664.

(4)
Other upfront reserve represents a $2,650,000 flood business interruption reserve. If (i) no event of default under the Wyndham Garden Inn Long Island City Loan has occurred and is continuing; and (ii) the borrower provides satisfactory evidence to the lender that the borrower has obtained additional (a) excess flood business interruption insurance covering a period of restoration of not less than six months ($2,650,000) or such greater amount as required by the lender and (b) excess building flood insurance covering the cellar and first floor of the Wyndham Garden Inn Long Island City Property of not less than $2,628,000, then the reserve will be released to the borrower. The borrower has obtained such excess flood insurance and the reserve has been released to the borrower.

The following table presents certain information relating to the 2013 market mix with respect to the Wyndham Garden Inn Long Island City Property, as provided in the appraisal for the Wyndham Garden Inn Long Island City Property:

Estimated Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Wyndham Garden Inn Long Island City	15%	65%	20%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM September 2013 penetration rates relating to the Wyndham Garden Inn Long Island City Property, as provided in an October 2013 travel research report for the Wyndham Garden Inn Long Island City Property:

TTM Through 9/30/2013 Penetration Rates(1)(2)
Property	Occupancy	ADR	RevPAR
Wyndham Garden Inn Long Island City	95.6%	94.5%	90.4%

(1)	Source: October 2013 travel research report.
(2)
The Wyndham Garden Inn Long Island City Property opened in April 2012; however, as a result of the impact from Hurricane Sandy in October 2012, the Wyndham Garden Inn Long Island City Property was open only to FEMA personnel in November and December 2012. In addition, as a result of downed power lines, the Wyndham Garden Inn Long Island City Property was taken off of the Wyndham reservation system, impacting January and February 2013 operations.

WYNDHAM GARDEN INN LONG ISLAND CITY

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Wyndham Garden Inn Long Island City Property:

Wyndham Garden Inn Long Island City(1)(2)
	2012(1)	TTM 11/30/2013(1)	Underwritten
Occupancy	78.4%	80.6%	84.2%
ADR	$144.14	$148.03	$151.09
RevPAR	$113.02	$119.36	$127.18

(1)	As provided by the borrower.
(2)
The Wyndham Garden Inn Long Island City Property opened in April 2012; however, as a result of the impact from Hurricane Sandy in October 2012, the Wyndham Garden Inn Long Island City Property was open only to FEMA personnel in November and December 2012. In addition, as a result of downed power lines, the Wyndham Garden Inn Long Island City Property was taken off of the Wyndham reservation system, impacting January and February 2013 operations.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Wyndham Garden Inn Long Island City Property:

Cash Flow Analysis(1)(2)
	2012	TTM 11/30/2013	Underwritten	Underwritten $ per Room
Room Revenue	$3,978,245	$5,561,128	$5,941,975	$46,422
Other Departmental Revenue(3)	74,416	115,982	146,714	1,146
Total Revenue	$4,052,661	$5,677,110	$6,088,689	$47,568

Room Expense	$1,100,154	$1,470,330	$1,494,407	$11,675
Other Expense	47,327	54,881	60,813	475
Total Departmental Expense	$1,147,481	$1,525,211	$1,555,220	$12,150
Total Undistributed Expense	1,381,846	2,019,633	2,059,841	16,093
Total Fixed Charges	227,169	342,126	551,529	4,309
Total Operating Expenses	$2,756,496	$3,886,970	$4,166,590	$32,551

Net Operating Income	$1,296,165	$1,790,140	$1,922,099	$15,016
FF&E	0	0	304,241	2,377
Net Cash Flow	$1,296,165	$1,790,140	$1,617,858	$12,640

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)
The Wyndham Garden Inn Long Island City Property opened in April 2012; however, as a result of the impact from Hurricane Sandy in October 2012, the Wyndham Garden Inn Long Island City Property was open only to FEMA personnel in November and December 2012. In addition, as a result of downed power lines, the Wyndham Garden Inn Long Island City Property was taken off of the Wyndham reservation system, impacting January and February 2013 operations.

(3)	Includes restaurant lease, parking fees and other miscellaneous fees.

GESSNER ESTATES APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$15,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$22,761.76
Size (Units)	659	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 11/11/2013	95.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/11/2013	95.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1979 / NAP	Mortgage Rate	5.34000%
Appraised Value	$20,750,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60
		Borrower Sponsor(1)	Jason Buxbaum, Jonathan Chasson,
		Justin Pratte, Carrie Girgus,
		Timothy Settles and J. Antonio Marquez
Underwritten Revenues	$4,035,885
Underwritten Expenses	$2,358,695	Escrows
Underwritten Net Operating Income (NOI)	$1,677,190		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,512,440	Taxes	$115,319	$28,830
Cut-off Date LTV Ratio	72.3%	Insurance	$145,393	$0
Maturity Date LTV Ratio	67.0%	Replacement Reserves	$587,225	$13,729
DSCR Based on Underwritten NOI / NCF	1.67x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.1%	Deferred Maintenance	$70,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	69.6%	Purchase Price	$19,900,000	92.3%
Principal’s New Cash Contribution	6,252,146	29.0	Reserves	918,187	4.3
Other Sources	314,330	1.5	Other Uses	669,401	3.1
			Closing Costs	78,888	0.4

Total Sources	$21,566,475	100.0%	Total Uses	$21,566,475	100.0%

(1)	Jason Buxbaum, Jonathan Chasson, Justin Pratte, Carrie Girgus, Timothy Settles and J. Antonio Marquez are the guarantors of the non-recourse carveouts under the Gessner Estates Apartments Loan.

The following table presents certain information relating to the units and rent at the Gessner Estates Apartments Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent(1)	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
1 Bed / 1 Bath	224	575	$510	$1,321,920	$495	$1,283,040
1 Bed / 1 Bath	173	653	$530	1,017,600	$520	998,400
1 Bed / 1.5 Bath	48	850	$600	338,400	$595	335,580
2 Bed / 1 Bath	88	845	$634	631,464	$686	683,256
2 Bed / 2 Bath	84	976	$732	720,288	$715	703,560
2 Bed / 2.5 Bath	42	1,206	$856	421,152	$800	393,600
Total / Wtd. Avg.	659	743	$589	$4,450,824	$582	$4,397,436

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units.

The following table presents certain information relating to historical leasing at the Gessner Estates Apartments Property:

Historical Leased %(1)(2)
	2011	2012	TTM 11/11/2013
Owned Space	84.0%	90.0%	95.3%

(1)	As provided by the borrower.
(2)	Represents average annual occupancy for the indicated year unless otherwise indicated.

GESSNER ESTATES APARTMENTS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gessner Estates Apartments Property:

Cash Flow Analysis(1)
	2011	2012	TTM 9/25/2013	Underwritten(2)	Underwritten $ per Unit
Base Rent	$4,503,000	$4,595,066	$4,612,558	$4,389,168	$6,660.35
Other Income(3)	228,987	415,901	445,824	445,824	676.52
Total Rent Revenue	$4,731,987	$5,010,967	$5,058,382	$4,834,992	$7,336.86
Potential Income from Vacant Units	0	0	0	214,992	326.24
Economic Vacancy & Credit Loss	(1,366,637)	(1,314,878)	(1,022,497)	(1,014,099)	(1,538.85)
Effective Gross Income	$3,365,350	$3,696,089	$4,035,885	$4,035,885	$6,124.26

Total Operating Expenses	$2,190,066	$2,272,741	$2,393,413	$2,358,695	$3,579.20

Net Operating Income	$1,175,285	$1,423,348	$1,642,472	$1,677,190	$2,545.05
Replacement Reserves	0	0	0	164,750	250.00
Net Cash Flow	$1,175,285	$1,423,348	$1,642,472	$1,512,440	$2,295.05

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 11/11/2013 rent roll.
(3)	Other Income includes laundry revenue, late fees, vending machine commissions, damages, administrative fees, application fees and utility reimbursement income.

246 FIFTH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$15,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$534.93
Size (SF)	28,041	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 12/4/2013	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/4/2013	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1890 / 2002	Mortgage Rate		5.26000%
Appraised Value(1)	$22,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(2)		Nathan Accad
Underwritten Revenues	$1,788,198
Underwritten Expenses	$468,267	Escrows
Underwritten Net Operating Income (NOI)	$1,319,931		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,292,998	Taxes	$0	$22,982
Cut-off Date LTV Ratio(1)	66.4%	Insurance	$11,041	$5,521
Maturity Date LTV Ratio(1)(3)	58.0%	Replacement Reserves	$0	$1,076
DSCR Based on Underwritten NOI / NCF	1.33x / 1.30x	TI/LC(4)	$0	$1,610
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(5)	$1,127,125	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	66.4%	Purchase Price	$19,950,000	88.2%
Principal’s New Cash Contribution	7,607,153	33.6	Closing Costs	1,518,987	6.7
			Reserves	1,138,166	5.0

Total Sources	$22,607,153	100.0%	Total Uses	$22,607,153	100.0%

(1)
The Appraised Value of $22,600,000 is inclusive of the air rights associated with the building. The air rights are part of the collateral and can be released in connection with a sale to a third party provided, among other things, the borrower delivers defeasance collateral in an amount equal to the greater of (a) the net sales proceeds for the air rights and (b) $3,400,000. The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio assuming the value of the 246 Fifth Avenue Property exclusive of the air rights are $19,500,000, 76.9% and 58.0%, respectively.

(2)	Nathan Accad is the guarantor of the non-recourse carveouts under the 246 Fifth Avenue Loan.
(3)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $23,000,000, which assumed build out is completed and tenants are in place at the 246 Fifth Avenue Property. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 59.1%.

(4)	TI/LC reserves are capped at $60,000.
(5)	Other upfront reserves represent a reserve for deferred maintenance of $627,125 and a ground floor TI/LC reserve of $500,000.

The following table presents certain information relating to the tenants at the 246 Fifth Avenue Property:

Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Idea Nuova Office(2)	NR / NR / NR	25,506	91.0%	$1,161,000	82.3%	$45.52	12/3/2028	NA
Idea Nuova Retail(3)(4)	NR / NR / NR	2,535	9.0	250,000	17.7	98.62	12/3/2028	NA
Total		28,041	100.0%	$1,411,000	100.0%	$50.32
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		28,041	100.0%	$1,411,000	100.0%	$50.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Tenant is affiliated with the borrower. Rental payments under the lease are guaranteed by Nathan Accad, the non-recourse carveout guarantor under the 246 Fifth Avenue Loan, Benjamin Akkad and Idea Nuova Inc. The tenant has executed a lease but has not yet taken occupancy of its leased space. The borrower reported that it expects the tenant to take occupancy in May 2014.

(3)	Tenant is affiliated with the borrower. Rental payments under the lease are guaranteed by Idea Nuova Inc.
(4)
The borrower affiliated tenant has executed a lease but has not yet taken occupancy of its leased space. The borrower reported that the tenant plans to sublease the ground floor retail space which sublease is expected to be in place by the end of February 2014.

246 FIFTH AVENUE

The following table presents the lease rollover schedule at the 246 Fifth Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024 & Thereafter	28,041	100.0	100.0%	1,411,000	100.0	50.32	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	28,041	100.0%		$1,411,000	100.0%	$50.32	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 246 Fifth Avenue Property:

Cash Flow Analysis(1)(2)
	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,411,000	$50.32
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$1,411,000	$50.32
Total Reimbursables	432,503	15.42
Other Income	0	0.0
Less Vacancy & Credit Loss	(55,305)	(1.97)
Effective Gross Income	$1,788,198	$63.77

Total Operating Expenses	$468,267	$16.70

Net Operating Income	$1,319,931	$47.07
TI/LC	14,021	0.50
Capital Expenditures	12,912	0.46
Net Cash Flow	$1,292,998	$46.11

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
The 246 Fifth Avenue Property was foreclosed upon in 2012 and was acquired by the borrower sponsor through an REO sale. As such, historical financials are not available. The purchase price, net of a buyer’s premium paid by the borrower sponsor in connection with the acquisition of the 246 Fifth Avenue Property through such REO sale, represented approximately 131% of the outstanding principal balance of the previous loan.

(3)	Underwritten cash flow based on contractual rents as of 12/4/2013.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

—
None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.  The Volcker Rule and these regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and "as stabilized" values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in the majority of the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

  Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	46	$667,698,570	60.0%	$14,515,186	1.48x	5.105%	117.0	66.4%	55.5%
Acquisition	25	328,522,391	29.5	$13,140,896	1.73x	4.871%	103.1	69.3%	61.9%
Recapitalization	2	111,128,765	10.0	$55,564,382	1.71x	4.486%	119.0	66.1%	53.6%
Refinance/Acquisition	1	6,285,403	0.6	$6,285,403	1.88x	4.900%	118.0	64.1%	52.7%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Distribution of Amortization Types(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only, Then Amortizing(2)	20	$492,027,500	44.2%	$24,601,375	1.37x	5.048%	119.6	67.5%	58.5%
Amortizing (30 Years)	37	395,458,409	35.5	$10,688,065	1.64x	4.930%	115.2	68.1%	55.9%
Amortizing (25 Years)	9	48,609,911	4.4	$5,401,101	1.62x	5.362%	106.3	68.5%	52.9%
Amortizing (20 Years)	2	26,959,308	2.4	$13,479,654	1.44x	5.349%	119.3	63.3%	40.6%
Amortizing (27 Years)	1	16,000,000	1.4	$16,000,000	1.39x	5.700%	120.0	57.1%	42.7%
Amortizing (15 Years)	1	3,830,000	0.3	$3,830,000	1.46x	5.348%	120.0	71.6%	31.0%
Interest Only	4	130,750,000	11.7	$32,687,500	2.21x	4.500%	82.3	64.6%	63.3%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1,297,123 - 3,000,000	4	$9,449,054	0.8%	$2,362,263	1.69x	5.201%	119.4	66.2%	54.7%
3,000,001 - 5,000,000	13	53,690,226	4.8	$4,130,017	1.55x	5.229%	118.8	66.2%	49.5%
5,000,001 - 10,000,000	29	228,959,532	20.6	$7,895,156	1.59x	5.136%	117.0	69.6%	57.2%
10,000,001 - 15,000,000	11	131,629,328	11.8	$11,966,303	1.55x	5.108%	114.4	68.5%	59.6%
15,000,001 - 20,000,000	10	173,940,725	15.6	$17,394,072	1.61x	5.075%	113.4	65.8%	55.1%
20,000,001 - 30,000,000	2	47,087,500	4.2	$23,543,750	1.91x	5.024%	120.0	57.0%	51.3%
30,000,001 - 80,000,000	2	158,000,000	14.2	$79,000,000	1.75x	4.746%	88.6	69.9%	62.3%
80,000,001 - 100,000,000	2	199,878,765	17.9	$99,939,382	1.53x	4.667%	119.5	66.6%	56.3%
100,000,001 - 111,000,000	1	111,000,000	10.0	$111,000,000	1.23x	5.030%	120.0	65.1%	57.7%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	$1,297,123
Max	$111,000,000
Average	$15,049,123

Distribution of Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.23 - 1.30	3	$129,250,000	11.6%	$43,083,333	1.24x	5.070%	119.9	65.2%	57.7%
1.31 - 1.40	13	285,986,521	25.7	$21,998,963	1.37x	5.127%	117.4	66.8%	56.2%
1.41 - 1.50	21	196,101,263	17.6	$9,338,155	1.44x	5.131%	119.3	69.2%	56.1%
1.51 - 1.60	10	104,761,258	9.4	$10,476,126	1.54x	5.194%	114.9	69.5%	58.9%
1.61 - 1.70	8	55,413,331	5.0	$6,926,666	1.66x	4.999%	118.7	70.7%	58.5%
1.71 - 1.80	7	162,394,876	14.6	$23,199,268	1.74x	4.631%	112.6	67.0%	54.7%
1.81 - 1.90	3	19,378,002	1.7	$6,459,334	1.88x	5.062%	118.2	63.0%	50.9%
1.91 - 2.00	1	6,143,909	0.6	$6,143,909	1.91x	5.295%	119.0	67.3%	55.9%
2.01 - 2.10	2	14,258,845	1.3	$7,129,423	2.05x	5.056%	118.0	67.1%	51.9%
2.11 - 2.20	1	80,000,000	7.2	$80,000,000	2.11x	4.330%	59.0	75.8%	73.6%
2.21 - 2.70	5	59,947,123	5.4	$11,989,425	2.36x	4.813%	119.2	49.6%	47.2%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	1.23x
Max	2.70x
Weighted Average	1.58x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
4.330 - 4.500	3	$187,304,670	16.8%	$62,434,890	1.88x	4.383%	91.0	70.0%	62.1%
4.501 - 4.750	4	51,036,141	4.6	$12,759,035	2.07x	4.682%	98.3	60.3%	55.9%
4.751 - 5.000	15	261,219,127	23.5	$17,414,608	1.56x	4.898%	119.2	66.7%	58.1%
5.001 - 5.250	34	452,050,515	40.6	$13,295,603	1.45x	5.115%	119.4	66.4%	55.3%
5.251 - 5.500	9	78,655,045	7.1	$8,739,449	1.45x	5.313%	119.6	70.5%	57.8%
5.501 - 5.750	8	78,056,629	7.0	$9,757,079	1.45x	5.613%	111.9	67.8%	53.4%
5.751 - 5.845	1	5,313,002	0.5	$5,313,002	1.71x	5.845%	119.0	69.9%	53.9%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	4.330%
Max	5.845%
Weighted Average	4.973%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
37.1 - 50.0	3	$28,790,390	2.6%	$9,596,797	2.22x	4.935%	119.8	41.2%	39.1%
50.1 - 55.0	2	27,750,000	2.5	$13,875,000	2.34x	4.676%	118.4	52.4%	52.4%
55.1 - 60.0	4	47,927,929	4.3	$11,981,982	1.57x	5.303%	119.0	58.2%	42.4%
60.1 - 65.0	9	144,438,012	13.0	$16,048,668	1.49x	5.115%	118.9	63.6%	51.5%
65.1 - 70.0	26	516,474,235	46.4	$19,864,394	1.47x	4.943%	117.5	66.9%	56.9%
70.1 - 75.8	30	348,254,562	31.3	$11,608,485	1.67x	4.941%	102.4	73.7%	63.7%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	37.1%
Max	75.8%
Weighted Average	67.2%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
30.7 - 40.0	4	$27,779,699	2.5%	$6,944,925	1.49x	5.204%	119.1	57.2%	35.6%
40.1 - 45.0	3	43,486,135	3.9	$14,495,378	1.92x	5.223%	119.8	49.4%	41.3%
45.1 - 50.0	5	37,403,055	3.4	$7,480,611	1.66x	5.179%	118.9	63.4%	49.1%
50.1 - 55.0	17	312,577,091	28.1	$18,386,888	1.70x	4.888%	118.9	64.4%	52.4%
55.1 - 60.0	22	369,133,104	33.1	$16,778,777	1.37x	5.076%	119.8	67.3%	58.3%
60.1 - 65.0	20	211,456,046	19.0	$10,572,802	1.51x	5.032%	109.1	72.7%	61.7%
65.1 - 70.0	2	31,800,000	2.9	$15,900,000	1.47x	5.068%	119.5	73.2%	67.6%
70.1 - 73.6	1	80,000,000	7.2	$80,000,000	2.11x	4.330%	59.0	75.8%	73.6%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	30.7%
Max	73.6%
Weighted Average	57.1%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the "as stabilized" appraised value for 14 of the mortgage loans.

Distribution of Original Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	4	$115,225,905	10.3%	$28,806,476	1.96x	4.493%	59.2	73.9%	70.0%
120	70	998,409,223	89.7	$14,262,989	1.53x	5.029%	119.3	66.4%	55.7%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	60 months
Max	120 months
Weighted Average	114 months

Distribution of Remaining Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
58 - 60	4	$115,225,905	10.3%	$28,806,476	1.96x	4.493%	59.2	73.9%	70.0%
61 - 120	70	998,409,223	89.7	$14,262,989	1.53x	5.029%	119.3	66.4%	55.7%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	58 months
Max	120 months
Weighted Average	113 months

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	4	$130,750,000	11.7%	$32,687,500	2.21x	4.500%	82.3	64.6%	63.3%
180 - 300	12	79,399,220	7.1	$6,616,602	1.55x	5.357%	111.4	66.9%	47.7%
301 - 360	58	903,485,909	81.1	$15,577,343	1.49x	5.008%	117.7	67.6%	57.1%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	180 months
Max	360 months
Weighted Average	352 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	4	$130,750,000	11.7%	$32,687,500	2.21x	4.500%	82.3	64.6%	63.3%
180 - 300	12	79,399,220	7.1	$6,616,602	1.55x	5.357%	111.4	66.9%	47.7%
301 - 360	58	903,485,909	81.1	$15,577,343	1.49x	5.008%	117.7	67.6%	57.1%
Total/Avg./Wtd.Avg.	74	$1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	180 months
Max	360 months
Weighted Average	352 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
12	2	$ 35,337,500	3.2%	$ 17,668,750	1.50x	5.124%	119.7	71.7%	60.7%
13 - 36	16	$ 424,890,000	38.2%	$ 26,555,625	1.35x	5.040%	119.6	66.8%	57.7%
37 - 60	2	$ 31,800,000	2.9%	$ 15,900,000	1.47x	5.068%	119.5	73.2%	67.6%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	61	$ 879,369,687	79.0%	$ 14,415,897	1.62x	4.969%	111.9	67.0%	56.8%
Yield Maintenance	13	234,265,442	21.0	$ 18,020,419	1.43x	4.989%	117.6	68.0%	58.2%
Total/Wtd.Avg.	74	$ 1,113,635,129	100.0%	$ 15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.1 - 9.0	2	$ 126,000,000	11.3%	$63,000,000	1.24x	5.057%	119.9	65.3%	57.7%
9.1 - 10.0	20	340,687,883	30.6	$17,034,394	1.55x	4.831%	103.9	70.5%	63.2%
10.1 - 11.0	15	296,107,906	26.6	$19,740,527	1.54x	4.912%	119.2	66.7%	54.3%
11.1 - 12.0	18	166,941,598	15.0	$9,274,533	1.69x	5.126%	115.3	66.5%	57.1%
12.1 - 13.0	9	125,776,860	11.3	$13,975,207	1.76x	5.122%	111.3	63.0%	50.2%
13.1 - 14.0	2	15,123,186	1.4	$7,561,593	1.90x	5.078%	118.4	62.7%	51.7%
14.1 - 15.0	4	19,541,727	1.8	$4,885,432	1.75x	5.392%	118.9	68.1%	48.8%
15.1 - 16.0	2	14,258,845	1.3	$7,129,423	2.05x	5.056%	118.0	67.1%	51.9%
16.1 - 20.5	2	9,197,123	0.8	$4,598,561	2.40x	5.056%	119.7	64.2%	48.7%
Total/Avg./Wtd.Avg.	74	$ 1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	8.1%
Max	20.5%
Weighted Average	10.6%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
8.0 - 9.0	10	$ 279,943,254	25.1%	$27,994,325	1.30x	5.026%	119.8	67.1%	58.9%
9.1 - 10.0	22	366,795,927	32.9	$16,672,542	1.58x	4.925%	104.9	69.5%	60.5%
10.1 - 11.0	22	289,372,964	26.0	$13,153,317	1.64x	4.924%	113.4	67.6%	55.8%
11.1 - 12.0	11	125,687,505	11.3	$11,426,137	1.88x	5.013%	119.1	60.3%	49.5%
12.1 - 13.0	3	20,436,188	1.8	$6,812,063	1.85x	5.278%	118.6	64.5%	52.3%
13.1 - 14.0	2	8,902,666	0.8	$4,451,333	1.96x	5.334%	118.5	64.0%	50.9%
14.1 - 15.0	2	13,299,501	1.2	$6,649,750	1.89x	5.122%	118.6	71.0%	46.7%
15.1 - 17.6	2	9,197,123	0.8	$4,598,561	2.40x	5.056%	119.7	64.2%	48.7%
Total/Avg./Wtd.Avg.	74	$ 1,113,635,129	100.0%	$15,049,123	1.58x	4.973%	113.1	67.2%	57.1%

Min	8.0%
Max	17.6%
Weighted Average	9.8%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	19	$ 610,901,587	54.9%
Springing	32	312,061,183	28.0
None	12	104,060,794	9.3
Soft Springing	7	51,270,743	4.6
Soft	4	35,340,823	3.2
Total	74	$ 1,113,635,129	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	71	$ 986,006,364	88.5%
Real Estate Tax	70	$ 891,985,603	80.1%
Insurance	59	$ 602,748,464	54.1%
TI/LC(2)	37	$ 669,557,114	82.1%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Property Types

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio (2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Retail	71	$451,258,514	40.5%	$6,355,754	1.49	x	4.955%	119.4	66.2%	54.7%
Regional Mall	2	210,878,765	18.9	$105,439,382	1.47	x	4.743%	119.5	65.4%	55.5%
Super Regional Mall	1	78,000,000	7.0	$78,000,000	1.39	x	5.172%	119.0	63.9%	50.8%
Anchored	8	68,125,724	6.1	$8,515,716	1.49	x	5.160%	119.6	70.0%	59.2%
Shadow Anchored	10	49,751,156	4.5	$4,975,116	1.59	x	5.115%	119.0	72.4%	57.6%
Unanchored	5	24,883,707	2.2	$4,976,741	1.81	x	5.008%	119.1	63.7%	55.1%
Single Tenant Retail	45	19,619,162	1.8	$435,981	1.45	x	5.189%	119.1	59.3%	38.7%
Mixed Use	8	$179,723,316	16.1%	$22,465,415	1.50	x	4.955%	119.5	64.6%	56.6%
Office/Retail	7	175,230,049	15.7	$25,032,864	1.50	x	4.950%	119.5	65.0%	57.2%
Multifamily/Retail	1	4,493,267	0.4	$4,493,267	1.34	x	5.160%	119.0	46.6%	35.1%
Office	9	$148,192,045	13.3%	$16,465,783	1.91	x	4.653%	86.5	72.0%	65.4%
CBD	2	96,981,416	8.7	$48,490,708	2.05	x	4.426%	69.5	73.9%	70.0%
General Suburban	5	38,608,368	3.5	$7,721,674	1.64	x	5.044%	118.7	67.8%	56.2%
Flex	1	8,606,427	0.8	$8,606,427	1.54	x	5.250%	118.0	74.8%	62.2%
Medical	1	3,995,834	0.4	$3,995,834	1.72	x	5.085%	119.0	60.5%	50.0%
Multifamily	16	$134,290,477	12.1%	$8,393,155	1.48	x	5.116%	119.4	69.7%	59.4%
Garden	13	107,290,477	9.6	$8,253,114	1.50	x	5.066%	119.2	69.1%	59.3%
Student Housing	3	27,000,000	2.4	$9,000,000	1.40	x	5.316%	120.0	71.8%	60.0%
Hospitality	8	$89,718,638	8.1%	$11,214,830	1.67	x	5.319%	101.0	67.7%	53.7%
Limited Service	6	60,668,638	5.4	$10,111,440	1.77	x	5.195%	102.1	66.7%	52.0%
Full Service	2	29,050,000	2.6	$14,525,000	1.48	x	5.578%	98.7	69.7%	57.4%
Self Storage	19	$66,697,785	6.0%	$3,510,410	1.71	x	4.920%	112.0	62.5%	56.1%
Industrial	5	$36,401,347	3.3%	$7,280,269	1.59	x	5.229%	119.4	70.3%	58.3%
Warehouse/Distribution	2	16,167,865	1.5	$8,083,933	1.67	x	5.058%	119.6	71.7%	59.1%
Flex	2	15,444,137	1.4	$7,722,069	1.36	x	5.446%	119.6	72.2%	60.3%
Warehouse/Office	1	4,789,344	0.4	$4,789,344	2.03	x	5.106%	118.0	59.9%	49.5%
Manufactured Housing	5	$7,353,006	0.7%	$1,470,601	1.75	x	5.380%	118.6	71.0%	53.9%
Total/Avg./Wtd. Avg.	141	$1,113,635,129	100.0%	$7,898,121	1.58	x	4.973%	113.1	67.2%	57.1%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

					Weighted			Weighted
			Percentage of		Average Debt		Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service		Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage		Mortgage	Terms to	Cut-off Date	Maturity Date
Property State	Properties	Balance(1)	Balance	Balance	Ratio(2)		Interest Rate(2)	Maturity (mos)(2)	LTV(2)	LTV(2)
Pennsylvania	8	$185,513,274	16.7%	$23,189,159	1.74	x	4.765%	87.5	70.2%	62.1%
Michigan	10	143,839,117	12.9	$14,383,912	1.71	x	4.655%	119.1	66.6%	53.8%
Louisiana	8	130,068,245	11.7	$16,258,531	1.25	x	5.071%	120.0	66.0%	57.7%
Texas	29	111,129,150	10.0	$3,832,040	1.71	x	4.982%	116.3	68.7%	57.8%
Arizona	5	108,902,564	9.8	$21,780,513	1.37	x	4.943%	119.9	67.5%	59.1%
Ohio	16	63,048,150	5.7	$3,940,509	1.57	x	5.072%	119.4	69.8%	57.7%
New York	9	60,608,527	5.4	$6,734,281	1.74	x	5.222%	119.6	52.3%	44.9%
North Carolina	8	57,516,829	5.2	$7,189,604	1.40	x	5.092%	119.2	70.3%	60.0%
Nevada	5	25,895,935	2.3	$5,179,187	1.56	x	5.311%	119.0	68.7%	52.3%
Florida	4	25,164,918	2.3	$6,291,229	1.49	x	5.100%	119.4	68.0%	57.3%
Illinois	7	24,925,169	2.2	$3,560,738	1.64	x	5.080%	118.8	67.4%	55.5%
California	4	23,420,832	2.1	$5,855,208	1.50	x	4.971%	111.5	63.5%	53.1%
Alaska	1	18,750,000	1.7	$18,750,000	1.53	x	5.608%	120.0	69.7%	54.6%
Maine	1	18,500,000	1.7	$18,500,000	1.54	x	5.040%	120.0	67.6%	58.6%
Missouri	1	16,800,000	1.5	$16,800,000	1.44	x	4.825%	119.0	74.0%	68.1%
Minnesota	4	16,750,000	1.5	$4,187,500	2.41	x	4.660%	118.0	51.8%	51.8%
Georgia	4	16,546,703	1.5	$4,136,676	1.42	x	5.146%	119.0	69.8%	60.1%
Virginia	3	16,490,823	1.5	$5,496,941	1.64	x	5.054%	118.5	68.1%	57.2%
South Carolina	2	15,565,000	1.4	$7,782,500	1.40	x	5.395%	80.3	68.6%	61.4%
Indiana	2	7,483,066	0.7	$3,741,533	1.55	x	5.232%	118.4	69.4%	48.4%
Alabama	1	7,243,307	0.7	$7,243,307	1.52	x	5.580%	119.0	72.4%	58.4%
Oklahoma	4	6,837,004	0.6	$1,709,251	1.47	x	5.274%	119.8	67.3%	54.3%
New Mexico	1	5,313,002	0.5	$5,313,002	1.71	x	5.845%	119.0	69.9%	53.9%
North Dakota	1	3,830,000	0.3	$3,830,000	1.46	x	5.348%	120.0	71.6%	31.0%
Arkansas	1	2,830,000	0.3	$2,830,000	1.43	x	5.145%	120.0	66.7%	59.3%
West Virginia	1	465,956	0.04	$465,956	1.45	x	5.190%	119.0	58.2%	37.0%
Nebraska	1	197,557	0.02	$197,557	1.45	x	5.190%	119.0	58.2%	37.0%
Total/Wtd.Avg	141	$1,113,635,129	100.0%	$7,898,121	1.58	x	4.973%	113.1	67.2%	57.1%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Realized Loss Reconciliation	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Contact: www.lnrpartners.com Phone Number: (305) 695-5600	Park Bridge Lender Services LLC 560 Lexington Avenue, 17th Floor New York, NY 10022 Contact: David Rodgers Phone Number: (212) 310-9821
This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEZ		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PEZ	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
			Appraisal	Cumulative	Most Recent
		Loan	Reduction	ASER	App. Red.
		Number	Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Deutsche Bank	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank N.A	0.00
Deferred Interest	0.00		CCRE Strip-	0.00
Net Prepayment Interest Shortfall	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2014-GC18	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	02/12/2014
		Record Date:	01/31/2014
		Determination Date:	02/06/2014

Supplemental Reporting

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below as of the Cut-off Date, or such other date as set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the

E-1-1

related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real

E-1-2

property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and

E-1-3

enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

E-1-4

related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as “a Special Flood Hazard Area”, the related Mortgagor is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the

E-1-5

payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Sponsor.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Sponsor.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or

E-1-6

related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

E-1-7

Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such

E-1-8

portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount  of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related

E-1-9

Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the

E-1-10

outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.   For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

E-1-11

(e)    The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)     The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such

E-1-12

Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that

E-1-13

no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.  Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor.  After origination, no advance of funds has been made by Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-14

ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company
Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(4) Mortgage Status; Waivers and Modifications	Abbey Lake Apartments (No. 55)
The borrower has not obtained flood insurance required by the Mortgage Loan documents for 2 of the 16 buildings that comprise the related Mortgaged Property and are located in a flood plain. However, the borrower expects to receive a letter of map amendment from the Federal Emergency Management Agency removing those 2 buildings out of the flood plain, in which case the borrower will no longer be required to maintain flood insurance for those buildings.

(6) Permitted Liens; Title Insurance	Toledo Retail Portfolio (No. 9)
The Pier 1 Imports tenant has a right of first refusal to purchase its leased portion of the related Mortgaged Property.  In the event that the borrower receives a bona fide offer from a third party to purchase the premises, then the borrower will be required to present the offer in writing to the tenant.  The tenant will have the option to purchase the premises pursuant to the same terms as the third party offer by written notice within 30 days of receiving notice of such offer from the borrower.  The tenant’s right of first refusal is subordinate to the related mortgage and is inapplicable to a foreclosure or deed in lieu of foreclosure.

(6) Permitted Lien; Title Insurance	Maitland Concourse (No. 24)
The BB&T Insurance Services, Inc. tenant has a one-time right of first offer to purchase the building in which its premises are located, or such building together with other buildings if they are to be sold as a package.  The tenant’s right of first offer is subordinate to the related mortgage and is inapplicable to a foreclosure or deed in lieu of foreclosure.

The property manager has a right to participate in any offering of the Mortgaged Property for sale and to make an offer to purchase the Mortgaged Property.  However, the owner is not required to accept any such offer.  The property manager’s rights are subordinate to the related mortgage and is inapplicable to a foreclosure or deed in lieu of foreclosure.

(6) Permitted Lien; Title Insurance	Columbia Square (No. 35)
The related Mortgaged Property is subject to a service agreement with the City of Cincinnati regarding the development of the adjacent parking areas and surrounding areas used for the benefit of the related Mortgaged Property, pursuant to which the Mortgagor is obligated to make payments related to the repayment of bond obligations.  The Mortgage Loan documents require the Mortgagor to fund a monthly reserve relating to such payments.  In addition, the related Mortgaged Property is subject to certain management agreements, which obligate the Mortgagor to manage the adjacent parking areas.

(10) Condition of Property	Park Meadows (No. 17)
On January 3, 2014, there was a grease fire in one of the units at the Mortgaged Property. That unit was damaged and certain other units suffered smoke and/or water damage. It is anticipated by the borrower that insurance will cover the costs of the related damage.

(13) Actions Concerning Mortgage Loan	Toledo Retail Portfolio (No. 9)
The related non-recourse carveout guarantor (Devonshire Operating Partnership, LP) is subject to litigation involving a property purchased by an affiliate of the related Mortgagor and involving a claim of $1,000,000 related to a debt obligation owed by a prior owner of the property.

(13) Actions Concerning Mortgage Loan	Hilton Garden Inn Pittsburgh – Cranberry (No. 15)
The related non-recourse carveout guarantor (Donald B. Rodgers) is subject to litigation involving an option agreement to develop certain property in Pennsylvania. The plaintiffs have claimed damages as a result of the property not being developed, but have not yet specified the amount of monetary damages that they seek.

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	Great Lakes Plaza (No. 54)
The related non-recourse carveout guarantor (Devonshire Operating Partnership, LP) is subject to litigation involving a property purchased by an affiliate of the related Mortgagor and involving a claim of $1,000,000 related to a debt obligation owed by a prior owner of the property.

(16) Insurance	The Shops at Canal Place (No. 1)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by A.M. Best).

(16) Insurance	The Crossroads (No. 3)
All policies of insurance may be issued by a syndicate of insurers through which (i) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of not less than “A” by S&P and “A:VII” by A.M. Best (provided that the Mortgagor may utilize Factory Mutual Insurance Co. for so long as it maintains a rating of “Api”) and (ii) the remainder of the coverage is with insurers having ratings of not less than “BBB” by S&P and “A:VII” by A.M. Best.

The Mortgagor may utilize RSUI Indemnity Company and Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the related origination date for so long as those insurers do not move lower in the syndicate, do not increase their limits and maintain a rating of at least “A3” and “Baa1” by Moody’s, respectively.

The Mortgagor may satisfy the insurer ratings requirements under the Mortgage Loan documents by providing to the lender a “cut-through” endorsement or credit wrap issued by an insurer rated at least “A+ by S&P, in each case in form and substance acceptable to the lender and the Rating Agencies.

The flood hazard insurance coverage made available under the applicable laws of all relevant governmental authorities may be with any insurance company authorized by the United States government to issue such insurance, provided such flood hazard insurance is reinsured by the United States government.

Instead of specifically covering a period of 18 months, business interruption/rental loss insurance covers up until the date the property is repaired or replaced and operations are resumed (regardless of the length of time), plus an additional twelve months from the date the property is restored.

(16) Insurance	Crowne Plaza Anchorage (No. 11)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer and the Certificates).

(26) Recourse Obligations	The Crossroads (No. 3)	Recourse for a voluntary transfer of the related Mortgaged Property in violation of the Mortgage Loan documents is limited to actual damages.
(26) Recourse Obligations	121 Hillpointe & 130 Technology (No. 43)	The Mortgage Loan is recourse to the borrower and guarantor for intentional misappropriation or misapplication of any funds in violation of the related Mortgage Loan documents.
(26) Recourse Obligations	Mansfield Crossing (No. 57)
The Mortgage Loan becomes full recourse for voluntary transfers of the Mortgaged Property made in violation of the Mortgage Loan documents only in the case of a voluntary transfer of fee title to the Mortgaged Property by deed (or similar instrument).

(27) Mortgage Releases	The Crossroads (No. 3)
The Mortgagor is permitted (subject to compliance with all REMIC-related requirements) to substitute portions of the related Mortgaged Property collateral with exchange parcels.  To the extent such portions are income-producing, a Rating Agency Confirmation will be required.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(29) Acts of Terrorism Exclusion	The Shops at Canal Place (No. 1)
If TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the Mortgage Loan documents, but in such event Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and wind components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Single-Purpose Entity	Toledo Retail Portfolio (No. 9)	One of the Mortgagors (DFG-Franklin Shops-Red, LLC) previously owned real property immediately adjacent to the Mortgaged Property.
(31) Single-Purpose Entity	Park Meadows (No. 17)	The Mortgagor previously owned an apartment complex in St. Louis, Missouri.
(31) Single-Purpose Entity	Columbia Square (No. 35)
The Mortgagor previously owned (i) approximately 0.2822 acres of undeveloped real property immediately adjacent to the Mortgaged Property and (ii) approximately 3.7921 acres of property down the street from the Mortgaged Property.  In addition, the Mortgagor currently manages a parking area adjacent to the Mortgaged Property that is owned by the City of Cincinnati.

(39) Organization of Mortgagor	Toledo Retail Portfolio (No. 9) and Great Lakes Plaza (No. 54)	The Mortgagors of the 2 Mortgage Loans secured by the commercial properties commonly known as Toledo Retail Portfolio and Great Lakes Plaza are affiliated entities.
(39) Organization of Mortgagor	Pine Aire Apartments (No. 38) and Pines Apartments (No. 74)	The Mortgagors of the 2 Mortgage Loans secured by the multifamily properties commonly known as Pine Aire Apartments and Pines Apartments are affiliated entities.
(39) Organization of Mortgagor	Kilmer Plaza (No. 60) and Golden Triangle (No. 73)	The Mortgagors of the 2 Mortgage Loans secured by the commercial properties commonly known as Kilmer Plaza and Golden Triangle are affiliated entities.

E-2-3

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Lien; Title Insurance	Dollar General Portfolio (No. 13)
The title policy for the individual Mortgaged Property identified as 1318 West Main St. contains a title exception for a certain oil and gas lease, which permits the lessee thereunder to mine and extract oil, gas and other resources from such individual Mortgaged Property, and such lease permits such mining and extraction from the surface of the individual Mortgaged Property itself.

(16) Insurance	1500 Spring Garden (No. 4)	The Mortgage Loan documents require business interruption insurance coverage for a period of 12 months, rather than 18 months.
(16) Insurance	Gessner Estates Apartments (No. 21)	Flood insurance coverage required under the National Flood Insurance Program may be provided by Wright National Insurance, provided it maintains a minimum rating of “A-:V” from A.M. Best Company.

(16) Insurance	LV II Self Storage Portfolio (No. 41); LS Portfolio (No. 47)
For each of the Mortgage Loans, the Loan Documents require at least ten (10) days’ notice to the Mortgagee prior to the termination or cancellation of insurance policies arising from the failure of the related borrower to renew such insurance policies.

(16) Insurance	141 South Meridian Street (No. 72)
The Mortgaged Property is the commercial unit of a condominium, and the related condominium documents govern the application of any net proceeds payable in the event of a casualty, which net proceeds are to be held and disbursed by the condominium board unless an insurance trustee is required by the condominium documents.  If an insurance trustee is so required, the condominium board maintains the right to appoint the insurance trustee to hold and disburse such net proceeds in accordance with the condominium documents.

(17) Access; Utilities; Separate Tax Lots	CityScape – East Office/Retail (No. 2)
One of the tax parcels that constitutes the Mortgaged Property includes properties that are owned by the City of Phoenix, Arizona in fee and ground leased to, and operated by, affiliates of the related Mortgagor but are not part of the Mortgaged Property.

(17) Access; Utilities; Separate Tax Lots	The Haier Building (No. 10)
The Mortgaged Property consists of a fee interest below a horizontal plane of approximately 173.5 feet above elevation. An adjacent building owner is the holder of title above a horizontal plane of 173.5 feet. There is not a separate tax lot for the property above the horizontal plane, and the Mortgagor currently pays all taxes due on the block and lot.

(24) Local Law Compliance	Dollar General Portfolio (No. 13)
A permanent certificate of occupancy for the individual Mortgaged Property located at 618 Seventh Avenue, Beaver Falls, Pennsylvania had not been obtained as of the origination of the Mortgage Loan or the Cut-off date.  As of the origination of the Mortgage Loan and the Cut-off date, the related Mortgagor operated such individual Mortgaged Property under a temporary certificate of occupancy with no stated expiration date.  The Mortgagor is obligated under the related Mortgage Loan documents to obtain the permanent certificate of occupancy within 120 days of the origination of the Mortgage Loan.

(25) Licenses and Permits	Dollar General Portfolio (No. 13)
A permanent certificate of occupancy for the individual Mortgaged Property located at 618 Seventh Avenue, Beaver Falls, Pennsylvania had not been obtained as of the origination of the Mortgage Loan or the Cut-off date.  As of the origination of the Mortgage Loan and the Cut-off date, the related Mortgagor operated such individual Mortgaged Property under a temporary certificate of occupancy with no stated expiration date.  The Mortgagor is obligated under the related Mortgage Loan documents to obtain the permanent certificate of occupancy within 120 days of the origination of the Mortgage Loan.

(28) Financial Reporting and Rent Rolls	1500 Spring Garden (No. 4)	The Mortgage Loan documents do not require a statement of members’ capital to be included in the annual financial statements of the two Mortgagors.
(31) Single-Purpose Entity	CityScape – East Office/Retail (No. 2)
The Mortgagor previously held the leasehold interest in certain adjacent parcels of real property which were assigned to affiliates of the related Mortgagor prior to the origination of the Mortgage Loan.

(31) Single-Purpose Entity	1500 Spring Garden (No. 4)	The Mortgagor previously owned an unrelated parcel of real property which was sold to a third-party prior to the closing of the Mortgage Loan.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31) Single-Purpose Entity	Douglas Estates & Johnson Village (No. 70)
The Mortgage Loan documents permit the related Mortgagor to make an unsecured loan to an affiliated entity in the original principal amount of up to $100,000 for procurement and placement of mobile homes on the Mortgaged Property for lease to unrelated parties.

(39) Organization of Mortgagor	LV II Self Storage Portfolio (No. 41); LS Portfolio (No. 47)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

E-2-5

Starwood Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(9) Junior Liens	Regency Plaza (No. 44)
The Mortgagor is comprised of two (2) tenants-in-common.  In connection with the acquisition of the Mortgaged Property, TBM Properties, LLC (“TBM”), one tenant-in-common, entered into two (2) promissory notes with Capital Commercial Holdings, LLC (“Capital”), the second tenant-in-common, in the aggregate amount of $178,788, which amount is not due and payable until such time as the Mortgaged Property is sold.  Upon a sale of the Mortgaged Property, Capital is to credit such amount to TBM.  The debt evidenced by the two (2) promissory notes is fully subordinate to the Mortgage Loan and each of TBM and Capital has agreed not to modify or transfer such obligations.  In addition, the two (2) promissory notes are included in the collateral securing the Mortgage Loan.

(24) Local Law Compliance	Blue Doors Bentonville (No. 8)
The Mortgaged Property has a legal non-conforming use.  Law and ordinance insurance does not provide coverage for legal non-conforming use.  The applicable zoning ordinance provides that a property with a non-conforming use may be rebuilt following a casualty for the same purpose as it was before such casualty, provided that such repair or reconstruction be repaired within one (1) year after the date of such casualty.  The Loan Documents provide full recourse against the Mortgagor and the guarantor if at any time the Mortgaged Property cannot be operated as a self-storage facility following the occurrence of a casualty.

(24) Local Law Compliance	Wyndham Garden Inn Long Island City (No. 20)
There are certain open fire code violations at the Mortgaged Property.  The Mortgagor has represented that such fire code violations have been corrected and has covenanted in the Loan Documents to clear such fire code violations.  The Loan Documents provide recourse against the Mortgagor and the guarantor for any loss suffered by the Mortgagee as a result of such fire code violations.

(24) Local Law Compliance	Katella Corporate Center (No. 26)
The Mortgaged Property has a legal non-conforming use.  Law and ordinance insurance does not provide coverage for legal non-conforming use.  The Loan Documents provide full recourse against the Mortgagor and the guarantor in the event of any inability to restore and/or use the Mortgaged Property to the same condition and/or use existing on the origination date of the Mortgage Loan due to a non-conformity with current zoning, building and/or similar municipal codes or regulations following a casualty or condemnation of the Mortgaged Property, but only to the extent that net insurance proceeds or condemnation awards, as applicable, are insufficient to satisfy the Mortgagor’s obligation to pay off the Mortgage Loan in full.

(24) Local Law Compliance	Heilig Levine (No. 39)
There are certain open fire code violations at the Mortgaged Property.  The Mortgagor has covenanted to correct such fire code violations.  The Loan Documents provide recourse against the Mortgagor and the guarantor for any loss suffered by the Mortgagee as a result of such fire code violations.

(29) Acts of Terrorism Exclusion	Blue Doors Carolinas (No. 6) Blue Doors Tallahassee (No. 7) Blue Doors Bentonville (No. 8)
The Mortgagor has obtained insurance for Acts of Terrorism, as defined in TRIA.  In the event that TRIA is discontinued, the Mortgagor is not required to spend for terrorism insurance coverage, more than two (2) times the premium for a separate special-form all-risk insurance policy or similar policy (such insurance premium, for purposes of this calculation, not to include catastrophic loss perils, i.e. earthquake, windstorm and/or flood coverage) insuring only the Mortgaged Property on a stand-alone basis at the time of origination of the Mortgage Loan.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance	Blue Doors Carolinas (No. 6) Blue Doors Tallahassee (No. 7) Blue Doors Bentonville (No. 8)
The limited partners of the sole member of the Mortgagor are permitted to transfer their indirect, non-controlling interests in the Mortgagor to other persons so long as such transfer does not result in the transferee acquiring a controlling interest in the Mortgagor or sole member of the Mortgagor, respectively.  The Loan Documents require the Mortgagor to give the Mortgagee notice of such transfer together with copies of all instruments effecting such transfer and to the extent any transferee owns twenty percent (20%) or more of the direct or indirect interests in the Mortgagor immediately following such transfer (provided such transferee did not own at least twenty percent (20%) of the direct or indirect interests in the Mortgagor as of the date of origination of the Mortgage Loan), the Mortgagor is required to deliver customary searches acceptable to Mortgagee with respect to such transferee, and the legal and financial structure of the Mortgagor and its members or partners after such transfer is required to satisfy the Mortgagee’s then current, commercially reasonably, applicable underwriting requirements.

(31) Single-Purpose Entity	Blue Doors Carolinas (No. 6) Blue Doors Tallahassee (No. 7) Blue Doors Bentonville (No. 8)
The Mortgagor is permitted to commingle its funds with those of affiliates or any other person so long as such funds will not be costly or difficult to segregate, ascertain or identify from those of any such affiliate or other person.  A non-consolidation opinion which contemplated such commingling of funds was obtained at the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Holiday Inn Columbia Airport (No. 30)
The Mortgagors were the obligors on a prior mortgage loan secured by the Mortgaged Property, which prior mortgage loan was cross-collateralized and cross-defaulted with obligations of affiliates of the Mortgagors.  The Mortgage Loan was used to pay such prior mortgage loan in full.  The Mortgagors have represented in the Loan Documents that as of the origination date of the Mortgage Loan there were no remaining obligations of either Mortgagor with respect to such prior mortgage loan.  The Mortgagors covenanted in the Loan Documents that there would be no further similar obligations during the term of the Mortgage Loan.

(31) Single-Purpose Entity	Heilig Levine (No. 39)
The Mortgagor previously owned property adjacent to the Mortgaged Property.  Such adjacent property has been sold and the Mortgagor does not own any assets other than those related to its interest in and operation of the Mortgaged Property.  A Phase I conducted on the previously owned property revealed no evidence of any environmental impacts.  The Loan Documents provide recourse against the Mortgagor and the guarantor for any loss suffered by the Mortgagee as a result of the Mortgagor’s prior ownership of the adjacent property.

(31) Single-Purpose Entity	Town Center & Druid Hills Self Storage (No. 71)
An existing intracompany loan between each of the Mortgagors was paid in full as of the origination date of the Mortgage Loan.  The Mortgagors have represented in the Loan Documents that as of the origination date of the Mortgage Loan there were no remaining obligations of either Mortgagor with respect to such intracompany loan.  The Mortgagors covenanted in the Loan Documents that there would be no further similar obligations during the term of the Mortgage Loan.

E-2-7

Cantor Commercial Real Estate Lending, L.P.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Wyoming Valley Mall (No. 5)
The Macy’s tenant has the right to purchase an approximately 7.98 acre portion (excluding the Macy’s Men’s & Home Furniture portion) of its leased premises at any time until January 31, 2015. The Macy’s premises may be released as collateral for the Wyoming Valley Mall Loan in conjunction with any such purchase provided, among other things, the Mortgagor has paid to the Mortgagee an amount equal to $2,224,918 (120% of the allocated loan amount) together with the applicable yield maintenance premium.

The Bon-Ton tenant has the right to purchase its leased premises plus a contiguous parking area (determined based on the gross leasable demised premises at the time of exercise) at any time. The Bon-Ton premises may be released as collateral for the Wyoming Valley Mall Loan in conjunction with any such purchase provided, among other things, the Mortgagor has paid to the Mortgagee an amount equal to $2,378,361 (120% of the allocated loan amount) together with the applicable yield maintenance premium (in the event such purchase option is exercised prior to the second anniversary of the securitization  Closing Date).

(16) Insurance	Wyoming Valley Mall (No. 5)
The Mortgage Loan Documents provide that lender is entitled to hold and disburse insurance proceeds equal to or greater than $3,900,000.  In connection with permitted property releases and partial prepayments of the Mortgage Loan, $3,900,000 can be in excess of 5% of the outstanding principal amount of the Mortgage Loan.

(25) Licenses and Permits	Best Western Premier Old Town Center (No. 45)
The Mortgage Loan was originated in connection with the acquisition of the Mortgaged Property.  The Mortgagor was unable to secure a liquor license in its own name prior to such acquisition but is obligated to do so under the Mortgage Loan documents within ninety (90) days from the date of origination of the Mortgage Loan.

(31) Single-Purpose Entity	Wyoming Valley Mall (No. 5)
The Mortgagor previously owned two parcels adjacent to the Mortgaged Property that were conveyed to a third party. The adjacent parcels were included in the scope of the environmental assessment prepared in connection with the origination of the Mortgage Loan.

E-2-8

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution		Distribution
Date	Balance	Date	Balance
2/10/2014	$87,793,000.00	1/10/2019	$87,792,071.56
3/10/2014	$87,793,000.00	2/10/2019	$86,472,493.73
4/10/2014	$87,793,000.00	3/10/2019	$84,773,844.81
5/10/2014	$87,793,000.00	4/10/2019	$83,441,140.83
6/10/2014	$87,793,000.00	5/10/2019	$81,978,622.84
7/10/2014	$87,793,000.00	6/10/2019	$80,633,763.88
8/10/2014	$87,793,000.00	7/10/2019	$79,159,431.67
9/10/2014	$87,793,000.00	8/10/2019	$77,802,313.12
10/10/2014	$87,793,000.00	9/10/2019	$76,439,293.27
11/10/2014	$87,793,000.00	10/10/2019	$74,947,309.29
12/10/2014	$87,793,000.00	11/10/2019	$73,571,873.53
1/10/2015	$87,793,000.00	12/10/2019	$72,067,821.71
2/10/2015	$87,793,000.00	1/10/2020	$70,679,863.16
3/10/2015	$87,793,000.00	2/10/2020	$69,285,868.70
4/10/2015	$87,793,000.00	3/10/2020	$67,641,744.91
5/10/2015	$87,793,000.00	4/10/2020	$66,234,536.36
6/10/2015	$87,793,000.00	5/10/2020	$64,699,602.45
7/10/2015	$87,793,000.00	6/10/2020	$63,279,597.60
8/10/2015	$87,793,000.00	7/10/2020	$61,732,226.12
9/10/2015	$87,793,000.00	8/10/2020	$60,299,314.82
10/10/2015	$87,793,000.00	9/10/2020	$58,860,171.36
11/10/2015	$87,793,000.00	10/10/2020	$57,294,197.78
12/10/2015	$87,793,000.00	11/10/2020	$55,841,983.10
1/10/2016	$87,793,000.00	12/10/2020	$54,263,304.73
2/10/2016	$87,793,000.00	1/10/2021	$52,797,906.30
3/10/2016	$87,793,000.00	2/10/2021	$51,326,133.88
4/10/2016	$87,793,000.00	3/10/2021	$49,489,418.80
5/10/2016	$87,793,000.00	4/10/2021	$48,003,253.13
6/10/2016	$87,793,000.00	5/10/2021	$46,391,575.51
7/10/2016	$87,793,000.00	6/10/2021	$44,891,933.77
8/10/2016	$87,793,000.00	7/10/2021	$43,267,157.85
9/10/2016	$87,793,000.00	8/10/2021	$41,753,924.00
10/10/2016	$87,793,000.00	9/10/2021	$40,234,107.30
11/10/2016	$87,793,000.00	10/10/2021	$38,589,721.97
12/10/2016	$87,793,000.00	11/10/2021	$37,056,139.44
1/10/2017	$87,793,000.00	12/10/2021	$35,398,374.17
2/10/2017	$87,793,000.00	1/10/2022	$33,850,907.28
3/10/2017	$87,793,000.00	2/10/2022	$32,296,708.05
4/10/2017	$87,793,000.00	3/10/2022	$30,385,217.86
5/10/2017	$87,793,000.00	4/10/2022	$28,815,938.94
6/10/2017	$87,793,000.00	5/10/2022	$27,123,477.92
7/10/2017	$87,793,000.00	6/10/2022	$25,540,007.24
8/10/2017	$87,793,000.00	7/10/2022	$23,833,752.28
9/10/2017	$87,793,000.00	8/10/2022	$22,235,967.62
10/10/2017	$87,793,000.00	9/10/2022	$20,631,230.87
11/10/2017	$87,793,000.00	10/10/2022	$18,904,305.96
12/10/2017	$87,793,000.00	11/10/2022	$17,285,072.08
1/10/2018	$87,793,000.00	12/10/2022	$15,544,056.41
2/10/2018	$87,793,000.00	1/10/2023	$13,910,200.54
3/10/2018	$87,793,000.00	2/10/2023	$12,269,235.04
4/10/2018	$87,793,000.00	3/10/2023	$10,279,033.04
5/10/2018	$87,793,000.00	4/10/2023	$8,622,265.14
6/10/2018	$87,793,000.00	5/10/2023	$6,844,767.58
7/10/2018	$87,793,000.00	6/10/2023	$5,173,054.40
8/10/2018	$87,793,000.00	7/10/2023	$3,381,030.50
9/10/2018	$87,793,000.00	8/10/2023	$1,694,243.32
10/10/2018	$87,793,000.00	9/10/2023	$115.31
11/10/2018	$87,793,000.00	10/10/2023	$0.00
12/10/2018	$87,793,000.00

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

January 15, 2014

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 111 of this prospectus.

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	24
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	25
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	39
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	51
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	111
LEGAL MATTERS	112
RATINGS	112
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

•
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

•	the tax status of certificates;

•
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

•	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●
any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with

*      Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)     a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)    all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)   all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate

Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)     mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)    the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)   the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)     remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)    to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)   pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)   reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)     make remittances to the Collection Account as required by the Agreement;

(ii)    pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)     to cure any ambiguity;

(ii)    to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)   to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)   for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)     the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)    the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)   the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)   mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)     information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)    updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)   financial information relating to the underlying Mortgaged Properties;

(iv)    information with respect to delinquent mortgage loans;

(v)    information on mortgage loans which have been modified; and

(vi)   information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable

Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.     mortgage loans with fixed interest rates;

2.     mortgage loans with adjustable interest rates;

3.     mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.     mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.     mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.     mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.     mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)     the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)    the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)   the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)   the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)    the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)   the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)   the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)  the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)   the debt service coverage ratios relating to the mortgage loans;

(x)    information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)   information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)  payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)     the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)    the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)   any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)   a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)    if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)   a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)   any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)    have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)   comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)    with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)    with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)   with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)   with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)    with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)   with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

•	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of

Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated. For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC. If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated

interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under

Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter. If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular

Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity. A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the

Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)   the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)   the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. Additional information may be required from Holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary”

means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into before July 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.          A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.          A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.          A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular

Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a

Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity. Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties. Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments. Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	109
		FIRREA Appraisal	109
1986 Act	76	Form 8-K	37

A		G

ADA	72	Garn-St Germain Act	67
Advances	43
Agreement	25	H
Appraisal Regulations	109
Assessment of Compliance	44	Holders	28

B		I

Balloon Payments	51	Insurance Proceeds	29
Bankruptcy Code	54	IRS	76
beneficial owner	27
		L
C
		Lender Liability Act	64
California Military Code	68	Letter of Credit Bank	48
CERCLA	64
Certificateholders	28	M
Closing Date	37
Code	73	Master Servicer	39
Collection Account	29	Master Servicer Remittance Date	30
Cut-Off Date	28	Mortgage Loan File	38
		Mortgage Loan Schedule	37
D		Mortgaged Property	35
		Mortgages	35
Defective Mortgage Loans	39
Department	107	N
Depositor	24
Depository	27	Non-U.S. Person	91
Disqualified Non-U.S. Person	91	NRSRO	26
Disqualified Organization	108
Distribution Account	29	O
Distribution Date	28
		OID Regulations	77
E		Operating Advisor	40

EDGAR	33	P
Environmental Condition	64
ERISA	106	Pass-Through Entity	91
ERISA Plans	106	Permitted Investments	30
Event of Default	46	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	29
F		Property Protection Expenses	29

FATCA	97
FDIA	20

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	74
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	31	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	38	Treasury	73
Residual Certificateholder	86	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	107	Voting Rights	46

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and prospectus supplement is current only as of its date.
$968,862,000 (Approximate) GS Mortgage Securities Trust 2014-GC18 as Issuing Entity GS Mortgage Securities Corporation II as Depositor Commercial Mortgage Pass-Through Certificates, Series 2014-GC18

Prospectus Supplement

Summary of Prospectus Supplement	S-15
Risk Factors	S-55
Description of the Mortgage Pool	S-98
Transaction Parties	S-156
Description of the Offered Certificates	S-209
Yield, Prepayment and Maturity Considerations	S-238
The Pooling and Servicing Agreement	S-252
Use of Proceeds	S-303
Material Federal Income Tax Consequences	S-303
State and Local Tax Considerations	S-307
ERISA Considerations	S-307
Legal Investment	S-310
Certain Legal Aspects of the Mortgage Loans	S-310
Ratings	S-312
Plan of Distribution (Underwriter Conflicts of Interest)	S-314
Legal Matters	S-315
Index of Significant Definitions	S-316

Annex A	–	Statistical Characteristics of the
Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1
Annex C	–	Mortgage Pool Information	C-1
Annex D	–	Form of Distribution Date Statement	D-1	Class A-1	$56,812,000
Annex E-1	–	Sponsor Representations and	Class A-2	$116,213,000
Warranties	E-1-1	Class A-3	$216,747,000
Annex E-2	–	Exceptions to Sponsor	Class A-4	$301,979,000
Representations and Warranties	E-2-1	Class A-AB	$87,793,000
Annex F	–	Class A-AB Scheduled Principal	Class X-A	$847,754,000
Balance Schedule	F-1	Class X-B	$76,563,000
Class A-S	$68,210,000
Prospectus	Class B	$76,563,000
Table of Contents	2	Class PEZ	$189,318,000
Summary of Prospectus	3	Class C	$44,545,000
Risk Factors	4
The Prospectus Supplement	23
The Depositor	24	PROSPECTUS SUPPLEMENT
The Sponsors	25
Use of Proceeds	25
Description of the Certificates	25	Co-Lead Managers and Joint Bookrunners Goldman, Sachs & Co. Citigroup Co-Manager Drexel Hamilton January 27, 2014
The Mortgage Pools	35
Servicing of the Mortgage Loans	39
Credit Enhancement	47
Swap Agreement	49
Yield Considerations	50
Certain Legal Aspects of the Mortgage Loans	51
Material Federal Income Tax Consequences	73
State and Local Tax Considerations	106
ERISA Considerations	106
Legal Investment	108
The Appraisal Regulations	109
Plan of Distribution	110
Incorporation of Certain Information by Reference	111
Legal Matters	112
Ratings	112
Index of Defined Terms	114
Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.